Exhibit 99(a)

MAY 6, 2010
Annual and Special Meeting

Potash Corporation of Saskatchewan Inc. Notice of Annual and Special Meeting of Shareholders and Management Proxy Circular

Potash Corporation of Saskatchewan Inc.

February 19, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual and Special Meeting of Shareholders which will take place on May 6, 2010 at 10:30 a.m. (local time) in the Grand Salon of TCU Place, 35 — 22nd Street East, Saskatoon, Saskatchewan, Canada. The Annual and Special Meeting provides us with an opportunity to discuss matters of general interest to PotashCorp’s shareholders and we look forward to your attendance in person or by proxy at the meeting.

The attached Notice of Annual and Special Meeting and Management Proxy Circular contains details of the business to be conducted at the meeting and provides information with respect to PotashCorp’s executive compensation and our governance practices and principles. Please take the time to review this circular and provide your vote on the business items of the meeting. Your vote and participation are very important.

If you are unable to attend the meeting in person, you can vote by telephone, via the Internet or by completing and returning the enclosed proxy. Please refer to the “Questions and Answers on Voting and Proxies” section of the accompanying Management Proxy Circular for further information.

We will also webcast the meeting at www.potashcorp.com. We encourage you to visit our website at any time before the meeting as it provides useful information about our company.

We look forward to seeing you on May 6, 2010.

Sincerely,

D. J. HOWE	W. J. DOYLE
Board Chair	President and Chief Executive Officer

Notice of Annual and Special Meeting of Shareholders

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the “Meeting”) of shareholders of Potash Corporation of Saskatchewan Inc. (the “Corporation”), a corporation organized under the laws of Canada, will be held on:

May 6, 2010
10:30 a.m. (local time)
Grand Salon, TCU Place
35 — 22nd Street East
Saskatoon, Saskatchewan, Canada

for the following purposes:

1.	to receive the consolidated financial statements of the Corporation for the fiscal year ended December 31, 2009 and the report of the auditors thereon;

2.	to elect the Board of Directors for 2010;

3.	to appoint auditors for 2010;

4.	to consider and, if deemed appropriate, adopt, with or without variation, a resolution (the full text of which is reproduced in Appendix B to the accompanying Management Proxy Circular) authorizing the Corporation to implement a new performance option plan, which is attached as Appendix C to the accompanying Management Proxy Circular;

5.	to consider and approve, on an advisory basis, a resolution (the full text of which is reproduced in Appendix D to the accompanying Management Proxy Circular) accepting the Corporation’s approach to executive compensation; and

6.	to transact such other business as may properly come before the Meeting or any adjournments thereof.

DATED at Saskatoon, Saskatchewan this 19th day of February, 2010.

BY ORDER OF THE BOARD OF DIRECTORS

JOSEPH A. PODWIKA
Secretary

POTASH CORPORATION OF SASKATCHEWAN INC.
SUITE 500, 122 – 1st AVENUE SOUTH, SASKATOON, SK CANADA S7K 7G3

Management Proxy Circular

Questions and Answers on Voting
and Proxies

1.	Who can I call if I have questions about the information contained in this Management Proxy Circular or require assistance in completing my proxy form?

Georgeson Shareholder Communications Canada, Inc., the Corporation’s proxy solicitation agent, at 1-866-425-8527, for service in English and in French.

2.	Who is soliciting my proxy?

The management of the Corporation. Solicitation of proxies will be primarily by mail, supplemented by telephone or other contact by employees of the Corporation (who will receive no additional compensation), and all such costs will be borne by the Corporation. We have retained the services of Georgeson for the solicitation of proxies in Canada and in the United States. Georgeson’s services are estimated to cost $28,000.

3.	On what am I voting?

Four items:

(1)	the election of directors;

(2)	the appointment of auditors;

(3)	a resolution authorizing the Corporation to implement a new performance option plan; and

(4)	an advisory vote on executive compensation.

The Corporation’s Board of Directors and management recommend that you vote FOR items (1), (2), (3) and (4).

4.	Who is entitled to vote?

Common shareholders as at the close of business on March 11, 2010 (the “Record Date”) or their duly appointed representatives will be entitled to cast a vote.

As at February 19, 2010, 296,099,375 common shares in the capital of the Corporation (the “Shares”) are entitled to be voted at the Meeting.

To the knowledge of the Corporation’s directors and officers, no person or company owns or exercises control or direction over more than 10% of the outstanding Shares.

5.	By when must I vote?

This will depend on the manner in which you will be voting:

(1)	If you are a Registered Shareholder planning to attend the Meeting and wish to vote your Shares in person at the Meeting, your vote will be taken and counted at the Meeting.

(2)	If you are a Registered Shareholder and voting using the proxy form, your proxy form should be received at the Toronto office of CIBC Mellon Trust Company by mail or facsimile prior to the commencement of the Meeting, or hand-delivered at the registration table on the day of the Meeting prior to the commencement of the Meeting.

(3)	If you are a Registered Shareholder and voting your proxy by telephone or Internet, your vote should be received by CIBC Mellon Trust Company no later than 11:00 p.m. (Saskatoon time) on Tuesday May 4, 2010.

(4)	If you are a Non-Registered (or beneficial) Shareholder and wish to attend the Meeting or vote by proxy, you should refer to Item 11.

Please note that Items 6 to 10 below are only applicable to Registered Shareholders. Non-Registered (or beneficial) Shareholders should refer to Item 11 for further information on voting.

6.	How do I vote if I am a Registered Shareholder?

You are a Registered Shareholder if your name appears on your share certificate. The enclosed proxy form indicates whether you are a Registered Shareholder.

You can vote your Shares by proxy or in person at the Meeting if you are a Registered Shareholder:

(1)	By Proxy

There are four ways that you can vote by proxy:

(a)	By Telephone

Call 1-866-271-1207 from your touch-tone phone and follow the instructions (only available to Registered Shareholders resident in Canada or the United States).

QUESTIONS AND ANSWERS ON VOTING AND PROXIES	Page 1

You will need the control number located on the enclosed proxy form. You do not need to return your proxy form.

(b)	On the Internet

Go to www.eproxyvoting.com/potash and follow the instructions on screen.

You will need the control number located on the enclosed proxy form. You do not need to return your proxy form.

At any time, CIBC Mellon may cease to provide telephone and Internet voting, in which case shareholders can elect to vote by mail, by fax or by attending the Meeting in person, as described below.

(c)	By Mail

By completing, dating and signing the enclosed proxy form and returning same in the envelope provided.

(d)	By Fax

By completing, dating and signing the enclosed proxy form and forwarding same by fax to 1-866-781-3111 (toll-free within Canada and the United States) or 1-416-368-2502 (from any country other than Canada and the United States).

If your Shares are not registered in your name (e.g. if they are held through a bank, trust company, securities broker or other nominee), do not use the above fax number as it is reserved for Registered Shareholders. Instead, use the fax numbers, if any, provided by your nominee. See Item 11(1).

(2)	By Attending the Meeting in Person

If you wish to vote in person at the Meeting, do not complete or return the proxy form.

7.	What if I sign the proxy form as described in this Management Proxy Circular?

Signing the proxy form gives authority to Mr. Dallas J. Howe, Mr. William J. Doyle, Mr. Wayne R. Brownlee or Mr. Joseph A. Podwika, all of whom are either directors or officers of the Corporation, to vote your Shares at the Meeting in accordance with your voting instructions.

A proxy must be in writing and must be executed by you or by your attorney authorized in writing or, if the shareholder is a corporation or other legal entity, by an officer or attorney thereof duly authorized. A proxy may also be completed over the telephone or over the Internet. See Items 6(1)(a) and (b).

8.	Can I appoint someone other than these people to vote my Shares?

Yes. You have the right to appoint some other person of your choice, who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to do so, please strike out those four printed names appearing on the proxy form, and insert the name of your chosen proxyholder in the space provided thereon.

You cannot appoint a person to vote your Shares other than our directors or officers whose printed names appear on the proxy form if you decide to vote by telephone or Internet.

It is important to ensure that any other person you appoint is attending the Meeting and is aware that his or her appointment has been made to vote your Shares.

9.	How will my Shares be voted if I vote by proxy?

The persons named in the proxy form must vote or withhold from voting your Shares in accordance with your instructions on the proxy form. In the absence of such instructions, however, your Shares will be voted FOR the election to the Corporation’s Board of Directors of the nominees as described in this Management Proxy Circular and on the proxy form, FOR the appointment of Deloitte & Touche LLP as auditors until the close of the next annual meeting, FOR the resolution authorizing the Corporation to implement a new performance option plan, FOR the resolution relating to the advisory vote on executive compensation and FOR management’s proposals generally.

10.	If I change my mind, can I take back my proxy once I have given it?

Yes. A shareholder who has voted by proxy may revoke it by voting again in any manner (telephone, Internet, mail or fax). In addition, you may revoke a voted proxy by depositing an instrument in writing (which includes another proxy form with a later date) executed by you or by your attorney authorized in writing with our Corporate Secretary at Suite 500, 122 — 1st Avenue South, Saskatoon, Saskatchewan, Canada, S7K 7G3, at any time up to and including the last business day preceding the date of the Meeting, or any adjournment or postponement thereof or by depositing it with the Meeting chair on the day of the Meeting, or any adjournment or postponement thereof. You may

QUESTIONS AND ANSWERS ON VOTING AND PROXIES	Page 2

also revoke a proxy in any other manner permitted by law.

Note that your participation in person in a vote by ballot at the Meeting will automatically revoke any proxy previously given by you in respect of business covered by that vote.

11.	How do I vote if I am a Non-Registered (or beneficial) Shareholder?

You are a Non-Registered (or beneficial) Shareholder if your Shares are held through a bank, trust company, securities broker or other nominee.

For most of you, the proxy form or the request for voting instructions sent or to be sent by your nominee indicates whether you are a Non-Registered (or beneficial) Shareholder.

There are two ways that you can vote your Shares if you are a Non-Registered (or beneficial) Shareholder:

(1)	By Providing Voting Instructions to Your Nominee

Your nominee is required to seek voting instructions from you in advance of the Meeting. Accordingly, you will receive, or have already received, from your nominee either a request for voting instructions or a proxy form for the number of Shares you hold.

Every nominee has its own procedures which should be carefully followed by Non-Registered (or beneficial) Shareholders to ensure that their Shares are voted at the Meeting. These procedures generally allow voting by telephone, on the Internet, by mail or by fax. Please contact your nominee for instructions in this regard.

If your Shares are not registered in your name, do not use the fax number in 6(d) as this number is reserved for Registered Shareholders.

(2)	By Attending the Meeting in Person

If you wish to vote in person at the Meeting, insert your own name in the space provided on the request for voting instructions or proxy form to appoint yourself as proxyholder and follow the instructions of your nominee.

Non-Registered (or beneficial) Shareholders who instruct their nominee to appoint themselves as proxyholders should, at the Meeting, present themselves to a representative of CIBC Mellon at the table identified as “Beneficial Shareholders”. Do not otherwise complete the form sent to you as your vote will be taken and counted at the Meeting.

12.	What if amendments are made to these matters or if other matters are brought before the Meeting?

The person named in the proxy form has discretionary authority with respect to amendments or variations to matters identified in the Notice of the Meeting and to other matters which may properly come before the Meeting.

As of the date of this Management Proxy Circular, our management knows of no such amendment, variation or other matter expected to come before the Meeting. If any other matters properly come before the Meeting, the persons named in the proxy form will vote on them in accordance with their best judgment.

13.	How will the votes be counted?

All matters to be considered at the Meeting will each be determined by a majority of votes cast at the Meeting by proxy or in person. In the event of equal votes, the Meeting chair is entitled to a second or casting vote.

14.	How can I contact the transfer agent?

You can contact the transfer agent as follows:

By mail:

CIBC Mellon Trust Company
P.O. Box 7010
Adelaide Street Postal Station
Toronto, Ontario, Canada M5C 2W9

By telephone:

1-800-387-0825 (toll-free within Canada and the United States)
or 1-416-643-5500 (from any country other than Canada and the United States)

By fax:

1-416-643-5501 (all countries)

Through the internet:

www.cibcmellon.com

Except as otherwise stated, the information contained herein is given as of February 19, 2010.
Unless otherwise specified, all dollar amounts are expressed in United States dollars.

QUESTIONS AND ANSWERS ON VOTING AND PROXIES	Page 3

Business of the Meeting

Financial Statements

The Consolidated Financial Statements for the fiscal year ended December 31, 2009 are included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian securities regulatory authorities.

Nominees for Election to the Board of Directors

The 12 nominees proposed for election as directors of the Corporation are listed beginning on page 6. All nominees have established their eligibility and willingness to serve as directors. Directors will hold office until the next annual meeting of shareholders of the Corporation or until their successors are elected or appointed.

Unless otherwise instructed, the persons designated in the form of proxy intend to vote for the election of the nominees listed beginning on page 6. If, for any reason, at the time of the Meeting any of the nominees are unable to serve, it is intended that the persons designated in the form of proxy will vote in their discretion for a substitute nominee or nominees.

Appointment of Auditors

Proxies solicited hereby will be voted to reappoint the firm of Deloitte & Touche LLP, the present auditors of the Corporation, as auditors of the Corporation to hold office until the next annual meeting of shareholders of the Corporation.

Unless otherwise instructed, the persons designated in the form of proxy intend to vote to reappoint Deloitte & Touche LLP as auditors of the Corporation.

Adoption of 2010 Performance Option Plan

At the Meeting, shareholders will be asked to consider and, if deemed appropriate, adopt, with or without variation, a resolution (the full text of which is reproduced as Appendix B to this Management Proxy Circular) authorizing the Corporation to implement a new performance option plan, which is attached as Appendix C to this Management Proxy Circular.

Unless otherwise instructed, the persons designated in the form of proxy intend to vote for the resolution to approve the new performance option plan.

Advisory Vote on Executive Compensation

At the Meeting, shareholders will be asked to consider and approve, on an advisory basis, a resolution (the full text of which is reproduced in Appendix D to this Management Proxy Circular) accepting the Corporation’s approach to executive compensation disclosed in this Management Proxy Circular.

Unless otherwise instructed, the persons designated in the form of proxy intend to vote for the advisory resolution on executive compensation.

MANAGEMENT PROXY CIRCULAR ï Business of the Meeting	Page 4

Board of Directors

•	In connection with the Board’s responsibility for executive compensation, an advisory vote on executive compensation is being held for the first time in 2010.

•	Under the oversight of the Board, PotashCorp won multiple awards in 2009 for its corporate reporting. At the Corporate Reporting Awards presented by the Chartered Accountants of Canada, PotashCorp captured five awards, including the prestigious 2009 Overall Award of Excellence for Corporate Reporting. In the prominent IR Magazine Canada Awards, PotashCorp won awards for overall Best Annual Report in Canada and Best Investor Relations in the Mining Sector.

Nominees

The 12 directors being nominated for election in 2010 are:

Christopher M. Burley	Keith G. Martell
William J. Doyle	Jeffrey J. McCaig
John W. Estey	Mary Mogford
C. Steven Hoffman	Paul J. Schoenhals
Dallas J. Howe	E. Robert Stromberg
Alice D. Laberge	Elena Viyella de Paliza

The Corporate Governance and Nominating Committee is of the view that these directors represent an appropriate mix of expertise and qualities required for the Board. See page 6 for their biographies.

Independent Board

All directors, except for Mr. Doyle, Mr. Stromberg and Ms. Viyella de Paliza, are independent. See page 10 for details.

Executive Sessions

The Board meets in executive session, with only independent directors present during each meeting of the Board. Sessions are of no fixed duration and participant directors are encouraged to raise and discuss any issues of concern. See page 14 for details.

Meeting Attendance

Directors attended 99% of Board and committee meetings in 2009. See page 14 for details.

Retirement

Wade Fetzer III, who served as a director of the Corporation since 2002 retired from the Board on May 7, 2009.

In January 2000, the Board of Directors approved a retirement policy that directors not stand for reelection after reaching the age of seventy years.

Director Compensation

We establish director compensation based on the advice of independent consultants, with a view to establishing compensation at the median of the applicable Comparator Group. See page 15 for details.

Total fees and retainers earned by all Board members in 2009 were $1,903,500.

“At Risk” Investment

By the time a director has served on the Board for 5 years, he or she must own Shares and/or Deferred Share Units with a value at least five times the annual retainer paid to directors. One-half of the ownership threshold is required to be achieved within 2 1/2 years.

All director nominees are currently in compliance with the applicable ownership guidelines of the Corporation.

See page 19 for details.

MANAGEMENT PROXY CIRCULAR ï Board of Directors	Page 5

Nominees for Election to the Board of Directors

The articles of the Corporation provide that the Board of Directors of the Corporation (the “Board”) shall consist of a minimum of 6 directors and a maximum of 20 directors, with the actual number to be determined from time to time by the Board. The Board has determined that, at the present time, there will be 12 directors.

Proxies solicited hereby will be voted for the following proposed nominees (or for substitute nominees in the event of contingencies not known at present) who will, subject to the bylaws of the Corporation and applicable corporate law, hold office until the next annual meeting of shareholders or until their successors are elected or appointed in accordance with the bylaws of the Corporation or applicable corporate law. In an uncontested election, any nominee for director who fails to receive votes in favor of his or her election representing at least a majority of the votes cast (added together with the votes withheld) shall tender his or her resignation for consideration by the Corporate Governance and Nominating Committee. Except in extenuating circumstances, it is expected that the committee will recommend to the Board that the resignation be accepted and effective within a period of 90 days and that the action taken be publicly disclosed. To the extent possible, the committee and Board members who act on the resignation shall be directors who have themselves received a majority of votes cast.

The following table highlights the specific experience and attributes that led to the conclusion that the person should serve as a director of the Corporation. Specifically, it states the names and ages of all the persons to be nominated for election as directors, all other positions and offices with the Corporation now held by them, their present principal occupation or employment, their business experience over the last five years, the period during which present directors of the Corporation have served as directors, their principal areas of expertise and their independence status. The table also discloses the value of at-risk holdings for each of them as of February 19, 2010 and their overall board and committee meeting attendance.

For further detailed information on director independence, attendance, at-risk holdings and compensation, please see the tables and narrative following this table.

CHRISTOPHER M. BURLEY
Age: 48
Calgary, Alberta, Canada
Director since 2009

Independent(1)

Mr. Burley is a Corporate Director and former Managing Director and Vice Chairman, Energy of Merrill Lynch Canada Inc., an investment banking firm. A graduate of the Institute of Corporate Directors’ Education Program, he has more than 21 years’ experience in the investment banking industry. He is a member of the board of directors of the United Way of Calgary.

Principal Areas of Expertise/Experience:	Value of At-Risk Holdings(2):

Finance	February 2010(3): $1,205,618
Investment Banking
Governance

Board Committee Membership:	Board & Committee Attendance(4):

Audit	100%
Corporate Governance and Nominating

WILLIAM J. DOYLE
Age: 59
Winnetka, Illinois, USA
Director since 1989

Non-independent(1)

Mr. Doyle is President and Chief Executive Officer of the Corporation. He joined PotashCorp as President of PCS Sales in 1987, after holding various positions with International Minerals and Chemical Corporation. He is Chairman of Canpotex Limited, on the boards of The Fertilizer Institute and International Plant Nutrition Institute, as well as a member of the Executive Management group of the International Fertilizer Industry Association. Mr. Doyle is a graduate of Georgetown University in Washington, DC and is a member of its Board of Directors as well as a director of the Executives’ Club of Chicago.

Principal Areas of Expertise/Experience:	Value of At-Risk Holdings(2):

Fertilizer/Mining/Chemical Industry	February 2010(3): $53,858,353
Global Agriculture/International Commerce
Global Senior Executive Management

Board Committee Membership:	Board Attendance(4):

none	100%

MANAGEMENT PROXY CIRCULAR ï Board of Directors	Page 6

JOHN W. ESTEY
Age: 59
Glenview, Illinois, USA
Director since 2003

Independent(1)

Mr. Estey is President and Chief Executive Officer of S&C Electric Company, a global provider of equipment and services for electric power systems. He is a member of the Board of Governors of the National Electrical Manufacturers Association, a director of the Executives’ Club of Chicago, and a member of the Board of Trustees of the Adler Planetarium.

Principal Areas of Expertise/Experience:	Value of At-Risk Holdings(2):

Global/International Commerce	February 2010(3): $2,971,771
Business Management
Compensation

Board Committee Membership:	Board & Committee Attendance(4):

Compensation (chair)	100%
Safety, Health and Environment

C. STEVEN HOFFMAN
Age: 61
Lincolnshire, Illinois, USA
Director since 2008

Independent(1)

Mr. Hoffman is a former senior executive of IMC Global Inc. With over 22 years of global fertilizer sales and marketing management experience, he retired as Senior Vice President and President, Sales and Marketing of IMC Global upon completion of the IMC Global and Cargill Fertilizer merger, creating the Mosaic Company. He is a former Chairman and President of the Phosphate Chemicals Export Association, Inc. (“PhosChem”) and a former Chairman of Canpotex Limited.

Principal Areas of Expertise/Experience:	Value of At-Risk Holdings(2):

Fertilizer/Mining/Chemical Industry	February 2010(3): $510,711
Global Agriculture/International Commerce
Business Management

Board Committee Membership:	Board & Committee Attendance(4):

Audit	100%
Safety, Health and Environment

DALLAS J. HOWE
Age: 65
Calgary, Alberta, Canada
Director since 1991

Independent(1)

Mr. Howe is owner and Chief Executive Officer of DSTC Ltd., a technology investment company. He is a director of Advanced Data Systems Ltd., Viterra (formerly Saskatchewan Wheat Pool), the C.D. Howe Institute and a Fellow of the Institute of Corporate Directors. A director of Potash Corporation of Saskatchewan, the Crown corporation, from 1982 to 1989, he joined the Corporation’s Board in 1991 and was elected Chair in 2003.

Principal Areas of Expertise/Experience:	Value of At-Risk Holdings(2):

Agriculture	February 2010(3): $12,247,794
e-Commerce/Technology
Governance

Board Committee Membership:	Board & Committee Attendance(4):

Board Chair	100%
Corporate Governance and Nominating

ALICE D. LABERGE
Age: 53
Vancouver, British
Columbia, Canada
Director since 2003

Independent(1)

Ms. Laberge is a Corporate Director and the former President and Chief Executive Officer of Fincentric Corporation, a global provider of software solutions to financial institutions. She was previously Senior Vice President and Chief Financial Officer of MacMillan Bloedel Limited. She is a director of the Royal Bank of Canada, Russel Metals Inc. and St. Paul’s Hospital Foundation in Vancouver and has served as a director of Catalyst Paper Corporation. She is a trustee of the Healthcare Benefit Trust and a member of the Board of Governors of the University of British Columbia.

Principal Areas of Expertise/Experience:	Value of At-Risk Holdings(2):

e-Commerce/Technology	February 2010(3): $2,600,853
Finance
Accounting

Board Committee Membership:	Board & Committee Attendance(4):

Audit (chair)	100%
Corporate Governance and Nominating

MANAGEMENT PROXY CIRCULAR ï Board of Directors	Page 7

KEITH G. MARTELL
Age: 47
Saskatoon, Saskatchewan, Canada
Director since 2007

Independent(1)

Mr. Martell is Chairman and Chief Executive Officer of First Nations Bank of Canada, a national leading aboriginal financial institution providing financial services for aboriginal people. He is a director of The North West Company Inc. and Saskatoon Friendship Inn and a former director of the Public Sector Pension Investment Board of Canada. He is a trustee of The North West Company Fund and Primrose Lake Trust.

Principal Areas of Expertise/Experience:	Value of At-Risk Holdings(2):

Finance/Accounting	February 2010(3): $471,414
First Nations
Business Management

Board Committee Membership:	Board & Committee Attendance(4):

Audit	95%
Compensation

JEFFREY J. MCCAIG
Age: 58
Calgary, Alberta, Canada
Director since 2001

Independent(1)

Mr. McCaig is Chairman and Chief Executive Officer of the Trimac Group of Companies, a North American provider of bulk trucking and third-party logistics services. Prior to that, he practiced law, specializing in corporate financing and securities. He is a director of The Standard Life Assurance Company of Canada and a director and co-owner of the Calgary Flames Hockey Club(5).

Principal Areas of Expertise/Experience:	Value of At-Risk Holdings(2):

Transportation Industry	February 2010(3): $4,395,176
Legal
Business Management

Board Committee Membership:	Board & Committee Attendance(4):

Audit	100%
Compensation

MARY MOGFORD
Age: 65
Newcastle, Ontario, Canada
Director since 2001

Independent(1)

Ms. Mogford is a Corporate Director and a former Ontario Deputy Minister of Finance and Deputy Minister of Natural Resources. She is a director of MDS Inc. and an honorary member of the boards of the Hospital For Sick Children and Trent University. She is a Fellow of the Institute of Corporate Directors and an accredited director under the ICD/Rotman School of Business Directors’ Education Program. She has also served as a director of Falconbridge, Sears Canada and six other public company boards.

Principal Areas of Expertise/Experience:	Value of At-Risk Holdings(2):

Finance	February 2010(3): $4,407,575
Public Policy
Governance

Board Committee Membership:	Board & Committee Attendance(4):

Corporate Governance and Nominating (chair)	100%
Compensation

PAUL J. SCHOENHALS
Age: 68
Calgary, Alberta, Canada
Director since 1992

Independent(1)

Mr. Schoenhals is a retired President and Chief Executive Officer of Enform, a petroleum industry safety and training service. He is a former Member of the Legislative Assembly and Cabinet Minister in Saskatchewan and was Chairman of Potash Corporation of Saskatchewan, the Crown corporation, from 1987 to 1989.

Principal Areas of Expertise/Experience:	Value of At-Risk Holdings(2):

Public Policy	February 2010(3): $2,686,824
Business Management

Board Committee Membership:	Board & Committee Attendance(4):

Safety, Health and Environment (chair)	100%
Compensation

MANAGEMENT PROXY CIRCULAR ï Board of Directors	Page 8

E. ROBERT STROMBERG, Q.C.
Age: 68
Jackfish Lake, Saskatchewan,
Canada
Director since 1991

Non-independent(1)

Mr. Stromberg is retired and was formerly associated with the Saskatchewan law firm Robertson Stromberg Pedersen. He is a director of NorSask Forest Products Inc. and Hitachi Canadian Industries Ltd. and holds the rank of Honorary Lieutenant-Colonel of the North Saskatchewan Regiment.

Principal Areas of Expertise/Experience:	Value of At-Risk Holdings(2):

Global/International Commerce	February 2010(3): $5,837,875
Legal

Board Committee Membership:	Board & Committee Attendance(4):

Safety, Health and Environment	100%

Mr. Stromberg is not considered independent because of a business relationship in a company in which Mr. Stromberg’s sons are associated but in which Mr. Stromberg has no interest. This relationship is described in greater detail below.

ELENA VIYELLA DE PALIZA
Age: 55
Dominican Republic
Director since 2003

Non-independent(1)

Ms. Viyella de Paliza is President of Inter-Quimica, S.A., a chemicals importer and distributor, Monte Rio Power Corp. and Indescorp, S.A. She is a member of the board of the Inter-American Dialogue and Past President of the Dominican Business Council, the Dominican Stock Exchange, Dominican Manufacturers Association and the National Agribusiness Board.

Principal Areas of Expertise/Experience:	Value of At-Risk Holdings(2):

Fertilizer Industry	February 2010(3): $2,858,886
Finance/Business Management
Global/International Commerce

Board Committee Membership:	Board & Committee Attendance(4):

Safety, Health and Environment	100%

Ms. Paliza is not considered independent because of a business relationship in a company in which Ms. Paliza’s father and brother are interested parties but in which Ms. Paliza has no interest. This relationship is described in greater detail below.

(1)	See “Director Independence and Other Relationships”.

(2)	See “At Risk Investments and Year Over Year Changes” for additional detail.

(3)	Based on the closing price per Share on the New York Stock Exchange of $115.14 on February 19, 2010.

(4)	See “Attendance of Directors” for additional detail.

(5)	Mr. McCaig was a director of TCT Logistics Inc. (TCT) from June 2001 to January 2002. In January 2002, a receiver was appointed over the business and assets of TCT by a creditor of TCT.

(6)	See “Attendance of Directors” for additional detail.

All of the above director nominees have had the principal occupation described above for the previous five years other than Ms. Laberge, who was Chief Executive Officer of Fincentric Corporation from December 2003 to June 2005.

MANAGEMENT PROXY CIRCULAR ï Board of Directors	Page 9

Board Tenure

as at February 19, 2010

The Corporation’s average Board tenure is 10.2 years.

In January 2000, the Board of Directors approved a retirement policy that directors not stand for reelection after reaching the age of seventy years.

Director Independence and Other Relationships

Committees
(Number of Members)
	Audit(1)	Compensation(1)	CG&N(1)	SH&E(2)
	(5)	(5)	(4)	(5)

Management Director — Not Independent
William J. Doyle
Outside Director — Not Independent
E. Robert Stromberg (family business relationship)				✓
Elena Viyella de Paliza (family business relationship)				✓
Outside Director — Independent
Christopher M. Burley	✓		✓
John W. Estey		Chair		✓
C. Steven Hoffman	✓			✓
Dallas J. Howe (Board Chair)			✓
Alice D. Laberge(3)	Chair		✓
Keith G. Martell(3)	✓	✓
Jeffrey J. McCaig	✓	✓
Mary Mogford		✓	Chair
Paul J. Schoenhals		✓		Chair

(1)	All members are independent. All Audit Committee members are independent under additional regulatory requirements applicable to them.

(2)	A majority of the Safety, Health and Environment Committee members are independent.

(3)	Audit Committee financial expert under the rules of the SEC.

MANAGEMENT PROXY CIRCULAR ï Board of Directors	Page 10

The Board has determined that all of the directors of the Corporation and proposed nominees, with the exception of Mr. Doyle, Ms. Paliza and Mr. Stromberg, are independent within the meaning of the “PotashCorp Governance Principles”, National Instrument 58-101 “Disclosure of Corporate Governance Practices” (“NI 58-101”), applicable rules of the SEC and the New York Stock Exchange (“NYSE”) corporate governance rules.

For a director to be considered independent, the Board must determine that the director does not have any material relationship with the Corporation, either directly or indirectly (e.g. as a partner, shareholder or officer of an organization that has a relationship with the Corporation). Pursuant to the “PotashCorp Governance Principles” and the “PotashCorp Core Values and Code of Conduct”, directors and executive officers of the Corporation inform the Board as to their relationships with the Corporation and provide other pertinent information pursuant to questionnaires that they complete, sign and certify on an annual basis. The Board reviews such relationships to identify impairments to director independence and in connection with disclosure obligations under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”).

As permitted by the NYSE corporate governance rules, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards are set out in the “PotashCorp Governance Principles”, the full text of which is available on the Corporation’s website, www.potashcorp.com. The independence standards established by the Board are as follows:

a)	A Director will not be considered independent if, currently or within the preceding three years, as applicable:

i)	the Director is, or was, an employee or executive officer of the Corporation, including any affiliated entity of the Corporation;

ii)	an immediate family member of the Director is, or was, an executive officer of the Corporation, including any affiliated entity of the Corporation;

iii)	the Director is, or was, a partner of, employed by or affiliated with any of the Corporation’s present or former internal or external auditors;

iv)	an immediate family member of the Director is, or was, a partner of any of the Corporation’s present or former internal or external auditors;

v)	an immediate family member of the Director is an employee of the Corporation’s internal or external auditors and participates in its audit, assurance or tax compliance (but not tax planning) practice, or is or was employed or affiliated with any of the Corporation’s present or former internal or external auditors and personally works or worked on the Corporation’s audit within such time; or

vi)	an executive officer of the Corporation serves or served on the compensation committee of an entity which, in turn, employs or employed either (a) the particular Director as an executive officer or (b) an immediate family member of such Director as an executive officer.

b)	A Director will not be considered independent if the Director received any direct compensation, or an immediate family member of the Director received more than Cdn$75,000 in direct compensation, during any 12 month period within the past three fiscal years from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service).

c)	A Director will not be considered independent if the Director has any of the following commercial or charitable relationships:

(i)	the Director currently serves as an executive officer or employee of, or any of his or her immediate family members currently serves as an executive officer of, another company that makes payments to, or receives payments from, the Corporation for property or services in an amount that, in any one of the three most recent fiscal years, exceeds the greater of (x) US$1,000,000 or (y) 2 percent of the annual consolidated gross revenues of the company for which such Director, or any of his or her immediate family members, serves as an executive officer (or as an employee in the case of the Director); or

(ii)	the Director currently serves as an officer, director or trustee of a charitable organization, and the Corporation’s discretionary charitable contributions to that organization (or in the case of a foundation, the foundation together with the organization or entity to which the foundation supports) exceeds the greater of (x) US$1,000,000 or (y) 2 percent of that organization’s total annual

MANAGEMENT PROXY CIRCULAR ï Board of Directors	Page 11

consolidated gross revenues within any one of the three most recent fiscal years (provided that the Corporation’s matching of employee charitable contributions will not be included in the amount of the Corporation’s contributions for this purpose).

d)	Where a relationship exists as a result of a Director who is a limited partner, a non-managing member or who occupies a similar position in an entity that does business with the Corporation, or who has a shareholding in such entity which is not significant, and who, in each case, has no active role in sales to, purchases from, or in providing services to the Corporation and derives no direct material benefit from same, such relationship shall be considered not to be material.

Mr. Doyle is the Chief Executive Officer (“CEO”) of the Corporation and is therefore not independent. Mr. Doyle is also Chairman of Canpotex Limited. The Corporation had sales of approximately $613.7 million to Canpotex Limited in 2009.

A son of Mr. Stromberg, David Stromberg, is a director and a major indirect shareholder of Micro Oil Inc. (“Micro Oil”), a privately held process oil blender and supplier based in Saskatoon, Saskatchewan. David Stromberg is also the president of Micro Oil. Another son of Mr. Stromberg, Jeffrey Stromberg, is a shareholder of Micro Oil. In 2009, receipts and payments in the amount of Cdn$751,603 were transacted between the Corporation and Micro Oil. In 2008, receipts and payments in the amount of Cdn$2,014,601 were transacted between the Corporation and Micro Oil, which exceeded 2% of Micro Oil’s gross revenues in 2008. Micro Oil and the Corporation have also entered into a confidentiality agreement relating to the development of oil processes used by the Corporation. Purchases from Micro Oil are made in the ordinary course of business. Mr. Stromberg has no interest in the business of his adult sons. Through his prominence in the Saskatchewan business community and his professional qualifications and experience, Mr. Stromberg has been and continues to be a valued member of the Board. His presence on the Board plays no role in the Corporation’s decision to transact business with Micro Oil. The Corporation has and will continue to make this decision on the basis of the best interests of the Corporation.

Ms. Paliza’s father and brother are executive officers of Fertilizantes Santo Domingo, C. por A (“Fersan”), a fertilizer bulk blender and distributor of agrichemicals based in the Dominican Republic, which is a customer of the Corporation. Although representing less than 1% of the Corporation’s consolidated sales in 2009, sales to Fersan exceeded 2% of Fersan’s 2009 consolidated gross revenues. As such, Ms. Paliza does not meet the Corporation’s categorical independence standards which incorporate in relevant part the NYSE corporate governance rules. Although a former employee of Fersan, Ms. Paliza has no direct or indirect interest in the Corporation’s sales to and purchases by Fersan and all such transactions are completed on normal trade terms. Even though she does not meet the aforementioned independence standards, Ms. Paliza provides a valuable contribution to the Board through her industry knowledge and experience, and international business perspective.

In determining the independence of its other directors, the Board evaluated business and other relationships that each director had with the Corporation. In doing so, it determined as immaterial (i) any relationship falling below the thresholds in paragraph (c)(i) or covered pursuant to paragraph (d) above, and not otherwise required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act, including certain relationships of Mr. Estey and Mr. McCaig, (ii) any relationships falling below the thresholds in paragraph 3(c)(ii) above, including certain relationships of Mr. Burley, Mr. Estey, Ms. Laberge and Mr. Martell and (iii) any business relationship between the Corporation and an entity as to which the director in question has no relationship other than as a director thereof, including certain directorships of Mr. Estey, Mr. Howe, Ms. Laberge and Mr. McCaig.

In addition to the independence requirements set out above, the Corporation has established an additional requirement that there shall be no more than two board interlocks at any given time. As of the date of this Management Proxy Circular, there are no interlocking public company directorships among the Board members.

Board/Director Assessment

Annual Board Assessment by All Members of the Board

Each year Board members complete a detailed questionnaire which (a) provides for quantitative ratings in key areas, and (b) seeks subjective comment in each of those areas. The questionnaire is administered by the Corporate Secretary. Responses are reviewed by the Corporate Secretary and the Chair of the Corporate Governance and Nominating Committee. A summary report is then prepared and provided to the Board Chair, the Corporate Governance and Nominating Committee and the CEO and then reported to the full Board by the Corporate Governance and Nominating Committee Chair. Attribution of comments to individual Directors in the summary report is made only if authorized by that

MANAGEMENT PROXY CIRCULAR ï Board of Directors	Page 12

Director. In assessing the responses to the questionnaire, the focus is on continuous improvement. Matters requiring follow-up are identified, action plans are developed and there is ongoing monitoring by the Corporate Governance and Nominating Committee to ensure satisfactory results. As part of the annual Board assessment, the Board reviews and considers any proposed changes to the Board Charter.

Annual Assessment of Each Committee by Members of That Committee

Each year members of each Committee complete a detailed questionnaire designed to allow Committee members to evaluate how well each Committee is operating and to make suggestions for improvement. The questionnaire is administered by the Corporate Secretary who receives responses and reviews them with the appropriate Committee Chair. A summary report is then prepared and provided to the Board Chair, the Chair of the Corporate Governance and Nominating Committee, the appropriate Committee and the CEO and then reported to the full Board by the appropriate Committee Chair. As part of the annual Committee assessment, the Board reviews and considers any proposed changes to the Committee Charters.

As with the Board assessment, the focus is on continuous improvement. Chairs of each Committee are expected to follow up on matters raised in the Committee assessments and take action as appropriate.

Annual Assessment of the Board Chair by Members of the Board

Each year members of the Board are asked to assess and comment on the discharge, by the Board Chair, of his duties. Individual responses are received by the Chair of the Corporate Governance and Nominating Committee. The Chair of the Corporate Governance and Nominating Committee solicits specific input from the CEO from his perspective as CEO regarding the effectiveness of the Chair. A summary report is then provided to the Board Chair and the full Board, with no attribution of comments to individual Directors without their consent. As part of the annual Board Chair assessment, the Board reviews and considers any proposed changes to the Board Chair position description.

Annual Assessment of Each Committee Chair by Members of Each Committee

Each year, members of each Committee are asked to assess and comment on the discharge, by each Committee Chair, of his or her duties. Responses are received by the Corporate Secretary and the Committee Chair under review. A summary report is then provided to the appropriate Committee and to the full Board, with no attribution of comments to individual Directors without their consent. As part of the annual Committee Chair assessment, the Board reviews and considers any proposed changes to the Committee Chair position descriptions.

Annual Assessment of Individual Directors

Each year during the period from May to September, the Board Chair (and, if in the opinion of the Board Chair it is desirable, the Chair of the Corporate Governance and Nominating Committee) formally meets with each Director individually to engage in full and frank discussion of any and all issues which either wish to raise, with a focus on maximizing the contribution of each Director to the Board and Committees. In completing the review, the Board Chair employs a checklist, discussing both short-term and long-term goals, and establishes action items to allow each individual Director to enhance both his or her personal contributions and overall Board effectiveness. The Board Chair will share peer feedback with each Director as appropriate and reviews progress and action taken. Each Director, during such formal review, should be prepared to discuss with the Board Chair how the Directors, both individually and collectively, can operate more effectively. The Board Chair discusses the results of the individual evaluations with the Chair of the Corporate Governance and Nominating Committee and reports summary findings to both that Committee and to the full Board at the November meeting.

Management Board Survey

As part of the Board’s continuing efforts to improve its performance, the Board periodically surveys those members of senior management who regularly interact with the Board and/or its Committees to solicit their input and perspective on the operation of the Board and how the Board might improve its effectiveness. The survey includes subjective management responses to questions and one on one interviews between management respondents and the Chair of the Corporate Governance and Nominating Committee. The results of the management surveys and the one on one interviews are reported by the Chair of the Corporate Governance and Nominating Committee to the full Board and the Corporate Secretary.

MANAGEMENT PROXY CIRCULAR ï Board of Directors	Page 13

Attendance of Directors

The following table provides a summary of attendance at Board and Committee meetings held during fiscal 2009.

Type of Meeting Held	Number of Meetings

Board of Directors	8
Audit Committee (“AUD”)	8
Compensation Committee (“COMP”)	6
Corporate Governance and Nominating Committee (“GOV”)	5
Safety, Health and Environment Committee (“SHE”)	5

					Total Board/Committee
Director	Board meetings attended		Committee meetings attended		meetings attended

Christopher M. Burley(1)	4 of 4	100%	3 of 3 AUD	100%	9 of 9	100%
			2 of 2 GOV	100%
William J. Doyle(2)	8 of 8	100%			8 of 8	100%
John W. Estey	8 of 8	100%	6 of 6 COMP (Chair)	100%	19 of 19	100%
			5 of 5 SHE	100%
Wade Fetzer III(3)	4 of 4	100%	3 of 3 COMP	100%	10 of 10	100%
			3 of 3 GOV	100%
C. Steven Hoffman	8 of 8	100%	8 of 8 AUD	100%	21 of 21	100%
			5 of 5 SHE	100%
Dallas J. Howe(2)	8 of 8 (Chair)	100%	5 of 5 GOV	100%	13 of 13	100%
Alice D. Laberge(4)	8 of 8	100%	8 of 8 AUD (Chair)	100%	22 of 22	100%
			4 of 4 GOV	100%
			2 of 2 SHE	100%
Keith G. Martell	7 of 8	88%	8 of 8 AUD	100%	21 of 22	95%
			6 of 6 COMP	100%
Jeffrey J. McCaig	8 of 8	100%	8 of 8 AUD	100%	22 of 22	100%
			6 of 6 COMP	100%
Mary Mogford(5)	8 of 8	100%	4 of 4 AUD	100%	20 of 20	100%
			3 of 3 COMP	100%
			5 of 5 GOV (Chair)	100%
Paul J. Schoenhals	8 of 8	100%	6 of 6 COMP	100%	19 of 19	100%
			5 of 5 SHE (Chair)	100%
E. Robert Stromberg, Q.C.	8 of 8	100%	5 of 5 SHE	100%	13 of 13	100%
Elena Viyella de Paliza	8 of 8	100%	5 of 5 SHE	100%	13 of 13	100%
Aggregate Attendance	95 of 96	99%	39 of 39 AUD	100%	210 of 211	99%
			19 of 19 GOV	100%
			30 of 30 COMP	100%
			27 of 27 SHE	100%

(1)	Elected as a member of the Board and appointed as a member of the Audit Committee and Corporate Governance Committee on May 7, 2009.

(2)	In addition to the committees of which he is a member, Mr. Howe, as Board Chair, regularly attends other committee meetings as well. Mr. Howe attended all of the 24 committee meetings held in 2009. At the invitation of applicable committees, Mr. Doyle attended all or a portion of many of the committee meetings held in 2009, including a majority of the Compensation and Corporate Governance committee meetings. In an effort to provide directors with a more complete understanding of the issues facing the Corporation and in line with the Corporation’s core values, directors are encouraged to attend committee meetings of which they are not a member.

(3)	Served as a member of the Board and a member of the Compensation Committee and Corporate Governance Committee until his retirement from the Board on May 7, 2009.

(4)	Served as a member of the Safety, Health and Environment Committee until May 7, 2009 and appointed as a member of the Corporate Governance Committee on May 7, 2009.

(5)	Served as a member of the Audit Committee until May 7, 2009 and appointed as a member of the Compensation Committee on May 7, 2009.

Pursuant to the “PotashCorp Governance Principles”, the Board meets in executive session, with only independent directors present during each meeting of the Board. The presiding officer at the executive session is Dallas J. Howe, the Board Chair, or, in his absence, a director selected by majority vote of those present. Sessions are of no fixed duration and participant directors are encouraged to raise and discuss any issues of concern.

MANAGEMENT PROXY CIRCULAR ï Board of Directors	Page 14

Director Compensation

2009 Director Compensation Package

We establish director compensation based on the advice of independent consultants, with a view to establishing compensation at the median of the applicable Comparator Group (see “Compensation Discussion and Analysis — Compensation Principles”). Only such directors that are not also officers or employees of the Corporation, that is all directors other than Mr. Doyle (the “outside directors”), are compensated for service on the Board.

Cash Compensation

Each outside director was paid a retainer at an annual rate of $135,000 and a travel fee of $500 per day where travel was required on a day or days on which a meeting did not occur. Outside directors received an additional $10,000 per year if they served as a chair of a Board Committee ($15,000 in the case of the Compensation Committee Chair and the Audit Committee Chair). All Audit Committee members received an additional $5,000 per year, with the exception of the Audit Committee Chair. Each outside director who was a member of a Board Committee received a per diem fee of $1,500 for meetings he or she attended, provided such meetings were not held the same day as a Board meeting. Outside directors were also reimbursed for expenses incurred in discharging their responsibilities. Mr. Howe, as Board Chair, received an annual retainer of $320,000, but did not receive per diem or travel fees.

As described below, each outside director can defer, in the form of Deferred Share Units, or DSUs, up to 100% of the annual retainer payable to such director in respect of serving as a director, which would otherwise be payable in cash.

Stock-Based Compensation

Effective November 20, 2001, we adopted the Deferred Share Unit Plan (the “Plan”), which allows non-employee directors to defer, in the form of DSUs up to 100% of the annual retainer payable to such director in respect of serving as a director that would otherwise be payable in cash. Each DSU has an initial value equal to the market value of a Share at the time of deferral. The Plan is intended to enhance our ability to attract and retain highly qualified individuals to serve as directors and promote a greater alignment of interests between such directors and our shareholders. The Plan also provides for discretionary grants of DSUs, which the Board discontinued on January 24, 2007 in connection with an increase to the annual retainer.

Each DSU is credited to the account of an individual director and fully vests upon an award, but is distributed only when the director has ceased to be a member of the Board or the board of directors of any subsidiary and the director is neither our employee nor an employee of any of our subsidiaries. At such time, the director will receive a cash payment equal to the market value of a number of Shares purchased on the open market equal to the number of DSUs recorded in the director’s account (reduced by the amount of applicable withholding taxes). While the Compensation Committee, with Board approval, has the discretion to distribute Shares in lieu of cash, the Committee and Board have determined that all distributions pursuant to the Plan will be made in cash. DSUs earn dividends in the form of additional DSUs at the same rate as dividends are paid on Shares.

The number of DSUs credited to the director’s account with respect to director retainer fees that the director elects to allocate to the Plan is determined as of the last trading day of each calendar quarter and is equal to the quotient obtained by dividing (a) the aggregate amount of retainer fees allocated to the Plan for the relevant calendar quarter by (b) the market value of a Share on such last trading day (determined on the basis of the closing price on the Toronto Stock Exchange (“TSX”) for participants resident in Canada and on the basis of the closing price on the NYSE for all other participants).

In 2009, the following outside directors elected to receive all or a portion of 2009 director retainer fees in the form of DSUs: Mr. Burley, 50% of director retainer; Mr. Fetzer, 100% of director retainer; Mr. Hoffman, 100% of director retainer; Ms. Laberge, 35% of director retainer; Mr. Martell, 100% of director retainer; Mr. McCaig, 100% of director retainer; and Ms. Mogford, 50% of director retainer.

The directors were not granted any stock options in 2009 and have not been granted any stock options since the Board’s decision in 2003 to discontinue stock option grants to outside directors.

MANAGEMENT PROXY CIRCULAR ï Board of Directors	Page 15

Stock Ownership Guidelines

The Board believes that the economic interests of directors should be aligned with those of shareholders. To achieve this, all directors are required to hold Shares and/or DSUs with a value at least five times their annual retainer. One-half of the ownership threshold is required to be achieved within 2 1/2 years, and full compliance is required within five years of joining the Board. The Board may make exceptions to this standard where, as a result of the unique financial circumstances of a director, compliance would result in an unacceptable hardship. As of February 19, 2010, all of our directors were in compliance with the requirements described above.

If a director’s Share ownership falls below the minimum guidelines due to a decline in the Share price, such director will have three years to restore compliance. For purposes of determining compliance during this three-year period, the director’s Shares will be valued at the higher of cost or market value.

Other Benefits

Directors participate in our Group Life insurance coverage (Cdn$50,000), Accidental Death and Dismemberment coverage (Cdn$100,000), Business Travel Accidental coverage (Cdn$250,000) and Supplemental Business Travel Medical coverage ($250,000) per calendar year.

The following table sets forth the compensation earned by our directors during fiscal 2009 as prescribed in accordance with Item 402(k) of Regulation S-K. The table in footnote (2) below sets forth further details, including the amount of each director’s 2009 annual retainer and committee meeting and other fees received in the form of cash and DSUs.

2009 Director Compensation(1)
(see explanatory notes)

					Change in
					Pension
	Fees Earned				Value and
	or			Non-Equity	Nonqualified
	Paid in			Incentive Plan	Deferred	All Other
	Cash	Stock Awards	Option Awards	Compensation	Compensation	Compensation	Total
Name	($)(2)	($)(2)(3)(4)	($)(5)	($)	Earnings	($)(6)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Christopher M. Burley*	54,577	45,619	—	—	—	299	100,495
William J. Doyle(7)	—	—	—	—	—	—	—
John W. Estey	164,500	8,932	—	—	—	3,430	176,862
Wade Fetzer III**	8,500	49,236	—	—	—	46	57,782
C. Steven Hoffman	19,500	140,485	—	—	—	2,463	162,448
Dallas J. Howe	320,000	14,847	—	—	—	3,755	338,602
Alice D. Laberge	116,000	59,044	—	—	—	3,884	178,928
Keith G. Martell	18,000	140,996	—	—	—	4,236	163,232
Jeffrey J. McCaig	19,000	150,621	—	—	—	2,652	172,273
Mary Mogford	89,372	83,451	—	—	—	141	172,964
Paul J. Schoenhals	160,000	7,533	—	—	—	3,330	170,863
E. Robert Stromberg, Q.C.	147,500	6,819	—	—	—	4,540	158,859
Elena Viyella de Paliza	148,000	5,909	—	—	—	3,099	157,008

*	Elected to the Board on May 7, 2009.

**	Retired from the Board on May 7, 2009.

(1)	Those amounts that were paid in Canadian dollars have been converted to United States dollars using the average exchange rate for the month prior to the date of payment.

(2)	The following table sets forth each director’s annual retainer, meeting and other fees for fiscal year 2009 that were received in the form of cash or deferred in the form of DSUs.

MANAGEMENT PROXY CIRCULAR ï Board of Directors	Page 16

Remuneration of Directors
For the Fiscal Year Ended December 31, 2009

			Committee
			Meeting and
	Annual Retainer		Other Fees		Percentage of
					Total
				Total	Remuneration
	Cash	DSUs	Cash	Remuneration	in DSUs
Name	($)	($)	($)	($)	(%)

Christopher M. Burley	45,577	45,577	9,000	100,154	45.51

William J. Doyle	—	—	—	—	—

John W. Estey	150,000	—	14,500	164,500	—

Wade Fetzer III	—	47,102	8,500	55,602	84.71

C. Steven Hoffman	—	140,000	19,500	159,500	87.78

Dallas J. Howe	320,000	—	—	320,000	—

Alice D. Laberge	97,500	52,500	18,500	168,500	31.16

Keith G. Martell	—	140,000	18,000	158,000	88.61

Jeffrey J. McCaig	—	140,000	19,000	159,000	88.05

Mary Mogford	73,372	73,372	16,000	162,744	45.08

Paul J. Schoenhals	145,000	—	15,000	160,000	—

E. Robert Stromberg, Q.C.	135,000	—	12,500	147,500	—

Elena Viyella de Paliza	135,000	—	13,000	148,000	—

Total	1,101,449	638,551	163,500	1,903,500	33.55

(3)	Reports the grant date fair value, as calculated in accordance with FASB ASC Topic 718, for DSUs received in 2009 pursuant to the Plan.

(4)	As of December 31, 2009, the total number of all DSUs held by each outside director is as follows: Mr. Burley, 470; Mr. Estey, 22,290; Mr. Fetzer, 0; Mr. Hoffman, 2,234; Mr. Howe, 36,725; Ms. Laberge, 16,574; Mr. Martell, 3,491; Mr. McCaig, 27,298; Ms. Mogford, 25,466; Mr. Schoenhals, 18,634; Mr. Stromberg, 16,865; and Ms. Viyella de Paliza, 14,816. Mr. Fetzer, who served since 2002, retired from the Board on May 7, 2009. Mr. Fetzer received the payout value of his 11,258 DSUs in cash on August 5, 2009 in accordance with the Plan. Pursuant to the Plan, the payout value of each of Mr. Fetzer’s DSUs was equal to $95.06, which represents the average closing price of our Shares on the NYSE for the ten trading days prior to August 5, 2009, the tenth trading day following the release of our quarterly results immediately following Mr. Fetzer’s retirement.

The grant date fair value of each grant of DSUs received by each director in 2009 was as follows:

	February 10,	March 31,	May 7,	June 30,	August 7,	September 30,	November 9,	December 31,
	2009	2009	2009	2009	2009	2009	2009	2009
Name	(Dividend)	(Deferred Fees)	(Dividend)	(Deferred Fees)	(Dividend)	(Deferred Fees)	(Dividend)	(Deferred Fees)
Christopher M. Burley	—	—	—	$10,577	$12	$17,500	$30	$17,500
	—	—	—	(112.20 units)	(0.12 units)	(196.08 units)	(0.30 units)	(161.77 units)

John W. Estey	$2,220	—	$2,220	—	$2,224	—	$2,268	—
	(25.26 units)	—	(23.82 units)	—	(22.94 units)	—	(22.34 units)	—

Wade Fetzer III	$1,067	$33,750	$1,067	$13,352	—	—	—	—
	(12.15 units)	(417.65 units)	(11.46 units)	(143.49 units)	—	—	—	—

C. Steven Hoffman	$71	$35,000	$71	$35,000	$152	$35,000	$191	$35,000
	(0.81 units)	(433.11 units)	(0.76 units)	(376.14 units)	(1.57 units)	(387.43 units)	(1.92 units)	(322.58 units)

Dallas J. Howe	$3,691	—	$3,810	—	$3,773	—	$3,573	—
	(42.00 units)	—	(40.89 units)	—	(38.91 units)	—	(35.85 units)	—

Alice D. Laberge	$1,608	$13,125	$1,660	$13,125	$1,675	$13,125	$1,601	$13,125
	(18.30 units)	(160.29 units)	(17.82 units)	(139.23 units)	(17.27 units)	(147.06 units)	(16.06 units)	(121.33 units)

Keith G. Martell	$198	$35,000	$205	$35,000	$285	$35,000	$308	$35,000
	(2.26 units)	(427.45 units)	(2.20 units)	(371.29 units)	(2.94 units)	(392.16 units)	(3.09 units)	(323.53 units)

Jeffrey J. McCaig	$2,591	$35,000	$2,675	$35,000	$2,731	$35,000	$2,624	$35,000
	(29.49 units)	(427.45 units)	(28.71 units)	(371.29 units)	(28.16 units)	(392.16 units)	(26.33 units)	(323.53 units)

Mary Mogford	$2,480	$18,750	$2,559	$18,372	$2,579	$18,125	$2,461	$18,125
	(28.22 units)	(228.99 units)	(27.47 units)	(194.90 units)	(26.59 units)	(203.09 units)	(24.69 units)	(167.54 units)

Paul J. Schoenhals	$1,873	—	$1,933	—	$1,914	—	$1,813	—
	(21.31 units)	—	(20.75 units)	—	(19.74 units)	—	(18.19 units)	—

E. Robert Stromberg, Q.C.	$1,695	—	$1,750	—	$1,733	—	$1,641	—
	(19.29 units)	—	(18.78 units)	—	(17.87 units)	—	(16.46 units)	—

Elena Viyella de Paliza	$1,475	—	$1,475	—	$1,479	—	$1,480	—
	(16.79 units)	—	(15.84 units)	—	(15.25 units)	—	(14.85 units)	—

MANAGEMENT PROXY CIRCULAR ï Board of Directors	Page 17

(5)	As of December 31, 2009, none of the outside directors held outstanding options except as follows: Mr. Fetzer, 9,000; Mr. Howe, 39,600; Mr. McCaig, 73,150; Ms. Mogford, 18,000; and Mr. Stromberg, 39,600. The following table provides information relating to outstanding stock options held by each of our outside directors as of December 31, 2009 and stock option exercises by each of our outside directors during 2009.

						Value Realized
					Number of Shares	Upon Exercise of
	Number of Securities				Acquired on	Stock
	Underlying			Option	Exercise of	Options During
	Unexercised Options	Option		Expiration	Stock Options	2009
Name	Exercisable(a)	Exercise Price		Date	During 2009(b)	($)(c)

Wade Fetzer III	9,000		$11.00	11/20/2012	—	—

	21,600	Cdn$	15.88	11/21/2010
Dallas J. Howe	9,000	Cdn$	16.65	11/20/2011	21,600	1,682,507
	9,000	Cdn$	17.44	11/20/2012

	55,150	Cdn$	16.36	1/23/2011
Jeffrey J. McCaig	9,000	Cdn$	16.65	11/20/2011	4,850	420,588
	9,000	Cdn$	17.44	11/20/2012

Mary Mogford	9,000	Cdn$	16.65	11/20/2011	—	—
	9,000	Cdn$	17.44	11/20/2012

	21,600	Cdn$	15.88	11/21/2010
E. Robert Stromberg, Q.C.	9,000	Cdn$	16.65	11/20/2011	—	—
	9,000	Cdn$	17.44	11/20/2012

(a)	As of December 31, 2009, the aggregate before tax value of unexercised options that are currently exercisable held by each outside director was as follows: Mr. Fetzer, $877,500; Mr. Howe, $3,399,059; Mr. McCaig, $6,271,191; Ms. Mogford, $1,535,007; and Mr. Stromberg, $3,399,059. The aggregate value of unexercised options held by Mr. Howe, Mr. McCaig, Ms. Mogford and Mr. Stromberg was converted to U.S. dollars using the average Canadian exchange rate of 1.1415 for fiscal year 2009.

(b)	Neither Mr. Howe or Mr. McCaig retained any Shares acquired upon the exercise of stock options during 2009.

(c)	The value realized upon exercise was converted to U.S. dollars using the average Canadian exchange rate of 1.1415 for fiscal year 2009.

(6)	Reports the cost of tax gross-ups for taxable benefits and life insurance premiums paid for the benefit of each director.

(7)	As CEO, any compensation Mr. Doyle receives is disclosed in the Summary Compensation Table for Named Executive Officers. See “Executive Compensation — Summary Compensation Table”.

MANAGEMENT PROXY CIRCULAR ï Board of Directors	Page 18

“At Risk” Investment and Year Over Year Changes

The following table provides ownership information as at February 19, 2010 and February 20, 2009, respectively.

							Value of
							Common
						Total At-Risk	Shares/DSUs		Equity at	Shares
						Value of	Needed to		Risk	Deemed to
					Common	Common	Meet 2010		Multiple of	be
			Common		Shares and	Shares and	Ownership	Ownership	2010	Beneficially
	Director		Shares	DSUs	DSUs	DSUs	Guideline	Guideline	Annual	Owned
	Since	Year	(#)	(#)(1)	(#)	($)(2)	($)	Compliance(3)	Retainer	(#)(4)(5)
Christopher M. Burley	2009	2010	10,000	470	10,470	1,205,618	700,000	Yes	8.6	10,000
		2009	10,000	—	10,000	839,600				10,000
		Change		470	470					—
William J. Doyle(6)	1989	2010	467,764	—	467,764	53,858,353	n/a	n/a	n/a	3,426,300
		2009	481,413	—	481,413	40,419,507				3,103,950
		Change	-13,650	n/a	-13,650					+322,350

John W. Estey	2003	2010	3,500	22,310	25,810	2,971,771	750,000	Yes	19.8	3,500
		2009	7,000	22,221	29,221	2,453,387				7,000
		Change	-3,500	+89	-3,410					-3,500
C. Steven Hoffman	2008	2010	2,200	2,235	4,435	510,711	700,000	Yes	3.6	2,200
		2009	2,200	710	2,910	244,328		(to be fully met		2,200
		Change	—	+1,525	+1,525			by May 8, 2013)		—

Dallas J. Howe	1991	2010	69,615	36,758	106,373	12,247,794	1,600,000	Yes	38.3	109,215
		2009	69,615	36,610	106,225	8,918,611				130,815
		Change	—	+148	+148					-21,600
Alice D. Laberge	2003	2010	6,000	16,588	22,588	2,600,853	750,000	Yes	17.3	6,000
		2009	6,000	15,955	21,955	1,843,317				6,000
		Change		+633	+633					—

Keith G. Martell	2007	2010	600	3,494	4,094	471,414	700,000	Yes	3.4	600
		2009	600	1,968	2,568	215,649		(to be fully met		600
		Change	—	+1,525	+1,525			by May 3, 2012)		—
Jeffrey M. McCaig(7)	2001	2010	10,850	27,322	38,172	4,395,176	700,000	Yes	31.4	84,000
		2009	6,000	25,700	31,700	2,661,563				84,000
		Change	+4,850	+1,622	+6,472					—

Mary Mogford	2001	2010	12,791	25,489	38,280	4,407,575	750,000	Yes	29.4	30,791
		2009	12,791	24,593	37,384	3,138,766				30,791
		Change	—	+896	+896					—
Paul J. Schoenhals	1992	2010	4,685	18,650	23,335	2,686,824	725,000	Yes	18.5	4,685
		2009	4,885	18,575	23,460	1,969,695				4,885
		Change	-200	+75	-124					-200

E. Robert Stromberg	1991	2010	33,823	16,879	50,702	5,837,875	675,000	Yes	43.2	73,423
		2009	33,812	16,811	50,623	4,250,546				73,414
		Change	+8	+68	+76					+9
Elena Viyella de Paliza	2003	2010	10,000	14,829	24,829	2,858,886	675,000	Yes	21.2	10,000
		2009	10,000	14,770	24,770	2,079,722				10,000
		Change	—	+59	+59					—

Total		2010	631,828	185,028	816,856	94,052,855				3,760,714
		2009	644,319	177,914	822,233	69,034,690				3,463,655
		Change	-12,491	+7,114	-5,376					+297,059

(1)	Deferred Share Units do not carry any voting rights. The number of Deferred Share Units held by each director has been rounded down to the nearest whole number.

(2)	Based on the closing price per Share on the NYSE of $83.96 on February 20, 2009 and $115.14 on February 19, 2010.

(3)	By the time a director has served on the Board for 5 years, he or she must own Shares and/or Deferred Share Units with a value at least five times the annual retainer paid to directors. One-half of the ownership threshold is required to be achieved within 2 1/2 years. If a director’s Share ownership falls below the minimum guidelines due to a decline in the Share price, such director will have three years to restore compliance. For purposes of determining compliance during the three-year period, the director’s Shares will be valued at the higher of cost or market value.

(4)	For 2010, the number of Shares indicated above as deemed to be beneficially owned by the nominated directors includes Shares purchasable by such directors within 60 days of February 19, 2010 through the exercise of options granted by the Corporation, as follows: William J. Doyle 2,958,536 Shares; Dallas J. Howe 39,600 Shares; Jeffrey J. McCaig 73,150 Shares; Mary Mogford 18,000 Shares; and E. Robert Stromberg 39,600 Shares. No stock options have been granted to the Corporation’s non-employee directors since November 2002.

For 2009, the number of Shares indicated above as deemed to be beneficially owned by the nominated directors includes Shares purchasable by such directors within 60 days of February 20, 2009 through the exercise of options granted by the Corporation, as follows: William J. Doyle 2,622,536 Shares; Dallas J. Howe 61,200 Shares; Jeffrey J. McCaig 78,000 Shares; Mary Mogford 18,000 Shares; and E. Robert Stromberg 39,600 Shares.

(5)	No Shares beneficially owned by any of the directors are pledged as security.

(6)	Includes 19,898 Shares held in the William & Kathy Doyle Foundation, 216,336 Shares held in the WJ Doyle Revocable Trust and 230,728 Shares held in the Doyle Family LLC.

(7)	Includes 4,850 shares held in The Jeffrey & Marilyn McCaig Family Foundation.

MANAGEMENT PROXY CIRCULAR ï Board of Directors	Page 19

Appointment of Auditors and
Report of Audit Committee

•	In connection with PotashCorp’s transition to International Financial Reporting Standards (“IFRSs”), PotashCorp has established a project team that is led by finance management to plan for and achieve a smooth transition to IFRSs. During 2009, the Audit committee regularly received progress reports on the status of the IFRSs implementation project.

•	In connection with its oversight responsibility for the Corporation’s gas hedging, taxation and treasury areas, the committee continued its practice in 2009 of education sessions for the Board in relation to selected areas.

Appointment of Auditors

The Board, on recommendation from the Audit Committee, recommends the re-appointment of Deloitte & Touche LLP as auditors.

Pre-Approval Policy for External Auditor Services

The Audit Committee monitors and reviews the independence of its auditors on an on-going basis. In addition, the Audit Committee has adopted procedures for the pre-approval of engagements for services of its external auditors. See page 21 for details.

Members of the Audit Committee for 2009

Alice D. Laberge (Chair)
Christopher M. Burley (from his appointment on May 7, 2009)
C. Steven Hoffman
Keith G. Martell
Jeffrey J. McCaig
Mary Mogford (until May 7, 2009)

Role of the Audit Committee

The role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities for (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the qualification and independence of the Corporation’s independent auditors, and (iv) the performance of the Corporation’s independent auditors.

See page 24 for more details.

Independent Audit Committee

The Board has determined that each of the directors who served as members of the Audit Committee during the year ended December 31, 2009, is independent according to the Board’s independence standards as set out in the “PotashCorp Governance Principles” (which is available on the Corporation’s website, www.potashcorp.com), National Instrument 52-110 “Audit Committees” (“NI 52-110”), applicable rules of the SEC and the corporate governance rules of the NYSE. See also “Nominees for Election to the Board of Directors — Director Independence and Other Relationships”. See page 10 for details.

Financial Expertise and Financially Literate

The Board has determined that Ms. Laberge and Mr. Martell each qualify as an “audit committee financial expert” under the rules of the SEC and thereby have the requisite accounting and/or related financial management expertise required under the rules of the NYSE. In addition, the Board has determined that each member of the Audit Committee is “financially literate” within the meaning of and required by NI 52-110.

See page 23 for a brief description of the education and experience for each current member of the Audit Committee that is relevant to the performance of his or her responsibilities as a member of the Audit Committee.

MANAGEMENT PROXY CIRCULAR ï Appointment of Auditors and Report of Audit Committee	Page 20

Appointment of Auditors

Deloitte & Touche LLP (or its predecessors) have been the Corporation’s auditors since the Corporation’s initial public offering in 1989. The Board, on recommendation from the Audit Committee, recommends the re-appointment of Deloitte & Touche LLP as auditors.

Proxies solicited hereby will be voted to reappoint the firm of Deloitte & Touche LLP, the present auditors, as auditors of the Corporation to hold office until the next annual meeting of shareholders, unless the shareholder signing such proxy specifies otherwise. The affirmative vote of a majority of Shares voted on such matter is required to reappoint the firm of Deloitte & Touche LLP as auditors of the Corporation.

A representative of Deloitte & Touche LLP is expected to attend the Meeting. At that time the representative will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Auditor’s Fees

For the years ended December 31, 2009 and December 31, 2008, Deloitte & Touche LLP received the following fees:

	Year Ended December 31,
	2009	2008

Audit Fees	$2,844,219	$2,501,000
Audit Related Fees	202,700	224,000
Tax Fees	13,552	26,000
All Other Fees	0	11,000

Audit Fees

Deloitte & Touche LLP billed the Corporation $2,844,219 and $2,501,000 for 2009 and 2008, respectively, for the following audit services (i) audit of the annual consolidated financial statements of the Corporation for the fiscal years ended December 31, 2009 and 2008; (ii) review of the interim financial statements of the Corporation included in quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2009 and 2008; (iii) audits of individual statutory financial statements; (iv) the provision of consent letters; and (v) the provision of comfort letters.

Audit-Related Fees

Deloitte & Touche LLP billed the Corporation $202,700 and $224,000 for 2009 and 2008, respectively, for the following services (i) accounting consultations regarding financial accounting and reporting standards and (ii) employee benefit plan audits.

Tax Fees

Deloitte & Touche LLP billed the Corporation $13,552 and $26,000 for 2009 and 2008, respectively, for the following services (i) tax compliance; (ii) tax planning; and (iii) tax advice, including minimizing tax exposure or liability.

All Other Fees

Deloitte & Touche LLP billed the Corporation $nil and $11,000 for 2009 and 2008, respectively, for training services provided to the Corporation’s internal audit personnel.

Pre-Approval Policy for External Auditor Services

The Audit Committee monitors and reviews the independence of its auditors on an on-going basis. In addition, the Audit Committee has adopted procedures for the pre-approval of engagements for services of its external auditors.

MANAGEMENT PROXY CIRCULAR ï Appointment of Auditors and Report of Audit Committee	Page 21

The Audit Committee’s policy requires pre-approval of all audit and non-audit services provided by the external auditor. The policy identifies three categories of external auditor services and the pre-approval procedures applicable to each category, as follows:

(1)	Audit and audit-related services — these are identified in the annual Audit Service Plan presented by the external auditor and require annual approval. The Audit Committee monitors the audit services engagement at least quarterly.

(2)	Pre-approved list of non-audit services — non-audit services which are reasonably likely to occur have been identified and receive general pre-approval of the Audit Committee, and as such do not require specific pre-approvals. The term of any general pre-approval is 12 months from approval unless otherwise specified. The Audit Committee annually reviews and pre-approves the services on this list.

(3)	Other proposed services — all proposed services not categorized above are brought forward on a case-by-case basis and specifically pre-approved by the Chair of the Audit Committee, to whom pre-approval authority has been delegated.

All fees paid to the independent auditors for 2009 were approved in accordance with the pre-approval policy.

MANAGEMENT PROXY CIRCULAR ï Appointment of Auditors and Report of Audit Committee	Page 22

A. Laberge, Chair	C. Burley	S. Hoffman	K. Martell	J. McCaig

Report of the Audit Committee

The Corporation has a standing Audit Committee. The Board has determined that each of the following directors, who served as members of the Audit Committee during the year ended December 31, 2009, is independent according to the Board’s independence standards as set out in the “PotashCorp Governance Principles” (which is available on the Corporation’s website, www.potashcorp.com), National Instrument 52-110 “Audit Committees” (“NI 52-110”), applicable rules of the SEC and the corporate governance rules of the NYSE. See also “Nominees for Election to the Board of Directors — Director Independence and Other Relationships”.

Alice D. Laberge (Chair)
Christopher M. Burley (from his appointment on May 7, 2009)
C. Steven Hoffman
Keith G. Martell
Jeffrey J. McCaig
Mary Mogford (until May 7, 2009)

The Board has determined that Ms. Laberge and Mr. Martell each qualify as an “audit committee financial expert” under the rules of the SEC and thereby have the requisite accounting and/or related financial management expertise required under the rules of the NYSE. In addition, the Board has determined that each member of the Audit Committee is “financially literate” within the meaning of and required by NI 52-110.

The following is a brief description of the education and experience for each current member of the Audit Committee that is relevant to the performance of his or her responsibilities as a member of the Audit Committee.

Ms. Laberge acquired significant financial experience and exposure to accounting and financial issues as Chief Executive Officer and Chief Financial Officer of Fincentric Corporation, Chief Financial Officer with MacMillan Bloedel Limited and a director of various public companies. In her positions with previous companies she was actively involved in assessing the performance of the companies’ auditors. Ms. Laberge completed her Masters of Business Administration at the University of British Columbia.

As the former Managing Director and Vice Chairman, Energy of Merrill Lynch Canada Inc. and with more than 21 years’ experience in the investment banking industry, Mr. Burley has gained significant experience relevant to the performance of his responsibilities as an Audit Committee member. Mr. Burley is also the former Managing Director and Chief Financial Officer of Smith Barney Canada Inc., where his duties included responsibility for the firm’s Canadian regulatory filings and compliance. Mr. Burley completed his Masters of Business Administration at the University of Western Ontario.

As a former senior executive and officer of IMC Global Inc., Mr. Hoffman acquired financial experience through supervision of the principal accounting officers of the Sales and Marketing departments and evaluation of the financial statements of IMC Global. He also served on the Audit Committee of Canpotex Limited, the international marketing company for Saskatchewan potash producers. Mr. Hoffman received his Bachelor of Business Administration Degree at Stephen F. Austin State University and completed the Financial Literacy Program at the University of Toronto in 2008.

Mr. Martell has acquired significant financial experience as Chairman and Chief Executive Officer of First Nations Bank of Canada, as a past director of the Public Sector Pension Investment Board of Canada (where he was the Chair of the Audit Committee), as a director of The North West Company Inc. and as a trustee of The North West Company Fund.

MANAGEMENT PROXY CIRCULAR ï Appointment of Auditors and Report of Audit Committee	Page 23

Mr. Martell is a Chartered Accountant and has ten years of public practice with KPMG. He received his Bachelor of Commerce degree from the University of Saskatchewan.

Mr. McCaig has gained experience relevant to the performance of his responsibilities as an Audit Committee member as Chairman and Chief Executive Officer of Trimac Holdings. Mr. McCaig also has a Masters of Science in Management from the Sloan Program, Stanford University and a Bachelor of Economics degree from Harvard College in Cambridge, Massachusetts.

The role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities for (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the qualification and independence of the Corporation’s independent auditors, and (iv) the performance of the Corporation’s independent auditors. In accordance with the Audit Committee Charter adopted by the Board, the Audit Committee has responsibility for the oversight of the Corporation’s financial reporting and audit processes and related internal controls on behalf of the Board. During the fiscal year ended December 31, 2009, the Audit Committee met 8 times.

In overseeing the audit process, the Audit Committee obtained from the independent auditors their letter dated February 19, 2010, as required by the Independent Standards Board Standard No. 1, describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence and the auditors’ judgment that they are, in fact, independent and discussed with the auditors the disclosures therein. The Audit Committee also reviewed the organizational structure, procedure and practices that support the objectivity of the internal audit department and reviewed the Internal Audit Department Charter. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed, with and without management present, the results of the independent auditors’ communications required by generally accepted auditing standards. The Committee also discussed the results of the internal audit examinations.

In meetings with financial management, internal audit and the independent auditors, the Audit Committee reviewed the interim financial statements and interim earnings releases and approved the interim financial statements for the applicable quarter. The Audit Committee also reviewed and approved the quarterly “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”).

The Audit Committee reviewed and discussed the MD&A and the audited financial statements of the Corporation as of and for the fiscal year ended December 31, 2009, with management and the independent auditors, including the quality and acceptability of the Corporation’s financial reporting practices and the completeness and clarity of the related financial disclosures. Management is responsible for the preparation of the Corporation’s financial statements and the independent auditors are responsible for auditing those financial statements.

The Audit Committee reviewed the processes involved in evaluating the Corporation’s internal control environment and the Audit Committee also oversaw and monitored the 2009 compliance process related to the certification and attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the audited consolidated financial statements and MD&A be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC and Canadian securities regulatory authorities. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors.

The Audit Committee reviews the Corporation’s Disclosure Controls and Procedures on an annual basis as well as its committee charter and the PotashCorp Core Values and Code of Conduct. Both the Audit Committee Charter and the PotashCorp Core Values and Code of Conduct are available to shareholders and others on the Corporation’s website, www.potashcorp.com. The Audit Committee Charter is also attached as Appendix F. The Audit Committee has oversight responsibility for the Corporation’s compliance with legal and regulatory requirements. The Audit Committee receives regular periodic reports of the Corporation’s ethics and compliance activities, including a review of management’s compliance risk assessment and the efforts undertaken to mitigate ethics and compliance risks during the year, including an overview of the corporate ethics and compliance training program and quantitative and qualitative accounts of compliance matters which have been reported to the Corporation. In addition to ensuring that there are mechanisms for

MANAGEMENT PROXY CIRCULAR ï Appointment of Auditors and Report of Audit Committee	Page 24

the anonymous submission of ethics and compliance reports generally, the Audit Committee has established specific procedures for:

•	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

In 2009, the Audit Committee regularly received updates and reports on the status of PotashCorp’s pending transition to IFRSs. In addition to its ongoing responsibilities and oversight, the Committee received in 2009 an education presentation by management in the area of taxation.

Submitted on behalf of the Audit Committee: Alice D. Laberge, Christopher M. Burley, C. Steven Hoffman, Keith G. Martell and Jeffrey J. McCaig.

MANAGEMENT PROXY CIRCULAR ï Appointment of Auditors and Report of Audit Committee	Page 25

Adoption of 2010
Performance Option Plan

On February 19, 2010, the Board adopted a new performance option plan (the “2010 Performance Option Plan”), subject to the approval of the 2010 Performance Option Plan by the Corporation’s shareholders at the Meeting. If approved, the 2010 Performance Option Plan will be deemed effective as of January 1, 2010 (the “Effective Date”) and will permit the grant of options to purchase up to 1,000,000 Shares to individual officers and employees of the Corporation and its subsidiaries. Non-employee directors and other non-employee contractors and third party vendors will not be eligible to participate in the 2010 Performance Option Plan.

Options to purchase Shares may be granted under the terms of the 2010 Performance Option Plan only during 2010 and no options will be granted prior to the Meeting. Unless sooner terminated as provided therein, the 2010 Performance Option Plan will terminate one year from the Effective Date, although the terms of the plan will continue to govern options granted thereunder prior to termination.

The 2010 Performance Option Plan will be administered by the Compensation Committee or any other Board Committee designated by the Board. A copy of the 2010 Performance Option Plan is attached as Appendix C. This description of the 2010 Performance Option Plan is qualified, in its entirety, by the terms of the attached plan document.

If approved, the 2010 Performance Option Plan will result in up to 0.34% (as at February 19, 2010) of the outstanding share capital of the Corporation being available for issue pursuant to the exercise of options granted under the 2010 Performance Option Plan. The aggregate number of Shares in respect of which stock options may be granted to any one person pursuant to the 2010 Performance Option Plan and which remain outstanding may not at any time exceed 250,000 Shares, representing 0.08% (as at February 19, 2010) of the outstanding share capital of the Corporation.

Under the terms of the 2010 Performance Option Plan, options will generally have a term of ten years, except that if the term expires during a blackout period applicable to a relevant optionee, or within 10 trading days after the expiration of the blackout period applicable to the relevant optionee, the term shall expire on the tenth trading day after the end of such blackout period. For purposes of the 2010 Performance Option Plan, “blackout period” refers to any period during which the relevant optionee is prohibited by the Corporation’s trading policy from trading in the Corporation’s securities.

Options will vest at the end of the three-year performance cycle ending December 31, 2012, subject to the Corporation’s achievement of the performance criteria described in the 2010 Performance Option Plan. The performance metrics and vesting scale have been designed in accordance with the Corporation’s compensation philosophy. See “Compensation Discussion and Analysis”. In general, options will vest as determined by a schedule that references the Corporation’s performance during the performance cycle as measured by reference to cash flow return on investment and weighted average cost of capital. Any options that do not become vested will terminate at the end of the performance cycle.

The number of options granted to each individual optionee will be targeted to deliver total compensation in the upper quartile of the Comparator Group for corporate performance, based on cash flow return on investment and weighted average cost of capital, above the 75th percentile of the DAXglobal Agribusiness Index (“DAX Ag”). Similarly, for corporate performance at the 50th percentile of the DAX Ag, the number of options granted will be targeted to deliver total compensation at the median of the Comparator Group.

It is anticipated that there will be approximately 270 participants in the 2010 Performance Option Plan. Following shareholder approval of the 2010 Performance Option Plan at the Meeting, a determination will be made as to the number of options to be granted to executive officers and other participants, which options will be granted in accordance with the criteria described below.

The option price for any option granted under the 2010 Performance Option Plan to any optionee shall be fixed by the Board when the option is granted and, for optionees resident in the United States and any other optionees designated by the Board, the option price shall not be less than the fair market value of a Share at such time, which shall be deemed to be the closing price per Share on the NYSE on the last trading day immediately preceding the day the stock option is granted. For all other optionees, the option price shall be deemed to be the closing price per Share on the TSX on the last trading day immediately preceding the day the stock option is granted. In either case, if the Shares did not trade on such

MANAGEMENT PROXY CIRCULAR ï Adoption of 2010 Performance Option Plan	Page 26

exchange on such day, the option price shall be the closing price per Share on such exchange on the last day on which the Shares traded on such exchange prior to the day the stock option is granted.

The 2010 Performance Option Plan requires all options to be subject to provisions to the effect that:

(a)	if the employment of an optionee as an officer or employee of the Corporation or a subsidiary terminates by reason of his or her death, or if an optionee who is a retiree pursuant to paragraph (b) below dies during the 36-month period following retirement, the legal personal representatives of the optionee will be entitled to exercise any unexercised vested options, including such stock options that may vest after the date of death, during the period ending at the end of the twelfth calendar month following the calendar month in which the optionee dies, failing which exercise the stock options will terminate;

(b)	subject to the terms of paragraph (a) above, if the employment of an optionee as an officer or employee of the Corporation or a subsidiary terminates by reason of retirement in accordance with the then prevailing retirement policy of the Corporation or subsidiary, the optionee will be entitled to exercise any unexercised vested stock options, including such stock options that may vest after the date of retirement, during the period ending at the end of the 36th month following the calendar month in which the optionee retires, failing which exercise the stock options will terminate;

(c)	subject to the treatment of stock options in connection with a change of control (as described below), if the employment of an optionee as an officer or employee of the Corporation or a subsidiary terminates for any reason other than as provided in paragraphs (a) or (b) above, the optionee will be entitled to exercise any unexercised vested stock options, to the extent vested and exercisable at the date of such event, during the period ending at the end of the calendar month immediately following the calendar month in which the event occurs, failing which exercise the stock options will terminate; and

(d)	each stock option is personal to the optionee and is not assignable, except (i) as provided in paragraph (a) above, and (ii) at the election of the Board, a stock option may be assignable to the spouse, children and grandchildren of the original optionee and to a trust, partnership or limited liability company, the entire beneficial interest of which is held, directly or indirectly, by one or more of the optionee or the spouse, children or grandchildren of the optionee (each, a “Permitted Assignee”). If a stock option is assigned to one or more Permitted Assignees, nothing contained in this paragraph (d) shall prohibit a subsequent assignment of such stock option to one or more other Permitted Assignees or back to the optionee.

Nothing contained in paragraphs (a), (b) or (c) above shall extend the period during which a stock option may be exercised beyond its term, or any earlier date on which it is otherwise terminated in accordance with the provisions of the 2010 Performance Option Plan.

If a stock option is assigned pursuant to paragraph (d)(ii) above, the references in paragraphs (a), (b) and (c) above to the termination of employment or death of an optionee shall not relate to the assignee of a stock option but shall relate to the original optionee. In the event of such assignment, legal personal representatives of the original optionee shall not be entitled to exercise the assigned stock option, but the assignee of the stock option or the legal personal representatives of the assignee may exercise the stock option during the applicable specified period.

The Board may amend or discontinue the 2010 Performance Option Plan at any time, without obtaining approval of the shareholders of the Corporation unless required by the relevant rules of the TSX, provided that no such amendment may increase the aggregate maximum number of Shares that may be subject to stock options granted under the 2010 Performance Option Plan, change the manner of determining the minimum option price, extend the option term under any option beyond ten years (or the date on which the option would otherwise expire under the plan), expand the assignment provisions of the 2010 Performance Option Plan, permit non-employee directors to participate in the 2010 Performance Option Plan or, without the consent of the holder of the option, alter or impair any option previously granted to an optionee under the 2010 Performance Option Plan; and provided further, for greater certainty, that, without the prior approval of the Corporation’s shareholders, stock options issued under the 2010 Performance Option Plan shall not be repriced, replaced or regranted through cancellation, or by lowering the option price of a previously granted stock option. In the event of certain transactions affecting the capitalization of the Corporation, including a merger, the Board shall make appropriate adjustments in the number or option price of outstanding options or the number of Shares available for grant and other authorized limits under the 2010 Performance Option Plan to reflect such transaction.

If a change of control (as defined in the 2010 Performance Option Plan) occurs and either (1) the successor fails to assume the Corporation’s obligations under the 2010 Performance Option Plan or fails to convert or replace stock

MANAGEMENT PROXY CIRCULAR ï Adoption of 2010 Performance Option Plan	Page 27

options granted thereunder with equivalent options, or (2) during the two years following the change of control, the optionee is terminated without Cause (as defined in the 2010 Performance Option Plan) or the optionee resigns his or her employment for Good Reason (as defined in the 2010 Performance Option Plan), all unvested options then outstanding will become fully vested. Each stock option granted under the 2010 Performance Option Plan to an optionee that participates in the Corporation’s Medium-Term Incentive Plan will be subject to the terms and conditions of the Corporation’s Policy on Recoupment of Unearned Compensation, which is described in the section “Compensation”.

A participant in the 2010 Performance Option Plan who is employed and resident in Canada will be deemed to receive a benefit from employment in the year he or she exercises options under the 2010 Performance Option Plan equal to the difference between the exercise price and the market price of the Shares at the time of exercise, multiplied by the number of Shares over which options are exercised. One-half of this amount will be deducted in the participant’s taxable income in the year of exercise. If the participant so elects, and subject to certain limitations, taxation of the said benefit may be deferred from the year of exercise until the earliest of the year the participant disposes of the Shares, dies or ceases to be resident in Canada for tax purposes. The participant will have a cost base in the optioned Shares equal to their market value on the date of exercise for purposes of computing any capital gain or capital loss on any subsequent disposition of the Shares. The Corporation may not take any tax deduction in respect of the benefits deemed to be received by participants under the 2010 Performance Option Plan in Canada.

All of the options granted under the 2010 Performance Option Plan will be treated as non-qualified stock options for U.S. federal income tax purposes. A participant in the 2010 Performance Option Plan who is employed and resident in the U.S. will not be deemed to receive any income at the time an option is granted, nor will the Corporation’s applicable subsidiary be entitled to a deduction at that time. However, when any part of an option is exercised, the participant will be deemed to have received ordinary income in an amount equal to the difference between the exercise price of the option and the fair market value of the Shares received on the exercise of the option. The Corporation’s applicable subsidiary will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by such participants. Upon any subsequent sale of the Shares acquired upon the exercise of an option, any gain (the excess of the amount received over the fair market value of the Shares on the date ordinary income was recognized) or loss (the excess of the fair market value of the Shares on the date ordinary income was recognized over the amount received) will be a long-term capital gain or loss if the sale occurs more than one year after such date of recognition and otherwise will be a short-term capital gain or loss.

Grants under the 2010 Performance Option Plan will be made after shareholder approval is obtained and during the 2010 fiscal year.

In order for the 2010 Performance Option Plan to become effective, the resolution to approve the 2010 Performance Option Plan must be passed by a majority of the votes cast by the shareholders who vote in respect of the resolution.

UNLESS A PROXY SPECIFIES THAT THE SHARES IT REPRESENTS SHOULD BE VOTED AGAINST THE RESOLUTION TO APPROVE THE 2010 PERFORMANCE OPTION PLAN, THE PROXY-HOLDERS NAMED IN THE ACCOMPANYING FORM OF PROXY INTEND TO VOTE FOR THE RESOLUTION.

MANAGEMENT PROXY CIRCULAR ï Adoption of 2010 Performance Option Plan	Page 28

Securities Authorized for Issuance Under Equity Compensation Plans

The Corporation has seven other stock option plans as set forth in the table below, all of which have received shareholder approval.

				Outstanding
			Options	Options as
	Period of	Maximum	Granted and	Percentage of
	Permitted	Option	Outstanding	Shares
Name of Plan	Option Grants	Grants	(as of 1/1/2010)	Outstanding
	Feb. 21, 2009 –
2009 Performance Option Plan	Dec. 31, 2009	1,000,000	636,400	0.22%
	Feb. 21, 2008 –
2008 Performance Option Plan	Dec. 31, 2008	1,000,000	481,000	0.16%
	Feb. 21, 2007 –
2007 Performance Option Plan	Dec. 31, 2007	3,000,000	1,702,350	0.58%
	Feb. 28, 2006 –
2006 Performance Option Plan	Dec. 31, 2006	4,200,000	2,395,500	0.81%
	March 1, 2005 –
2005 Performance Option Plan	Dec. 31, 2005	3,600,000	2,386,335	0.81%
Stock Option Plan — Officers and Employees	Various	Various	4,905,790	1.66%
Stock Option Plan — Directors	Various	Various	202,050	0.07%

TOTAL			12,709,425	4.11%

Additional information regarding the above stock option plans can be found in the Corporation’s Management Proxy Circulars for the annual meeting of shareholders held in 2009, 2008, 2007, 2006 and 2005. No amendments to the stock option plans were adopted during the Corporation’s fiscal year ended December 31, 2009.

The following table provides information about securities that may be issued under the Corporation’s existing equity compensation plans, as of December 31, 2009 and February 19, 2010.

Equity Compensation Plan Information

(c) Number of Shares
	(a) Number of Shares	(b) Weighted-	remaining available for
	to be issued upon	average exercise	future issuance under
	exercise of	price of outstanding	equity compensation
	outstanding options,	options, warrants	plans (excluding Shares
Plan Category	warrants and rights	and rights	reflected in column (a))

December 31, 2009
Equity compensation plans approved by shareholders	12,709,425 (1)	$38.54	0
Equity compensation plans not approved by shareholders	n/a	n/a	n/a
February 19, 2010
Equity compensation plans approved by shareholders	12,591,057 (2)	$38.74	0
Equity compensation plans not approved by shareholders	n/a	n/a	n/a

(1)	Of this amount, 2,386,335 options were outstanding pursuant to the 2005 Performance Option Plan, 2,395,500 options were outstanding pursuant to the 2006 Performance Option Plan, 1,702,350 options were outstanding pursuant to the 2007 Performance Option Plan, 481,000 options were outstanding pursuant to the 2008 Performance Option Plan, 636,400 options were outstanding pursuant to the 2009 Performance Option Plan, 4,905,790 options were outstanding pursuant to the Stock Option Plan — Officers and Employees and 202,050 options were outstanding pursuant to the Stock Option Plan — Directors.

(2)	Of this amount, 2,355,643 options were outstanding pursuant to the 2005 Performance Option Plan, 2,360,900 options were outstanding pursuant to the 2006 Performance Option Plan, 1,702,350 options were outstanding pursuant to the 2007 Performance Option Plan, 481,000 options were outstanding pursuant to the 2008 Performance Option Plan, 636,400 options were outstanding pursuant to the 2009 Performance Option Plan, 4,859,214 options were outstanding pursuant to the Stock Option Plan — Officers and Employees and 195,550 options were outstanding pursuant to the Stock Option Plan — Directors.

MANAGEMENT PROXY CIRCULAR ï Adoption of 2010 Performance Option Plan	Page 29

Corporate Governance

•	The Board recognizes the importance of ongoing director education. To facilitate ongoing director education, PotashCorp, among other initiatives, schedules a site visit in conjunction with a Board meeting at least annually and encourages presentations by outside experts to the Board or committees on matters of particular import or emerging significance.

•	In connection with PotashCorp’s adoption of an advisory “Say on Pay” vote for 2010, the Board has evaluated and will be expanding its current shareholder outreach programs.

Statement of Corporate Governance Practices

PotashCorp, its Board and its management are committed to the highest standard of corporate governance. The Board, through the CG&N Committee, continually evaluates and enhances the Corporation’s corporate governance practices by monitoring Canadian and U.S. regulatory developments affecting corporate governance and transparency of public company disclosure.

As a Canadian reporting issuer with securities listed on the TSX and NYSE, the Corporation complies with the applicable regulatory requirements concerning corporate governance in both Canada and the United States.

Members of the Corporate Governance and Nominating Committee for 2009

Mary Mogford (Chair)
Christopher M. Burley (from his appointment on May 7, 2009)
Wade Fetzer III (until his retirement on May 7, 2009)
Dallas J. Howe
Alice D. Laberge

Role of the Corporate Governance and Nominating Committee

The CG&N Committee is responsible for overseeing compliance with current and emerging governance requirements established by governmental regulators in the United States and Canada and by the NYSE and TSX. The CG&N Committee maintains a checklist of regulatory requirements which is updated and reviewed at every meeting. The CG&N Committee also is responsible for developing and implementing best Board governance practices.

See page 32 for more details.

Nominating Process

The role of the CG&N Committee is also to identify individuals qualified to become members of the Board consistent with criteria approved by the Board, to recommend to the Board nominees for election to the Board at each annual meeting of shareholders or to fill vacancies on the Board and to address related matters.

Nominees must possess and exhibit the highest degree of integrity, professionalism, values and independent judgment.

Director Orientation and Continuing Education

The Board has adopted a written New Director Orientation Policy and also recognizes the importance of ongoing director education and the need for each director to take personal responsibility for this process. See page 34 for details.

Ability of Shareholders to Communicate With the Board

The Corporation has a process for shareholders and other interested parties who wish to communicate with members of the Board, including the Chair or the non-management directors as a group. See page 35 for details.

To further facilitate communications between the Corporation’s shareholders and the Board, the Corporation has adopted a policy that all directors standing for re-election and all new director nominees are expected to attend the Meeting. In 2009, all such directors and nominees attended the annual meeting.

MANAGEMENT PROXY CIRCULAR ï Corporate Governance	Page 30

Statement of Corporate Governance Practices

PotashCorp, its Board and its management are committed to the highest standard of corporate governance. The Board, through its Corporate Governance and Nominating Committee, continually evaluates and enhances the Corporation’s corporate governance practices by monitoring Canadian and U.S. regulatory developments affecting corporate governance and transparency of public company disclosure.

In Canada, we comply with corporate governance rules of the Canadian securities regulatory authorities in all of the provinces and territories of Canada. The Corporation is required to disclose its corporate governance practices in accordance with NI 58-101 in reference to the benchmarks set out in National Policy 58-201 “Corporate Governance Guidelines”.

In the United States, the Corporation is required to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules adopted by the SEC pursuant to that Act, as well as the governance rules of the NYSE, in each case as applicable to a foreign private issuer. The Corporation complies with the current corporate governance rules of the NYSE. There are no significant differences between the Corporation’s corporate governance practices and those required of U.S. domestic issuers under the NYSE listing standards.

To comply with the applicable corporate governance standards and achieve those best practices, the Board has adopted the “PotashCorp Governance Principles” and “PotashCorp Core Values and Code of Conduct”. The complete text of the “PotashCorp Governance Principles”, the “PotashCorp Core Values and Code of Conduct”, and the Board and Committee Charters, as well as other governance related documents, can be found on the Corporation’s website, www.potashcorp.com, and are available in print to any shareholder who requests a copy.

In accordance with NI 58-101, the Corporation annually discloses information relating to its system of corporate governance. Details of the Corporation’s corporate governance practices are described in Appendix A to this Management Proxy Circular. Furthermore, in accordance with the requirements of NI 58-101, the text of the Corporation’s Board of Directors Charter is attached as Appendix E. In addition, the Board of Directors Charter, the Board Committee charters and the “PotashCorp Governance Principles” are also available on the Corporation’s website, www.potashcorp.com, and in print to any shareholder who requests a copy. The board has determined that the Corporation is best served by dividing the responsibilities of the Chairman of the Board and the Chief Executive Officer. The positions of Chairman and Chief Executive Officer have been separate since July 1999.

The Board exercises its duties directly and through its Committees. The Board has four standing committees: the Audit Committee, the Corporate Governance and Nominating Committee, the Compensation Committee and the Safety, Health and Environment Committee. The recent activities of the Corporate Governance and Nominating Committee are described below in this section. The report of the Compensation Committee is contained in the section on “Compensation” and the report of the Audit Committee can be found in the section “Appointment of Auditors and Report of Audit Committee”.

MANAGEMENT PROXY CIRCULAR ï Corporate Governance	Page 31

M. Mogford, Chair	C. Burley	D. Howe	A. Laberge

Corporate Governance and Nominating Committee Report

General

The Corporation has a standing Corporate Governance and Nominating Committee, referred to as the “CG&N Committee” hereinafter in this report. The CG&N Committee has a charter which is available to shareholders and others at the Corporation’s website, www.potashcorp.com. Each of the following four directors who comprise the CG&N Committee is independent according to the Board’s independence standards as set out in the “PotashCorp Governance Principles” (which is available on the Corporation’s website), NI 58-101, applicable rules of the SEC and the corporate governance rules of the NYSE. See also “Nominees for Election to the Board of Directors — Director Independence and Other Relationships”. During the fiscal year ended December 31, 2009, the CG&N Committee met 5 times.

Mary Mogford (Chair)
Christopher M. Burley (from his appointment on May 7, 2009)
Wade Fetzer III (until his retirement on May 7, 2009)
Dallas J. Howe
Alice D. Laberge

Disclosure Regarding Governance Procedures

The CG&N Committee is responsible for overseeing compliance with current and emerging governance requirements established by governmental regulators in the United States and Canada and by the NYSE and TSX. The CG&N Committee maintains a checklist of regulatory requirements which is updated and reviewed at every meeting. The CG&N Committee also is responsible for developing and implementing best Board governance practices. The Chair of the CG&N Committee works closely with the Corporate Secretary, the Associate General Counsel and the Senior Director of Investor Relations to ensure that the CG&N Committee stays aware of developments and trends in best governance practices, particularly from the perspective of regulatory bodies, shareholder advocates, individual and institutional investors, governance organizations and academic commentators. In addition, the CG&N Committee is charged with management of the annual review of the performance of the Board, a process that is described in greater detail on page 12 and in Appendix A.

2009 Governance Activities

In 2009, PotashCorp, in conjunction with its adoption of an advisory say on pay vote, reviewed its practices and procedures in the area of shareholder outreach. In addition to its ongoing commitment to shareholders, the Corporation is implementing a new on-line investor survey to solicit feedback and input from investors.

In early 2010, the Chair of the Corporate Governance and Nominating Committee, the Chair of the Compensation Committee and the Board Chair met with representatives of the Canadian Coalition for Good Governance (CCGG) to discuss the Corporation’s executive compensation and governance outreach efforts.

During 2009, the Committee continued its review of its board “needs matrix” and considered the issues of director succession. It also reviewed and is in the process of refining the Corporation’s practices and procedures regarding corporate donations.

MANAGEMENT PROXY CIRCULAR ï Corporate Governance	Page 32

Disclosure Regarding Nominating Processes

In accordance with the provisions of section 137 of the Canada Business Corporations Act (the “CBCA”), shareholders holding in the aggregate not less than 5% of the Corporation’s outstanding shares may submit a formal proposal for individuals to be nominated for election as directors. Shareholders wishing to make such a formal proposal should refer to the relevant provisions of the CBCA for a description of the procedures to be followed. For additional information regarding shareholder proposals, see “2011 Shareholder Proposals”. Shareholders who do not meet the threshold criteria for making, or otherwise choose not to make, a formal proposal may at any time suggest nominees for election to the Board. Names of and supporting information regarding such nominees should be submitted to: Corporate Secretary, Potash Corporation of Saskatchewan Inc., Suite 500, 122 — 1st Avenue South, Saskatoon, Saskatchewan, S7K 7G3, Canada.

The role of the CG&N Committee is to identify individuals qualified to become members of the Board consistent with criteria approved by the Board, to recommend to the Board nominees for election to the Board at each annual meeting of shareholders or to fill vacancies on the Board and to address related matters. In addition, the CG&N Committee also develops and recommends to the Board corporate governance principles applicable to the Corporation and is responsible for leading the annual review of the performance of the Board.

A CG&N Committee-recommended nominee for a position on the Board must, at a minimum, meet the qualification standards for directors established by section 105 of the CBCA. In addition, such nominee must possess and exhibit the highest degree of integrity, professionalism, values and independent judgment. While the Committee and the Board do not believe that it is appropriate to adhere to quotas in building a high functioning Board, the Board’s formal Processes for Director Succession and Recruitment expressly encourages the promotion of diversity in the composition of the Board. Thus, when filling board vacancies the greatest emphasis is on finding the best qualified candidates given the particular needs and circumstances of the Board but a director candidate’s diversity of gender, race, nationality or other attributes may be considered favorably in assessing the candidate. In addition to encouraging diversity in the composition of the Board, the CG&N Committee believes that the Board should be comprised of directors who possess experience and expertise in one or more of the following areas:

•	fertilizer industry

•	agriculture

•	global agriculture

•	global/international commerce

•	transportation industry

•	e-commerce/technology

•	finance

•	global senior executive management

•	investment banking

•	legal

•	accounting

•	mining industry

•	chemical industry

•	general business management

•	public policy

•	corporate governance

•	compensation/human resources

On an ongoing basis the CG&N Committee asks incumbent directors and senior management to suggest individuals who should be considered as proposed nominees to the Board. The CG&N Committee identifies the mix of expertise and qualities required for the Board. The Chair of the CG&N Committee, in consultation with the CG&N Committee, the Board Chair and the CEO maintains an evergreen list of potential candidates identified and biographical information for each such potential candidate. When it becomes apparent that a vacancy on the Board will arise, either from mandatory or elective retirement or otherwise, the CG&N Committee reviews its list of potential candidates against the skill sets of incumbent Board members and the range of experience and expertise necessary for the Board. In completing this analysis, the CG&N Committee utilizes a skills matrix. Potential candidates who have, in the opinion of the CG&N Committee, the desired expertise are identified. Those who have the requisite qualifications and meet the Corporation’s standards are ranked by the CG&N Committee in order of preference and contacted to determine their interest in serving on the Board. The CG&N Committee may engage the services of a search firm to assist in the identification of director candidates. The CG&N Committee evaluates all potential candidates in the manner described, no matter what the source of the recommendation.

Prior to joining the Board, new directors are informed of the degree of energy and commitment the Corporation expects of its directors.

MANAGEMENT PROXY CIRCULAR ï Corporate Governance	Page 33

In an uncontested election, any nominee for director who fails to receive votes in favor of his or her election representing at least a majority of the votes cast (added together with the votes withheld) shall tender his or her resignation for consideration by the CG&N Committee. Except in extenuating circumstances, it is expected that the CG&N Committee will recommend to the Board that the resignation be accepted and effective within a period of 90 days and that the action taken be publicly disclosed. To the extent possible, the CG&N Committee and Board members who act on the resignation shall be directors who have themselves received a majority of votes cast.

Disclosure Regarding Director Orientation and Continuing Education

The Board has adopted a written New Director Orientation Policy designed to:

(a)	provide each new director with a baseline of knowledge about the Corporation that will serve as a basis for informed decision making;

(b)	tailor the program for each new director to take into account his or her unique mix of skills, experience, education, knowledge and needs; and

(c)	deliver information over a period of time to minimize the likelihood of overload and maximize the lasting educational impact.

The orientation program is tailored to the needs of each new director and consists of a combination of written materials, one-on-one meetings with senior management, site visits and other briefings and training as appropriate.

The Board also recognizes the importance of ongoing director education and the need for each director to take personal responsibility for this process. To facilitate ongoing education, the Corporation:

(a)	maintains a director’s intranet site to facilitate the exchange of views and published information;

(b)	maintains a membership for each director in an organization dedicated to corporate governance and ongoing director education;

(c)	each year encourages and funds the attendance of each director at one seminar or conference of interest and relevance, and funds the attendance of each committee Chair at one additional seminar or conference. In all cases, approval for attendance is obtained, in advance, from the Board Chair;

(d)	encourages presentations by outside experts to the Board or committees on matters of particular import or emerging significance; and

(e)	at least annually, schedules a site visit in conjunction with a Board meeting.

2009 Director Education Activities

In 2009, the Board held a meeting in Santiago, Chile and a site visit and meetings with senior management of one of the Corporation’s strategic investments, Sociedad Quimica y Minera de Chile S.A., were incorporated into the itinerary.

Also, during the year, the Board and its Committees participated in presentations and received educational information and/or materials on a variety of matters and topics, such as:

•	In July, the Board participated in a presentation by the Corporation’s outside counsel, Stikeman Elliott LLP and Jones Day, on regulatory matters of importance and of emerging significance to the Corporation;

•	The Audit Committee regularly received progress reporting on the status of the Corporation’s IFRSs implementation project and received reports on new and emerging issues in its areas of responsibility;

•	The Chair of the Compensation Committee and the Chair of the CG&N Committee attended a Towers Perrin seminar on “Say on Pay” and shareholder outreach matters;

•	At each CG&N Committee meeting the committee was provided with an update by the Corporation’s internal counsel on corporate governance trends and current governance issues;

•	At each Compensation Committee meeting the committee was provided with an update by Watson Wyatt on emerging trends in executive compensation;

MANAGEMENT PROXY CIRCULAR ï Corporate Governance	Page 34

•	In November, 2009, the Board was provided with a presentation by International Plant Nutrition Institute (IPNI) to explain the environmental and agronomic impacts of fertilizer usage, including the effects of over or under application; and

•	Mr. Howe spoke at a Deloitte Director series presentation in 2009, which is a series periodically attended by Directors of the Corporation.

Educational reading materials on matters of significance to the Corporation and the industries in which we operate are included from time to time in the materials provided to directors in advance of meetings. Directors are also canvassed for suggestions on educational presentations and reports, and may request that presentations be made by management or external advisors on issues of particular interest.

Two of the Corporation’s directors (Ms. Mogford and Mr. Burley) are accredited directors under the Institute of Corporate Directors (“ICD”) Director Education Program. Ms. Mogford and Mr. Howe have been honored as Fellows of ICD in recognition of their contributions to corporate governance in Canada. In addition, all members of the Board are members of ICD and the National Association of Corporate Directors (NACD). As such, they have access to events of these organizations which foster director education and advocacy of best practices in governance.

Disclosure Regarding the Ability of Shareholders to Communicate With the Board of Directors

The Corporation has a process for shareholders or other interested parties who wish to communicate with members of the Board, including the Chair or the non-management directors as a group. Communications in writing should be sent to:

PotashCorp Board of Directors
c/o Corporate Secretary
Suite 500, 122 – 1st Avenue South
Saskatoon, Saskatchewan
S7K 7G3
CANADA

Communications by e-mail should be sent to directors@potashcorp.com.

Matters relating to the Corporation’s accounting, internal accounting controls or auditing matters are referred to the Audit Committee. Other matters are referred to the Board Chair.

To further facilitate communications between the Corporation’s shareholders and the Board, the Corporation has adopted a policy that all directors standing for re-election and all new director nominees are expected to attend the Meeting. In 2009, all such directors and nominees attended the annual meeting.

Submitted on behalf of the CG&N Committee: Mary Mogford, Christopher M. Burley, Dallas J. Howe and Alice D. Laberge.

MANAGEMENT PROXY CIRCULAR ï Corporate Governance	Page 35

Compensation

•	Through and with its Compensation Committee, the Board retains ownership and oversight of executive and director compensation. In 2009, this included the adoption of an advisory “Say on Pay” vote for 2010 and a review of the risks associated with the Corporation’s compensation policies and practices.

•	In 2009, the Committee used its discretion to interpret the Short-Term Incentive Plan so as to provide awards to operational employees for superior performance on certain safety and environmental targets, despite the Corporation’s corporate financial goals and targets not having been met.

Members of the Compensation Committee for 2009

John W. Estey (Chair)
Wade Fetzer III (until his retirement on May 7, 2009)
Keith G. Martell
Jeffrey M. McCaig
Mary Mogford (from her appointment on May 7, 2009)
Paul J. Schoenhals

Role of the Compensation Committee

The role of the Compensation Committee is to formulate and make recommendations to the Board in respect of compensation issues relating to the Corporation’s directors and senior officers. The Compensation Committee makes recommendations regarding the Corporation’s stock option plans and administers the Short- and Medium-Term Incentive Plans, and the Performance Option Plans, each in accordance with its terms. The Compensation Committee reviews and makes recommendations regarding the general merit increase budget for salaried and non-bargaining hourly employees and has general oversight of employee benefit programs. In addition, the Compensation Committee, in consultation with the Chief Executive Officer, considers and reports to the Board regarding employee or executive succession matters. See page 37 for more details.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee serves, or has at any time served, as an officer or employee of the Corporation or any of its subsidiaries. None of the Corporation’s executive officers has served as a member of a compensation committee of any other entity, one of whose executive officers served as a member of the Compensation Committee. See page 39 for more details.

Compensation Discussion and Analysis

The Corporation’s executive compensation consists of six main elements: base salary, short-term incentives, performance units, performance stock options, retirement benefits and severance benefits. The Corporation designs executive compensation policies to attract, motivate and retain qualified executives. To emphasize performance-based compensation, the Corporation benchmarks total cash compensation levels to the median of a peer group of companies and provides the opportunity to earn total compensation above the median through medium-term and long-term incentive plans. See page 40 for details.

The Corporation believes that the most effective compensation program is one that is competitive within the marketplace, rewards the achievement of specific annual, long-term and strategic goals and aligns the interests of executives with shareholders by rewarding performance above established goals with the ultimate objective of increasing shareholder value. To accomplish these objectives, most compensation is variable and fluctuates based on individual and corporate performance.

Share Ownership Guidelines

The Corporation strongly supports Share ownership by its executive officers. Each of its executive officers is required to hold Shares with a value of between one and five times the executive officer’s base salary, depending on the executive officer’s position. The share ownership guidelines reflect the value of Shares held by executive officers and can be met through direct or beneficial ownership of Shares. See page 51 for details.

Chief Executive Officer Compensation

The Board considered certain goals and achievements in making decisions related to the 2009 and 2010 compensation of the Chief Executive Officer of the Corporation. See page 52 for details.

MANAGEMENT PROXY CIRCULAR ï Compensation	Page 36

J. Estey, Chair	K. Martell	J. McCaig	M. Mogford	P. Schoenhals

Report of the Compensation Committee and
Compensation Committee Responsibilities and Procedures

Composition of the Compensation Committee

We have a standing Compensation Committee, referred to as the “Committee” in this Compensation section. The Committee is, at present, composed of five directors: John W. Estey (Chair), Keith G. Martell, Jeffrey J. McCaig, Mary Mogford and Paul J. Schoenhals. The Board has determined that each of the directors who served as members of the Committee during the year ended December 31, 2009, is independent according to the Board’s independence standards as set out in the “PotashCorp Governance Principles” (which is available on our website, www.potashcorp.com), NI 58-101, applicable rules of the SEC and the NYSE corporate governance rules. See also “Board of Directors — Director Independence and Other Relationships”. The Board believes that the members of the Committee have the knowledge and experience to effectively perform their responsibilities. The members of the Committee have expertise in, among other areas, business management and finance, and four of the members are current or former principal executive officers. See also “Board of Directors — Nominees for Election to the Board of Directors”.

The Committee held six meetings in the last fiscal year. The Committee meets without management present at each committee meeting.

Compensation Committee Responsibilities and Procedures

The Committee has a Committee Charter, which is available on our website and in print to any shareholder who requests a copy from our Corporate Secretary. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

As described in the Committee’s charter, the Committee has the responsibility to:

1.	Review and approve on an annual basis the corporate goals and objectives relevant to the compensation of our CEO. The Committee evaluates at least once a year the CEO’s performance in light of established goals and objectives and, based on such evaluation, together with all other independent members of the Board, determines and approves the CEO’s annual compensation, including, as appropriate, salary, bonus, incentive and equity compensation;

2.	Review and approve on an annual basis the evaluation process and compensation structure for our executive officers, including an annual Executive Salary Administration Program under which the parameters for salary adjustments for officers are established;

3.	Review and make recommendations to the Board with respect to the adoption, amendment and termination of our management incentive-compensation and equity-compensation plans, oversee their administration and discharge any duties imposed on the Committee by any of those plans;

4.	Assess the competitiveness and appropriateness of our policies relating to the compensation of the executive officers;

5.	Participate in the long-range planning for executive development and succession, and develop a CEO succession plan;

6.	Develop the Committee’s annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations, and review and approve, prior to publication, the compensation sections of the proxy statement;

7.	Review the general design and make-up of our broadly applicable benefit programs as to their general adequacy, competitiveness, internal equity and cost effectiveness;

8.	Annually review the performance of our pension and other retirement benefit plans;

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9.	Review periodically executive officer transactions in our securities and approve such transactions as appropriate for their exemption from short-swing profit liability under Section 16(b) of the Exchange Act;

10.	Annually review and recommend to the Board a compensation package for our directors. In considering the director compensation package, the Committee may take into consideration the relative responsibilities of directors in serving on the Board and its various Committees. The Committee may request that management report to the Committee periodically on the status of the compensation package of the Board in relation to other similarly situated companies. Directors who are our employees shall not be compensated for their services as directors. The Committee shall review annually any stock ownership guidelines applicable to directors and shall recommend to the Board revisions to any such guidelines as appropriate; and

11.	Perform other review functions relating to management compensation and human resources policies as the Committee deems appropriate.

As the chief human resources officer, the Senior Vice President, Administration is our company’s representative to the Committee and provides the Committee with information and input on corporate compensation and benefits philosophy and plan design, succession planning, program administration and the financial impact of director, executive and broad-based employee compensation and benefit programs. In addition, the Senior Vice President, Administration provides information to and works with the Committee’s executive compensation consultant as directed by the Committee.

CEO Succession Planning

In accordance with its Charter, the Compensation Committee is charged with long-range planning for executive development and succession, including development of a CEO succession plan.

The Committee formally addresses succession planning twice each year, in its September and January meetings. In September, it reviews the succession plan status for all executive and management positions, assessing whether there is a readiness to fill potential vacancies with qualified people, gaps in the readiness, and ways to continually improve the process. In the January session, the Committee meets in camera with the CEO to review the performance and status of each of the CEO’s direct reports and the potential successors for them. The Committee also focuses specifically on CEO succession. The Committee and the CEO discuss the qualifications required for the position, the competencies and development considerations for each potential successor candidate, and the performance of individual executives in their current roles. The resulting CEO successor analysis and plan is presented for discussion and approval to the full Board.

The Board regularly interacts with the members of the executive management team and knows them and their capabilities well. The Board also meets key staff members through their participation in meetings and presentations to the Board and informally through a variety of social events during the year, designed to allow Board members to get to know members of the management who are potential future leaders of the company.

2009 Compensation Committee Work Plan

Attached hereto as Appendix G is a copy of the Committee’s 2009 Annual Work Plan, which summarizes actions taken and matters reviewed by the Committee during 2009.

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Compensation Approval Process

The below chart summarizes the approval process for the compensation of our Chief Executive Officer and our Named Executive Officers (as defined below).

Compensation Risk Analysis

The Board, principally through its committees, oversees the company’s risk management processes. As a component of this overall responsibility, we evaluated in 2009, with assistance from Watson Wyatt, our policies and practices for compensating our employees, including our Named Executive Officers, to assess the relationship between compensation and organizational risk. Based on this evaluation, we believe that our compensation programs do not encourage excessive risk taking, and we have not identified risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the company.

Compensation Committee Interlocks and Insider Participation

During 2009, none of the members of the Committee served, or has at any time served, as an officer or employee of our company or any of our subsidiaries. None of our executive officers has served as a member of a compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of the Committee.

Report of the Compensation Committee

The following report has been submitted by the Committee:

The Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Management Proxy Circular with management and, based on this review and discussion, recommends that it be included in our annual report on Form 10-K for the year ended December 31, 2009 and in this Management Proxy Circular.

By the Compensation Committee:

John W. Estey (Chair)
Keith G. Martell
Jeffrey J. McCaig
Mary Mogford
Paul J. Schoenhals

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Compensation Discussion and Analysis

Executive Summary

The following Compensation Discussion and Analysis discusses the structure, policies, principles and elements of our executive compensation program as well as the process related to and individuals involved in our executive compensation decisions. Information about the compensation awarded to our Named Executive Officers (as defined below) in 2007, 2008 and 2009 can be found in the Summary Compensation Table and related compensation tables beginning on page 55.

The Compensation Committee has engaged Watson Wyatt as executive compensation consultants. Watson Wyatt reports to the Chair of the Committee and primarily provides input to the Committee on the philosophy and competitiveness of the design and award values for certain of our executive and director compensation programs.

As discussed in further detail below, our executive compensation consists of six main elements: base salary, short-term incentives, performance units, performance stock options, retirement benefits and severance benefits. We design executive compensation policies to attract, motivate and retain qualified executives. To emphasize performance-based compensation, we benchmark total cash compensation levels to the median of a peer group of companies and provide the opportunity to earn total compensation above the median through medium-term and long-term incentive plans.

Based on a study conducted by Watson Wyatt in 2009, during the past three years, the realized pay of our Named Executive Officers was within the top quartile of our peer group, coinciding with the top quartile performance of our company relative to our peer group. Watson Wyatt conducted similar studies in 2007 and 2008 and obtained results that are consistent with the results of the 2009 study. A similar study of 2008 chief executive officer compensation at companies comprising the S&P/TSX 60 Index conducted by the Hay Group, an independent executive compensation consulting group, found similar results for the compensation of our CEO. We believe the results of these studies demonstrate the alignment between our Named Executive Officers’ compensation and our performance and support the Compensation Committee’s compensation philosophy.

We design our incentive plans with performance periods of varying durations. We provide executives with annual incentives through the Short-Term Incentive Plan, three-year incentives through the Medium-Term Incentive Plan and ten-year incentives through the Performance Option Plans. To align incentive compensation with shareholder interests, we link the amount of variable compensation to total shareholder return or metrics with a demonstrated relationship to total shareholder return. Our incentive plans do not provide mechanisms by which executives can monetize unvested equity awards.

100% of the outstanding options granted under our 2007 Performance Option Plan vested based on the difference between our cash flow return on investment and our weighted average cost of capital during the three-year performance period ended December 31, 2009.

We also provide retirement benefits to supplement the income of our employees after their retirement, and in cases of termination without cause, we strive to provide appropriate severance benefits that reflect the potential difficulty in obtaining comparable employment in a short period of time and provide for a complete separation between the terminated employee and our company. In the past, we entered into change in control agreements with certain of our senior executives, which agreements remain outstanding. No new agreements have been entered into since 1994.

We strongly support Share ownership by our executives. Each of our executives is required to hold Shares with a value of between one and five times the executive’s base salary, depending on the executive’s position. Our share ownership guidelines reflect the value of Shares held by executives and can be met through direct or beneficial ownership of Shares.

For a discussion of the goals and achievements considered by the Board in making decisions related to certain elements of the 2009 and 2010 compensation of our Chief Executive Officer, see “— Chief Executive Officer Compensation”.

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Compensation Structure and Policies

We design executive compensation policies, as described below, to attract, motivate and retain qualified executives. We believe that the most effective compensation program is one that is competitive within the marketplace, rewards the achievement of specific annual, long-term and strategic goals by the company and aligns the interests of executives with shareholders by rewarding performance above established goals with the ultimate objective of increasing shareholder value. To accomplish these objectives, most compensation is variable and fluctuates based on individual and corporate performance. To align variable compensation with shareholder interests, we link the amount of variable compensation to total shareholder return or metrics with a demonstrated relationship to total shareholder return. In addition, we have adopted a recoupment policy pursuant to which the Board can require reimbursement of an executive officer’s incentive compensation or cancel an executive officer’s unvested performance option awards if the Board learns of misconduct by the executive officer that contributed to the company having to restate its financial statements.

See “Report of the Compensation Committee and Compensation Committee Responsibilities and Procedures — Compensation Risk Analysis” for a discussion of the company’s analysis of the risks associated with its compensation policies generally.

Compensation Principles

•	To emphasize performance-based compensation, for each position studied, we maintain total cash compensation levels (salary and annual short-term incentive targets) at the median (50th percentile) of the relevant group of comparable companies.

•	We determine competitive and median levels of compensation with the assistance of independent compensation consultants that prepare, at least annually, analyses of external competitive compensation. Such analyses currently consist of (1) a group of publicly traded U.S. and Canadian companies with similar industry characteristics, revenues and market capitalization, which we refer to herein as the “Comparator Group”, and (2) additional executive compensation surveys of U.S.-based companies with similar industry and revenue size, which we refer to herein as the “Additional Surveys”. We refer to the Comparator Group and the Additional Surveys collectively as the “Comparative Compensation Information”. See “— Compensation Consultants and Comparator Groups”.

•	We provide the opportunity to achieve compensation above the median through medium-term and long-term incentive plans (performance units and stock options) if our performance exceeds the median performance of comparable companies. We design these plans, including our performance-based option plans, with measures (total shareholder return and internal performance measures historically linked with total shareholder return) that require company performance above the median, relative to other basic materials companies, to deliver total compensation above the median. For 2008 and the six preceding years, we used the total shareholder return of the Dow Jones U.S. Basic Materials Index, which we refer to herein as the “DJUSBMI” as a benchmark for determining the relative performance of our company. In 2009, we replaced the DJUSBMI with the DAXglobal Agribusiness Index, which we refer to herein as the “DAX Ag”, as a benchmark for determining relative performance. We believe the companies that make up the DAX Ag more directly measure the performance of the agribusiness sector, including some of our direct competitors, and the global nature of our business.

•	We establish the overall value of retirement and welfare benefits at approximately the median of comparable companies.

Elements of Executive Compensation: Overview

Our executive compensation consists of six main elements: base salary, short-term incentives, performance units issued under the Medium-Term Incentive Plan, which measures a performance period of three years, performance stock options issued as long-term incentives, retirement benefits and severance benefits.

We combine these elements, particularly base salary, and the short, medium and long-term incentives, to provide a total compensation package that attracts highly qualified individuals and provides strong incentive to align efforts and motivate executives to deliver company performance that creates sustaining shareholder value. The total value of the compensation package is weighted towards the variable incentive components. In particular, medium-term and long-term incentive targets comprise about 60% and short-term incentive targets comprise about 15% of total potential compensation value. The total value of our CEO’s compensation package is weighted even more heavily towards medium- and long-term incentive compensation.

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The following charts set forth the relative weight of 2009 compensation attributable to base salary, short-term incentive targets and medium- and long-term incentive targets for (1) our CEO and the average of the CEOs of the Comparator Group, and (2) our Named Executive Officers and the average of the Named Executive Officers of the Comparator Group.

Our CEO Compensation	CEO Compensation of Comparator Group

Our NEO Compensation	NEO Compensation of Comparator Group

We establish corporate performance goals for each variable incentive component. For short-term incentives, we set corporate and operating group financial and operating goals annually. The Medium-Term Incentive Plan incorporates absolute and relative total shareholder return targets over a three-year period, with potential payout occurring only at the end of the three-year period. The performance periods under the Medium-Term Incentive Plan do not overlap. As a result, awards, if earned, are paid out only once every three years. Our long-term incentive program grants performance stock options, which we refer to as performance options because the plan includes a performance target required for vesting of the options in addition to the inherent requirement of stock appreciation for the vested options to have value. Vesting is determined at the end of a three-year period based upon a target for cash flow return on investment compared to the weighted average cost of capital. The option term is generally ten years from the date of grant.

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More detail on each element and its purpose within the total executive compensation program is described in the following table and further in this report.

Performance
Current Compensation	Form	Eligibility	Period

Base salary • For executive officers, we set base salary targets at the median of the Comparative Compensation Information, adjusted to reflect individual performance and internal equity.	Cash	All salaried employees	Annual

Short-term incentives

•   We base awards on achievement of predetermined goals for corporate performance or a combination of corporate and operating group performance.

•   We establish targets at the median of the Comparative Compensation Information.

• Individual awards may be adjusted (±30%) to recognize individual performance, provided the total adjusted awards approximate the total awards at mid-point.	Cash	All executives and most salaried staff and union and non-union hourly employees	1 year

Medium-term incentives

•   As of January 1, 2009, we issued units at a price equal to the average closing price of our common stock for the last 30 trading days of 2008.

•   Each award vests and is paid out at the end of the three-year performance period (December 31, 2011). One-half of the units vest based on our total shareholder return, or TSR, and one-half of the units vest based on our TSR relative to the TSR of the DAX Ag.

• The value at payout equals the number of vested units multiplied by the average closing price of our common stock for the last 30 trading days of 2011, subject to a maximum value per unit of three times the average closing price of our common stock for the last 30 trading days of 2008.	Performance Share Units	All executives and senior management (approximately 71 individuals)	3 years

Long-term incentives

•   Options granted under our Performance Option Plans vest based on the amount by which our cash flow return on investment exceeds the weighted average cost of capital during the three-year performance period.

•   The value of vested options is based on appreciation of our common stock during the ten-year option period.

•   We make one option grant per year following shareholder approval of the Performance Option Plan at the annual meeting of shareholders. We have determined not to make off-cycle option grants during the year.

•   The number of options that the Board grants annually is that number of options that will result in the appropriate total compensation for each management level as determined by reference to the Comparative Compensation Information. See “Compensation Principles” above.
	Performance Options	All executives, senior management and other selected managers (approximately 267 individuals)	3 year vesting 10 year option term

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Measurement
Post-Retirement and Termination Compensation	Form	Eligibility	Period

Retirement Benefits

Canadian Pension Plan • Benefits are based on the participant’s required contributions (up to 5.5% of earnings) and equivalent matching contributions by our company.	Cash	All Canadian salaried staff and certain union and non-union hourly employees	Pensionable service period

Canadian Supplemental Retirement Income Plan
•   Benefits are based on 2% of the average of the participant’s three highest consecutive years’ earnings multiplied by years of pensionable service, minus the benefit payable under the Canadian Pension Plan. Certain senior executives’ benefits are calculated differently. See “— Retirement Benefits” below.

•   No benefits are payable if the participant is not at least age 55 at retirement; benefits are reduced if the participant is not at least age 62 at retirement.
	Cash	Selected senior executives (23 individuals)	Pensionable service period to a maximum of 35 years

U.S. Pension Plan

•   Benefits are based on 1.5% of the participant’s final average compensation, which is calculated using the highest paid 60 consecutive months of service out of the last 120 months, multiplied by years of service accrued after December 31, 1998. Participants with service accrued prior to January 1, 1999 under previous plans will have a portion of their benefit calculated pursuant to such plans. See “— Retirement Benefits” below.

• Benefits are reduced if the participant is not at least age 65, or age 62 with 20 years of service, at termination.	Cash	All U.S. salaried and non-union hourly employees	Pensionable service period to a maximum of 35 years

U.S. Supplemental Plan

•   Benefits are intended to provide participants with the same aggregate benefits they would have received under the U.S. Pension Plan had there been no legal limitations on those benefits.

• No benefits are payable if the participant is not at least age 55 at termination.	Cash	Eligible U.S. salaried and non-union hourly employees	Pensionable service period to a maximum of 35 years

Severance Benefits

Change in control severance benefits

•   Benefits are awarded in connection with termination within two years of a change of control.

• Termination includes ceasing to be employed for any reason, including constructive dismissal, except by reason of death, disability, resignation or voluntary retirement, or dismissal for dishonest or willful misconduct.	Cash, Insurance and Other Benefits	Selected senior executives (3 individuals)	Upon termination of employment

General severance benefits

•   Benefits are generally awarded in connection with termination without cause.

• Benefits are generally based on two weeks of salary for each complete year of service, subject to a minimum of 4 weeks and a maximum of 52 weeks.	Cash	All salaried employees	Upon termination of employment

In addition to the above elements of compensation, certain U.S. employees participate in our 401(k) plan, which we refer to herein as the “401(k) Plan”, and certain Canadian employees participate in our savings plan, which we refer to herein as the “Savings Plan”. Pursuant to the 401(k) Plan and the Savings Plan, we make company contributions for the benefit

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of participants. For information about the amount of company contributions made for the benefit of Named Executive Officers (as defined below) pursuant to such plans, see “Executive Compensation — Summary Compensation Table”. We do not have non-qualified deferred compensation plans or arrangements pursuant to which our Named Executive Officers may elect to defer current compensation. Where appropriate, we design our compensation arrangements to provide relief from Section 162(m) of the Internal Revenue Code.

Elements of Executive Compensation: Purpose and Details

Salary

Purpose: A necessary component of compensation to retain qualified employees.

We have established a system of tiered salary levels for senior executives (vice president and above). We assign senior executive positions to an appropriate salary tier that reflects the position’s internal value to our company and equitable considerations based on comparisons to salaries for relevant positions in the Comparative Compensation Information. Within the assigned salary tier, the Committee generally establishes salary guidelines at levels that approximate the median (the 50th percentile) of the Comparative Compensation Information. Individual executive salaries for executives that report directly to the CEO are recommended by the CEO and subject to approval by the CEO and the Committee. The CEO’s salary is subject to approval by the Committee and the Board. Our executives, including our Named Executive Officers, are generally eligible for only one salary increase per year. In light of the challenging business conditions that existed in early 2009, none of our Named Executive Officers received an increase in base salary for 2009.

Incentive Plan Compensation

We design our incentive plans with performance periods of varying durations. We provide executives with annual incentives through the Short-Term Incentive Plan, three-year incentives through the Medium-Term Incentive Plan and ten-year incentives through the Performance Option Plans. Our incentive plans do not provide mechanisms by which executives can monetize unvested equity awards or, except as described below in “Medium-Term Incentive Plan”, obtain value prior to the end of the relevant performance period. We believe that, in the aggregate, the range of performance periods in our incentive plans creates a strong alignment between the interests of our executive officers and shareholders.

The Committee analyzes our incentive plans based on actual and potential performance scenarios to ensure that the value of the incentive awards granted to our Named Executive Officers is appropriately linked to our performance. In 2009, at the request of the Committee, the Committee’s executive compensation consultants, Watson Wyatt, conducted a study of the relationship of our Named Executive Officers’ pay to the performance of our company. For purposes of the study, pay included base salary, the payout value or, if not yet paid, the 2008 year-end value of incentive awards granted during the measurement period and the aggregate annual change in the value of stock options during the measurement period. Company performance was measured based on growth in cash flow per Share, growth in earnings per Share and total shareholder return during the measurement period. The study concluded that during the three years ended December 31, 2008, the pay of our Named Executive Officers was within the top quartile of the Comparator Group, coinciding with the top quartile performance of our company relative to the Comparator Group. Watson Wyatt conducted similar studies in 2007 and 2008 and obtained results that are consistent with the results of the 2009 study. A similar study of 2008 chief executive officer compensation at companies comprising the S&P/TSX 60 Index conducted by the Hay Group found similar results for the compensation of our CEO.

We believe the results of the Watson Wyatt and Hay Group studies demonstrate an alignment between our Named Executive Officers’ compensation and our performance, reflecting the Committee’s compensation philosophy of providing the opportunity to achieve compensation above the median through medium-term and long-term incentive plans if our performance exceeds the median performance of comparable companies.

— Short-Term Incentive Plan

Purpose: To develop strong corporate management by providing annual financial incentives to achieve corporate success; to attract, retain, motivate and reward productive employees who support corporate and operational goals.

Our Short-Term Incentive Plan provides for incentive awards based on an individual’s performance and position and our financial and operational results. The plan provides incentives to individuals during a near-term performance period, which we set at one year, and focuses on successful fulfillment of short-term corporate and operational goals.

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We assign participants an incentive award target, expressed as a percentage of salary. Achievement of the target is determined by our cash flow return, as defined in the plan. We use cash flow as a financial measure, because it is strongly correlated with long-term TSR. In addition, we believe that it is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. In this way, the use of cash flow return as a performance measure under our Short-Term Incentive Plan further supports the alignment between our Named Executive Officers’ compensation and our performance.

For senior executives, including the Named Executive Officers, unadjusted incentive awards can range from 0% to 200% of salary, depending upon an executive’s position, actual cash flow return above the minimum threshold return and compared to the target return. Because the value of the awards under the Short-Term Incentive Plan are capped at specified percentages of participants’ salaries, the Committee can more readily stress-test executive officer compensation and analyze the effect of significant upturns or downturns in company performance. The incentive awards are subject to adjustment (±30%) based on the executive’s individual performance and other factors that the Committee deems appropriate, provided that total adjusted awards approximate total awards at mid-point. Under the terms of the plan, we generally make no payments if our cash flow return is less than 50% of the target set by the Board for that year.

We generally set cash flow return targets that are challenging to achieve. In a strong year in 2007, based on gross margin and total shareholder return, our cash flow return exceeded target but was less than the amount required to deliver the maximum payout for the Short-Term Incentive Plan awards. Given the record results of 2008, the maximum payout level for the plan was achieved.

In 2009, our cash flow return was below the threshold level required to deliver the minimum payout for the Short-Term Incentive Plan awards. As a result, no awards were paid to our Named Executive Officers and other corporate employees. However, the Committee exercised its discretion under the Short-Term Incentive Plan to pay awards to operational employees based on 2009 performance in certain safety and environmental metrics. For information regarding each Named Executive Officer’s 2007 and 2008 Short-Term Incentive Plan awards, see “Executive Compensation — Summary Compensation Table”.

The following table sets forth our performance under the Short-Term Incentive Plan for each of the last three years.

	2009	2008	2007

Cash Flow Return Target	47.26%	23.20%	14.86%
Actual Cash Flow Return(1)	12.72%	45.85%	21.85%
Adjusted Cash Flow Return Ratio(2)	0.2692	1.9766	1.4573

(1)	For a description of how cash flow return is calculated under the Short-Term Incentive Plan, see “— Summary Compensation Table — Non-Equity Incentive Plan Compensation”.

(2)	Due to rounding, dividing actual cash flow return by the cash flow return target may not result in the exact adjusted cash flow return ratio.

— Medium-Term Incentive Plan

Purpose: To align the interests of our executive officers and shareholders; to reward executive officers and key employees for superior performance over a three-year performance period and for their continued contributions to our success.

Our Medium-Term Incentive Plan aligns the interests of our executives and key employees with those of our shareholders by linking the vesting of awards to the total return to shareholders, or TSR, over a three-year performance period that began January 1, 2009 and ends December 31, 2011. TSR measures the capital appreciation in our Shares, including dividends paid during the performance period, and thereby simulates the actual investment performance of our Shares.

Under the Medium-Term Incentive Plan, we awarded participants a number of units based on the participant’s salary at the later of the beginning of the performance period and the date of initial participation in the plan (multiplied by a factor of up to three to reflect the number of years such participant would participate in the plan), a target award percentage and the average Share price over the 30 trading days immediately preceding the performance period. The target award percentages range from 20% to 70%, depending upon the executive’s position and potential for contribution to our success.

Units granted under the Medium-Term Incentive Plan vest over the three-year performance period ending December 31, 2011. One-half of the units vest based on increases in our TSR. The remaining one-half of the units vest based on the

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extent to which our TSR matches or exceeds the TSR of the common shares of a group of peer companies. The peer group of companies consists of the companies that are included in the DAX Ag. Plan participants generally are required to continue in a qualifying position throughout the performance period as a condition to vesting. However, if a participant’s employment terminates earlier due to the participant’s retirement, disability or death, or we terminate a participant’s employment without just cause, the participant is entitled to a cash payment in settlement of a pro rata number of units, with vesting based on the achievement of performance objectives as of the date of termination. A participant who resigns or whose employment is terminated for just cause forfeits all rights to any units granted under the plan.

Depending on the achievement of the performance objectives, 0% to 150% of the units granted under the Medium-Term Incentive Plan will vest. Achievement of the target performance objectives — a TSR of 50% and a TSR that is 130% of the DAX Ag — would entitle a participant to 100% of the units awarded under the plan. Between 100% and 150% of the units would vest if actual performance exceeds target performance. The maximum 150% of the units would vest based on a TSR of 75% or more and a TSR that is 145% of the DAX Ag performance. No units would vest if the minimum performance objectives — a TSR of 5% and a TSR that matches the DAX Ag performance — are not achieved. See “Executive Compensation — Summary Compensation Table — Stock Awards” for the complete vesting schedule applicable to the Medium-Term Incentive Plan.

We will settle vested units in cash based on the average price of our common stock over the last 30 trading days of the performance period. The price used to determine the cash payout may not exceed 300% of the market value of a Share as at the beginning of the performance cycle. Because the value of the units granted under the Medium-Term Incentive Plan are capped at 300% of the market value of a Share, the Committee can readily stress-test executive officer compensation and analyze the effect of significant upturns or downturns in company performance.

— Long-Term Incentives (Performance Stock Options)

Purpose: To align the interests of our executive officers and shareholders; to provide incentives to executive officers and key employees to promote long-term shareholder interests.

We provide our executives with long-term incentives through our Performance Option Plans. Our Performance Option Plans award options to senior executives and other key employees for superior performance over a three-year performance period. Options vest based on metrics with a demonstrated relationship to total shareholder return. The options have a ten-year term from the date of grant, providing incentives to executives to promote long-term shareholder interests.

We make one option grant per year following shareholder approval of the Performance Option Plan at the annual meeting of shareholders. We have determined not to make off-cycle option grants during the year. The number of options that the Board grants annually is that number of options that will result in the appropriate total compensation for each management level, as determined by company performance and by reference to the Comparative Compensation Information. Options not granted are cancelled at the end of the calendar year in which the Performance Option Plan is approved by shareholders.

In order to deliver a level of total compensation that is consistent with the level of corporate performance achieved, data on compensation provided by the Comparative Compensation Information is analyzed on an annual basis to determine the 25th, 50th, and 75th percentile compensation levels for our management positions. We link these compensation study results and the vesting schedule to determine option grant levels that will deliver the appropriate compensation for the performance delivered. We strive to set the target value of each Named Executive Officer’s option grant at a level that, including such Named Executive Officer’s other compensation, will deliver compensation in the upper quartile of the Comparative Compensation Information if company performance is also in the upper quartile relative to the Comparative Compensation Information.

On May 7, 2009, our shareholders approved the 2009 Performance Option Plan under which we could offer, after February 20, 2009 and before January 1, 2010, options for the issuance of up to 1,000,000 Shares pursuant to the exercise of options to eligible officers and employees. As of February 19, 2010, options to acquire 636,400 Shares, or approximately 0.21% of the total outstanding Shares (assuming exercise of such stock options), were issued and outstanding under the 2009 Performance Option Plan. Options not granted under the 2009 Performance Option Plan were cancelled at the end of 2009.

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For 2010, we are requesting shareholder approval of an amount of 1,000,000 options to be available for grant under the provisions of the 2010 Performance Option Plan. We expect that this amount is sufficient for one annual grant to be made after the Meeting and before January 1, 2011.

Under our Performance Option Plans, the exercise price of an option shall not be less than the quoted market closing price of our Shares on the last trading day immediately preceding the date of grant. Option vesting is determined by achieving corporate performance goals that historically have correlated with our TSR and the relative performance of our TSR to the TSR of our peer index. We measure performance over a three-year period. A vesting schedule determines the percentage of options vested at the end of the three-year period and ties the level of total compensation to our performance. An option’s maximum term is currently ten years from the date of grant.

In connection with the development of our first Performance Option Plan in 2005, the Committee worked with Hewitt Associates to use 10-year historical data to analyze the correlation between our cash flow return on investment (“CFROI”) minus our weighted average cost of capital (“WACC”) and our TSR performance relative to the DJUSBMI performance. Having established a strong correlation between our CFROI-WACC and TSR performance levels relative to the DJUSBMI performance, the Committee and Hewitt Associates developed a schedule based upon our CFROI-WACC levels to vest appropriate amounts of Shares at different performance levels. Consultants at Watson Wyatt also reviewed and confirmed this methodology.

In connection with our transition to the DAX Ag as a peer index, Watson Wyatt reviewed the existing Performance Option Plan vesting schedule against the performance of the DAX Ag. In particular, Watson Wyatt analyzed the historical CFROI and WACC of the companies that comprise the DAX Ag to determine the expected performance range of the DAX Ag. The results of Watson Wyatt’s review confirmed that the Performance Option Plan vesting schedule is appropriate and requires above-median performance to deliver above-median compensation. Moreover, no options vest if CFROI-WACC is negative during the applicable performance period.

The following table sets forth the percentage of stock options granted under the 2005 Performance Option Plan, the 2006 Performance Option Plan and the 2007 Performance Option Plan that vested for the three-year performance periods ended December 31, 2008 and December 31, 2009, respectively.

	CFROI-WACC to
	Achieve Maximum	Actual	Actual
	Vesting	CFROI-WACC(1)	Vesting Percentage

2005 Performance Option Plan	2.50	8.29	100%
2006 Performance Option Plan	2.50	16.50	100%
2007 Performance Option Plan	2.50	16.04	100%

(1)	Actual CFROI-WACC reflects the average of the annual CFROI-WACC for the three years during the applicable performance period. For a description of how CFROI-WACC is calculated and for the full Performance Option Plan vesting schedule, see “Grants of Plan-Based Awards — Option Awards”.

During the three-year performance periods ended December 31, 2007, December 31, 2008 and December 31, 2009, we achieved performance sufficient to vest 100% of the stock options granted under each of the 2005 Performance Plan, the 2006 Performance Plan and the 2007 Performance Plan, respectively. The 100% vesting of stock options reflected our exceptional performance relative to target during each performance period. The Compensation Committee believes that 100% vesting under our Performance Option Plans requires superior performance during the applicable performance period and believes that the Performance Option Plans’ vesting schedule appropriately links vesting of stock options to our performance relative to our peers.

See “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End — Outstanding Stock Options” for information on the number of outstanding stock options under each of our existing stock option plans.

Post-Retirement and Termination Compensation

— Retirement Benefits

Purpose: To supplement the income of our employees after their retirement.

We provide post-retirement benefits to employees generally and typically do not consider an employee’s past compensation in determining eligibility for post-retirement benefits. For a description of our pension plans, see “Executive Compensation — Pension Benefits”. For information about the amount of company contributions made for the benefit of Named Executive Officers pursuant to such plans, see “Executive Compensation — Summary

MANAGEMENT PROXY CIRCULAR ï Compensation	Page 48

Compensation Table”. We do not grant extra years of credited service under our pension plans except as discussed under “— Change in Control Agreements” below and otherwise as appropriate in exceptional circumstances.

As calculated in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”) for financial statement reporting purposes, the following table sets forth our total balance sheet liability under the Canadian Supplemental Plan and the U.S. Supplemental Plan for all current and former executive officers and other covered employees as of December 31, 2009 and December 31, 2008.

	December 31,
	2009	2008

Total Supplemental Plan Liability	$34.8 million	$25.6 million

— Severance Benefits

Purpose: To provide appropriate benefits that reflect the potential difficulty in obtaining comparable employment in a short period of time and provide for a complete separation between the terminated employee and our company.

Our current severance policy for termination without cause, which is generally applicable to salaried employees, including the Named Executive Officers, is to provide notice of impending termination, or payment of salary in lieu of notice, equivalent to two weeks for each complete year of service (subject to a minimum of 4 weeks and a maximum of 52 weeks). Such policy is superseded by specific termination provisions contained in any applicable written agreement and may be subject to adjustment. Payment of severance benefits is discretionary on the part of the company except as may be required by law.

— Change in Control Agreements

Purpose: Historical agreements with certain senior executives.

Effective December 30, 1994, we and, where applicable, PCS Sales entered into change in control agreements with certain senior executives, including Mr. Doyle and Mr. Brownlee. At that time, we deemed such agreements to be appropriate arrangements with senior executives. Subsequently, we have not entered into new change in control agreements. The initial term of each 1994 change in control agreement was through December 31, 1997. The term of each agreement has automatically renewed for successive one-year periods since December 31, 1997 and continues to be subject to automatic renewal for successive one-year terms until the employee reaches age 65 or unless either party gives notice of termination.

Benefits pursuant to the change in control agreements require both a change in control and an involuntary termination of the executive’s employment (including constructive dismissal) within two years following a change in control. The severance benefit entitlements upon termination of employment following a change in control of our company are:

•	a lump-sum payment of three times the executive’s current base salary and average bonus for the last three years;

•	a lump-sum payment of the pro-rata target bonus for the year in which the termination occurs;

•	immediate vesting and cash out of all outstanding Medium-Term Incentive Plan awards;

•	a credit of three additional years of service under the Canadian Supplemental Plan;

•	a three-year continuation of medical, disability and group term life insurance, provided that these benefits terminate upon obtaining similar coverage from a new employer or upon commencement of retiree benefits; and

•	financial or outplacement counseling to a maximum of Cdn$10,000.

Payments to be made pursuant to the foregoing and relating to the employee’s bonus may be deferred by the executive for up to three years or for such other period as may be permitted by the Income Tax Act (Canada). Mr. Doyle is entitled to a “gross up” of payments to cover excise taxes under the golden parachute rules of the Internal Revenue Code, if payable in respect of such benefits.

The change in control agreements further provide that all outstanding non-exercisable options granted to the executive become exercisable upon the occurrence of a change in control. In the event no public market for the Shares exists, we (or PCS Sales, as the case may be) will compensate the executive for the value of his or her options based on a Share value approved by our shareholders upon a change in control, or, if no such value has been approved, the market value of the Shares when last publicly traded.

MANAGEMENT PROXY CIRCULAR ï Compensation	Page 49

For additional information about the above change in control agreements, including the definitions of change in control and termination, see the Form of Agreement dated December 30, 1994, filed as Exhibit 10(p) to our annual report on Form 10-K for the year ended December 31, 1995.

Policy on Recoupment of Unearned Compensation

The Board has approved a policy on Recoupment of Unearned Compensation. Under the policy, if the Board learns of misconduct by an executive that contributed to a restatement of our company’s financial statements, the Board can take action it deems necessary to remedy the misconduct. In particular, the Board can require reimbursement of incentive compensation or effect the cancellation of unvested performance option awards if (1) the amount of the compensation was based on achievement of financial results that were subsequently restated, (2) the executive engaged in misconduct that contributed to the need for the restatement and (3) the executive’s compensation would have been a lesser amount if the financial results had been properly reported.

Compensation Consultants and Comparator Groups

To gather information about competitive compensation practices, the Committee relies on the input and recommendations of independent compensation consultants and data provided by broad-based executive compensation surveys. The Committee obtains the advice and recommendations of its independent compensation consultants as the Committee deems appropriate. Although this information is an important tool in the Committee’s processes, the decisions made by the Committee are solely the responsibility of the Committee and reflect other factors and considerations. For a discussion of the factors that the Committee considers in making compensation decisions, see “Compensation Structure and Policies”, “Compensation Principles” and “Elements of Executive Compensation” above.

In 2005, the Committee engaged Watson Wyatt as executive compensation consultants. Watson Wyatt reports to the Chair of the Committee and provides input to the Committee on the philosophy and competitiveness of the design and award values for certain of our executive and director compensation programs. Watson Wyatt also assists in the evaluation of compensation arrangements associated with certain strategic opportunities. In its role as executive compensation consultants, in 2009, Watson Wyatt attended Committee meetings at which executive compensation matters were discussed.

In accordance with our adherence to the best practice of retaining independent executive compensation consultants, Watson Wyatt does not perform any other consulting services for us. Any work other than executive compensation consulting services performed for us by Watson Wyatt must be approved in advance by the Chair of the Committee. The following table sets forth the fees we paid to Watson Wyatt in 2008 and 2009:

	Year Ended December 31,
	2009	2008

Fees attributable to compensation consulting services(1)	$473,872	$362,300
Fees attributable to other services(2)	—	—
Percentage of fees attributable to compensation consulting services	100%	100%

(1)	For 2009, includes $30,473 attributable to compensation consulting services requested by management and approved by the Committee, including calculation of stock and option award expense amounts in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation”.

(2)	Effective January 1, 2010, Watson Wyatt and Towers Perrin combined their global consulting businesses pursuant to a merger agreement that was adopted by each company’s shareholders. In 2009, we entered into a contract, effective January 1, 2010, with Towers Perrin for certain consulting services, including prescription drug benefit plan design and advice. The company’s retention of Towers Perrin was discussed with the Committee in advance. We paid $17,000 to Towers Perrin in 2009 for analysis related to these services.

The Committee uses executive compensation analyses prepared on at least an annual basis by Watson Wyatt and other independent compensation consultants. Such analyses currently consist of (1) a group of 19 publicly traded U.S. and Canadian companies, or the Comparator Group, selected on the basis of a number of factors, including similar industry characteristics, revenues and market capitalization, and (2) additional executive compensation surveys of U.S.-based companies with similar industry and revenue size gathered by three compensation consulting services, or the Additional Surveys.

MANAGEMENT PROXY CIRCULAR ï Compensation	Page 50

The 19 companies included in the Comparator Group in 2009 were:

Air Products and Chemicals, Inc. Agrium Inc. Arch Coal Inc. Ashland Inc. Barrick Gold Corporation Cameco Corporation CF Industries Holdings, Inc.	Eastman Chemical Company Ecolab Inc. Martin Marietta Materials, Inc. Monsanto Company The Mosaic Company Newmont Mining Corporation Nova Chemicals Corporation	Peabody Energy Corporation PPG Industries, Inc. Praxair, Inc. The Valspar Corporation Vulcan Materials Company

In 2009, the three Additional Surveys were (1) the WWDS 2009/2010 Survey Report on Top Management Compensation, (2) the Mercer 2009 US Benchmark Database — Executive and (3) the Towers Perrin 2009 U.S. CDB General Industry Executive Database. For a list of the companies included in each of the Additional Surveys, see Appendix H.

Executive Share Ownership Guidelines

We strongly support Share ownership by our executives. In November 2004, we introduced minimum shareholding guidelines, to be met by November 2009 for the then-current executive officer group. Any individual promoted into a position subject to these guidelines will have a five-year period within which to meet the share ownership requirements. The shareholding requirements reflect the value of Shares held and can be met through direct or beneficial ownership of Shares, including Shares held through our qualified defined contribution savings plans. Options and performance units (under the Medium-Term Incentive Plan) are not included in the definition of Share ownership for purposes of the guidelines.

Each Named Executive Officer’s Share ownership and compliance with the share ownership guidelines are reviewed at Compensation Committee meetings. If a Named Executive Officer’s Share ownership falls below the minimum guidelines due to a decline in the Share price, such Named Executive Officer will have three years to restore compliance. For purposes of determining compliance during this three-year period, the Named Executive Officer’s Shares will be valued at the higher of cost or market value.

The Guidelines are:

Title	Share Ownership Guideline

Chief Executive Officer	5 times base salary
Chief Financial Officer, Chief Operating Officer, Senior Vice Presidents and Division Presidents	3 times base salary
Designated Senior Vice Presidents and Vice Presidents	1 times base salary

As of February 19, 2010, all of the Named Executive Officers hold Shares with a value in excess of the ownership guidelines. The table below sets forth, for each Named Executive Officer, the number and value of Shares held, the value of Shares required to meet the ownership guidelines and the value of Shares held as a multiple of the Named Executive Officer’s base salary.

Named Executive	Number of Shares	Value of Shares	Value Required to	Value Held as
Officer	Held	Held	Meet Guidelines	Multiple of Salary

William J. Doyle	467,764(1)	$53,858,353	$5,680,000	47.4x

Wayne R. Brownlee	58,500	$6,735,690	$1,542,528	13.1x

James F. Dietz	57,601	$6,632,179	$1,516,944	13.1x

G. David Delaney	40,324	$4,642,905	$1,277,640	10.9x

Barbara Jane Irwin	53,446	$6,153,772	$1,221,168	15.1x

(1)	Includes 19,898 Shares held in the William & Kathy Doyle Foundation, 216,336 Shares held in the WJ Doyle Revocable Trust and 230,728 Shares held in the Doyle Family LLC.

MANAGEMENT PROXY CIRCULAR ï Compensation	Page 51

Chief Executive Officer Compensation

The Committee reviews annually the CEO’s salary, any awards under our Short- and Medium-Term Incentive Plans and any grant of options under our option plans and makes its recommendations to the Board. With the assistance of Watson Wyatt, the Committee analyzes the relationship between our performance and the CEO’s annual earnings. The CEO’s annual salary is determined primarily on the basis of his individual performance and our company’s performance. While no mathematical weighting formula is used, the Committee considers all factors that it deems relevant, including our financial results, our TSR and performance relative to similar companies within our industry, survey compensation data obtained from our compensation consultants, the duties and responsibilities of the CEO, the CEO’s individual performance relative to written objectives established at the beginning of each year, current compensation levels and the effect of significant upturns or downturns in our performance. Awards pursuant to the Short- and Medium-Term Incentive Plans and under the option plans are made in accordance with the plans as outlined above. If minimum targets set under the Short- and Medium-Term Incentive Plans and option plans are not met, the CEO does not receive compensation pursuant to those plans.

With the assistance of Watson Wyatt, the Committee also references the compensation of the CEOs in the Comparative Compensation Information. The comparison of our CEO compensation to the Comparative Compensation Information incorporates many factors including the relative sales and market capitalization of the companies, their profitability and shareholder return history, the duties of the CEO and any other extenuating or special circumstances. In general, we set CEO cash compensation at the median of the applicable range.

In January 2010, the Committee and the independent members of the Board reviewed all of the factors mentioned above, including individual and company performance, relative company performance and survey compensation data for the purpose of determining Mr. Doyle’s 2010 compensation. We failed to achieve the minimum threshold corporate financial performance required under our Short-Term Incentive Plan for 2009 and consequently, the Committee and the Board determined that no awards would be made under the Plan for Mr. Doyle or any of the Named Executive Officers.

Mr. Doyle’s 2009 performance goals and achievements were considered by the Committee and the independent members of the Board in determining his 2010 base salary. The Committee and the independent members of the Board also considered the absence of any salary increase for Mr. Doyle during 2009.

Although the Committee and the independent members of the Board did not utilize any specific weighting in analyzing Mr. Doyle’s 2009 performance goals, generally, seven performance goals were fully achieved and were viewed positively in determining Mr. Doyle’s compensation; two performance goals were not achieved and were viewed negatively in determining Mr. Doyle’s compensation. The partially achieved safety performance goal was viewed negatively due to the unfortunate occurrence of a fatality at our New Brunswick facility.

Based on the above noted factors, including Mr. Doyle’s overall performance, the Committee and the independent members of the Board approved an increase in Mr. Doyle’s base salary from $1,092,000 for 2009 to $1,136,000 for 2010.

More specific information on Mr. Doyle’s individual performance goals and achievements (and their relationship to our corporate goals) is provided in the following table.

MANAGEMENT PROXY CIRCULAR ï Compensation	Page 52

■ Achieved        ◘ Partially Achieved       ☐ Did Not Achieve

CORPORATE GOAL: Be the supplier of choice to the markets we serve.

Goal
2009 Individual Performance Goal	Achieved	Discussion of 2009 Performance
1. Improve product quality so we can provide the highest quality products to our customers.	■	Product quality performance improved in 2009 as total complaints declined 18% and complaints related to dust, lumps or product sizing declined 20%.

2. Find new ways to make it easier for our customers to do business with us.	■	Eight important customer initiatives were introduced or continued in 2009:
(a)  Upgraded and expanded our North American and international transportation and distribution system to: (i) improve asset utilization; (ii) faster loading, unloading and transit times; (iii) increase storage capacity; (iv) offer additional transportation mode alternatives; and (v) bring our product closer to our customers;
(b)  Enhanced raw material transportation flexibility to improve finished product availability for our customers;
(c)  Collaborated with customers in developing strategies to optimize their supply chain and reduce seasonality in their business;
(d)  Partnered with customers to discuss and share information to ensure the highest levels of product quality, reliability and service;
(e)  Assumed an active leadership role in industry trade associations, working closely with governmental and other agencies to address transportation policy matters;
(f)  Expanded the delivery of market analysis reports, targeting the issues and trends most important to our fertilizer, feed and industrial customers;
(g)  Supplemented our Safe Feed/Safe Food certification by voluntarily implementing enhanced risk analyses and control tools for assessing and restricting contaminants, demonstrating our pledge to food safety and enhancing consumer confidence in the products we provide; and
(h) Utilized information technology to enhance and streamline our customers’ ability to forecast and monitor the sourcing, procurement and delivery of our products to their end-use locations.

CORPORATE GOAL: Maximize long-term shareholder value.
Goal
2009 Individual Performance Goal	Achieved	Discussion of 2009 Performance
1. Meet the budget approved for 2009, including earnings per Share (“EPS”) of $16.38 and cash flow per Share (“CFPS”) of $16.92.	☐	Actual 2009 EPS was $3.25, 80% below our target of $16.38. Actual 2009 CFPS was $4.44, 74% below our target of $16.92.

2.    Continue to drive the “Potash First” strategy by staying on top of all global opportunities while at the same time being open to strategic alternatives for phosphate and nitrogen should an attractive alternative present itself.
	■	We initiated and continued to actively pursue global potash opportunities and strategic developments in phosphate and nitrogen. We kept the Board informed and engaged regarding these opportunities and developments.

3. Outperform our peer group on the DAX Ag.	☐	In 2009, our common stock under performed the DAX Ag with an annual total shareholder return of approximately 48.7%. Our total shareholder return was approximately 63.7% of the total shareholder return of the DAX Ag.

4. Grow the revenue base and bottom line for our company through strategic use of capital.	■	In 2009, we continued our potash capacity expansion projects, including the completion of our debottlenecking project at Patience Lake, which brought back 360,000 tonnes of previously idled capacity. We also completed a new sulfuric acid plant at Aurora.

5. Lead management’s effort to make sure it does its part in the pursuit of the best possible corporate governance for our company.	■	Excellence in corporate governance requires transparency and accountability. In this regard, in 2009, the CEO personally engaged numerous stakeholders, including shareholders, the analyst community, media and employees in personal meetings and conference calls throughout the year.
In addition, the CEO supported the Board’s decision to voluntarily adopt a say on pay policy granting shareholders an advisory vote on the company’s executive compensation practices and philosophy.
Our commitment to excellence in corporate governance was recognized by external monitors, including The Globe and Mail, which ranked our company 8th out of more than 200 Canadian companies in its 2009 corporate governance rankings. The Canadian Institute of Chartered Accountants recognized the quality of our corporate reporting and disclosure practices with its overall Award of Excellence and recognized us for our website disclosure, sustainability reporting and financial reporting.

MANAGEMENT PROXY CIRCULAR ï Compensation	Page 53

CORPORATE GOAL: Build strong relationships with and improve the socio-economic well-being of our communities.
Goal
2009 Individual Performance Goal	Achieved	Discussion of 2009 Performance
1. Provide leadership for our company with the investment community, within our industry and in the communities in which our people work and reside.	■	In 2009, we received high marks in investor surveys relating to “Confidence in Management” and “Communications with the Financial Community”. On a scale of 1 to 10, we received a score of 8.0 or higher in 70% of the categories, including a rating of 9.0 for communications materials. Our ratings in these surveys were in the top quartile for all categories. In addition, surveys of community leaders were conducted in three communities in which we operated (Aurora, Cincinnati and Joplin) regarding our community involvement, business practices and economic impact. We averaged an overall rating of 4.1 (on a scale of 1 to 5), which is in the top quartile for these surveys.
The CEO served on the boards of key industry groups, including serving as Chairman of the Nutrients for Life Foundation, Senior Vice-President of the International Fertilizer Industry Association and a member of the boards of The Fertilizer Institute and International Plant Nutrition Institute. In addition, the CEO delivered the commencement address at the University of Saskatchewan fall convocation and received an honorary doctorate recognizing the company’s achievements and contributions to the University.

CORPORATE GOAL: Attract and retain talented, motivated and productive employees who are committed to our long-term goals.
Goal
2009 Individual Performance Goal	Achieved	Discussion of 2009 Performance
1. Show measurable success in leadership development and succession planning for our employees.	■
With 88.9% of open senior staff positions filled with internal candidates, we exceeded our goal of 75%. Several executive-level vacancies were filled with well-qualified employees identified through the succession planning process.

In February, we held the first of a series of company-wide meetings of human resource managers to discuss and define a global set of leadership core competencies. The leadership core competencies will establish a framework for evaluating employees’ leadership potential and help facilitate employee development and assessment.

Employees completed a variety of leadership development training and management skills courses.

CORPORATE GOAL: Achieve no harm to people and no damage to the environment.
Goal
2009 Individual Performance Goal	Achieved	Discussion of 2009 Performance
1. Improve all measurable safety indices with the emphasis on reducing serious injuries so we can achieve our goal of providing the safest work environment for our employees.	◘
Unfortunately, a fatality occurred at New Brunswick when an underground pipefitter was struck by a pipe during installation.

With a continued emphasis on the personalization of safety at all levels in our organization, significant performance improvement was achieved in 2009. New record lows were established for our employees in the recordable injury rate, which declined 26%, and the lost time injury rate, which declined 46%.

In 2009, we established a three-year target to reduce our total site injury severity rate by 25% by the end of 2011. This target was achieved in 2009, and we have established a new three-year target to reduce our total site injury severity rate by an additional 10% by the end of 2012.

2. Improve the environmental commitment and performance across our company’s operations to positively impact the climate, our use of natural resources, and our environmental stewardship.	◘	In 2009, our goal of reducing total environmental incidents by 10% was not fully achieved. In the United States, the number of reportable releases declined 14% but permit violations increased 75% (from 4 to 7). Spills in our potash segment increased, primarily due to brine spills associated with disposal of water inflow at New Brunswick.

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Executive Compensation

Summary Compensation Table(1)

The following table sets forth, for our 2009, 2008 and 2007 fiscal years, all compensation earned by the individuals who served as our Chief Executive Officer and our Chief Financial Officer, and by each of our other three most highly compensated executive officers as of the end of calendar year 2008, for services rendered to us and our subsidiaries (the “Named Executive Officers” or “NEOs”). Our Named Executive Officers may change from year to year due to fluctuations in our executive officers’ annual compensation as calculated in accordance with SEC regulations.

Change in
Pension and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William J. Doyle President and Chief Executive Officer	2009 2008 2007	1,092,000 1,092,000 1,040,000	— — —	1,693,628 — —	4,932,350 6,508,418 7,652,960	— 2,075,000 2,190,000	1,744,700 4,173,645 2,340,578	217,712 257,984 163,383	9,680,390 14,107,047 13,386,921
Wayne R. Brownlee Executive Vice President, Treasurer and Chief Financial Officer	2009 2008 2007	494,400 494,400 480,000	— — —	492,924 — —	1,279,394 1,802,292 2,018,887	— 692,000 578,000	627,363 2,238,102 406,802	44,156 43,693 44,114	2,938,237 5,270,487 3,527,803
James F. Dietz Executive Vice President and Chief Operating Officer	2009 2008 2007	486,200 486,200 463,000	— — —	484,771 — —	1,329,590 1,754,121 2,049,900	— 647,000 621,000	791,583 196,209 62,363	43,921 42,795 40,133	3,136,065 3,126,325 3,236,396
G. David Delaney President, PCS Sales	2009 2008 2007	409,500 399,750 375,000	— — —	362,954 — —	664,795 871,498 1,065,948	— 450,000 450,000	391,750 23,287 8,793	21,241 33,554 34,330	1,850,240 1,778,089 1,934,071
Barbara Jane Irwin Senior Vice President, Administration	2009 2008 2007	395,200 387,600 372,500	— — —	350,293 — —	664,795 871,498 1,065,948	— 435,000 400,000	296,680 35,803 21,171	28,235 21,978 20,094	1,735,203 1,751,879 1,879,713

(1)	Those amounts that were paid in Canadian dollars have been converted to United States dollars using the average exchange rate for the month prior to the date of payment.

(2)	Reports the grant date fair value, as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation”, or FASB ASC Topic 718, of performance share units granted pursuant to our Medium-Term Incentive Plan in effect for the three-year performance period January 1, 2009 to December 31, 2011. See “Compensation Discussion and Analysis — Medium-Term Incentive Plan”. For the FASB ASC Topic 718 calculations, the value of the performance share units was estimated using a Monte Carlo valuation model with the following assumptions:

Risk-Free		Correlation Between Our	Volatility of Our	Volatility of
Interest Rate	Dividend Yield	Common Share Price and DAX Ag	Common Share Price	the DAX Ag
0.95%	0.46%	0.836	58.9%	34.7%

Based on the maximum allowable payout value of the Medium-Term Incentive Plan awards of $194.80 in accordance with the plan, if maximum performance is achieved under the plan for the three-year performance period ending December 31, 2011, the awards would have the following values: Mr. Doyle, $10,318,751; Mr. Brownlee, $3,003,232; Mr. Dietz, $2,953,558; Mr. Delaney, $2,211,370; and Ms. Irwin, $2,134,229.

(3)	Reports the grant date fair value, as calculated in accordance with FASB ASC Topic 718, of options granted pursuant to the 2009 Performance Option Plan, 2008 Performance Option Plan and the 2007 Performance Option Plan, respectively. The amounts reported assume that all option grants vest at 100%. See “Compensation Discussion and Analysis — Long-Term Incentives”. For a discussion of the assumptions made in the valuation of the awards, see Notes 25 and 31 to our consolidated financial statements for the fiscal year ended December 31, 2009, Notes 27 and 33 to our consolidated financial statements for the fiscal year ended December 31, 2008 and Notes 27 and 33 to our consolidated financial statements for the fiscal year ended December 31, 2007.

(4)	Reports amounts awarded pursuant to our Short-Term Incentive Plan for 2009, 2008 and 2007 performance, which amounts were paid in 2010, 2009 and 2008, respectively. See “Compensation Discussion and Analysis — Short-Term Incentive Plan”.

MANAGEMENT PROXY CIRCULAR ï Compensation	Page 55

(5)	Reports the aggregate annual change in the actuarial present value of each Named Executive Officer’s accumulated benefit under the Canadian Supplemental Plan, the U.S. Pension Plan and the U.S. Supplemental Plan, as set forth in the below table.

		William J.	Wayne R.	James F.	G. David	Barbara Jane
		Doyle	Brownlee	Dietz	Delaney	Irwin

	2009	$1,744,700	$627,363	—	—	—
Canadian Supplemental Plan	2008	4,173,645	2,238,102	—	—	—
	2007	2,340,578	406,802	—	—	—

	2009	—	—	$198,454	$172,926	$91,759
U.S. Pension Plan	2008	—	—	19,181	(13,894)	3,797
	2007	—	—	(27,946)	(7,738)	8,703

	2009	—	—	593,129	218,824	204,921
U.S. Supplemental Plan	2008	—	—	177,028	37,181	32,006
	2007	—	—	90,309	16,531	12,468

	2009	$1,744,700	$627,363	$791,583	$391,750	$296,680
Total	2008	4,173,645	2,238,102	196,209	23,287	35,803
	2007	2,340,578	406,802	62,363	8,793	21,171

(6)	The following table sets forth the amounts attributable to each of the compensation items included in “All Other Compensation” for each Named Executive Officer.

		William J.	Wayne R.	James F.		G. David		Barbara Jane
		Doyle	Brownlee	Dietz		Delaney		Irwin

	2009	$8,937	$8,856	—		—		—
Company Contributions to Canadian Pension Plan	2008	10,427	10,446	—		—		—
	2007	8,590	8,568	—		—		—

	2009	65,520	29,664	$21,722	(a)	$19,343	(b)	$18,978	(c)
Company Contributions to Savings Plan or 401(k) Plan	2008	65,044	29,780	20,575	(a)	18,150	(b)	18,075	(c)
	2007	60,285	27,779	20,039	(a)	17,190	(b)	17,520	(c)

	2009	8,454	2,842	9,463		1,898		9,257
Life Insurance Premiums Paid for the Benefit of NEO	2008	9,977	3,280	8,487		1,736		3,063
	2007	10,122	3,690	7,354		1,391		2,574

	2009	10,000	—	—		—		—
Medical Insurance Premiums Paid on Behalf of NEO	2008	20,624	—	—		—		—
	2007	17,014	—	—		—		—

	2009	19,547	2,794	—		—		—
Tax Gross-Ups for Taxable Benefits	2008	36,093	187	1,594		798		840
	2007	11,663	6,192	—		—		—

	2009	105,254	—	12,736		—		—
Perquisites(d)	2008	115,819	—	12,139		12,870		—
	2007	55,708	11,264	12,740		15,749		—

	2009	$217,712	$44,156	$43,921		$21,241		$28,235
Total	2008	257,984	43,693	42,795		33,554		21,978
	2007	163,383	57,493	40,133		34,330		20,094

(a)	For 2009, includes $14,036 in contributions to the 401(k) Plan on behalf of Mr. Dietz and $7,686 that exceeds the 401(k) Plan statutory limit and is therefore immediately taxable and paid to Mr. Dietz in cash. For 2008, includes $13,435 in contributions to the 401(k) Plan on behalf of Mr. Dietz and $7,140 that exceeds the 401(k) Plan statutory limit and is therefore immediately taxable and paid to Mr. Dietz in cash. For 2007, includes $13,289 in contributions to the 401(k) Plan on behalf of Mr. Dietz and $6,750 that exceeds the 401(k) Plan statutory limit and is therefore immediately taxable and paid to Mr. Dietz in cash.

(b)	For 2009, includes $14,250 in contributions to the 401(k) Plan on behalf of Mr. Delaney and $5,093 that exceeds the 401(k) Plan statutory limit and is therefore immediately taxable and paid to Mr. Delaney in cash. For 2008, includes $13,650 in contributions to the 401(k) Plan on behalf of Mr. Delaney and $4,500 that exceeds the 401(k) Plan statutory limit and is therefore immediately taxable and paid to Mr. Delaney in cash. For 2007, includes $13,350 in contributions to the 401(k) Plan on behalf of Mr. Delaney and $3,840 that exceeds the 401(k) Plan statutory limit and is therefore immediately taxable and paid to Mr. Delaney in cash.

(c)	For 2009, includes $14,250 in contributions to the 401(k) Plan on behalf of Ms. Irwin and $4,728 that exceeds the 401(k) Plan statutory limit and is therefore immediately taxable and paid to Ms. Irwin in cash. For 2008, includes $13,650 in contributions to the 401(k) Plan on behalf of Ms. Irwin and $4,425 that exceeds the 401(k) Plan statutory limit and is therefore immediately taxable and paid to Ms. Irwin in cash. For 2007, includes $13,350 in contributions to the 401(k) Plan on behalf of Ms. Irwin and $4,170 that exceeds the 401(k) Plan statutory limit and is therefore immediately taxable and paid to Ms. Irwin in cash.

(d)	Perquisites include, for Mr. Doyle, country club memberships, financial and tax planning services, spousal/family travel benefits (while accompanying the executive on corporation business) and parking; for Mr. Brownlee, country club memberships, spousal travel benefits (while accompanying the executive on corporation business) and parking; and for Mr. Dietz and Mr. Delaney, country club memberships and spousal travel benefits (while accompanying the executive on corporation business). The aggregate incremental cost of the financial and tax planning services paid for the benefit of Mr. Doyle was $52,063 in 2009, $38,222 in 2008 and $29,506 in 2007. The aggregate incremental cost of spousal/family travel benefits paid for the benefit of Mr. Doyle was $27,585 in 2009 and $51,407 in 2008.

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Salary and Bonus

As reported in the Summary Compensation Table above, the percentage of our Named Executive Officers’ total 2007, 2008 and 2009 compensation that is comprised of salary and bonus is between 5% and 25% and is generally consistent with our compensation philosophy. See “Compensation Discussion and Analysis — Elements of Executive Compensation”.

Stock Awards

Amounts reported in column (e) of the Summary Compensation Table reflect performance share units granted during 2009 pursuant to our Medium-Term Incentive Plan. As of January 1, 2009, Mr. Doyle received a grant of 35,314 performance share units, Mr. Brownlee received a grant of 10,278 performance share units, Mr. Dietz received a grant of 10,108 performance share units, Mr. Delaney received a grant of 7,568 performance share units and Ms. Irwin received a grant of 7,304 performance share units. The performance share units vest and will be settled in cash at the end of the three-year performance cycle (December 31, 2011) in relation to a vesting schedule whereby one-half of the units vest in accordance with corporate Total Shareholder Return (TSR) and one-half of the units vest in accordance with corporate TSR relative to a selected comparator group’s TSR.

We use the following vesting schedules to determine how many units each Named Executive Officer is entitled to receive at the end of the performance period ending December 31, 2011.

TSR Vesting Schedule
TSR	Vesting Percentage

5% or less	0%

25%	50%

50%	100%

60%	125%

75% or more	150%

Relative TSR Vesting Schedule
TSR as % of DaxAg TSR	Vesting Percentage

Less than 100%	0%

100%	50%

130%	100%

145% or more	150%

For results falling between the reference points in the charts above, the level of vesting will be mathematically interpolated between the reference points. The value at payout will be based on the number of vested units multiplied by the trailing 30-day average common Share price.

Option Awards

For a description of the applicable formulas in determining the amounts payable under our Performance Option Plans, see “Grants of Plan-Based Awards — Option Awards”.

Non-Equity Incentive Plan Compensation

Amounts reported in column (g) of the Summary Compensation Table reflect the amounts paid pursuant to our Short-Term Incentive Plan for the 2007, 2008 and 2009 performance periods. The amount of each Named Executive Officer’s award is generally equal to the officer’s award percentage, as determined by our annual cash flow return compared to a target cash flow return, multiplied by the officer’s annual salary. Individual awards, however, may be adjusted (±30%) to recognize individual performance, provided the total of adjusted awards approximates the total awards at mid-point. Each officer’s award percentage is calculated according to the below schedule, which has been abbreviated from the full schedule included in our Short-Term Incentive Plan. In the below schedule, ACFR, or adjusted cash flow return ratio, represents our actual annual cash flow return, as defined in the plan, divided by the target cash flow return, as determined by the annual corporate budget approved by our Board.

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As per the terms of the plan, we generally make no payments if our cash flow return is less than 50% of the target set by the Board for that year.

	Award Percentage	Award Percentage	Maximum Award
	When ACFR is	When ACFR is Equal to or Greater	Percentage (ACFR
Officers	Less Than 1	Than 1	Greater Than 1.5)
Tier 1: Corporate President, CEO	100% multiplied by ACFR	(200% multiplied by ACFR) minus 100%	200%
Tier 2: Executive Level 7 (Executive VP and COO, Executive VP and CFO)	70% multiplied by ACFR	(140% multiplied by ACFR) minus 70%	140%
Tier 3: Executive Level 6 (Senior VP Admin., Subsidiary Presidents)	55% multiplied by ACFR	(110% multiplied by ACFR) minus 55%	110%

Actual cash flow return is calculated by measuring operating income (net income before deducting taxes and interest), removing the effects of extraordinary gains or losses, incentive award accruals, non-cash items such as depreciation and cash taxes and then dividing by the asset base. For further details on awards under our Short-Term Incentive Plan, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Short-Term Incentive Plan” and our Short-Term Incentive Plan, filed as Exhibit 10(m) to our quarterly report on Form 10-Q for the quarterly period ended September 30, 2009.

Total Compensation

The following table sets forth the total compensation awarded to our Chief Executive Officer, individually, and our Named Executive Officers, collectively, in each case as a percentage of our net income in 2009, 2008 and 2007. Total compensation reflects the Named Executive Officers’ total compensation as disclosed in column (j) of the Summary Compensation Table. Net income is calculated in accordance with Canadian GAAP. For additional information about net income, see our consolidated financial statements and the notes thereto for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007.

				Aggregate Total
		Total Compensation of	% of	Compensation of	% of
	Net Income	Chief Executive Officer	Net Income	Named Executive Officers	Net Income
2009	$987.8 million	$9.7 million	1.0%	$19.3 million	2.0%
2008	$3,495.2 million	$14.1 million	0.4%	$26.0 million	0.7%
2007	$1,103.6 million	$13.4 million	1.2%	$24.0 million	2.2%

Employment Agreements

Except for the change in control agreements described above in “Compensation Discussion and Analysis — Post-Retirement and Termination Compensation”, we have not entered into individual employment agreements with any of our executive officers. For a discussion of the terms and conditions of executive officers’ compensation, see “Compensation Discussion and Analysis”.

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Grants of Plan-Based Awards

The following table provides information relating to plan-based awards granted in 2009 to the Named Executive Officers.

		Estimated Possible Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards				Grant
								Exercise	Date Fair
								or Base	Value of
								Price of	Stock and
								Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards(2)	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(k)	(l)

William J. Doyle
Short-Term Incentive Plan		546,000	1,092,000	2,184,000
Medium-Term Incentive Plan	1/1/2009					35,314	52,971		1,693,628
Performance Option Plan	5/7/2009				0	115,000	115,000	$96.04	4,932,350

Wayne R. Brownlee
Short-Term Incentive Plan		173,000	346,000	692,000
Medium-Term Incentive Plan	1/1/2009					10,278	15,417		492,924
Performance Option Plan	5/7/2009				0	31,000	31,000	Cdn$111.95	1,279,394

James F. Dietz
Short-Term Incentive Plan		170,250	340,500	681,000
Medium-Term Incentive Plan	1/1/2009					10,108	15,162		484,771
Performance Option Plan	5/7/2009				0	31,000	31,000	$96.04	1,329,590

G. David Delaney
Short-Term Incentive Plan		112,500	225,000	450,000
Medium-Term Incentive Plan	1/1/2009					7,568	11,352		362,954
Performance Option Plan	5/7/2009				0	15,500	15,500	$96.04	664,795

Barbara Jane Irwin
Short-Term Incentive Plan		108,750	217,500	435,000
Medium-Term Incentive Plan	1/1/2009					7,304	10,956		350,293
Performance Option Plan	5/7/2009				0	15,500	15,500	$96.04	664,795

(1)	The amounts in columns (c), (d) and (e) set forth the threshold, target and maximum values of the 2009 Short-Term Incentive Plan awards based on respective cash flow returns of 50%, 100% and 150% of target cash flow return for 2009. The actual amount of each Named Executive Officer’s 2009 Short-Term Incentive Plan award is set forth in column (g) of the Summary Compensation Table above.

(2)	Pursuant to the terms of the plan, options under the 2009 Performance Option Plan were granted with an exercise price equal to the closing market price per Share on the NYSE for Mr. Doyle, Mr. Dietz, Mr. Delaney and Ms. Irwin and on the TSX for Mr. Brownlee, in each case on the trading day prior to the grant date. As is our practice, options under the 2009 Performance Option Plan were granted following shareholder approval of the plan at the 2009 Annual Meeting on May 7, 2009.

Option Awards

Certain amounts reported in column (f) of the Summary Compensation Table represent options granted during 2007 and 2008 pursuant to our 2007 Performance Option Plan and 2008 Performance Option Plan, respectively, and certain amounts reported in column (f) of the Summary Compensation Table and columns (g), (h) and (l) of the Grant of Plan-Based Awards Table reflect options granted during 2009 pursuant to our 2009 Performance Plan. On May 3, 2007, Mr. Doyle received a grant of 336,000 performance options, Mr. Brownlee and Mr. Dietz received a grant of 90,000 performance options, and Mr. Delaney and Ms. Irwin received a grant of 46,800 performance options. On May 8, 2008, Mr. Doyle received a grant of 87,750 performance options, Mr. Brownlee and Mr. Dietz received a grant of 23,650 performance options, and Mr. Delaney and Ms. Irwin received a grant of 11,750 performance options. On May 7, 2009, Mr. Doyle received a grant of 115,000 performance options, Mr. Brownlee and Mr. Dietz received a grant of 31,000 performance options, and Mr. Delaney and Ms. Irwin received a grant of 15,500 performance options. The options have 10-year terms and vest based on performance incentives over the three-year performance periods ending December 31, 2009, December 31, 2010 and December 31, 2011.

In accordance with the Performance Option Plans, the performance incentives that will be used to determine vesting of the performance options are cash flow return on investment (“CFROI”) and weighted average cost of debt and equity capital (“WACC”).

CFROI is the ratio of after-tax operating cash flow to average gross investment. After-tax operating cash flow is calculated by measuring operating income (net income before deducting income taxes and interest), removing nonrecurring or unusual items, incentive award accruals, non-cash items such as depreciation and amortization and current income taxes. Average gross investment is calculated by measuring the average of total assets and making

MANAGEMENT PROXY CIRCULAR ï Compensation	Page 59

adjustments for amortization and depreciation, the fair value adjustment for certain investments, fair value of derivative instrument assets, cash and cash equivalents and certain current liabilities. WACC is calculated by measuring the product of the market yield cost of net debt and the market value of net debt divided by the market value of net debt and equity, and adding the product of the cost of equity and the market value of equity divided by the market value of net debt and equity, in each case subject to certain adjustments. For further details on awards under our Performance Option Plans, see our 2009 Performance Option Plan filed as Exhibit 10(mm) to our quarterly report on Form 10-Q for the period ended March 31, 2009, our 2008 Performance Option Plan filed as Exhibit 10(ff) to our quarterly report on Form 10-Q for the period ended March 31, 2008 and our 2007 Performance Option Plan, filed as Exhibit 10(ee) to our quarterly report on Form 10-Q for the period ended December 31, 2007.

We use the following vesting schedule to determine how many options each Named Executive Officer receives at the end of the performance periods ending December 31, 2010 and December 31, 2011.

Vesting Schedule
3 Year Average of
CFROI Minus WACC	Vesting Percentage

Less than 0%	0%

0.20%	30%

1.20%	70%

2.20%	90%

2.50%	100%

For results falling between the reference points in the chart above, the level of vesting is mathematically interpolated between the reference points. The amount, if any, realized upon the exercise of performance options will depend on the market price of our Shares relative to the exercise price per Share of the performance option at the time of exercise. For a discussion of our actual results for the performance period ended December 31, 2009 and the number of performance options that were vested, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Incentives (Stock Options) — Performance Option Plans”.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information relating to exercisable and unexercisable stock options and unvested stock awards as of December 31, 2009 for the Named Executive Officers.

	Option Awards					Stock Awards
							Equity
							Incentive Plan
			Equity			Equity	Awards:
			Incentive			Incentive Plan	Market or
			Plan			Awards:	Payout
			Awards:			Number of	Value of
	Number of	Number of	Number of			Unearned	Unearned
	Securities	Securities	Securities			Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Rights That	Rights That
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not
Name	Exercisable(1)	Unexercisable	Options(2)	Price	Date	Vested(3)	Vested(4)
(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)

William J. Doyle	320,000			$10.16	11/21/2010
	420,000			$10.50	11/20/2011
	420,000			$11.00	11/20/2012
	337,536	—		$13.17	11/20/2013	52,971	$10,318,751
	675,000			$29.41	5/5/2015
	450,000			$33.67	5/4/2016
	336,000 (5)			$62.73	5/3/2017
			87,750	$198.77	5/8/2018
			115,000	$96.04	5/7/2019

Wayne R. Brownlee	180,000			Cdn$16.65	11/20/2011
	180,000			Cdn$17.44	11/20/2012
	144,660			Cdn$17.17	11/20/2013
	195,000	—		Cdn$36.64	5/5/2015	15,417	$3,003,232
	150,000			Cdn$37.27	5/4/2016
	90,000 (5)			Cdn$69.48	5/3/2017
			23,650	Cdn$199.70	5/8/2018
			31,000	Cdn$111.95	5/7/2019

James F. Dietz	50,000			$10.50	11/20/2011
	210,000			$11.00	11/20/2012
	168,756			$13.17	11/20/2013
	195,000	—		$29.41	5/5/2015	15,162	$2,953,558
	150,000			$33.67	5/4/2016
	90,000 (5)			$62.73	5/3/2017
			23,650	$198.77	5/8/2018
			31,000	$96.04	5/7/2019

G. David Delaney	65,000			$29.41	5/5/2015
	72,000	—		$33.67	5/4/2016	11,352	$2,211,370
	46,800 (5)			$62.73	5/3/2017
			11,750	$198.77	5/8/2018
			15,500	$96.04	5/7/2019

Barbara Jane Irwin	157,390			$10.50	11/20/2011
	180,000			$11.00	11/20/2012
	144,660			$13.17	11/20/2013
	105,000	—		$29.41	5/5/2015	10,956	$2,134,229
	72,000			$33.67	5/4/2016
	46,800 (5)			$62.73	5/3/2017
			11,750	$198.77	5/8/2018
			15,500	$96.04	5/7/2019

(1)	As of December 31, 2009, the aggregate before tax value of unexercised options that are currently exercisable held by each Named Executive Officer was as follows: Mr. Doyle, $248,194,077; Mr. Brownlee, $69,977,394; Mr. Dietz, $72,228,859; Mr. Delaney, $12,670,646; and Ms. Irwin $62,598,904. The aggregate value of unexercised options held by Mr. Brownlee was converted to U.S. dollars using the average Canadian exchange rate of 1.1415 for fiscal year 2009.

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(2)	The outstanding equity incentive plan awards reported in column (d) represent unearned options pursuant to our 2008 and 2009 Performance Option Plans. Options granted pursuant to the 2008 Performance Option Plan vest at the end of the performance period ending December 31, 2010, and options granted pursuant to the 2009 Performance Option Plan vest at the end of the performance period ending December 31, 2011. The reported number of Shares underlying the options is based on achievement of the plans’ maximum performance levels.

(3)	The outstanding equity incentive plan awards reported in column (i) represent outstanding awards pursuant to our Medium-Term Incentive Plan, which vest at the end of the performance period ending December 31, 2011. The reported number of units is based on achievement of the plan’s maximum performance level.

(4)	Based on the maximum allowable payout value of the Medium-Term Incentive Plan awards of $194.80 in accordance with the plan. The average closing price of our common shares on the NYSE for the last 30 trading days of 2009 was $114.59.

(5)	Reports options granted under the 2007 Performance Option Plan that vested at the end of the performance period ending December 31, 2009. The before tax value of such vested options held by each Named Executive Officer, as of December 31, 2009, was as follows: Mr. Doyle, $15,378,720; Mr. Brownlee, $3,540,867; Mr. Dietz, $4,119,300; Mr. Delaney, $2,142,036; and Ms. Irwin, $2,142,036. The aggregate value of vested options held by Mr. Brownlee was converted to U.S. dollars using the average Canadian exchange rate of 1.1415 for fiscal year 2009.

Outstanding Stock Options

As of February 19, 2010, options to acquire 636,400 Shares were issued and outstanding under the 2009 Performance Option Plan. In addition, options to acquire 481,000 Shares were issued and outstanding under the 2008 Performance Option Plan. Options to acquire 1,702,350 Shares, 2,360,900 Shares and 2,355,643 Shares have vested and are outstanding under the 2007 Performance Option Plan, the 2006 Performance Option Plan and the 2005 Performance Option Plan, respectively. As of February 19, 2010, options to acquire 4,859,214 Shares were issued and outstanding under the Stock Option Plan — Officers and Employees (the “Stock Option Plan”). All options granted under the Stock Option Plan are exercisable. Pursuant to a resolution of the Board on November 16, 2006, no additional options may be granted under the Stock Option Plan.

See “Compensation Discussion and Analysis — Performance Option Plans” for a description of our 2009 Performance Option Plan under which we granted stock options to officers and employees in 2009.

Option Exercises and Stock Vested

The following table provides information relating to amounts received upon the exercise of stock options by the Named Executive Officers during 2009.

	Option Awards		Stock Awards
Number of
	Shares		Number of
	Acquired on	Value Realized	Shares Acquired	Value Realized
	Exercise(1)	Upon Exercise	on Vesting	Upon Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
William J. Doyle	—	—	—	—

Wayne R. Brownlee	—	—	—	—

James F. Dietz	—	—	—	—

G. David Delaney	—	—	—	—

Barbara Jane Irwin	15,000	1,214,844	—	—

(1)	Ms. Irwin did not retain any Shares acquired upon the exercise of stock options during 2009.

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Pension Benefits

The following table provides information relating to the present value of the Named Executive Officers’ accumulated benefit under the Canadian Supplemental Plan, the U.S. Pension Plan and the U.S. Supplemental Plan.

				Present Value of
		Number of Years		Accumulated	Payments During
		Credited Service		Benefit(1)	Last Fiscal Year
Name	Plan Name	(#)		($)	($)

William J. Doyle	Canadian Supplemental Plan	22.67		16,562,308	—

Wayne R. Brownlee	Canadian Supplemental Plan	32.67	(2)	5,658,986	—

James F. Dietz	U.S. Pension Plan	16.5		567,565
	U.S. Supplemental Plan	12.83	(3)	1,354,001	—

G. David Delaney	U.S. Pension Plan	26.67		383,668
	U.S. Supplemental Plan	12.83	(3)	399,212	—

Barbara Jane Irwin	U.S. Pension Plan	9.25		193,851
	U.S. Supplemental Plan	9.25		381,311	—

(1)	The present value of accumulated benefit assumes retirement at the earliest age that does not require a reduction in benefits. For the Canadian Supplemental Plan, such age is 62. For the U.S. Pension Plan and U.S. Supplemental Plan, such age is 65 or age 62 with 20 years of service.

(2)	Mr. Brownlee’s years of credited service includes 11.6 years of service, from May 1977 to December 1988, with the government of Saskatchewan prior to the privatization of our company in 1989 and 21.1 years of service, from December 1988 to the present, with our company and our predecessors.

(3)	The differences in Mr. Dietz’s and Mr. Delaney’s years of credited service under the U.S. Pension Plan and the U.S. Supplemental Plan relate to the plans’ differing treatment of Mr. Dietz’s and Mr. Delaney’s years of credited service under the Nitrogen Pension Plan, a predecessor to the U.S. Pension Plan.

The present values of the accumulated benefits reported in the above table are generally calculated in accordance with the assumptions used for financial reporting purposes. See Note 15 to our consolidated financial statements for the fiscal year ended December 31, 2009. The total present value of accumulated benefits in our financial statements is calculated in accordance with Canadian GAAP. The assumptions for Mr. Doyle and Mr. Brownlee differ from the assumptions disclosed in Note 15 to our consolidated financial statements for the fiscal year ended December 31, 2009. The key assumptions used in calculating the present value of accumulated benefits for Mr. Doyle and Mr. Brownlee are as follows:

Interest Rate	6.60% per annum
Retirement Age	Age 62
Mortality Rates	1994 Unisex Pensioner Mortality Table

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The below table sets forth our accrued obligation at the beginning and end of the fiscal year ended December 31, 2009 for each of the Named Executive Officer’s benefits under the Canadian Supplemental Plan, the U.S. Pension Plan and the U.S. Supplemental Plan and the accumulated value at the beginning and end of the fiscal year ended December 31, 2009 for each of the Named Executive Officer’s benefits under the Savings Plan and the 401(k) Plan.

		Accrued			Accrued
		Obligation/			Obligation/
		Accumulated		Non-	Accumulated
		Value at	Compensatory	Compensatory	Value at
		Start of Year	Changes	Changes	End of Year
Name	Plan Name	($)	($)	($)	($)

William J. Doyle	Canadian Pension Plan	122,941	8,937	49,448	181,326
	Canadian Supplemental Plan	14,817,608	170,496	1,574,204	16,562,308
	Savings Plan(1)	554,637	32,760	252,348	839,745

Wayne R. Brownlee	Canadian Pension Plan	462,962	8,856	169,136	640,954
	Canadian Supplemental Plan	5,031,623	(49,372)	676,735	5,658,986
	Savings Plan	108,089	14,832	134,606	257,527

James F. Dietz	U.S. Pension Plan	369,111	58,426	140,028	567,565
	U.S. Supplemental Plan	760,872	304,480	288,649	1,354,001
	401(k) Plan	342,281	14,036	129,733	486,050

G. David Delaney	U.S. Pension Plan	210,742	32,100	140,826	383,688
	U.S. Supplemental Plan	180,388	98,281	120,543	399,212
	401(k) Plan	675,404	14,250	335,344	1,024,998

Barbara J. Irwin	U.S. Pension Plan	102,092	27,074	64,685	193,851
	U.S. Supplemental Plan	176,390	93,160	111,761	381,311
	401(k) Plan	67,895	14,250	28,572	110,717

(1)	Includes the value of Mr. Doyle’s 401(k) Plan account, which is attributable to his prior service as President of PCS Sales.

Pension Plans

In Canada, eligible employees, including senior executives, participate in the Potash Corporation of Saskatchewan Inc. Pension Plan, which we refer to as the Canadian Pension Plan, and a supplemental retirement income plan, which we refer to as the Canadian Supplemental Plan. In the United States, eligible employees, including senior executives, participate in a pension plan, which we refer to as the U.S. Pension Plan, and a supplemental pension plan, which we refer to as the U.S. Supplemental Plan. The Canadian Pension Plan is a defined contribution plan that includes individual and company contributions. Each of the Canadian Supplemental Plan, the U.S. Pension Plan and the U.S. Supplemental Plan is a defined benefit plan with benefits calculated based on the participant’s service and the plan’s benefit formula. In addition, certain U.S. employees participate in the 401(k) Plan and certain Canadian employees participate in the Savings Plan. We make contributions to the 401(k) Plan and the Savings Plan for the benefit of participants in accordance with the terms of such plans.

We maintain the Canadian Pension Plan, which generally requires all participating employees to contribute 5.5% of their earnings (or such lesser amount as is deductible for Canadian income tax purposes) to the Canadian Pension Plan and our company to contribute an equal amount. When an individual retires, the full amount in the individual’s account is used to produce the pension.

We maintain the Canadian Supplemental Plan, which provides a supplementary pension benefit for certain of our officers and managers. Under the basic terms of the Canadian Supplemental Plan, a pension benefit is provided in an amount equal to 2% of the average of the participant’s three highest consecutive years’ earnings multiplied by the participant’s years of pensionable service (to a maximum of 35 years), minus any annual retirement benefit payable under the Canadian Pension Plan. For the purposes of the Canadian Supplemental Plan, earnings are defined as the participant’s annual base pay plus 100% of all bonuses payable for such year pursuant to the Short-Term Incentive Plan (subject to a maximum of 100% of base salary for such year).

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The normal retirement age pursuant to the Canadian Supplemental Plan is 65, with a reduction in benefits for early retirement prior to age 62. No benefits pursuant to the Canadian Supplemental Plan are payable if termination occurs prior to age 55. Benefits payable to certain employees who have reached the minimum age (55) for retirement pursuant to the Canadian Supplemental Plan may be secured by letters of credit provided by us or may be otherwise secured by us, if appropriate. Benefits are generally paid in the form of a single lump sum payment equal to the actuarial present value of the annual benefits or, in certain circumstances, an annuity for life.

For a designated group of senior officers, including Mr. Doyle and Mr. Brownlee, the benefit payable under the Canadian Supplemental Plan is an amount equal to (1) 5% of the average of the senior officer’s three highest consecutive years’ earnings multiplied by the senior officer’s years of pensionable service (to a maximum of 10 years), plus (2) 2% of the average of the senior officer’s three highest consecutive years of earnings multiplied by the senior officer’s years of pensionable service in excess of 25 years to a maximum of 10 additional years, minus (3) any annual retirement benefit payable under the Canadian Pension Plan and certain other tax qualified plans.

Prior to January 1, 1999, PCS Phosphate Company Inc. and PCS Nitrogen, Inc. maintained separate defined benefit pension plans (the “Phosphate Pension Plan” and the “Nitrogen Pension Plan”) for their respective eligible U.S. employees, including Mr. Dietz and Mr. Delaney, in the case of PCS Nitrogen. Effective January 1, 1999, we consolidated our pension plans for U.S. employees and the Nitrogen Pension Plan was merged with and into the Phosphate Pension Plan to form the U.S. Pension Plan.

Under the U.S. Pension Plan, participants age 65 with 5 years of service (or age 62 or older with at least 20 years of service) receive a retirement benefit of 1.5% of the participant’s final average compensation (as defined below) multiplied by the participant’s years of service accrued after December 31, 1998 (maximum 35 years) in the form of a life annuity. Participants with service accrued prior to January 1, 1999 under previous plans, including Mr. Dietz and Mr. Delaney, will have a portion of their retirement benefit calculated under the formulas for such plans. Employees not meeting the minimum age or years of service requirement at termination will receive a reduced benefit.

Pursuant to the U.S. Pension Plan, final average compensation is defined as compensation for the highest paid 60 consecutive months of service out of the last 120 months of service. Compensation is defined as a participant’s base pay plus the annually paid bonus under our Short-Term Incentive Plan (subject to a maximum of 100% of base salary for such year). The retirement benefits from the U.S. Pension Plan for Mr. Dietz, Mr. Delaney and Ms. Irwin are subject to certain limitations on the amount of retirement benefits that may be provided under U.S. tax qualified pension plans. The U.S. Supplemental Plan is intended to provide a participant with the same aggregate benefits that such participant would have received had there been no legal limitations on the benefits provided by the U.S. Pension Plan. No benefits pursuant to the U.S. Supplemental Plan are payable if termination occurs prior to age 55.

With respect to services provided prior to July 1, 2009, for the purpose of calculating a participant’s benefit under the Canadian Supplemental Plan, the U.S. Supplemental Plan and the individual agreements, the inclusion of awards paid pursuant to our Short-Term Incentive Plan is not subject to a limit of 100% of base salary for the relevant calendar year. In addition, with respect to services provided prior to July 1, 2009, a participant’s benefit under the Canadian Supplemental Plan and the individual agreements is calculated using such participant’s three highest years’ earnings rather than such participant’s three highest consecutive years’ earnings.

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Estimated Termination Payments and Benefits

The following table sets forth estimates of the amounts payable to each of our Named Executive Officers upon the specified termination events, assuming that each such event took place on the last business day of fiscal year 2009. The table does not include (1) benefits under plans that are generally available to salaried employees and that do not discriminate in favor of executive officers, including the Canadian Pension Plan, the U.S. Pension Plan, the Savings Plan and the 401(k) Plan or (2) the value of outstanding equity awards that have previously vested, such as stock options, which awards are set forth above in “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End”. For descriptions of the compensation plans and agreements that provide for the payments set forth in the following table, including our severance policy and our change in control agreements, see “Compensation Discussion and Analysis — Elements of Executive Compensation”.

Barbara
	William J.	Wayne R.	James F.	G. David	Jane
	Doyle	Brownlee	Dietz	Delaney	Irwin
	($)	($)	($)	($)	($)
Involuntary Termination/Termination Without Cause Salary/Severance Medium-Term Incentive Plan Supplemental Plan(1)(2) Executive Health & Welfare Benefits	2,488,011 953,579 890,259 614,639 29,534	1,265,019 494,400 259,106 511,513 0	720,510 309,355 254,821 156,334 0	600,288 409,500 190,788 0 0	294,300 110,167 184,132 0 0
Termination Following Change in Control Salary/Severance Medium-Term Incentive Plan Stock Options (Accelerated)(3) Supplemental Plan(1)(2) Executive Health & Welfare Benefits Tax Gross-up	28,055,077 7,541,000 2,670,777 16,811,620 954,864 76,816 0	8,339,432 2,753,200 777,319 3,921,093 887,820 0 0	5,226,070 309,355 254,821 4,505,560 156,334 0 0	2,935,454 409,500 190,788 2,335,166 0 0 0	2,629,466 110,167 184,132 2,335,166 0 0 0
Death or Disability Medium-Term Incentive Plan	890,259 890,259	259,106 259,106	254,821 254,821	190,788 190,788	184,132 184,132
Retirement Medium-Term Incentive Plan Stock Options (36 Month Continued Vesting)(3) Supplemental Plan(1)(2)	18,316,518 890,259 16,811,620 614,639	4,691,712 259,106 3,921,093 511,513	4,916,715 254,821 4,505,560 156,334	2,525,954 190,788 2,335,166 0	2,519,298 184,132 2,335,166 0

(1)	Supplemental Plan refers to the Canadian Supplemental Plan for Mr. Doyle and Mr. Brownlee and to the U.S. Supplemental Plan for Mr. Dietz, Mr. Delaney and Ms. Irwin. The Supplemental Plan benefits set forth for each Named Executive Officer reflect the incremental value of benefits for each termination event that exceeds the present value of benefits set forth in the “Pension Benefits” table above.

(2)	As of December 31, 2009, Mr. Delaney was age 48 and ineligible to receive benefits under the U.S. Supplemental Plan, and Ms. Irwin was age 54 and ineligible to receive benefits under the U.S. Supplemental Plan. No benefits are payable if the participant is not at least age 55 at termination.

(3)	The aggregate value of Mr. Brownlee’s stock options was converted to U.S. dollars using the December 31, 2009 Canadian exchange rate of 1.0501.

Payments Made Upon Involuntary Termination or Termination Without Cause

As quantified in the table above, upon involuntary termination or termination without cause, a Named Executive Officer is generally entitled to receive (1) severance in an aggregate amount equal to two weeks of salary for each year of service (subject to a minimum of four weeks and a maximum of fifty-two weeks), (2) a pro rata portion of the current performance period’s Medium-Term Incentive Plan award, (3) benefits under the Canadian or U.S. Supplemental Plan, as reduced in accordance with the plan’s early retirement provisions and (4) with respect to Mr. Doyle, executive health and welfare benefits during the severance period.

Payments Made Upon Termination Following a Change in Control

As described in “Compensation Discussion and Analysis — Post-Retirement and Termination Compensation”, we have entered into change in control agreements with Mr. Doyle and Mr. Brownlee. As quantified in the table above, upon a termination within two years of a change in control, these Named Executive Officers are entitled to receive (1) severance in an aggregate amount equal to three times the executive’s current base salary and average bonus for the last three years, (2) immediate vesting and payout of the current performance period’s Medium-Term Incentive Plan award, (3) benefits under the Canadian Supplemental Plan, as supplemented by three additional years of service and as reduced in accordance with the plan’s early retirement provisions and (4) with respect to Mr. Doyle, executive health and

MANAGEMENT PROXY CIRCULAR ï Compensation	Page 66

welfare benefits for a period of three years. Mr. Doyle is also entitled to a tax gross-up to cover excise taxes, if payable for the receipt of benefits under the change in control agreement.

As quantified in the table above, upon termination following a change in control, Named Executive Officers without change in control agreements are generally entitled to receive (1) severance in an aggregate amount equal to two weeks of salary for each year of service (subject to a minimum of four weeks and a maximum of fifty-two weeks); (2) a pro rata portion of the current performance period’s Medium-Term Incentive Plan award and (3) benefits under the Canadian or U.S. Supplemental Plan, as reduced in accordance with the plan’s early retirement provisions.

In addition, all outstanding options granted prior to 2009 become exercisable upon a change in control without regard to whether the Named Executive Officer is terminated. Outstanding options granted under the 2009 Performance Option Plan become exercisable if a Named Executive Officer is terminated without Cause (as defined in the 2009 Performance Option Plan) or resigns for Good Reason (as defined in the 2009 Performance Option Plan) during the two years following a change in control.

Payments Made Upon Death or Disability

As quantified in the table above, upon death or disability, a Named Executive Officer is generally entitled to receive a pro rata portion of the current performance period’s Medium-Term Incentive Plan award.

Generally, death or disability does not result in incremental value under the Canadian Supplemental Plan or the U.S. Supplemental Plan. If a Named Executive Officer becomes disabled, the individual may (1) go on long term disability, which would result in the continued accrual of Supplemental Plan benefits or (2) retire immediately, which would result in the same benefits as retirement. Canadian Supplemental Plan death benefits are generally payable at 60% of the amount of benefits if the participant had retired on the date of death. U.S. Supplemental Plan benefits are generally payable at the greater of (1) 50% of the amount of benefits if the participant had retired on the date of death, payable for the remainder of the spouse’s lifetime and (2) 100% of the amount of benefits if the participant had retired on the date of death, payable for a period of ten years.

Payments Made Upon Retirement

As quantified in the table above, upon retirement, a Named Executive Officer is generally entitled to receive (1) a pro rata portion of the current performance period’s Medium-Term Incentive Plan award; (2) the right to exercise any vested performance options, including such options that may vest after retirement, for a period of three years and (3) benefits under the Canadian or U.S. Supplemental Plan, as reduced in accordance with the plan’s early retirement provisions.

The following table sets forth the estimated annual or aggregate amounts that each Named Executive Officer would have received upon retirement at December 31, 2009 and would receive upon retirement at age 65 pursuant to the retirement plans in which each Named Executive Officer participates. The age 65 amounts in the below table assume annual salary increases of 3% and flat short-term incentive award targets (as a percentage of salary) for each of the Named Executive Officers and use the same interest rates as disclosed under “— Pension Benefits” above. Voluntary contributions by each of the Named Executive Officers to the retirement plans have been excluded from the calculation of the amounts set forth below.

		William J. Doyle		Wayne R. Brownlee		James F. Dietz		G. David Delaney		Barbara Jane Irwin
		($)		($)		($)		($)		($)
		Year End	Age 65	Year End	Age 65	Year End	Age 65	Year End	Age 65	Year End	Age 65
Canadian/U.S.	Annual	1,258,510	1,619,444	491,893	767,896	171,276	208,944	103,464	462,493	46,524	231,015
Pension Plan	Aggregate	18,388,187	21,001,468	7,551,409	9,958,321	2,155,054	2,368,825	982,979	5,243,346	623,163	2,619,048

Savings/	Annual	57,473	114,136	16,775	50,394	38,258	50,006	107,377	254,513	8,729	34,792
401(k) Plan	Aggregate	839,745	1,480,148	257,526	653,528	486,050	567,607	1,024,998	2,885,453	110,717	394,437

Total	Annual	1,315,983	1,733,580	508,668	818,290	209,534	258,950	210,841	717,006	55,253	265,807
	Aggregate	19,227,932	22,481,616	7,808,935	10,611,849	2,641,104	2,936,432	2,007,977	8,128,799	733,880	3,013,485

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Performance Graphs

The following graph illustrates the Corporation’s cumulative shareholder return, assuming reinvestment of dividends, by comparing a $100 investment in the Shares at December 31, 2004 to the return on the Standard & Poor’s 500 Index®, the DAX Ag and a self-selected peer group. The performance of the DJUSBMI is presented here for comparative purposes in accordance with Item 201(e) of Regulation S-K and will not be provided in the future.

	Dec-04	Dec-05	Dec-06	Dec-07	Dec-08	Dec-09

PotashCorp-NYSE Listing	$100	$97	$175	$529	$270	$402
Self-Selected Peer Group	$100	$107	$161	$511	$222	$401
S&P 500®	$100	$105	$121	$128	$81	$102
DJUSBMI	$100	$105	$123	$164	$81	$134
DAX Global Agribusiness	$100	$113	$156	$298	$157	$232

Copyright © 2010 S&P, a division of The McGraw-Hill Companies Inc. All right reserved.
Copyright © 2010 Dow Jones & Co. All rights reserved.

Self-selected peer group consists of:	Symbol

Agrium Inc.*	AGU
CF Industries, Inc.	CF
Intrepid Potash	IPI
Mosaic Co (formerly IMC Global Inc) (through 4Q04)	MOS
Terra Industries, Inc.	TRA
Yara International ASA	YAR NO
Israel Chemicals Limited	CHIM IT
Sociedad Quimica Y Minera de Chile S.A.	SQM/B CI
K + S AG	SDF/GR
Arab Potash Company	APOT JR
Uralkali	URKA RU

* TSX

MANAGEMENT PROXY CIRCULAR ï Compensation	Page 68

The following graph illustrates the Corporation’s cumulative shareholder return, assuming reinvestment of dividends, by comparing a Cdn$100 investment in the Shares at December 31, 2004 to the return on the S&P/TSX Composite Index.

	Dec-04	Dec-05	Dec-06	Dec-07	Dec-08	Dec-09

PotashCorp-TSX Listing	$100	$94	$169	$438	$274	$352
S&P 500	$100	$105	$121	$128	$81	$102
S&P/TSX Composite Index	$100	$124	$146	$160	$107	$145

Copyright© 2010 S&P, a division of The McGraw-Hill Companies, Inc. All rights reserved.

MANAGEMENT PROXY CIRCULAR ï Compensation	Page 69

The above chart compares the total annual compensation, which is comprised of fixed compensation, equity compensation and awards under the Short-Term Incentive Plan earned by the Corporation’s Named Executive Officers from 2004 through 2009 to the Corporation’s annual CFROI-WACC during the same period. CFROI-WACC is the performance metric used to determine vesting of performance options granted under the Corporation’s Performance Option Plans and is correlated with total shareholder return. While total Named Executive Officer compensation was not directly correlated to CFROI-WACC between 2004 and 2009, the general trend in total Named Executive Officer compensation was consistent with the general trend in CFROI-WACC. In addition, because awards under the Corporation’s incentive plans are capped at certain maximum performance levels, the substantial increase in CFROI-WACC between 2006 and 2008 compared to relatively stable levels of total Named Executive Officer compensation during the same period. In 2009, because the Corporation failed to achieve the minimum corporate financial performance required under the Short-Term Incentive Plan, no Short-Term Incentive Plan awards were earned by the Corporation’s Named Executive Officers. The increase in total Named Executive Officer compensation between 2004 and 2005 primarily reflects the absence of stock option grants during 2004.

For purposes of the above chart, fixed compensation includes base salary and other compensation, which includes perquisites and personal benefits. Equity compensation includes the grant-date fair value of awards under the Corporation’s Medium-Term Incentive Plans (grants made in 2006 and 2009) and Performance Option Plans (annual grants).

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Ownership of Shares

The following table sets forth information as of February 19, 2010, with respect to the beneficial ownership of Shares held by the executive officers of the Corporation named in the Summary Compensation Table herein and by all directors and executive officers of the Corporation as a group.

		Number of	Percentage
		Shares	of
	Number of	Beneficially	Outstanding
Name	Shares Held	Owned(1)(2)(3)(4)	Shares
William J. Doyle, Director, President and Chief Executive Officer	467,764 (5)	3,426,300 (5)	1.15%
Wayne R. Brownlee, Executive Vice President, Treasurer and Chief Financial Officer	58,500	998,100	0.33%
James F. Dietz, Executive Vice President and Chief Operating Officer	57,601	921,357	0.31%
G. David Delaney President, PCS Sales	40,324	224,124	0.07%
Barbara Jane Irwin Senior Vice President, Administration	53,446	759,296	0.25%
All directors and executive officers as a group, including the above-named individuals (25 persons)	1,026,989	8,311,741	2.80%

(1)	The number of Shares beneficially owned is reported on the basis of regulations of the SEC, and includes Shares that the individual has the right to acquire at any time within 60 days after February 19, 2010 and Shares directly or indirectly held by the individual or by certain family members or others over which the individual has sole or shared voting or investment power.

(2)	Each of the directors and executive officers of the Corporation, with the exception of Mr. Doyle, beneficially owned less than 1% of the Shares issued and outstanding as at February 19, 2010. The directors and executive officers of the Corporation as a group beneficially owned approximately 2.80% of the Shares issued and outstanding as at February 19, 2010.

(3)	Includes Shares purchasable within 60 days after February 19, 2010 through the exercise of options granted by the Corporation, as follows: Mr. Doyle 2,958,536 Shares; Mr. Brownlee 939,600 Shares; Mr. Dietz 863,756 Shares; Mr. Delaney 183,800 Shares; Ms. Irwin 705,850 Shares; and directors and executive officers as a group, including the foregoing individuals, 7,284,752 Shares.

(4)	No Shares beneficially owned by any of the directors or Named Executive Officers are pledged as security.

(5)	Includes 19,898 shares held in the William & Kathy Doyle Foundation, 216,336 in the WJ Doyle Revocable Trust and 230,728 in the Doyle Family LLC.

Listed below are the names and other information concerning persons or groups known to the Corporation (from records and reports filed with the SEC on Schedule 13D or 13G) who owned, as of February 19, 2010, more than 5% of the Corporation’s Shares.

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Class(1)
Capital World Investors 333 South Hope Street Los Angeles, California 90071	16,028,100(2)	5.41%

(1)	Represents percent of Shares outstanding as of February 19, 2010.

(2)	As set forth in a Schedule 13G dated February 8, 2010. Such person has sole dispositive power as to all 16,028,100 Shares and sole voting power as to 7,649,000 Shares.

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Directors’ and Officers’
Liability Insurance

The Corporation has acquired and maintains liability insurance for its directors and officers as well as those of its subsidiaries as a group. The coverage limit of such insurance is $125 million per claim and $125 million in the annual aggregate. The Corporation has entered into a one-year contract ending June 30, 2010. Premiums of $1,225,000 were paid by the Corporation for the last fiscal year. Claims for which the Corporation grants indemnification to the insured persons are subject to a $5 million deductible for any one loss.

Voting Shares

There are 296,099,375 Shares of the Corporation outstanding as of February 19, 2010, each Share carrying the right to one vote. Each shareholder of record at the close of business on March 11, 2010 is entitled to vote at the Meeting the Shares registered in his or her name on that date.

The quorum for any meeting of shareholders is one or more persons present and holding or representing by proxy not less than 5% of the total number of outstanding Shares.

2011 Shareholder Proposals

Proposals of shareholders intended to be presented at the Corporation’s annual meeting of shareholders in 2011 and which such shareholders are entitled to request be included in the Management Proxy Circular for that meeting, must be received at the Corporation’s principal executive offices not later than November 22, 2010.

Additional Information

Financial information relating to the Corporation is contained in its comparative financial statements and MD&A for the fiscal year ended December 31, 2009. Additional information relating to the Corporation that is not contained in this Management Proxy Circular, including the Corporation’s financial information as well as its most recent Form 10-K together with any document incorporated by reference therein, is available on SEDAR at www.sedar.com or EDGAR at www.sec.gov/edgar.shtml. Copies may be obtained, free of charge, upon request from the Corporate Secretary, Potash Corporation of Saskatchewan Inc., Suite 500, 122 — 1st Avenue South, Saskatoon, Saskatchewan, S7K 7G3, Canada.

Directors’ Approval

The contents and the sending of this Management Proxy Circular have been approved by the Board.

JOSEPH A. PODWIKA
Secretary
February 19, 2010

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Appendices

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Appendix A
Disclosure of Corporate Governance Practices

100% Compliance

The Corporation’s governance practices fully comply with the governance rules of the Canadian Securities Administrators. The following table sets out the Corporation’s compliance with National Instrument 58-101 — Disclosure of Corporate Governance Practices.

FORM 58-101F1 — CORPORATE GOVERNANCE DISCLOSURE

Board of Directors

Independent Directors

The Board has determined that all of the directors of the Corporation with the exception of Mr. Doyle, Ms. Paliza and Mr. Stromberg are independent. See disclosure under the “Director Independence and Other Relationships” section of this Management Proxy Circular.

Directors who are not independent

See disclosure under the “Director Independence and Other Relationships” section of this Management Proxy Circular.

Majority of independent directors

Nine of twelve, or 75%, of the Corporation’s current directors are independent.

Other directorships

Such other directorships have been disclosed in the “Nominees for Election to the Board of Directors” section of this Management Proxy Circular.

Meeting without management or non-independent directors

The Board has adopted a policy for the independent members of the Board to meet without management present at each meeting of the Board. These sessions are of no fixed duration and participating directors are encouraged to raise and discuss any issues of concern. This policy was complied with for all regularly scheduled meetings of the Board in 2009 and will apply to all future meetings.

The Board’s Committees also have a practice of meeting in camera without management present at each meeting of the Committees.

Board chair independence

Dallas J. Howe serves as the Board Chair, and is an independent director. He has served as Board Chair since 2003. A position description for the Board Chair has been developed and approved by the Board. Amongst other things the Board Chair is expected to:

(a)	provide leadership to ensure effective functioning of the Board;

(b)	lead in the assessment of Board performance;

(c)	assist the Compensation Committee in monitoring and evaluating the performance of the Chief Executive Officer and senior officers of the Corporation;

(d)	lead the Board in ensuring succession plans are in place at the senior management level; and

(e)	act as an effective liaison among the Board and management.

Director Attendance

Attendance records are fully disclosed in the “Attendance of Directors” section of this Management Proxy Circular. Pursuant to the “PotashCorp Governance Principles”, directors are expected to attend all meetings of the Board and Board committees upon which they serve, to come to such meetings fully prepared, and to remain in attendance for the duration of the meetings. Where a director’s absence from a meeting is unavoidable, the director should, as soon as practicable after the meeting, contact the Board Chair, the Chief Executive Officer or the Corporate Secretary for a briefing on the substantive elements of the meeting.

Board Mandate

The Board of Directors Charter is attached to this Management Proxy Circular as Appendix E.

Position Descriptions

Board and committee chair position descriptions

A position description for the Board Chair and each Board Committee Chair (which are attached to the relevant Board Committee Charters) has been developed and approved by the Board and can be found on the Corporation’s website at www.potashcorp.com.

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 74

CEO position description

A written position description for the Chief Executive Officer has been developed and approved by the Board.

The Chief Executive Officer reports to the Board and has general supervision and control over the business and affairs of the Corporation. Amongst other things, the Chief Executive Officer is expected to:

(a)	foster a corporate culture that promotes ethical practices, encourages individual integrity and fulfils social responsibility;

(b)	develop and recommend to the Board a long-term strategy and vision for the Corporation that leads to creation of shareholder value;

(c)	develop and recommend to the Board annual business plans and budgets that support the Corporation’s long-term strategy; and

(d)	consistently strive to achieve the Corporation’s financial and operating goals and objectives.

Orientation and Continuing Education

Orientation

The Board has adopted a written New Director Orientation Policy designed to:

(a)	provide each new director with a baseline of knowledge about the Corporation that will serve as a basis for informed decision-making;

(b)	tailor the program for each new director, taking into account his or her unique mix of skills, experience, education, knowledge and needs; and

(c)	deliver information over a period of time to minimize the likelihood of overload and maximize the lasting educational impact.

The orientation program is tailored to the needs of each new director, and consists of a combination of written materials, one-on-one meetings with senior management, site visits and other briefings and training as appropriate.

Please refer to the “Disclosure Regarding Director Orientation and Continuing Education” section of this Management Proxy Circular for additional information.

Continuing Education

The Board recognizes the importance of ongoing director education and the need for each director to take personal responsibility for this process. To facilitate ongoing education, the Corporation:

(a)	maintains a directors’ intranet site to facilitate the exchange of views and published information;

(b)	maintains a membership for each director in an organization dedicated to corporate governance and ongoing director education;

(c)	each year encourages and funds the attendance of each director at one seminar or conference of interest and relevance and funds the attendance of each Committee Chair at one additional seminar or conference. In all cases, approval for attendance is obtained, in advance, from the Board Chair;

(d)	encourages presentations by outside experts to the Board or Committees on matters of particular importance or emerging significance; and

(e)	at least annually, schedules a site visit in conjunction with a Board meeting.

Please refer to the “Disclosure Regarding Director Orientation and Continuing Education” section of this Management Proxy Circular for additional information.

Ethical Business Conduct

Code of Conduct

The Board has adopted the “PotashCorp Core Values and Code of Conduct”. The complete text of the “PotashCorp Core Values and Code of Conduct”, as well as other governance related documents, can be found at www.potashcorp.com and are available in print to any shareholder who requests them.

The Audit Committee reviews the process for communicating the “PotashCorp Core Values and Code of Conduct” to the Corporation’s personnel, and for monitoring compliance with the Code, as well as compliance with applicable law, regulations and other corporate policies. The Board, through the Audit Committee, receives regular reports from the Corporate Ethics and Compliance Committee regarding the Corporation’s ethics and compliance activities including the annual acknowledgement of compliance with the Code of Conduct sought from each employee.

The Board, through the Audit Committee Chair, also receives reports of all financial or accounting issues which come to the attention of management including those which are raised through the Corporation’s anonymous reporting mechanisms.

The Corporation has not filed any material change report since the beginning of the 2009 financial year that pertains to any conduct of a director or executive officer

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 75

that constitutes a departure from the “PotashCorp Core Values and Code of Conduct”. Pursuant to the “PotashCorp Governance Principles”, no waiver of the application of the “PotashCorp Core Values and Code of Conduct” to directors or executive officers is permitted.

Material Interests

Pursuant to the “PotashCorp Governance Principles”, each director of the Corporation must possess and exhibit the highest degree of integrity, professionalism and values, and must never be in a conflict of interest with the Corporation. A director who has a conflict of interest regarding any particular matter under consideration should advise the Board, refrain from debate on the matter and abstain from any vote regarding it. The Board has also developed categorical independence standards to assist it in determining when individual directors are free from conflicts of interest and are exercising independent judgment in discharging their responsibilities. All directors and senior officers are bound by the “PotashCorp Core Values and Code of Conduct” and no waiver of the application of that Code to directors or senior officers is permitted.

Culture of ethical business conduct

The “PotashCorp Core Values and Code of Conduct” was redistributed to all employees in November 2007 and is continually reinforced with on-line training programs. During 2008 and the beginning of 2009, all directors and employees were asked to sign a written confirmation of their compliance with the “PotashCorp Core Values and Code of Conduct”. The Board, through the Audit Committee, requires the management Compliance Committee to annually report on the status of the Corporation’s ethics and compliance programs, including receipt of the Compliance Risk Assessment, Summary of Ethics and Compliance Training during the current year and plans for ethics and compliance training in the coming year.

Nomination of Directors

Identification of new candidates for board nomination

The Corporate Governance and Nominating Committee (the “CG&N Committee”) is responsible for recruiting and proposing to the full Board new nominees for directors. The CG&N Committee, in the discharge of its duties:

(a)	in consultation with the Board and Chief Executive Officer and, on an ongoing basis, identifies the mix of expertise and qualities required for the Board;

(b)	assesses the attributes new directors should have for the appropriate mix to be maintained;

(c)	in consultation with the Board and Chief Executive Officer and, on an ongoing basis, maintains a database of potential candidates;

(d)	has implemented a procedure to identify, with as much advance notice as practicable, impending Board vacancies, so as to allow sufficient time for recruitment and for introduction of proposed nominees to the existing Board;

(e)	develops a “short-list” of candidates and arranges for each candidate to meet with the CG&N Committee, the Board Chair and the Chief Executive Officer;

(f)	recommends to the Board, as a whole, proposed nominee(s) and arranges for their introduction to as many Board members as practicable;

(g)	ensures that prospective candidates are informed of the degree of energy and commitment the Corporation expects of its directors; and

(h)	encourages diversity in the composition of the Board.

Independent Corporate Governance and Nominating Committee

The Corporation has a standing CG&N Committee.

Each of the directors who comprise the CG&N Committee is independent. Please refer to “Director Independence and Other Relationships” and the “Corporate Governance and Nominating Committee Report” sections of this Management Proxy Circular for additional information.

Corporate Governance and Nominating Committee Charter

The responsibilities, powers and operation of the CG&N Committee are set out in its charter, which is available on the Corporation’s website at www.potashcorp.com. Pursuant to the CG&N Committee Charter, the purpose of the CG&N Committee is to identify the individuals qualified to become members of the Board, to recommend to the Board nominees for election to the Board at each annual meeting of shareholders or to fill vacancies on the Board and to address related matters. Please refer to the “Corporate Governance and Nominating Committee Report” section of this Management Proxy Circular for additional information.

Compensation Committee

Director and Officer Compensation

Please refer to the “Compensation” section of this Management Proxy Circular.

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Independence

The Corporation has a standing Compensation Committee.  Each of the five directors who comprise the Compensation Committee is independent. Please refer to the “Director Independence and Other Relationships” and “Compensation Discussion and Analysis” sections of this Management Proxy Circular for additional information.

Compensation Committee Charter

The responsibilities, powers and operation of the Compensation Committee are set out in its charter, which is available on the Corporation’s website at www.potashcorp.com. Please refer to the “Compensation” section of this Management Proxy Circular for additional information.

Outside Compensation Consultants

In 2005, the Compensation Committee of the Board of Directors engaged Watson Wyatt as executive compensation consultants. Watson Wyatt provides input to the Committee on the philosophy and competitiveness of the design and award values for certain executive and director compensation programs. In addition, Watson Wyatt assists in the evaluation of compensation arrangements associated with certain strategic opportunities. In accordance with the Committee’s adherence to the best practice of retaining independent executive compensation consulting, Watson Wyatt does not perform any other consulting services for the Corporation. Any work other than executive compensation consulting services performed for the Corporation by Watson Wyatt must be approved in advance by the Chair of the Compensation Committee.

Other Board Committees

In addition to the Audit Committee, Compensation Committee and CG&N Committee, the Board also has a Safety, Health and Environment Committee. The Safety, Health and Environment Committee assists the Board review and recommend for approval policies, management systems and performance with respect to safety, health and environment matters affecting the Corporation.

Board Assessments

Pursuant to the “PotashCorp Governance Principles”, which is available on the Corporation’s website at www.potashcorp.com, the Board has adopted the following five-part effectiveness evaluation program:

1.	Annual Board Assessment by All Members of the Board

Each year Board members complete a detailed questionnaire which (a) provides for quantitative ratings in key areas and (b) seeks subjective comment in each of those areas. The questionnaire is administered by the Corporate Secretary. Responses are reviewed by the Corporate Secretary and the Chair of the CG&N Committee. A summary report is then prepared and provided to the Board Chair, the CG&N Committee and the CEO, and then reported to the full Board by the CG&N Committee Chair. Attribution of comments to individual Directors in the summary report is made only if authorized by that Director. In assessing the responses to the questionnaire, the focus is on continuous improvement. Matters requiring follow-up are identified, action plans are developed and there is ongoing monitoring by the CG&N Committee to ensure satisfactory results. As part of the annual Board assessment, the Board reviews and considers any proposed changes to the Board Charter.

2.	Annual Assessment of Each Committee by Members of That Committee

Each year members of each Committee complete a detailed questionnaire designed to allow Committee members to evaluate how well each Committee is operating and to make suggestions for improvement. The questionnaire is administered by the Corporate Secretary who receives responses and reviews them with the appropriate Committee Chair. A summary report is then prepared and provided to the Board Chair, the Chair of the CG&N Committee, the appropriate Committee and the CEO and then reported to the full Board by the appropriate Committee Chair. As part of the annual Committee assessment, the Board reviews and considers any proposed changes to the Committee Charters.

As with the Board assessment, the focus is on continuous improvement. Chairs of each Committee are expected to follow up on matters raised in the Committee assessments and take action as appropriate.

3.	Annual Assessment of the Board Chair by Members of the Board

Each year members of the Board are asked to assess and comment on the discharge, by the Board Chair, of his duties. Individual responses are received by the Chair of the CG&N Committee. The Chair of the C&GN Committee solicits specific input from the CEO from his perspective as CEO regarding the effectiveness of the Chair. A summary report is then provided to the Board Chair and the full Board, with no attribution of comments

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to individual Directors without their consent. As part of the annual Board Chair assessment, the Board reviews and considers any proposed changes to the Board Chair position description.

4.	Annual Assessment of Each Committee Chair by Members of Each Committee

Each year, members of each Committee are asked to assess and comment on the discharge, by each Committee Chair, of his or her duties. Responses are received by the Corporate Secretary and the Committee Chair under review. A summary report is then provided to the appropriate Committee and to the full Board, with no attribution of comments to individual Directors without their consent. As part of the annual Committee Chair assessment, the Board reviews and considers any proposed changes to the Committee Chair position descriptions.

5.	Annual Assessment of Individual Directors

Each year during the period from May to September, the Board Chair (and, if in the opinion of the Board Chair it is desirable, the Chair of the CG&N Committee) formally meets with each Director individually to engage in full and frank discussion of any and all issues that either wish to raise, with a focus on maximizing the contribution of each Director to the Board and Committees. In completing the review, the Board Chair employs a checklist, discusses both short-term and long-term goals, and establishes action items to allow each individual Director to enhance both his or her personal contributions and overall Board effectiveness. The Board Chair will share peer feedback with each Director as appropriate and reviews progress and action taken. Each Director, during such formal review, should be prepared to discuss with the Board Chair how the Directors, both individually and collectively, can operate more effectively. The Board Chair discusses the results of the individual evaluations with the Chair of the CG&N Committee and reports summary findings to both that Committee and to the full Board at the November meeting.

6.	Management Board Survey

As part of the Board’s continuing efforts to improve its performance, the Board periodically surveys those members of senior management who regularly interact with the Board and/or its Committees to solicit their input and perspective on the operation of the Board and how the Board might improve its effectiveness. The survey includes subjective management responses to questions and one on one interviews between management respondents and the Chair of the CG&N Committee. The results of the management surveys and the one on one interviews are reported by the Chair of the Corporate Governance and Nominating Committee to the full Board and the Corporate Secretary.

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Appendix B
Resolution of Shareholders — 2010 Performance Option Plan

WHEREAS the Board of Directors of Potash Corporation of Saskatchewan Inc. (the “Corporation”) has, approved a new performance option plan (the “2010 Performance Option Plan”), a copy of which is attached as Appendix C to the Management Proxy Circular of the Corporation sent to the shareholders of the Corporation in connection with the annual and special meeting of shareholders of the Corporation to be held May 6, 2010;

NOW THEREFORE, BE IT RESOLVED that:

1.	the 2010 Performance Option Plan is hereby adopted and approved by the shareholders of the Corporation;

2.	any officer of the Corporation be and is hereby authorized and directed for and on behalf of the Corporation to do such things and to take such actions as may be necessary or desirable to carry out the intent of the foregoing resolution and the matters authorized thereby.

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Appendix C
2010 Performance Option Plan

1.	PURPOSE OF PLAN

Potash Corporation of Saskatchewan Inc. (the “Corporation”) by resolution of its Board of Directors (the “Board”) has established, subject to shareholder approval at the Corporation’s 2010 Annual and Special Meeting of shareholders, this Potash Corporation of Saskatchewan Inc. 2010 Performance Option Plan (the “Plan”) to support the Corporation’s compensation philosophy of providing selected employees and officers with an opportunity to: promote the growth and profitability of the Corporation; align their interests with shareholders; and earn compensation commensurate with corporate performance. The Corporation believes this Plan will directly assist in supporting the Corporation’s compensation philosophy by providing participants with the opportunity through stock options, which will vest, if at all, based on corporate performance over a three-year period, to acquire common shares of the Corporation (“Common Shares”).

2.	DURATION OF THIS PLAN

This Plan was adopted by the Board on February 19, 2010 to be effective as of January 1, 2010 (the “Effective Date”), subject to shareholder approval at the Corporation’s 2010 Annual and Special Meeting of shareholders, and shall remain in effect, unless sooner terminated as provided herein, until one (1) year from the Effective Date, at which time it will terminate. After this Plan is terminated, no stock options may be granted but stock options previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

3.	ADMINISTRATION

This Plan shall be administered by the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan (the “Committee”). The Committee shall be responsible for administering this Plan, subject to this Section 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an employee, and the Committee, the Corporation, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be made in the Committee’s sole discretion and shall be final and binding upon the participants, the Corporation, and all other interested individuals. To the extent applicable, the Plan shall be administered with respect to optionees subject to the laws of the U.S. so as to avoid the application of penalties pursuant to Section 409A of the Internal Revenue Code, and stock options hereunder may be subject to such restrictions as the Committee determines are necessary to avoid application of such Section 409A.

4.	AUTHORITY OF THE COMMITTEE

The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Stock Option Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for stock options and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include adopting modifications and amendments to any Stock Option Award Agreement that are necessary to comply with the laws of the countries and other jurisdictions in which the Corporation and/or its subsidiaries operate.

5.	SHARES SUBJECT TO STOCK OPTIONS

The aggregate number of Common Shares issuable after February 19, 2010 pursuant to stock options under this Plan may not exceed 1,000,000 Common Shares. The aggregate number of Common Shares in respect of which stock options have been granted to any one person pursuant to this Plan and which remain outstanding shall not at any time exceed 250,000. The authorized limits under this Plan shall be subject to adjustment under Sections 12 and 13.

If any stock option granted under this Plan, or any portion thereof, expires or terminates for any reason without having been exercised in full, the Common Shares with respect to which such option has not been exercised shall again be available for further stock options under this Plan; provided, however, that any stock option that is granted under this Plan that does not vest as a result of a failure to satisfy the Performance Measures, shall not be again available for grant under this Plan.

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6.	GRANT OF STOCK OPTIONS

From time to time the Board may designate individual officers and employees of the Corporation and its subsidiaries eligible to be granted options to purchase Common Shares and the number of Common Shares which each such person will be granted a stock option to purchase; provided that the aggregate number of Common Shares subject to such stock options may not exceed the number provided for in Section 5 of this Plan. Non-employee directors and other non-employee contractors and third party vendors are not eligible to participate in this Plan.

7.	OPTION PRICE

The option price for any option granted under this Plan to any optionee shall be fixed by the Board when the option is granted and shall be not less than the fair market value of the Common Shares at such time which, for optionees resident in the United States and any other optionees designated by the Board, shall be deemed to be the closing price per Common Share on the New York Stock Exchange on the last trading day immediately preceding the day the option is granted and, for all other optionees, shall be deemed to be the closing price per Common Share on the Toronto Stock Exchange on the last trading day immediately preceding the day the option is granted; provided that, in either case, if the Common Shares did not trade on such exchange on such day the option price shall be the closing price per share on such exchange on the last day on which the Common Shares traded on such exchange prior to the day the option is granted.

8.	VESTING OF STOCK OPTIONS

Subject to achievement of Performance Measures as certified and approved by the Audit Committee of the Board, stock options granted under this Plan will vest no later than thirty (30) days after the audited financial statements for the applicable Performance Period have been approved by the Board.

9.	PERFORMANCE MEASURES FOR VESTING OF STOCK OPTIONS

(a)	The Performance Measures which will be used to determine the degree to which stock options will vest over the three-year period beginning the first day of the fiscal year in which they are granted (the “Performance Period”) shall be cash flow return on investment (“CFROI”) and weighted average cost of net debt and equity capital (“WACC”).

(i)	CFROI is the ratio of after tax operating cash flow to average gross investment over the fiscal year, calculated as A divided by B, where (1) A equals operating income less/plus nonrecurring or unusual items less/plus change in unrealized gains/losses on derivative instruments included in net income plus accrued incentive awards plus depreciation and amortization less current taxes, and (2) B equals the average of total assets less/plus the fair value adjustment for investments in available for sale securities less the fair value of derivative instrument assets plus accumulated depreciation plus accumulated amortization less cash and cash equivalents less non interest bearing current liabilities excluding derivatives.

(ii)	WACC is the weighted average cost of net debt and equity capital, calculated as [A times the product of B divided by C] plus [D times the product of E divided by C], where (1) A equals the after-tax market yield cost of debt, (2) B equals the market value of debt less cash and cash equivalents (3) C equals the market value of debt less cash and cash equivalents, plus the market value of equity, (4) D equals the cost of equity, and (5) E equals the market value of equity.

(b)	In determining the number of stock options that will actually vest based on the degree to which the Performance Measures have been attained during the applicable Performance Period, the following chart shall be utilized which shows the three year average excess of CFROI being greater than WACC and the respective portion of the stock option that will vest:

Performance Measure	Vesting Scale
3 year average excess of	% of Stock Option
CFROI > WACC	Grant Vesting

<0%	0%
0.20%	30%
1.20%	70%
2.20%	90%
2.50%	100%

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(c)	In assessing the portion of the stock options that shall vest in accordance with the above chart, the following shall be done:

(i)	Each year, the CFROI and WACC will be calculated in accordance with the definitions herein, based on the audited financial statements and approved by the Audit Committee.

(ii)	In each Performance Period, the average of the three fiscal years shall be calculated by taking the simple average of the individual years’ results.

(iii)	The resulting three-year average will then be applied, using the scale above to determine the number of stock options, if any, that will vest as of the end of the Performance Period.

(iv)	For results falling between the reference points in the chart above, the level of vesting shall be mathematically interpolated between the reference points.

10.	TERMS OF STOCK OPTIONS

The period during which a stock option is exercisable (the “Term”) may not exceed 10 years from the date the stock option is granted (the “Initial Exercise Period”), plus any Additional Exercise Period (as defined below). If such Initial Exercise Period would otherwise expire (i) during a Blackout Period (as defined below) applicable to the relevant optionee or (ii) within 10 trading days after the expiration of the Blackout Period applicable to the relevant optionee, the Term of the related stock option shall expire on the date that is the tenth trading day after the end of such Blackout Period (an “Additional Exercise Period”). For purposes of this Plan, “Blackout Period” means any period during which the relevant optionee is prohibited by the Corporation’s trading policy from trading in the Corporation’s securities. The Stock Option Award Agreement may contain provisions limiting the number of Common Shares with respect to which stock options may be exercised in any one year. Each stock option agreement shall contain provisions to the effect that:

(a)	if the employment of an optionee as an officer or employee of the Corporation or a subsidiary terminates, by reason of his or her death, or if an optionee who is a retiree pursuant to Section 10(b) dies, the legal personal representatives of the optionee will be entitled to exercise any unexercised vested options, including such stock options that may vest after the date of death, during the period ending at the end of the twelfth calendar month following the calendar month in which the optionee dies, failing which exercise the stock options terminate;

(b)	subject to the terms of Section 10(a) above, if the employment of an optionee as an officer or employee of the Corporation or a subsidiary terminates, by reason of retirement in accordance with the then prevailing retirement policy of the Corporation or subsidiary, the optionee will be entitled to exercise any unexercised vested stock options, including such stock options that may vest after the date of retirement, during the period ending at the end of the 36th month following the calendar month in which the optionee retires, failing which exercise the stock options terminate;

(c)	subject to the terms of Section 14 below, if the employment of an optionee as an officer or employee of the Corporation or a subsidiary terminates, for any reason other than as provided in Sections 10(a) or (b), the optionee will be entitled to exercise any unexercised vested stock options, to the extent exercisable at the date of such event, during the period ending at the end of the calendar month immediately following the calendar month in which the event occurs, failing which exercise the stock options terminate;

(d)	for greater certainty and for these purposes, an optionee’s employment with the Corporation or a subsidiary shall be considered to have terminated effective on the last day of the optionee’s actual and active employment with the Corporation or subsidiary whether such day is selected by agreement with the optionee or unilaterally by the Corporation or subsidiary and whether with or without advance notice to the optionee. For the avoidance of doubt, no period of notice that is given or ought to have been given under applicable law in respect of such termination of employment will be utilized in determining an optionee’s entitlement under the Plan. The employment of an optionee with the Corporation shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a person that is a subsidiary of the Corporation and such person ceases to be a subsidiary of the Corporation, unless the Committee determines otherwise; and

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(e)	each stock option is personal to the optionee and is not assignable, except (i) as provided in Section 10(a), and (ii) at the election of the Board, a stock option may be assignable to the spouse, children and grandchildren of the original optionee and to a trust, partnership or limited liability company, the entire beneficial interest of which is held, directly or indirectly, by one or more of the optionee or the spouse, children or grandchildren of the optionee (each, a “Permitted Assignee”). If a stock option is assigned to one or more Permitted Assignees, nothing contained in this section 10(e) shall prohibit a subsequent assignment of such stock option to one or more other Permitted Assignees or back to the optionee.

Nothing contained in Sections 10(a), (b) or (c) shall extend the Term beyond its stipulated expiration date or the date on which it is otherwise terminated in accordance with the provisions of this Plan.

If a stock option is assigned pursuant to Section 10(e)(ii), the references in Sections 10(a), (b) and (c) to the termination of employment or death of an optionee shall not relate to the assignee of a stock option but shall relate to the original optionee. In the event of such assignment, legal personal representatives of the original optionee shall not be entitled to exercise the assigned stock option, but the assignee of the stock option or the legal personal representatives of the assignee may exercise the stock option during the applicable specified period.

11.	EXERCISE OF STOCK OPTIONS

Subject to the provisions of this Plan, a vested stock option may be exercised from time to time by delivering to the Corporation at its registered office a written notice of exercise specifying the number of Common Shares with respect to which the stock option is being exercised and accompanied by payment in cash or certified cheque in full of the purchase price of the Common Shares then being purchased.

12.	ADJUSTMENTS

Appropriate adjustments to the authorized limits set forth in Section 5, in the number, class and/or type of Common Shares optioned and in the option price per share, both as to stock options granted or to be granted, shall be made by the Board to give effect to adjustments in the number of Common Shares which result from subdivisions, consolidations or reclassifications of the Common Shares, the payment of share dividends by the Corporation, the reconstruction, reorganization or recapitalization of the Corporation or other relevant changes in the capital of the Corporation.

13.	MERGERS

If the Corporation proposes to amalgamate or merge with another body corporate, the Corporation shall give written notice thereof to optionees in sufficient time to enable them to exercise outstanding vested stock options, to the extent they are otherwise exercisable by their terms, prior to the effective date of such amalgamation or merger if they so elect. The Corporation shall use its best efforts to provide for the reservation and issuance by the amalgamated or continuing corporation of an appropriate number of Common Shares, with appropriate adjustments, so as to give effect to the continuance of the stock options to the extent reasonably practicable. In the event that the Board determines in good faith that such continuance is not in the circumstances practicable, it may upon 30 days’ notice to optionees terminate the stock options.

14.	CIRCUMSTANCES FOR ACCELERATED VESTING

If a “change of control” of the Corporation occurs and at least one of the two additional circumstances described below occurs, each then outstanding stock option granted under this Plan may be exercised, in whole or in part, even if such option is not otherwise exercisable by its terms.

(a)	Additional circumstances include:

(i)	Upon a “change of control” the potential successor fails to assume the obligations with respect to each option or fails to convert or replace the options with equivalent options; or

(ii)	During the two-year period following the effective date of a change of control, the optionee is terminated without Cause (as defined below) or the optionee resigns employment for Good Reason (as defined below).

(b)	For purposes of this Plan, a change of control of the Corporation shall be deemed to have occurred if any of the following occur, unless the Board adopts a plan after the Effective Date of this Plan that has a different

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definition (in which case such definition shall be applied), or the Committee decides to modify or amend the following definition through an amendment of this Plan:

(i)	within any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors whose appointment by the Board or nomination for election by shareholders of the Corporation was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(ii)	there occurs an amalgamation, merger, consolidation, wind-up, reorganization or restructuring of the Corporation with or into any other entity, or a similar event or series of such events, other than any such event or series of events which results in securities of the surviving or consolidated corporation representing 50% or more of the combined voting power of the surviving or consolidated corporation’s then outstanding securities entitled to vote in the election of directors of the surviving or consolidated corporation being beneficially owned, directly or indirectly, by the persons who were the holders of the Corporation’s outstanding securities entitled to vote in the election of directors of the Corporation prior to such event or series of events in substantially the same proportions as their ownership immediately prior to such event of the Corporation’s then outstanding securities entitled to vote in the election of directors of the Corporation;

(iii)	50% or more of the fixed assets (based on book value as shown on the most recent available audited annual or unaudited quarterly consolidated financial statements) of the Corporation are sold or otherwise disposed of (by liquidation, dissolution, dividend or otherwise) in one transaction or series of transactions within any twelve month period;

(iv)	any party, including persons acting jointly or in concert with that party, becomes (through a take-over bid or otherwise) the beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of directors of the Corporation, unless in any particular situation the Board determines in advance of such event that such event shall not constitute a change of control; or

(v)	the Board approves and/or recommends that shareholders accept, approve or adopt any transaction that would constitute a change of control under clause (ii), (iii) or (iv) of this Section 14(b) and determines that the change of control resulting from such transaction will be deemed to have occurred as of a specified date earlier than the date under (ii), (iii) or (iv), as applicable.

(c)	For purposes of this Plan, “Cause” means dishonest or willful misconduct or lack of good faith resulting in material harm to the Corporation, financial or otherwise.

(d)	For purposes of this Plan, “Good Reason” means:

(i)	a substantial diminution in the optionee’s authorities, duties, responsibilities, status (including offices, titles, and reporting requirements) from those in effect immediately prior to the change of control;

(ii)	the Corporation requires the optionee to be based at a location in excess of fifty (50) miles from the location of the optionee’s principal job location or office immediately prior to the change of control, except for required travel on Corporation business to an extent substantially consistent with the optionee’s business obligations immediately prior to the change of control;

(iii)	a reduction in the optionee’s base salary, or a substantial reduction in optionee’s target compensation under any incentive compensation plan, as in effect as of the date of the change of control;

(iv)	the failure to increase the optionee’s base salary in a manner consistent (both as to frequency and percentage increase) with practices in effect immediately prior to the change of control or with practices implemented subsequent to the change of control with respect to similarly positioned employees; or

(v)	the failure of the Corporation to continue in effect the optionee’s participation in the Corporation’s short- and long-term incentive plans, stock option plans, and employee benefit and retirement plans, policies or practices, at a level substantially similar or superior to and on a basis consistent with the relative levels of participation of other similarly-positioned employees, as existed immediately prior to the change of control.

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A termination of employment by the optionee for one of the reasons set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 14(d), will not constitute Good Reason unless, within the 30-day period immediately following the occurrence of such Good Reason event, the optionee has given written notice to the Corporation of the event relied upon for such termination and the Corporation has not remedied such event within 30 days (the “Cure Period”) of the receipt of such notice. For the avoidance of doubt, the optionee’s employment shall not be deemed to terminate for Good Reason unless and until the Cure Period has expired and the Corporation has not remedied the applicable Good Reason event. The Corporation and the optionee may mutually waive in writing any of the foregoing provisions with respect to an event that otherwise would constitute Good Reason.

15.	RECOUPMENT POLICY

Each stock option granted under this Plan to an optionee that, as of the date the option is granted, participates in the Corporation’s Medium-Term Incentive Plan shall be subject to the terms and conditions of the Corporation’s Policy on Recoupment of Unearned Compensation (as previously adopted and, from time to time, amended by the Board) attached to such optionee’s Stock Option Award Agreement (as defined below).

16.	AMENDMENT OR DISCONTINUANCE OF THIS PLAN

The Board may amend or discontinue the Plan at any time, without obtaining the approval of shareholders of the Corporation unless required by the relevant rules of the Toronto Stock Exchange, provided that, subject to Sections 12, 13, and 14, no such amendment may increase the aggregate maximum number of Common Shares that may be subject to stock options under this Plan, change the manner of determining the minimum option price, extend the Term under any option beyond 10 years (plus any Additional Exercise Period) or the date on which the option would otherwise expire under the Plan, expand the assignment provisions of the Plan, permit non-employee directors to participate in the Plan or, without the consent of the holder of the option, alter or impair any option previously granted to an optionee under this Plan; and, provided further, for greater certainty, that, without the prior approval of the Corporation’s shareholders, stock options issued under this Plan shall not be repriced, replaced, or regranted through cancellation, or by lowering the option price of a previously granted stock option. Pre-clearance of the Toronto Stock Exchange of amendments to the Plan will be required to the extent provided under the relevant rules of the Toronto Stock Exchange.

17.	EVIDENCE OF STOCK OPTIONS

Each stock option granted under this Plan shall be evidenced by a written stock option agreement between the Corporation and the optionee which shall give effect to the provisions of this Plan and include such other terms as the Committee shall determine (“Stock Option Award Agreement”).

18.	WITHHOLDING

To the extent that the Corporation is required to withhold federal, provincial, state, local or foreign taxes in connection with any payment made or benefit realized by an optionee or other person hereunder, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the optionee or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. Participants shall also make such arrangements in connection with the disposition of Common Shares acquired upon the exercise of option rights with respect to this Plan.

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Appendix D
Advisory Vote on Executive Compensation

The Board of PotashCorp has spent considerable time and effort in defining and implementing a best-practices executive compensation program, and believes that it achieves the goal of maximizing long-term shareholder value while attracting, motivating and retaining world-class talent.

Listening to stakeholders’ opinions is a core value at PotashCorp. The Board values and encourages constructive dialogue on compensation and other important governance topics with our shareholders, to whom we are ultimately accountable. Consistent with this approach, the Board has, on an annual basis since 2005, provided the opportunity for shareholders to vote on our performance option plans, a key element of executive compensation. In connection with the 2009 annual and special meeting of shareholders, the Corporation received a shareholder proposal asking that it implement an advisory vote on executive compensation (commonly referred to as “say on pay”). After monitoring developments and trends relating to say on pay, PotashCorp committed to providing a say on pay vote in connection with its 2010 Annual Meeting. In forming its resolution for the say on pay vote and in considering its applicable shareholder outreach program, the Corporation has reviewed the model policy set forth on this topic by the Canadian Coalition for Good Governance and feels its practices and policies to be consistent therewith.

As this is an advisory vote, the results will not be binding upon the Board. However, the Board will take the results of the advisory vote into account, as appropriate, when considering future compensation policies, procedures and decisions and in determining whether there is a need to significantly increase their engagement with shareholders on compensation related matters. In the event that a significant number of shareholders oppose the resolution, the Board will consult with its shareholders to understand their concerns and will review the Corporation’s approach to compensation in the context of these concerns.

Accordingly, the Board proposes that you indicate your support for the Corporation’s approach to executive compensation disclosed in the Management Proxy Circular by voting in favour of the following advisory resolution:

“RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in the Corporation’s Management Proxy Circular delivered in advance of the 2010 Annual and Special Meeting of shareholders.”

The Board recommends a vote FOR the above resolution.

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Appendix E
Board of Directors Charter

1.	PURPOSE AND ROLE

The Board of Directors (the “Board”) of Potash Corporation of Saskatchewan Inc. (the “Corporation”) is responsible for the stewardship and oversight of the management of the Corporation and its global business. It has the statutory authority and obligation to protect and enhance the assets of the Corporation in the interest of all shareholders.

Although Directors may be elected by the shareholders to bring special expertise or a point of view to Board deliberations, they are not chosen to represent a particular constituency. The best interests of the Corporation and its shareholders must be paramount at all times.

The involvement and commitment of Directors is evidenced by regular Board and Committee meeting attendance, preparation, and active participation in setting goals and requiring performance in the interest of shareholders.

2.	COMPOSITION

The Board shall be comprised of that number of Directors as shall be determined from time to time by the Board, in accordance with the Corporation’s articles, bylaws and applicable laws.

3.	MEETINGS

The time at which and place where the meetings of the Board shall be held and the calling of the meetings and procedure in all things at such meetings shall be determined by the Board in accordance with the Corporation’s articles, bylaws and applicable laws.

The agenda for each Board meeting shall be established by the CEO and the Board Chair, taking into account suggestions from other members of the Board. Meeting materials and information shall be distributed in advance of each meeting so as to provide adequate time for review. The Board has a policy of holding one meeting each year at one of the Corporation’s operating facilities. Site visits by the Board and meetings with senior management of the facility are incorporated into the itinerary.

Directors are expected to attend, in person or via tele- or video-conference, all meetings of the Board and the Committees upon which they serve, to come to such meetings fully prepared, and to remain in attendance for the duration of the meeting. Where a Director’s absence from a meeting is unavoidable, the Director should, as soon as practicable after the meeting, contact the Board Chair, the CEO, or the Corporate Secretary for a briefing on the substantive elements of the meeting.

4.	CHAIR

The Chair of the Board shall have the duties and responsibilities set forth in the “Chair of the Board of Directors Position Description.”

5.	RESPONSIBILITIES

The Board operates by delegating certain of its responsibilities to management and reserving certain powers to itself. Its principal duties fall into six categories:

•	Overseeing and approving on an ongoing basis the Corporation’s business strategy and strategic planning process;

•	Selection of the management;

•	Setting goals and standards for management, monitoring their performance and taking corrective action where necessary;

•	Approving policies, procedures and systems for implementing strategy, managing risk, and ensuring the integrity of the Corporation’s internal control and management information systems;

•	Adopting a communications policy and reporting to shareholders on the performance of the business;

•	Approval and completion of routine legal requirements.

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5.1	Strategy Determination

(a)	The Board has the responsibility to participate, as a whole and through its Committees, in identifying the objectives and goals of the business as well as the associated risks, and the strategy by which it proposes to reach those goals and mitigate such risks. The Board shall adopt a strategic planning process and shall approve, on an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of the business.

(b)	The Board has the responsibility to ensure congruence between shareholder expectations, company plans and management performance.

5.2	Selection of the Management

(a)	The Board retains the responsibility for managing its own affairs, including planning its composition, selecting its Chair, nominating candidates for election to the Board, appointing Committees and determining Director compensation.

(b)	The Board has the responsibility for the appointment and replacement of a Chief Executive Officer (“CEO”) of the Corporation, for monitoring CEO performance, determining CEO compensation, and providing advice and counsel in the execution of the CEO’s duties.

(c)	The Board has the responsibility for approving the appointment and remuneration of all corporate officers, acting upon the advice of the CEO.

(d)	The Board has the responsibility for, to the extent feasible, satisfying itself as to the integrity of the CEO and the other executive officers and that the CEO and other executive officers create a culture of integrity throughout the Corporation.

(e)	The Board has the responsibility for ensuring that adequate provision has been made for management succession (including appointing, training and monitoring senior management).

5.3	Monitoring and Acting

(a)	The Board has the responsibility for monitoring the Corporation’s progress towards its goals, and revising and altering its direction in light of changing circumstances.

(b)	The Board has the responsibility for taking action when performance falls short of its goals or when other special circumstances (for example mergers and acquisitions or changes in control) warrant it.

5.4	Policies and Procedures

(a)	The Board has the responsibility for developing the Corporation’s approach to corporate governance, including developing a set of corporate governance principles and guidelines that are specifically applicable to the Corporation.

(b)	The Board has the responsibility for approving and monitoring compliance with all significant policies, procedures and internal control and management systems by which the Corporation is operated.

(c)	The Board has responsibility for ensuring that the Corporation operates at all times within applicable laws and regulations, and to high ethical and moral standards.

5.5	Reporting to Shareholders

(a)	The Board has the responsibility for adopting a communications policy for the Corporation, including adopting measures for receiving feedback from stakeholders.

(b)	The Board has the responsibility for ensuring that the financial performance of the Corporation is reported to shareholders on a timely, regular and non-selective basis.

(c)	The Board has the responsibility for ensuring that the financial results are reported fairly, and in accordance with generally accepted accounting principles.

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(d)	The Board has the responsibility for timely and non-selective reporting of any other developments that have a significant and material impact on the value of the shareholders’ assets.

(e)	The Board has the responsibility for reporting annually to shareholders on its stewardship for the preceding year.

(f)	The Board has the responsibility for approving any payment of dividends to shareholders.

5.6	Legal Requirements

(a)	The Board is responsible for ensuring that legal requirements, documents and records have been properly prepared, approved and maintained.

5.7	Other

(a)	On an annual basis, this Board Charter shall be reviewed and assessed, and any proposed changes shall be submitted to the Board for consideration.

(b)	Any security holder may contact the Board by email or by writing to the Board c/o the Corporate Secretary. Matters relating to the Corporation’s accounting, internal accounting controls or auditing matters will be referred to the Audit Committee. Other matters will be referred to the Board Chair.

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Appendix F
Audit Committee Charter

1.	PURPOSE

1.1.	The Audit Committee (the “Committee”) is a standing committee of the Board of Directors of Potash Corporation of Saskatchewan Inc. (the “Corporation”). Its purpose is to assist the Board of Directors in fulfilling its oversight responsibilities for (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the auditors of the Corporation (the “external auditors”), and (iv) the performance of the Corporation’s internal audit function and external auditors. The Committee will also prepare the report that is, under applicable legislation and regulation, required to be included in the Corporation’s annual proxy statement and circular.

2.	AUTHORITY

2.1.	The Committee has authority to conduct or authorize investigations into any matter within its scope of responsibility. It is empowered to:

(a)	Determine the public accounting firm to be recommended to the Corporation’s shareholders for appointment as external auditors, and, subject to applicable law, be directly responsible for the compensation and oversight of the work of the external auditors. The external auditors will report directly to the Committee.

(b)	Resolve any disagreements between management and the external auditors regarding financial reporting.

(c)	Pre-approve all auditing and permitted non-audit services performed by the Corporation’s external auditors.

(d)	Retain independent counsel, accountants, or others to advise the Committee or assist in its duties.

(e)	Seek any information it requires from employees — all of whom are directed to cooperate with the Committee’s requests — or external parties.

(f)	Meet with the Corporation’s officers, external auditors or outside counsel, as necessary.

(g)	Delegate authority, to the extent permitted by applicable legislation and regulation, to one or more designated members of the Committee, including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full Committee at its next scheduled meeting.

3.	COMPOSITION

3.1.	The Committee shall consist of at least three and no more than six members of the Board of Directors.

3.2.	The Corporate Governance and Nominating Committee will recommend to the Board of Directors members for appointment to the Committee and the Chair of the Committee. Only independent Directors shall be entitled to vote on any Board resolution approving such recommendations.

3.3.	If and whenever a vacancy shall exist on the Committee, the remaining members may exercise all its powers so long as a quorum remains in office.

3.4.	Each Committee member shall be independent according to the independence standards established by the Board of Directors, and all applicable corporate and securities laws and stock exchange listing standards.

3.5.	Each Committee member will also be financially literate. At least one member shall be designated as the “financial expert”, as defined by applicable legislation and regulation. No Committee member shall simultaneously serve on the audit committees of more than two other public companies.

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4.	MEETINGS

4.1.	A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. All Committee members are expected to attend each meeting, in person or via tele- or video-conference. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

4.2.	The Committee will meet at least once each fiscal quarter, with authority to convene additional meetings, as circumstances require. The Committee will invite other members of the Board of Directors, members of management, internal auditors or others to attend meetings and provide pertinent information, as necessary. External auditors shall be entitled to receive notice of every meeting of the Committee and to attend and be heard thereat. The Committee will meet separately, periodically, with management, with internal audit and with external auditors. The Committee will also meet periodically in camera. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials.

4.3.	The time at which and place where the meetings of the Committee shall be held and the calling of meetings and the procedure in all things at such meetings shall be determined by the Committee; provided that meetings of the Committee shall be convened whenever requested by the external auditors or any member of the Committee in accordance with the Canada Business Corporations Act (the “CBCA”). Following a Committee meeting, the Committee Chair shall report on the Committee’s activities to the Board of Directors at the next Board of Directors meeting. The Committee shall keep and approve minutes of its meetings in which shall be recorded all action taken by it, which minutes shall be available as soon as practicable to the Board of Directors.

5.	CHAIR

5.1.	The Chair of the Committee shall have the duties and responsibilities set forth in Appendix “A”.

6.	RESPONSIBILITIES

There is hereby delegated to the Committee the duties and powers specified in section 171 of the CBCA and, without limiting these duties and powers, the Committee will carry out the following responsibilities.

6.1.	Financial Statements

(a)	Review significant accounting and reporting issues and understand their impact on the financial statements. These issues include:

(i)	complex or unusual transactions and highly judgmental areas;

(ii)	major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles; and

(iii)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

(b)	Review analyses prepared by management and/or the external auditors, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

(c)	Review both U.S. GAAP and Canadian GAAP issues and any reconciliation issues from Canadian GAAP to U.S. GAAP.

(d)	Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the external auditors’ activities or on access to requested information, and the resolution of any significant disagreements with management.

(e)	Review and discuss the annual audited financial statements and quarterly financial statements with management and the external auditors, including the Corporation’s disclosures under “Management’s

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Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), including the discussion of critical accounting estimates included therein.

(f)	Review and discuss the unaudited annual financial statements prior to the Corporation’s year-end earnings release.

(g)	Review the annual financial statements and MD&A and make a determination whether to recommend their approval by the Board of Directors.

(h)	Approve the quarterly financial statements and MD&A prior to their release.

(i)	Review disclosures made by the Chief Executive Officer and the Chief Financial Officer during the Forms 10-K and 10-Q certification process about significant deficiencies or material weaknesses in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Corporation’s internal controls.

(j)	Review and discuss earnings press releases prior to their release (particularly use of “pro forma” information or other non-GAAP financial measures), as well as financial information and earnings guidance provided externally, including to analysts and rating agencies.

(k)	Review management’s internal control report and the related attestation by the external auditors of the Corporation’s internal controls over financial reporting.

6.2.	Internal Control

(a)	Consider the effectiveness of the Corporation’s internal control system, including information technology security and control.

(b)	Understand the scope of internal audit’s and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

(c)	Review external auditors’ management letters and management’s responses to such letters.

(d)	As requested by the Board of Directors, discuss with management, internal audit and the external auditors the Corporation’s major risk exposures (whether financial, operational or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures.

(e)	Annually review the Corporation’s disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

(f)	Discuss with the Chief Financial Officer and, as is in the Committee’s opinion appropriate, the Chief Executive Officer, all elements of the certification required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

6.3.	Internal Audit

(a)	Review with management, the external auditors and internal audit the charter, plans, activities, staffing and organizational structure of the internal audit function.

(b)	Ensure there are no unjustified restrictions or limitations on the functioning of the internal audit department, and review and concur in the appointment, replacement, or dismissal of the Vice President, Internal Audit.

(c)	Review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

(d)	On a regular basis, meet separately with the Vice President, Internal Audit to discuss any matters that the Committee or the Vice President, Internal Audit believes should be discussed privately.

6.4.	External Audit

(a)	Review the external auditors’ proposed audit scope and approach, (including coordination of audit effort with internal audit) and budget.

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(b)	Oversee the work and review the performance of the external auditors, and make recommendations to the Board regarding the appointment or discharge of the external auditors. In performing this oversight and review, the Committee will:

(i)	At least annually, obtain and review a report by the external auditors describing (A) the external auditors’ internal quality control procedures; (B) any material issues raised by the most recent internal quality control review, or peer review, of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors, and any steps taken to deal with any such issues; and (C) (to assess the auditor’s independence) all relationships between the external auditors and the Corporation.

(ii)	Take into account the opinions of management and internal audit.

(iii)	Review and evaluate the lead partner of the external auditors.

(c)	On an annual basis receive and review from the external auditors a report on items required to be communicated to the Committee by applicable rules and regulations.

(d)	Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

(e)	Present its conclusions with respect to the external auditors to the full Board of Directors.

(f)	Set clear hiring policies for employees or former employees of the present or former external auditors.

(g)	On a regular basis, meet separately with the external auditors to discuss any matters that the Committee or external auditors believe should be discussed privately.

6.5.	Compliance

(a)	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of non-compliance.

(b)	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(c)	Review the findings of any examinations by regulatory agencies, and any external auditors observations made regarding those findings.

(d)	Review the process for communicating the Core Values and Code of Conduct to Corporation personnel, and for monitoring compliance therewith.

(e)	Obtain regular updates from management and Corporation legal counsel regarding compliance matters.

6.6.	Reporting Responsibilities

(a)	Regularly report to the Board of Directors about Committee activities and issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s external auditors, and the performance of the internal audit function.

(b)	Provide an open avenue of communication between internal audit, the external auditors, and the Board of Directors.

(c)	Report annually to shareholders, describing the Committee’s composition, responsibilities and how they were discharged, and any other information required by applicable legislation or regulation, including approval of non-audit services.

(d)	Review any other reports the Corporation issues that relate to Committee responsibilities.

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6.7.	Other Responsibilities

(a)	Discuss with management the Corporation’s major policies with respect to risk assessment and risk management.

(b)	Perform other activities related to this Committee Charter as requested by the Board of Directors.

(c)	Institute and oversee special investigations as needed.

(d)	Ensure appropriate disclosure of this Committee Charter as may be required by applicable legislation or regulation.

(e)	Confirm annually that all responsibilities outlined in this Committee Charter have been carried out.

(f)	Receive and review, at least quarterly, a report prepared by the Corporation’s Natural Gas Hedging Committee and, if the Corporation’s hedged position is outside approved guidelines, determine the reasons for the deviation and any action which will be taken as a result.

(g)	Annually review the Corporation’s natural gas hedging policy.

(h)	Receive and review, at least annually and in conjunction with the Compensation Committee, a report on pension plan governance including a fund review and retirement plan accruals.

7.	FUNDING

7.1.	The Corporation shall provide for appropriate funding, as determined by the Committee, for (i) compensation to the external auditors for the purpose of preparing or issuing an audit report or performing other audit review or attest services as pre-approved by the Committee; (ii) compensation to any outside experts employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

8.	OTHER

8.1.	The Committee shall conduct an evaluation of the Committee’s performance and this Audit Committee Charter, including Appendix “A” attached hereto, at least annually, and recommend to the Board of Directors such Committee Charter changes as the Committee deems appropriate.

8.2.	Authority to make minor technical amendments to this Committee Charter is hereby delegated to the Secretary of the Corporation who will report any amendments to the Board of Directors at its next meeting.

APPENDIX “A”
POTASH CORPORATION OF SASKATCHEWAN INC.
Audit Committee Chair Position Description

In addition to the duties and responsibilities set out in the Board of Directors Charter and any other applicable charter, mandate or position description, the chair (the “Chair”) of the Audit Committee (the “Committee”) of Potash Corporation of Saskatchewan Inc. (the “Corporation”) has the duties and responsibilities described below.

1.	Provide overall leadership to facilitate the effective functioning of the Committee, including:

(a)	overseeing the structure, composition, membership and activities delegated to the Committee;

(b)	chairing every meeting of the Committee and encouraging free and open discussion at meetings of the Committee;

(c)	scheduling and setting the agenda for Committee meetings with input from other Committee members, the Chair of the Board of Directors and management as appropriate;

(d)	facilitating the timely, accurate and proper flow of information to and from the Committee;

(e)	arranging for management, internal and external auditors and others to attend and present at Committee meetings as appropriate;

(f)	arranging sufficient time during Committee meetings to fully discuss agenda items;

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(g)	encouraging Committee members to ask questions and express viewpoints during meetings; and

(h)	taking all other reasonable steps to ensure that the responsibilities and duties of the Committee, as outlined in its Charter, are well understood by the Committee members and executed as effectively as possible.

2.	Foster ethical and responsible decision making by the Committee and its individual members.

3.	Encourage the Committee to meet in separate, regularly scheduled, non-management, closed sessions with the internal auditor and the independent auditors.

4.	Following each meeting of the Committee, report to the Board of Directors on the activities, findings and any recommendations of the Committee.

5.	Carry out such other duties as may reasonably be requested by the Board of Directors.

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Appendix G
Compensation Committee Annual Work Plan

Committee Action	Jan	Feb	May	Jul	Sept	Nov	Board Action
Approve Executive compensation philosophy to support the business objectives						•	Information Only

Recommend Executive management team (EMT) changes (as occur)							Approve

Approve of EMT total compensation structure (including competitiveness)						•	Information Only

Review CEO succession plan, management structure, and executive development	•						Information on CEO and EMT

Approve CEO’s recommendation of EMT’s compensation	•						Information Only

Review staff succession planning					•

Recommend Salary Administration: Merit and range adjustments and budget for next year					•		Approve as part of final budget

Recommend any significant plan changes (as needed) • Incentive and equity plans; • Other plans (may be in conjunction with Audit Committee)							Approve as necessary

Recommend Evaluation of CEO’s performance in light of goals, base pay and total compensation determined	•						Approve

Recommend CEO’s goals relevant to compensation for the next year	•						Approve

Review Short-term incentive plan’s costing for the upcoming year, based upon approved budget targets	•						Approve

Approve Short-term incentive plan payouts for EMT, and in total (via conference call) (in conjunction with Audit Committee)		•					Information Only

Recommend Short-term incentive plan payouts for CEO (via conference call) (in conjunction with Audit Committee)		•					Approve

Review Status report on short-term performance measures and projected incentive payments				•		•	Information Only

Recommend final design Cash medium-term incentive plan’s performance goals, awards, and costing for the upcoming cycle				• (every 3 yrs)		• (every 3 yrs)	Approve

Approve Cash medium-term incentive plan payouts for EMT, and in total (in conjunction with Audit Committee)	• (every 3 yrs)						Information Only

Recommend Cash medium-term incentive plan payouts for CEO, and in total (in conjunction with Audit Committee)	• (every 3 yrs)						Approve

Review Semi-annual status report on cash medium-term incentive performance measures and projected incentive payments	•			•			Information Only

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Committee Action	Jan	Feb	May	Jul	Sept	Nov	Board Action
Recommend Estimate of total annual projected performance option grant requirements	•						Approve

Recommend Performance option grants for CEO, EMT, and in total; reserve analysis and dilution			•				Approve

Recommend Board Compensation Annual Review				•			Approve

Review Execution of stock sales:
• CEO and EMT; and	•		•	•	•	•	Information Only
• Board

Approve Report on executive compensation for the annual proxy		•					Approve as part of proxy circular

Review Labour relations environment				•			Information Only

Review (with Audit Committee) Retirement benefits, including fund review, retirement plan accruals, and other				•			Information Only

Review of CEO expenses for prior year (by Committee Chair as authorized by Compensation Committee)	•						Information Only

Review Comp Committee evaluation and charter review (with Governance Committee)					•		Information Only

Recommend Other risk categories assigned to the Comp Committee (may be with the Audit Committee)				•			Approve

Review Top 10 Executive Tally Sheet			•				Information Only

Review Pay for Performance Analysis				•			Information Only

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 97

Appendix H
Additional Survey Participants

WWDS 2009/2010 Survey Report on Top Management Compensation

3M Company
A. O. Smith Corporation
A. Schulman, Inc.
AAA
ABB, Inc.
Abbott Laboratories
Abercrombie & Fitch Company
ABM Industries, Inc.
Accor North America
Activision Blizzard, Inc.
The Actors Fund of America
Actuant Corporation
Acuity
Acuity Brands, Inc.
ACUMED LLC
Adams Resources & Energy, Inc.
Administaff, Inc.
Adobe Systems Incorporated
ADTRAN Incorporated
Advance Auto Parts
Advanced Micro Devices, Inc.
Adventist Health System
AECOM Technology Corporation
Aegon USA
Aeropostale, Inc.
The AES Corporation
Aetna, Inc.
Affiliated Computer Services, Inc.
Affinia Group, Inc.
Affinity Plus Federal Credit Union
AFLAC Incorporated
AGCO Corporation
AgFirst
Agilent Technologies, Inc.
AGL Resources, Inc.
AgriBank, FCB
Air Products & Chemicals, Inc.
Airlines Reporting Corporation
AirTran Holdings, Inc.
AK Steel Holding Corporation
Aker Solutions
Alaska Air Group, Inc.
Albemarle Corporation
Alcoa, Inc.
Alexander & Baldwin, Inc.
Alfa Laval, Inc.
Allegheny County Sanitary Authority
Allegheny Energy, Inc.
Allegheny Technologies Incorporated
Allergan, Inc.
Allete
Alliance Data Systems Corporation
Alliance Residential Company
Alliant Energy Corporation
The Allstate Corporation
Alpha Innotech Corporation
Alpha Natural Resources, Inc.
ALSAC St. Jude
Altria Group, Inc.
Altru Health System
Amazon.com, Inc.
Amcore Bank
Ameren Corporation
American Airlines
American Axle & Manufacturing Holdings, Inc.
American Cancer Society, Inc.
American Commercial Lines, Inc.
American Dehydrated Foods, Inc.
American Eagle Outfitters
American Electric Power Company, Inc.
American Enterprise
American Express Company
American Family Insurance
American Financial Group
American Greetings Corporation
American Red Cross
American Water
Americas Styrenics
AMERIGROUP Corporation
AmeriPride Services, Inc.
Ameriprise Financial, Inc.
AmerisourceBergen Corporation
Ameristar Casinos
Ames True Temper
AMETEK, Inc.
AMETEK, Inc./Advanced Measurement Technology, Inc.
Amgen, Inc.
Amkor Technology, Inc.
Amphenol Corporation
AMR Corporation
Amtrak
Anadarko Petroleum Corporation
Analog Devices, Inc.
Anchor Bank North America
Andersen Corporation
The Andersons, Inc.
ANH Refractories Company
Anixter International, Inc.
AnnTaylor Stores Corporation
The Antioch Company
Aon Corporation
APAC Customer Services
Apache Corporation
Apollo Group
Apple, Inc.
Applied Materials, Inc.
AptarGroup, Inc.
ARAMARK Corporation
Arch Coal, Inc.
Archstone
Areva NP, Inc.
ARINC, Inc.
The Arizona Republic
Arkansas Best Corporation
Armstrong World Industries, Inc.
Arrow Electronics, Inc.
ArvinMeritor, Inc.
Asbury Automotive Group, Inc.
ASCAP
Ascent Media Group
Ashland, Inc.
Asset Marketing Service, Inc.
Assurant Health
Assurant, Inc.
Asurion Corporation
AT&T, Inc.
Atmos Energy Corporation
Aurora Healthcare
The Auto Club Group
Autodesk, Inc.
Autoliv North America, Inc.
Automobile Club of Southern California
AutoNation, Inc.
AutoZone, Inc.
Aveda Corporation
Avery Dennison Corporation
Avis Budget Group
Avista Corporation
Avon Products, Inc.
Axsys
B Braun Medical, Inc.
Babcock & Wilcox Company
Babson College
Baker Hughes Incorporated
Baldor Electric Company
Ball Corporation
Bank of America Corporation
The Bank of New York Mellon Corporation
Baptist Health
Baptist Health System
Barloworld Handling
Barnes & Noble, Inc.
Basler Electric Company
Baxa Corporation
Baxter International, Inc.
Baylor College of Medicine
Baylor Health Care System
BB&T Corporation
BE Aerospace, Inc.
Beacon Roofing Supply, Inc.
BearingPoint, Inc.
Beazer Homes USA, Inc.
Bechtel Systems & Infrastructure, Inc.
Beckman Coulter, Inc.
Becton, Dickinson and Company
Behr America, Inc.
Belden, Inc.
Belk, Inc.
Bemis Company, Inc.
Bemis Manufacturing Company
Benchmark Electronics, Inc.
Berkshire Hathaway, Inc.
Berwick Offray LLC
Best Buy Co., Inc.
Big Lots, Inc.
Biodynamic Research Corporation
Biogen Idec, Inc.
Biomet
Bio-Rad Laboratories, Inc.
BJ Services Company
BJ’s Wholesale Club
The Black & Decker Corporation
BlackRock, Inc.
Blockbuster, Inc.
Blue Cross & Blue Shield of Nebraska
Blue Cross & Blue Shield of South Carolina
Blue Cross & Blue Shield of Tennessee
Blue Cross Blue Shield of Louisiana
Blue Cross of Idaho Health Service, Inc.
Blue Cross of Northeastern Pennsylvania
BlueLinx Holdings, Inc.
BMW Manufacturing Corporation
Board of Governors of the Federal Reserve System
Bob Evans Farms
The Boeing Company
Boise Cascade Holdings LLC
Boise, Inc.
The Bon-Ton Stores, Inc.
Borders Group, Inc.
BorgWarner, Inc.
Bosch Packaging Services
Boston Scientific Corporation
Boy Scouts of America
Boyd Gaming Corporate
Boys & Girls Clubs of America
Bradley Corporation
Brady Corporation
Briggs & Stratton Corporation
Brightpoint, Inc.
The Brink’s Company
Bristol Myers Squibb Company
Broadcom Corporation
Broadridge Financial Solutions, Inc.
Brookdale Senior Living, Inc.
Brown Shoe Company, Inc.
Brownells, Inc.
Brunswick Corporation
Bryant University
BSSI
Buckeye GP Holdings LP
Bucyrus International, Inc.
Buffets, Inc.
Building Materials Holding Corporation
Burger King Holdings, Inc.
Burlington Northern Santa Fe Corporation
C.H. Robinson Worldwide, Inc.
C.R. Bard, Inc.
Cabela’s Incorporated
Cablevision Systems Corporation
Cabot Corporation
CACI International, Inc.
Caelum Research Corporation
Calibre Systems
California Casualty Management Company
California Institute of Technology
California Water Service Company
Calpine Corporation
Calumet Specialty Products Partners LP

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 98

Cameron International Corporation
Camoplast, Inc.
Campbell Soup Company
Canyon Ranch
Capital One Financial Corporation
Career Education Corporation
Career Service Authority City and County of Denver
CareFirst BlueCross BlueShield
Carle Clinic Association
Carlisle Companies, Inc.
Carlson Companies, Inc.
CarMax
Carpenter Technology Corporation
Carter
Casino Arizona
Catalyst Health Solutions, Inc.
Caterpillar, Inc.
CB Richard Ellis
CBS Corporation
CC Media Holdings, Inc.
CDM
Celanese Corporation
Celgene Corporation
Cell Therapeutics, Inc.
CEMEX, Inc.
Centene Corporation
CenterPoint Energy, Inc.
Century Aluminum Company
Century Tel, Inc.
Cenveo, Inc.
Cephalon, Inc.
CF Industries Holdings, Inc.
The Charles Schwab Corporation
Chemtreat, Inc.
Chenega Corporation
Chesapeake Energy Corporation
Chevron Corporation
Chicago Transit Authority
Chico’s FAS, Inc.
Children’s Healthcare Atlanta
Children’s Home Society
Chiquita Brands International, Inc.
Choice Hotels International
CHS, Inc.
The Chubb Corporation
Chumash Employee Resource Center
Church & Dwight Co., Inc.
Church of Jesus Christ of Latter-Day Saints
CIGNA Corporation
Cimarex Energy Company
Cincinnati Financial Corporation
Cinemark Holdings, Inc.
CIT Group, Inc.
Citationshares
Citigroup, Inc.
City of Austin
City of Charlotte
City of Columbus
City of Garland
City of Houston
City of Philadelphia
Clarian Health Partners
Cleco Corporation
Cliffs Natural Resources, Inc.
The Clorox Company
ClubCorp, Inc.
CME Group, Inc.
CMS Energy Corporation
CNL Financial Group
Coca-Cola Bottling Company Consolidated
The Coca-Cola Company
Coca-Cola Enterprises, Inc.
Cognizant Technology Solutions Corporation
Colgate-Palmolive Company
Collective Brands, Inc.
The Colman Group, Inc.
Colonial Bank
Colorado Springs Utilities
Colsa Corporation
Columbia Sportswear Company
Columbus Foods LLC
Comcast Corporation
Comerica Incorporated
Commercial Metals Company
CommScope, Inc.
Community Health Network
Community Health Systems
The Community Preservation Corporation
Compass Group, North America Division
Complete Production Services, Inc.
Computer Sciences Corporation
Computer Task Group
ConocoPhillips
Conseco, Inc.
CONSOL Energy, Inc.
Consolidated Edison, Inc.
Constellation Energy Group, Inc.
Continental Airlines, Inc.
Convenience Food Systems, Inc.
Convergys Corporation
Con-way, Inc.
Cooper Standard Automotive
Cooper Tire & Rubber Company
Core Laboratories
Core-Mark Holding Company, Inc.
Corn Products International, Inc.
Cornell University
Corning Incorporated
Correctional Medical Services
Corrections Corporation of America
Costco Wholesale Corporation
Country Insurance & Financial
The Country Vintner
Covance, Inc.
Coventry Health Care, Inc.
Cox Enterprises, Inc.
Cox Target Media Valpak
CPS Energy
Cracker Barrel Old Country Store, Inc.
Crane Company
Cree, Inc.
Croda, Inc.
Crosstex Energy, Inc.
Crown Castle International Corporation
Crown Cork & Seal
CSX Corporation
Cummins, Inc.
CUNA Mutual Group
Curtiss-Wright Corporation
CVR Energy, Inc.
CVS Caremark
Cypress Semiconductor Corporation
Cytec Industries, Inc.
D & E Communications, Inc.
D.R. Horton, Inc.
Daimler Financial Services
Dakota Electric Association
Dallas County
Dal-Tile, Inc.
Dana Holding Corporation
Danaher Corporation
Data Center, Inc.
DaVita, Inc.
Dean Foods
Deckers Outdoor Corporation
The Decurion Corporation
Deere & Company
Dekalb Regional Healthcare Systems
Del Monte Fresh Produce Company
Delorme Publishing
Delphi Corporation
Delta Air Lines, Inc.
Denso International America
Denso Manufacturing Michigan, Inc.
DENTSPLY International, Inc.
DePaul University
Devon Energy Corporation
DeVry University
DFW International Airport
Dick’s Sporting Goods
Dickstein Shapiro LLP
Diebold Incorporated
Dillard’s, Inc.
Direct Financial Solutions, Inc.
The DIRECTV Group, Inc.
Discover Financial Services
Discovery Communications, Inc.
DISH Network Corporation
Doherty Employer Services
Dole Food Company, Inc.
Dollar General Corporation
Dominion Resources, Inc.
Donaldson Company, Inc.
Dover Corporation
The Dow Chemical Company
Dr. Pepper Snapple Group, Inc.
Dresser-Rand Group, Inc.
DSC Logistics
DST Systems, Inc.
DTE Energy
Duane Reade Holdings, Inc.
Duke Energy Corporation
Duke Realty Corporation
Duke University & Health System
The Dun & Bradstreet Corporation
DuPont
Dynegy, Inc.
DynMcDermott
E J Brooks Company
E*TRADE Financial Corporation
The E.W. Scripps Company
Eagle Rock Energy Partners LP
Early Warning Services
Eastman Chemical Company
Eastman Kodak Company
Eaton Corporation
eBay
Ecolab, Inc.
Edison International
Edison Mission Energy
Education Management Corporation
Edward Jones & Company
Edwards Lifesciences
EG&G - Defense Materials
EG&G Services
El Paso Corporation
Element K
Eli Lilly & Company
Elizabeth Arden, Inc.
EMC Corporation
EMCOR Group, Inc.
Emerson Climate Technologies/Copeland
Emerson Electric
Enbridge Energy Partners LP
Energizer Holdings, Inc.
Energy Future Holdings Corporation
Energy Transfer Equity LP
Ensco International Incorporated
Entergy Corporation
Enterprise GP Holdings LP
Entertainment Publications
EOG Resources, Inc.
EON US LLC
Equifax, Inc.
Equity Residential
Erie Insurance Group
ESCO Corporation
ESCO Technologies
The Estee Lauder Companies, Inc.
Esterline Technologies Corporation
Etnyre International, Ltd.
Europ Assistance USA
Evraz Oregon Steel Mills
Exel, Inc.
Exelon Corporation
Exempla Health Care, Inc.
Exide Technologies
Expedia, Inc.
Expeditors International of Washington
Experian
Express Scripts, Inc.
Extendicare Health Services
Exterran Holdings, Inc.
Exxon Mobil Corporation
FAIR Plan Insurance Placement Facility of Pennsylvania
Family Dollar Stores, Inc.
Farmland Foods, Inc.
Fastenal Company
FCI USA, Inc.
Federal Home Loan Bank of Atlanta
Federal Reserve Bank of Atlanta
Federal Reserve Bank of Boston
Federal Reserve Bank of Cleveland
Federal Reserve Bank of Dallas
Federal Reserve Bank of Kansas City
Federal Reserve Bank of Minneapolis
Federal Reserve Bank of Philadelphia

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 99

Federal Reserve Bank of San Francisco
Federal Reserve Bank of St. Louis
FedEx Express
FedEx Ground
FedEx Office
Fender Musical Instruments
Ferguson Enterprises
Fermi National Accelerator Laboratory
FerrellGas, Inc.
Ferro Corporation
Fidelity National Financial, Inc.
Fidelity National Information Services
Fifth Third Bancorp
The First American Corporation
First American Corporation
First Bank
First Citizens Bank
First Data Corporation
First Horizon National Corporation
First Interstate BancSystem
First Place Bank
First Priority
First Solar, Inc.
FirstEnergy Corporation
Fiserv, Inc.
Fleetwood Group
Flexcon Company, Inc.
Flexible Steel Lacing Company
Florida’s Blood Centers, Inc.
Flowers Foods, Inc.
Flowserve Corporation
Fluor Corporation
FMC Corporation
FMC Technologies, Inc.
Foot Locker, Inc.
Ford Motor Company
Fort Worth Independent School District
Fortune Brands
Foseco Metallurgical, Inc.
Fox Chase Cancer Center
FPL Group, Inc.
Franklin Resources, Inc.
Franklin W Olin College Engineering
Freeman Companies
Freeport-McMoRan Copper & Gold, Inc.
Freescale Semiconductor, Inc.
Fremont Group
Froedtert & Community Health
Frontier Communications Corporation
Frontier Oil Corporation
Furniture Brands International, Inc.
G&K Services
G. Loomis, Inc.
Gannett Co., Inc.
The Gap, Inc.
Gardner Denver, Inc.
Garmin International
Gaylord Entertainment
General Cable Corporation
General Dynamics Corporation
General Dynamics Information Technology
General Growth Properties, Inc.
General Motors Corporation
Genuine Parts Company
Genworth Financial, Inc.
Genzyme Corporation
Georg Fischer Signet LLC
Georgia Gulf Corporation
Georgia Institute of Technology
Georgia System Operations Corporation
Gerdau Ameristeel
Gilead Sciences, Inc.
Global Partners LP
Godiva, Inc.
Gold Eagle Company
Goldman Sachs Group, Inc.
Goodrich Corporation
The Goodyear Tire & Rubber Company
Google, Inc.
Government Employees Health Association, Inc.
Graco, Inc.
Graham Packaging
Grande Cheese Company
Grange Mutual Insurance Companies
Granite Construction, Inc.
Graybar Electric Company, Inc.
Great Plains Energy Incorporated
Greatwide Truckload Management
Greif, Inc.
Greyhound Lines, Inc.
Group 1 Automotive, Inc.
GuideStone Financial Resources
Gulfstream Aerospace Corporation
H Lee Moffitt Cancer Center & Research Institute
Halliburton Company
Hanesbrands, Inc.
Hannaford Bros. Company
The Hanover Insurance Group, Inc.
Hapag-Lloyd (America), Inc.
Harley Davidson Motor Company
Harman International Industries, Inc.
Harrah’s Entertainment
Harris County Hospital District
Harsco Corporation
Hartford Financial Services
Harvard Vanguard Medical Association
Harvey Industries
Hasbro, Inc.
Hastings Mutual Insurance Company
Hawaiian Electric Industries, Inc.
Haynes International, Inc.
Hazelden Foundation
HCA, Inc.
HCC Insurance Holdings, Inc.
HD Supply
Health Management Associates, Inc.
Health Net
Health Partners
HealthNow New York
HealthSouth Corporation
HealthSpring, Inc.
HealthTrans
H-E-B
Helix Energy Solutions Group, Inc.
Helmerich & Payne, Inc.
Hendrick Medical Center
Hendrickson International
Henry Ford Health System
Henry Schein, Inc.
Herman Miller, Inc.
The Hershey Company
The Hertz Corporation
Hess Corporation
Hewitt Associates, Inc.
Hewlett-Packard Company
Hexion Specialty Chemicals, Inc.
Highlights for Children, Inc.
Highmark, Inc.
HighMount Exploration & Production LLC
Hill Phoenix
Hill-Rom Holdings, Inc.
Hilti, Inc.
Hilton Hotels Corporation (Promus Hotels)
Hines Interests
Hitachi
HNI Corporation
HNTB Corporation
Holden Industries, Inc.
Holly Corporation
The Home Depot, Inc.
Home Shopping Network
Honeywell International, Inc.
Hormel Foods Corporation
Hospira, Inc.
Host Hotels & Resorts, Inc.
Hovnanian Enterprises, Inc.
Hub Group, Inc.
Hubbard Feeds, Inc.
Hubbell Incorporated
Hudson City Bancorp, Inc.
Humana, Inc.
Hunter Douglas, Inc.
Hunter Industries
Huntington Bancshares Incorporated
Huntsman Corporation
Huron Consulting Group
Hutchinson Technology, Inc.
Hyatt Hotels Corporation
Hyundai Motor America
IAC/InterActiveCorp
Iasis Healthcare Corporation
IBA USA, Inc.
Icahn Enterprises LP
IDT Corporation
Illinois Tool Works, Inc.
Imation Corporation
Imerys
IMS Health, Inc.
Indianapolis Power & Light Company
Inergy Holdings LP
Information Management Service
Ingersoll Rand
Ingles Markets, Incorporated
Ingram Industries, Inc.
Ingram Micro, Inc.
Inmar, Inc.
Inolex Chemical Company
INOVA Health Systems
In-Sink-Erator
Institute of Nuclear Power Operations
Integrys Energy Group, Inc.
Intel Corporation
Interactive Brokers Group, Inc.
International Assets Holding Corporation
International Business Machines Corporation
International Flavors & Fragrances, Inc.
International Game Technology
International Paper Company
Interpublic Group of Companies, Inc.
Intertape Polymer Group
Intuit, Inc.
Invacare Corporation
Invensys Controls
Iron Mountain Incorporated
The Irvine Company
Isuzu Motors America, Inc.
Ithaca College
Itochu International, Inc.
Itron, Inc.
ITT Corporation
ITT Industries Advanced Engineering & Sciences
ITT Systems Division
J J Keller & Associates, Inc.
J R Simplot Company
J.B. Hunt Transport Services, Inc.
J.C. Penney Company, Inc.
Jabil
Jack in the Box, Inc.
Jacobs Engineering Group, Inc.
Jacobs Technology, Inc.
Jarden Consumer Solutions
Jarden Corporation
Jefferson Science Associates
Jefferson Wells International
Jet Blue Airways
JM Family Enterprises
Jo-Ann Stores, Inc.
John Crane, Inc.
John Wiley & Sons, Inc.
Johns Hopkins Medical Services
Johnson & Johnson
Johnson Controls, Inc.
Johnson Financial Group
JohnsonDiversey, Inc.
Jones Apparel Group, Inc.
Jones Lang LaSalle
Joy Global, Inc.
JPMorgan Chase & Co.
Judicial Council of California
Juniper Networks, Inc.
Kalsec, Inc.
Kansas City Southern
Kansas Farm Bureau
KAR Holdings, Inc.
KB Home
KBR, Inc.
Keihin Indiana Precision Technology
Kellogg Company
Kelly Services, Inc.
Kewaunee Scientific Corporation
Key Energy Services, Inc.
KeyCorp
Keystone Automotive Industries
Keystone Foods Corporation
Kimberly-Clark Corporation
Kindred Healthcare, Inc.
Kinetic Concepts, Inc.

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 100

Kingston Technology
KLA-Tencor Corporation
Knight, Inc.
Kohl’s Corporation
Kraft Foods, Inc.
The Kroger Company
Kruger International
Kyocera America, Inc.
L L Bean, Inc.
L-3 Communications Holdings, Inc.
Lab Volt Systems
Laboratory Corporation of America Holdings
The Laclede Group, Inc.
Lake Federal Bank
Lam Research Corporation
Lancaster General Hospital
Land O’Lakes, Inc.
Landstar System, Inc.
Lansing Board of Water & Light
Las Vegas Sands Corporation
La-Z-Boy Chair Company
Leap Wireless International, Inc.
Lear Corporation
Leggett & Platt, Inc.
Lender Processing Services, Inc.
Lennar Corporation
Lennox International, Inc.
Level 3 Communications, Inc.
Levi Strauss & Company
Lexmark International, Inc.
LG Electronics USA, Inc.
Liberty Global, Inc.
Liberty Media Corporation (Interactive)
LifeMasters Supported SelfCare, Inc.
LifePoint Hospitals, Inc.
Lighthouse Computer Services
Limited Brands
Lincoln Electric Holdings, Inc.
Lincoln National Corporation
Lithia Motors, Inc.
Little Lady Foods
Liz Claiborne, Inc.
LKQ Corporation
Lockheed Martin Corporation
Lockton Companies
Loews Corporation
Lowe’s Companies, Inc.
Lower Colorado River Authority
Lozier Corporation
LSG Sky Chefs
LSI Corporation
Lubrizol Corporation
Luck Stone Corporation
Luther Midelfort-Mayo Health System
Lutron Electronics
Luxottica Retail
M&T Bank Corporation
Macy’s, Inc.
Maersk, Inc.
Magellan Health Services
Mahr Federal, Inc.
Malco Products, Inc.
Manitowoc Company, Inc.
Mannington Mills, Inc.
Manpower International, Inc.
Manpower, Inc.
ManTech International Corporation
Marathon Oil Corporation
Maricopa County Office of Management & Budget
Maricopa Integrated Health System
The Mark Travel Corporation
Markel Corporation
Market Planning Solutions, Inc.
Marriott International, Inc.
Mars North America
Marsh & McLennan Companies, Inc.
Marshall & Ilsley Corporation
Marshfield Clinic
MARTA
Martin Marietta Materials, Inc.
Mary Kay, Inc.
Masco Corporation
Massey Energy Company
MasterCard Incorporated
Mattel, Inc.
Maui Jim, Inc.
Maxim Integrated Products, Inc.
Mayo Clinic
The McClatchy Company
McCormick & Company, Incorporated
McDonald’s Corporation
MCG Health, Inc.
The McGraw-Hill Companies, Inc.
McKesson Medical-Surgical
MD Anderson Cancer Center
MDU Resources Group, Inc.
MeadWestvaco Corporation
Medco Health Solutions, Inc.
Media General, Inc.
Meeting Consultants, Inc.
MEMC Electronic Materials, Inc.
Mercantile Commerce Bank
Mercer University
Merck & Co., Inc.
Mercury General Corporation
Merit Medical Systems
MeritCare Health System
Merrill Corporation
Metals USA, Inc.
Metavante
The Methodist Health Care Corporation
MetroPCS Communications, Inc.
Metropolitan Life Insurance Company
Metropolitan Transit Authority
Mettler-Toledo International, Inc.
MFS Investment Management
MGIC Investment Corporation
Miami Children’s Hospital
Michael Baker Corporation
Michael Foods, Inc.
Michaels Stores, Inc.
Micron Technology, Inc.
MidAmerican Energy Company
Midwest Research Institute
Mike Albert Leasing, Inc.
Millennium Inorganic Chemicals
MillerCoors
Minco Products, Inc.
Mine Safety Appliances Company
Miniature Precision Components, Inc.
Minntech Corporation
Mirant Corporation
Missouri Department of Conservation
Missouri Department of Transportation
Mitsubishi International Corporation
Mitsui & Company USA, Inc.
MMS Consultants, Inc.
Mohawk Industries
Mohegan Sun Casino
Molex, Inc.
Molina Healthcare, Inc.
Molson Coors Brewing Company
Moneris Solutions Corporation
Monsanto Company
Moody’s Corporation
Moog, Inc.
Morgan Stanley
Motorola, Inc.
MPS Group, Inc.
MSC Industrial Direct
MTA Long Island Bus
MTD Products, Inc.
MTS Systems Corporation
Mueller Industries, Inc.
Mueller Water Products, Inc.
Murphy Oil Corporation
Mutual of Enumclaw Insurance Company
Mutual of Omaha
Mylan, Inc.
NACCO Industries, Inc.
Nalco Company
NASDAQ OMX Group, Inc.
Nash-Finch Company
National Academies
National Fuel Gas Company
National Futures Association
National Interstate Insurance Company
National Radio Astronomy Observatory
National Safety Council
National Tobacco Company
National-Oilwell Varco, Inc.
Nature’s Sunshine Products, Inc.
Navistar International Corporation
Navy Exchange Service Command
NBTY, Inc.
NCCI Holdings, Inc.
NCI Building Systems, Inc.
NCMIC Group, Inc.
NCR Corporation
Nebraska Public Power District
NetApp, Inc.
New Hanover Regional Medical Center
New Jersey Resources Corporation
New York Hotel Trades Council
The New York Times Company
Newell Rubbermaid, Inc.
Newfield Exploration Company
Newmont Mining Corporation
NewPage Holding Corporation
Nicor Gas
Nicor, Inc.
NII Holdings, Inc.
NiSource, Inc.
Nissan North America
Nissin Foods (USA) Co., Inc.
NJM Insurance Group
Noble Energy, Inc.
Norcal Waste Systems, Inc.
Nordson Corporation
Nordstrom
Nordstrom, Inc.
Norfolk Southern Corporation
North American Hoganas
North Texas Tollway Authority
Northeast Utilities System
Northern Trust Corporation
Northrop Grumman Corporation
Northwestern Mutual Life Insurance
Norton Health Care
NRUCFC
NSK Corporation
NSTAR
NTK Holdings, Inc.
Nucor Corporation
NuStar Energy LP
NV Energy, Inc.
NVIDIA Corporation
NVR, Inc.
NYSE Euronext
O’Reilly Automotive, Inc.
Occidental Petroleum Corporation
Oceaneering International
Office Depot, Inc.
OfficeMax
OGE Energy Corporation
Ohio Public Employees Retirement System
Ohio State University
Ohio State University Medical Center
Oil States International, Inc.
Oil-Dri Corporation of America
Old Dominion Electric Cooperative
Old Republic International Corporation
Olin Corporation
OM Group, Inc.
Omnicare, Inc.
Omnicom Group, Inc.
ON Semiconductor Corporation
Oncology Nursing Society
Oncor Electric Delivery
ONEOK, Inc.
Orbital Science Corporation
Oregon State Lottery
Oriental Trading Company
OSG Tap & Die, Inc.
Oshkosh Corporation
Owens & Minor, Inc.
Owens Corning
Owens-Illinois, Inc.
Oxford Industries
PACCAR, Inc.
Pacer International, Inc.
Packaging Corporation of America

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 101

Pactiv Corporation
Pall Corporation
The Pampered Chef
Panduit Corporation
Panera LLC
The Pantry, Inc.
Papa John’s International
Patterson Companies, Inc.
Patterson-UTI Energy, Inc.
Paychex
PBS
PC Connection, Inc.
Peabody Energy Corporation
Penn National Gaming, Inc.
Penn State Hershey Medical Center
Penske Automotive Group, Inc.
Pentair, Inc.
The Pep Boys - Manny, Moe & Jack
Pepco Holdings, Inc.
The Pepsi Bottling Group, Inc.
PepsiAmericas, Inc.
PepsiCo, Inc.
Perini Corporation
PerkinElmer, Inc.
Perot System
Perrigo Company
PetSmart, Inc.
Pfizer, Inc.
PG&E Corporation
PGT Industries
Phacil, Inc.
Pharmavite LLC
PharMerica Corporation
PHH Arval
PHH Corporation
PHI, Inc.
Philip Morris International, Inc.
Phillips-Van Heusen Corporation
The Phoenix Companies, Inc.
Piedmont Natural Gas Company, Inc.
Pinnacle West Capital Corporation
Pioneer Electronics (USA), Inc.
Pioneer Natural Resources
Pitney Bowes
Plains All American Pipeline LP
Plains Exploration & Production Company
The Planet Internet Services
Plexus Corporation
Plymouth Tube
PM Company
The PNC Financial Services Group, Inc.
PNM Resources, Inc.
Polaris Industries, Inc.
PolyOne Corporation
Pool Corporation
Popular, Inc.
Port of Portland
Portland General Electric Company
PPG Industries, Inc.
PPL Corporation
Praxair, Inc.
Preformed Line Products Company
Premera Blue Cross
Premier, Inc.
Price Chopper/Golub Corporation
priceline.com Incorporated
Pride International, Inc.
Prince William Health System
Principal Financial Group, Inc.
Pro Staff
Probuild Holdings, Inc.
Progress Energy, Inc.
The Progressive Corporation
Project Management Institute
ProLogis
Protective Life Corporation
Prudential Financial, Inc.
Psychiatric Solutions, Inc.
Public Service Enterprise Group, Inc.
Public Storage
Public Utility District #1 of Chelan County
Publix Super Markets, Inc.
Puget Energy, Inc.
Pulte Homes, Inc.
QBE Regional Insurance
Qdoba Restaurant Corporation
QTI Human Resources
Qualcomm, Inc.
Quality Bicycle Products
Quanta Services, Inc.
Quest Diagnostics, Inc.
Questar Corporation
Quiksilver, Inc.
Quorum Health Resources
Qwest Communications International, Inc.
R H Donnelly
R L I Insurance Company
R L Polk & Company
Rackspace
Radian Group, Inc.
Radio One
Radio Shack Corporation
Ralcorp Holdings, Inc.
The Raymond Corporation
Raymond James Financial, Inc.
Raytheon Company
Reading Hospital & Medical Center
Realogy Corporation
Regal Entertainment Group
Regal-Beloit Corporation
The Regence Group
Regency Centers Corporation
Regions Financial Corporation
Reliance Steel & Aluminum
Reliant Energy
Remington Arms Company, Inc.
Remy International, Inc.
Renaissance Learning, Inc.
Rent-A-Center, Inc.
Republic Services, Inc.
Rewards Network
Rexel, Inc.
Reynolds American, Inc.
RiceTec, Inc.
Rich Products Corporation
Richco
Ricoh Electronics, Inc.
Rite-Hite Corporation
Rite Aid Corporation
Robert Half International, Inc.
Roche Diagnostics
Rock-Tenn Company
Rockwell Automation
Rockwell Collins, Inc.
Rockwood Holdings, Inc.
Rollins, Inc.
Roper Industries
Roper Industries, Inc.
Ross Stores, Inc.
Roundy’s, Inc.
Rowan Companies, Inc.
RR Donnelley & Sons Company
RSC Holdings, Inc.
Ruddick Corporation
Rutgers University
Ryder System, Inc.
The Ryland Group, Inc.
S&C Electric Company
SAC Federal Credit Union
Safeway, Inc.
Safilo USA
Sage Software
SAIC, Inc.
Saint Vincent Catholic Medical Centers
Saks Incorporated
Sakura Finetek USA, Inc.
Salk Institute
Sally Beauty Company
Salt River Project
Samuel Roberts Noble Foundation
San Antonio Water System
San Manuel Band of Mission Indians
Sanderson Farms, Inc.
SanDisk Corporation
Sandoz, Inc.
Sanmina-SCI Corporation
Sargent Fletcher, Inc.
SAS Institute, Inc.
Sauer-Danfoss, Inc.
Savannah River Nuclear Solutions LLC
SavaSeniorCare Administrative Services
SCANA Corporation
ScanSource, Inc.
Schaumburg Township District Library
Schering-Plough Corporation
Schneider Electric
Schnitzer Steel Industries, Inc.
Schreiber Foods, Inc.
Schwan Food Company
Scottrade, Inc.
The Scotts Miracle-Gro Company
Seaboard Corporation
Sealed Air Corporation
Sealy, Inc.
Sears Holdings Corporation
Seco Tools, Inc.
Securitas Security Services USA
Securus Technologies, Inc.
Self Regional Healthcare
SEMCO Energy
Sempra Energy
Senco Products, Inc.
Sentara Healthcare
Sentry Group
Serco, Inc.
Service Corporation International
The ServiceMaster Company
Seventh Generation
Shands HealthCare
Sharp Electronics Corporation
The Shaw Group, Inc.
Sherwin-Williams Company
Sigma Aldrich
Silgan Holdings, Inc.
Simon Property Group, Inc.
Simpson Housing LLLP
Sirius Computer Solutions, Ltd.
SJE-Rhombus
SkyWest, Inc.
SLM Corporation
Smith International, Inc.
SMSC Gaming Enterprise
Smurfit-Stone Container Corporation
Snap-on Incorporated
Solo Cup Company
Solutia, Inc.
Somerset Medical Center
Sonic Automotive, Inc.
Sonoco Products Company
South Jersey Gas Company
Southeastern Freight Lines
The Southern Company
Southern Farm Bureau Life Insurance
Southern Poverty Law Center
Southern Union Company
Southwest Airlines Company
Southwest Gas Corporation
Southwestern Energy Company
Sovereign Bank
Space Telescope Science Institute
Sparrow Health System
Spectra Energy Corporation
Spectrum Brands, Inc.
Spectrum Health - Downtown
Spherion Corporation
Springs Global US, Inc.
Springs Window Fashions Division
Sprint Nextel Corporation
SPX Corporation
SRA International, Inc.
St. Cloud Hospital
St. Jude Medical, Inc.
St. Louis County Government
St. Mary’s at Amsterdam
Stamats Communications, Inc.
Stampin’ Up!
StanCorp Financial Group, Inc.
Standard Aero Limited
Standard Motor Products, Inc.
Standard Pacific Homes
The Stanley Works
Staples, Inc.
Starbucks Corporation
Starwood Hotels & Resorts Worldwide, Inc.
State Corporation Commission
State Employee Credit Union
State of Minnesota
State Personnel Administration
State Street Corporation
Stater Bros. Holdings, Inc.
Steel Dynamics, Inc.
Steelcase, Inc.
Stepan Company
Stericycle, Inc.

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 102

Sterilite Corporation
STERIS
Sterling Bank
Stinger Ghaffarian Technologies
Stonyfield Farm, Inc.
Storck USA LP
Structural Associates, Inc.
Stryker Corporation
Subaru of Indiana Automotive, Inc.
Sulzer Pumps US, Inc.
Sun Healthcare Group, Inc.
Sundt Companies
SunGard Data Systems, Inc.
Sunoco, Inc.
Sunrise Senior Living, Inc.
SunTrust Banks, Inc.
Superior Energy Services, Inc.
SUPERVALU, Inc.
SureWest Communications Company
Susser Holdings Corporation
Sykes Enterprises
SYNNEX Corporation
Synovate
Synovus Financial Corporation
Synthes
SYSCO Corporation
Systemax, Inc.
T. Rowe Price Group, Inc.
Targa Resources, Inc.
Target Corporation
Tastefully Simple
The Taubman Company
Taylor Corporation
TD Ameritrade Holding Corporation
TDS Telecom Corporation
Tech Data Corporation
TECO Energy, Inc.
Tecolote Research, Inc.
Tele-Consultants, Inc.
Teledyne Technologies Incorporated
Teleflex
Telephone & Data Systems, Inc.
Teletech
Tellabs, Inc.
Temple-Inland, Inc.
Tenet Healthcare Corporation
Tenneco, Inc.
Teradata Corporation
Terex Corporation
Tesoro Corporation
Texas County & District Retirement System
Texas Industries, Inc.
Texas Instruments Incorporated
Textron, Inc.
Thermo Fisher Scientific, Inc.
Thomas & Betts Corporation
Thomas Jefferson University Hospital
Thomson, Inc.
Thor Industries, Inc.
Tiffany & Company
Time Warner Cable
Time Warner, Inc.
TIMET
The Timken Company
TJX Companies, Inc.
Toll Brothers, Inc.
Torchmark Corporation
The Toro Company
Total Mechanical, Inc.
Toys R Us, Inc.
Tractor Supply Company
TransUnion
Travel Guard - AIG
TravelCenters of America LLC
The Travelers Companies, Inc.
Travis County
Treasure Island Resort & Casino
Tredegar Industries, Inc.
Tribune Company
Tri-Met
Trinity Consultants, Inc.
Trinity Industries, Inc.
Triwest Healthcare Alliance
True Value Company
TRW Automotive Holdings Corporation
TSYS
Tufts Health Plan
Tupperware Corporation
Turner Broadcasting System, Inc.
Tyco Electronics
Tyson Foods, Inc.
U.S. Bancorp
UAL Corporation
UGI Corporation
UMB Bank NA
UMDNJ-University of Medicine & Dentistry
Underwriters Laboratories, Inc.
Unified Grocers, Inc.
Union Pacific Corporation
Unisys Corporation
United HealthCare Group
United Natural Foods, Inc.
United Refining Company
United Rentals, Inc.
United Stationers, Inc.
United Technologies Corporation
UnitedHealth Group, Inc.
Unitrin, Inc.
Universal American Corporation
Universal Forest Products, Inc.
Universal Health Services, Inc.
Universal Orlando
University Health System
University of Akron
University of Alabama at Birmingham
University of California at Berkeley
University of Chicago
University of Georgia
University of Kansas Hospital
University of Louisville
University of Michigan
University of Minnesota
University of Nebraska-Lincoln
University of Notre Dame
University of Rochester
University of St. Thomas
University of Texas at Austin
University of Texas Southwestern Medical Center
University of Virginia
University of Wisconsin Medical Foundation
University Physicians, Inc.
Univision Communications, Inc.
Unum Group
UPS
Urban Outfitters, Inc.
URS Corporation
US Airways Group, Inc.
US Foodservices
US Steel Corporation
USAA
USG Corporation
Utah Retirement Systems
Utah Transit Authority
Utica National Insurance
V S E Corporation
Vail Resorts, Inc.
Valassis Communications, Inc.
Valero Energy Corporation
VALHI, Inc.
Valmont Industries, Inc.
Van Andel Institute
Vangent, Inc.
Varian Medical Systems, Inc.
Vectren Corporation
Venetian Resort-Hotel-Casino
Ventura Foods LLC
Venturedyne, Ltd.
Verde Realty
Verizon Communications, Inc.
Verso Paper Corporation
Vesuvius USA
VF Corporation
Via Christi Regional Medical Center
Viacom, Inc.
Viad Corporation
Viant Health Payment Solutions
Viasystems Group, Inc.
Viejas Enterprise
Virgin Media, Inc.
Visa, Inc.
Vishay Intertechnology
Visteon Corporation
Volt Information Sciences, Inc.
Volvo Group North America
Vornado Realty Trust
Vought Aircraft Industries, Inc.
Vulcan Materials Company
VWR International
W C Bradley Company
W R Grace & Company
W W Grainger, Inc.
W.R. Berkley Corporation
WABCO Holdings, Inc.
Wackenhut Services, Inc.
Wake County Government
Waldrop, Inc.
Walgreen Company
Wal-Mart Stores, Inc.
The Walt Disney Company
The Warnaco Group, Inc.
Warner Music Group Corporation
The Washington Post Company
Washington University in St. Louis
Waste Management, Inc.
Watson Pharmaceuticals, Inc.
Wayne Memorial Hospital
Weir Slurry Group
Weis Markets, Inc.
Wellcare Health Plans
Wellmark BlueCross BlueShield
WellPoint, Inc.
Wells Fargo & Company
Wells’ Dairy, Inc.
Wendy’s/Arby’s Group, Inc.
Werner Company
Werner Enterprises, Inc.
WESCO International, Inc.
West Bend Mutual Insurance Company
West Penn Allegheny Health System
West Virginia University Hospitals
Westar Energy, Inc.
Western Refining, Inc.
Western Southern Financial Group
Western Textile Companies
Western Union Company
Westlake Chemical Corporation
Weston Solutions, Inc.
Weyerhaeuser Company
WGL Holdings, Inc.
Wheaton Franciscan Healthcare
Whirlpool Corporation
Whole Foods Market, Inc.
The Wilder Foundation
William Rainey Harper College
Williams Companies, Inc.
Williams-Sonoma
Wilmer Hale
Windstream Communications
Winn-Dixie Stores, Inc.
Winpak Portion Packaging, Ltd.
Wisconsin Energy Corporation
WMS
World Fuel Services Corporation
World Vision International
World Vision United States
Worley Parsons
The Wornick Company
Worthington Industries
Wyle Laboratories
Wyndham Worldwide Corporation
Wynn Resorts, Limited
Xcel Energy, Inc.
Xerox Corporation
XTO Energy, Inc.
Yahoo!, Inc.
Yale University
Yamaha Motor Corporation USA
Yankee Candle Company
YKK Corporation of America
YRC Worldwide, Inc.
YSI
Yum! Brands, Inc.
Zale Corporation
Zappos.com
Zebra Technologies Corporation
Zimmer Holdings, Inc.
Zions Bancorporation
Zurich North America

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 103

Mercer 2009 U.S. Benchmark Database - Executive

1-800 CONTACTS, Inc.
7-Eleven, Inc.
99 Cents Only Stores
A & E Television Networks
AAA National Office
AAF International
Abbott Laboratories
ABM Industries, Inc.
ABM Industries, Inc. - ABM Facility Services Company
ABM Industries, Inc. - ABM Janitorial Services, Inc.
Abrazo Health Care
Abt Associates Inc.
Accor North America, Inc.
ACE Limited - ACE USA
ACH Food Companies
ACUITY
Aditya Birla Minacs
Administaff
ADTRAN, Inc.
Advance Auto Parts
Advocate Healthcare
AEGON USA - Commonwealth General
AEGON USA - Life Investors Insurance
Aeronix, Inc.
AET Inc. Ltd.
Aetna, Inc.
AFLAC Incorporated
AGL Resources
AGL Resources - Sequent Energy Management
Agnesian HealthCare
AIPSO
Air Frame Manufacturing & Supply Company, Inc.
Airlines Reporting Corporation
Akzo Nobel, Inc.
Alcoa, Inc.
Alex Lee, Inc.
Allegheny General Hospital
Alle-Kiski Medical Center
ALLETE, Inc.
Alliance Data Systems
Alliance Data Systems - Epsilon
Alliance Data Systems - Retail
Alliant Energy
Alliant Techsystems
Allina Health System
ALSAC/St. Jude Children’s Research Hospital
Alstom Power US
Alstom Power US - Air Preheater
Alstom Power US - Alstom Transport
Alstom Power US - APComPower
Alstom Power US - Boiler North America
Alstom Power US - Boiler Retrofit Engineering
Alstom Power US - Boiler Retrofit Manufacturing
Alstom Power US - Boiler Service - North
Alstom Power US - Boiler Service - South
Alstom Power US - Environmental Control Systems
Alstom Power US - Heat Recovery Steam Generation
Alstom Power US - ITC
Alstom Power US - PSM
Alstom Power US - PSP
Alstom Power US - SIGMA Energy Services
Alstom Power US - Turbo Machinery Group
Alticor, Inc.
Amcor PET Packaging, Inc.
Amcor PET Packaging, Inc. - Americas
AMEC Americas
Ameren Corporation
American Cancer Society
American Capital Strategies
American Century Investments
American Century Investments - CA
American College of Emergency Physicians
American Enterprise Group Inc.
American Express
American Family Insurance
American Heart Association
American Institute of Physics
American International Group, Inc.
American Medical Association
American Power Conversion Corporation
American Red Cross, Louisville Area Chapter
American University
AmeriGas Propane, Inc.
AMERIGROUP Corporation
AmeriPride Services Inc.
Ameriprise Financial
AmerisourceBergen Corporation
AmerisourceBergen Corporation - Specialty Group
Ameristar Casinos, Inc.
Ameristar Casinos, Inc. - Ameristar Casino Black Hawk
Ameristar Casinos, Inc. - Ameristar Casino Council Bluffs
Ameristar Casinos, Inc. - Ameristar Casino Kansas City
Ameristar Casinos, Inc. - Ameristar Casino St. Charles
Ameristar Casinos, Inc. - Ameristar Casino Vicksburg
Ameristar Casinos, Inc. - Cactus Petes
Ameristar Casinos, Inc. - Resorts East Chicago
Amica Mutual Insurance Company
Amplifon USA
AMR Corporation
Amtrak
AmTrust Bank
Anne Arundel Medical Center
AOL LLC
Apache Corporation
Apartment Investment and Management Company
APL Ltd.
APL Ltd. - Americas
APM Terminals North America Inc.
Arch Coal, Inc.
Archstone
Argonaut Group
Argonaut Group - Argonaut Insurance Company
Argonaut Group - Colony Insurance Company
Argonaut Group - Great Central Insurance Company
Argonaut Group - Rockwood Insurance Company
Argonaut Group - Trident Insurance Agency
Argonne National Laboratory
Arkansas Blue Cross Blue Shield
Arlington County Government
Armstrong World Industries, Inc.
Army & Air Force Exchange Service
Arnold and Porter, LLP
Associated Banc-Corp
Assurant, Inc. - Solutions
Assurant, Inc. - Solutions & Specialty Property
Assurant, Inc. - Specialty Property
Astoria Federal Savings
Asurion
Atlas Van Lines, Inc.
Atmos Energy
Aurora Health Care
Aurora Health Care - Aurora Advanced Health Care Legacy
Aurora Health Care - Aurora Clinical Laboratories
Aurora Health Care - Aurora Medical Group, North Region
Aurora Health Care - Memorial Hospital of Burlington
Aurora Health Care - St. Luke’s Medical Center
Aurora Health Care - VNA, Partners in Care
Aurora Loan Services
Automatic Data Processing (ADP)
Automatic Data Processing (ADP) - Dealer Services
Automatic Data Processing (ADP) - Employer Services
Automatic Data Processing (ADP) - Employer Services, NA Division
Automatic Data Processing (ADP) - Employer Services, MAD Division
Automatic Data Processing (ADP) - ES International
Automatic Data Processing (ADP) - TS Division
Automobile Club of Southern California
AutoZone, Inc.
AvalonBay Communities, Inc.
Aviall, Inc.
Avis Budget Group
Aviva USA
Avon Products, Inc.
AXA Equitable
Axcess Financial
Axcess Financial - Check n Go
AZZ Inc.
AZZ Inc. - Atkinson
AZZ Inc. - Aztec Tubular Products
AZZ Inc. - Carter & Crowley
AZZ Inc. - Central Electric
AZZ Inc. - CGIT
AZZ Inc. - EPSI
AZZ Inc. - Rig-A-Lite
AZZ Inc. - The Calvert Company
B&H Photo
Babson College
Bacardi U.S.A., Inc.
BAE Systems, Inc. Land & Armaments
BAE Systems, Inc. Land & Armaments - Advanced Ceramics
BAE Systems, Inc. Land & Armaments - Composite Structures
BAE Systems, Inc. TSS
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
Ball State University
Bank of the West
Banner Health
Banner Health - Arizona Region
Banner Health - Banner Churchill Community Hospital
Banner Health - Banner Good Samaritan Medical Center
Banner Health - Banner Lassen Medical Center
Banner Health - Banner Thunderbird Medical Center
Banner Health - McKee Medical Center
Banner Health - Platte County Memorial Hospital
Banner Health - Western Region
Banco Popular North America
Baptist Health South Florida
Baptist Health South Florida - Baptist Hospital of Miami
Baptist Health South Florida - Doctors Hospital
Baptist Health South Florida - Homestead Hospital
Baptist Health South Florida - Mariners Hospital
Barquin International
Bausch & Lomb, Inc.
Bausch & Lomb, Inc. - US Pharmaceuticals
Bausch & Lomb, Inc. - US Research & Development
Bausch & Lomb, Inc. - US Surgical
Bausch & Lomb, Inc. - US Vision Care
Baylor Health Care System
Baylor Health Care System - Baylor All Saints Medical Center

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 104

Baylor Health Care System - Baylor Health Care System Foundation
Baylor Health Care System - Baylor Health Enterprises LP
Baylor Health Care System - Baylor Institute for Rehabilitation
Baylor Health Care System - Baylor Jack and Jane Hamilton Heart and Vascular Hospital
Baylor Health Care System - Baylor Medical Center at Garland
Baylor Health Care System - Baylor Medical Center at Grapevine
Baylor Health Care System - Baylor Medical Center at Irving
Baylor Health Care System - Baylor Medical Center at Plano
Baylor Health Care System - Baylor Medical Center at Waxahachie
Baylor Health Care System - Baylor University Medical Center
Baylor Health Care System - HealthTexas Provider Network
Baylor Health Care System - The Heart Hospital Baylor
Baystate Health System
Bechtel Corporation
Bechtel Plant Machinery, Inc.
Belk, Inc.
Belk, Inc. - Northern Division
Belk, Inc. - Southern Division
Belk, Inc. - Western Division
Belo Corp.
BG US Services
Big Lots, Inc.
Birmingham-Southern College
BJC HealthCare
BJC Healthcare - Barnes-Jewish Hospital
BJ’s Wholesale Club, Inc.
BloodSource
Blue Cross & Blue Shield of Rhode Island
Blue Cross & Blue Shield of Rhode Island - The Health & Wellness Institute, LLC
Blue Cross and Blue Shield of Alabama
Blue Cross and Blue Shield of Kansas
Blue Cross and Blue Shield of Massachusetts
Blue Cross and Blue Shield of North Carolina
Blue Cross of Northeastern Pennsylvania
Blue Shield of California
BlueCross BlueShield of Arizona
BlueCross BlueShield of Florida
BlueCross BlueShield of Kansas City
BlueCross BlueShield of Louisiana
BlueCross BlueShield of Nebraska
BlueCross BlueShield of South Carolina
BMW Manufacturing Co., LLC
BMW of North America, LLC
Bob Evans Farms, Inc.
Bob Evans Farms, Inc. - Owens Country Sausage
Boeing Employees Credit Union
Boise Cascade, LLC
Boise Cascade, LLC - Building Materials Distribution
Boise Cascade, LLC - Wood Products
Boise Inc.
Boise Inc. - Paper
BOK Financial, Inc.
Booz Allen Hamilton
Boston Market Corporation
Bovis Lend Lease - Atlanta
Bovis Lend Lease - Boston
Bovis Lend Lease - Charlotte
Bovis Lend Lease - Chicago
Bovis Lend Lease - Columbus
Bovis Lend Lease - Dallas
Bovis Lend Lease - Los Angeles
Bovis Lend Lease - Miami
Bovis Lend Lease - Nashville
Bovis Lend Lease - New York
Bovis Lend Lease - Princeton
Bovis Lend Lease - Raleigh
Bovis Lend Lease - San Francisco
Bovis Lend Lease - Tampa
Bovis Lend Lease - Washington
Boy Scouts of America
Brady Corporation
Branch Banking & Trust Company
Branch Banking & Trust Company - Scott & Stringfellow
Bremer Financial Corporation
Bridgepoint Education
Brink’s Home Security Holdings, Inc.
Brockridge Real Estate
Brookdale Senior Living, Inc.
Brookhaven National Laboratory
Broward Health
Broward Health - Coral Springs Medical Center
Broward Health - Imperial Point Medical Center
Broward Health - North Broward Medical Center
Brown and Caldwell
Brown-Forman Corporation
BRP US, Inc.
Buckingham Asset Management, LLC
Buffets, Inc.
Bunge Management Services Inc.
C&S Wholesale Grocers
C&S Wholesale Grocers - ES3, LLC
C4 Advanced Tactical Systems, LLC
Cablevision Systems Corporation
Cablevision Systems Corporation - Madison Square Garden/Radio City Entertainment
California Hospital Association
California ISO
California Pizza Kitchen
Callaway Golf Company
Callaway Golf Company - Callaway Golf Ball Operations
Canadian Pacific US
Canal Insurance Company
Canandaigua National Corporation
Canonsburg General Hospital
Capella Education Company
Capgemini
Capital BlueCross
Capital One Financial Corp.
Capital Region Health Care Corporation
Cardinal Health, Inc.
CareFirst BlueCross BlueShield
Cargill, Inc.
Carlson
Carlson - Carlson Wagonlit Travel
Carlson - Hotels Worldwide
Carlson - Marketing Worldwide
Carlson - Restaurants Worldwide
CarMax, Inc.
Carnegie Mellon University
Carolinas Healthcare System
Carpenter Technology Corporation
Carpenter Technology Corporation - Advanced Metals Operations
Carpenter Technology Corporation - Premium Alloys
Operations
Carroll Hospital Center
Casino Arizona
Catholic Charities Health and Human Services
Catholic Health Initiatives
Catholic Healthcare West (CHW)
Catholic Healthcare West (CHW) - California Hospital Medical Center
Catholic Healthcare West (CHW) - Community Hospital of San Bernardino
Catholic Healthcare West (CHW) - Dominican Hospital
Catholic Healthcare West (CHW) - French Hospital Medical Center
Catholic Healthcare West (CHW) - Marian Medical Center
Catholic Healthcare West (CHW) - Mark Twain St. Joseph’s Hospital
Catholic Healthcare West (CHW) - Saint Francis Memorial Hospital
Catholic Healthcare West (CHW) - Sequoia Hospital
Catholic Healthcare West (CHW) - St. Bernardine Medical Center
Catholic Healthcare West (CHW) - St. John’s Regional Medical Center
Catholic Healthcare West (CHW) - St. Joseph’s Medical Center
Catholic Healthcare West (CHW) - St. Mary’s Medical Center
Catholic Healthcare West (CHW) - St. Mary’s Regional Medical Center
Catholic Healthcare West (CHW) - St. Rose Dominican Hospitals - Siena Campus
CB Richard Ellis
CDI Corporation
CDI Corporation - Business Solutions Group
CDI Corporation - MRI
CDM, Inc.
Cedars-Sinai Health System
Celestica
Cemex, Inc. US
Cengage Learning
Cengage Learning - Academic & Professional
Cengage Learning - English Language Teaching
Cengage Learning - Gale
Centegra Health System
CenterPoint Energy
Central Georgia Health System/The Medical Center of Central Georgia
CenturyTel, Inc.
Ceradyne, Inc.
Ceradyne, Inc. - Ceradyne Boron
Ceradyne, Inc. - Minco
Ceradyne, Inc. - Semicon
Ceradyne, Inc. - Thermo Material
CEVA Logistics Amercias
CGGVeritas
CGI Technologies and Solutions, Inc.
CH2M Hill
Chicago Transit Authority
Chico’s FAS, Inc.
Children’s Healthcare of Atlanta
Children’s Hospital & Regional Medical Center, Seattle
Children’s Hospital and Health System
Children’s Hospital Boston
Children’s Hospitals and Clinics of Minnesota
Children’s Medical Center of Dallas
Children’s Memorial Hospital
Chipotle Mexican Grill
Chiquita Brands International, Inc.
Chiquita Brands International, Inc. - Fresh Express
Chiquita Brands International, Inc. - North America
Choice Hotels International, Inc.
CHS Inc.
Church & Dwight Co., Inc.
Church & Dwight Co., Inc. - Animal Nutrition
Church & Dwight Co., Inc. - Cleaners

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 105

Church & Dwight Co., Inc. - Condoms
Church & Dwight Co., Inc. - Domestic
Church & Dwight Co., Inc. - International
Church & Dwight Co., Inc. - Laundry
Church & Dwight Co., Inc. - Oral Care
Church & Dwight Co., Inc. - SPD
Church & Dwight Co., Inc. - Women’s Health
CIGNA Corporation
CIGNA Corporation - CIGNA Group Insurance & Dental
CIGNA Corporation - CIGNA Healthcare
CIGNA Corporation - CIGNA International
Cimarex Energy Co.
Cincinnati Children’s Hospital Medical Center
Cinetic Automation
Cinetic Landis Corp.
Cinetic Sorting Corp.
Cirque du Soleil
Citi - North America Operations & Technology
Citizens Energy Group
Citizens Financial Group, Inc. - RBS Citizens NA
Citizens Property Insurance Corporation
City and County of Denver
City of Frederick
City of Garland
City of Hope
City of Houston
City of Redmond
City of Richmond
Classified Ventures, LLC
Clean Harbors Environmental Services
Cleco Corporation
Cleveland Brothers Equipment Co., Inc.
Cleveland Clinic
Cleveland Clinic - Euclid Hospital
Cleveland Clinic - Fairview Hospital
Cleveland Clinic - Hillcrest Hospital
Cleveland Clinic - Huron Hospital
Cleveland Clinic - Lakewood Hospital
Cleveland Clinic - Lutheran Hospital
Cleveland Clinic - Marymount Hospital
Cleveland Clinic - SouthPointe Hospital
Clifton Gunderson LLP
CME Group Inc.
CNA
CNA Financial Corporation
Coca-Cola Bottling Co. Consolidated
Coinstar, Inc.
Colgate-Palmolive Company
Colgate-Palmolive Company - Africa/Middle East Division
Colgate-Palmolive Company - Hill’s Pet Nutrition
Colgate-Palmolive Company - Latin America Division
Colgate-Palmolive Company - North America Division
Colgate-Palmolive Company - US Company
College of DuPage
College of William & Mary
Collin County
Colonial Banc Group
Colonial Pipeline Company
Colorado Springs Utilities
Comcast Corporation
Comcast Corporation - Comcast Cable Communications
Commonwealth Health Corporation
Community Health Network
Compass Bank
CompuCom Systems, Inc.
Computershare
ConAgra Foods, Inc.
Concentra, Inc.
Conseco, Inc.
Constellation Energy
Constellation Energy - Baltimore Gas & Electric, Home Products
Constellation Energy - Baltimore Gas and Electric Company
Constellation Energy - Constellation Energy Non-regulated Businesses
Constellation Energy - Constellation Energy Projects and Services
Constellation Energy - Constellation Generation Group, Nuclear
Constellation Energy - Constellation NewEnergy
Continuum Health Partners
Core Laboratories
Corinthian Colleges, Inc.
Cornell University
Corrections Corporation of America
Country Financial
Covance, Inc.
Covance, Inc. - Central Lab
Covance, Inc. - Clinical Development
Covance, Inc. - Early Development
Covance, Inc. - Market Access Services
Covance, Inc. - Research Products
Covenant Health
Covenant Health - Covenant HomeCare
Covenant Health - Covenant Medical Management
Covenant Health - Fort Loudoun Medical Center
Covenant Health - Fort Sanders Regional Medical Center
Covenant Health - Fort Sanders Sevier Medical Center
Covenant Health - Fort Sanders West
Covenant Health - Methodist Medical Center
Covenant Health - Parkwest Medical Center
Covenant Health - Thompson Cancer Survival Center
Coventry Health Care, Inc.
Coventry Health Care, Inc. - CHC of Delaware, Inc.
Coventry Health Care, Inc. - CHC of Georgia, Inc.
Coventry Health Care, Inc. - CHC of Kansas, Inc.
Coventry Health Care, Inc. - CHC of Louisiana, Inc.
Coventry Health Care, Inc. - CHC of Nebraska, Inc.
Coventry Health Care, Inc. - Government
Coventry Health Care, Inc. - Group Health Plan, Inc.
Coventry Health Care, Inc. - HealthAmerica Pennsylvania, Inc.
Coventry Health Care, Inc. - National Accounts
Coventry Health Care, Inc. - PersonalCare
Coventry Health Care, Inc. - Public Sector
Coventry Health Care, Inc. - Southern Health Services, Inc.
Coventry Health Care, Inc. - Specialty Business
Coventry Health Care, Inc. - Vista
Coventry Health Care, Inc. - WellPath Select, Inc.
Cox Enterprises, Inc.
Cox Enterprises, Inc. - AutoTrader.com
Cox Enterprises, Inc. - Cox Broadcasting
Cox Enterprises, Inc. - Cox Communications, Inc.
Cox Enterprises, Inc. - Cox Newspapers
Cox Enterprises, Inc. - Manheim
Cox Target Media
CPS Energy
Cracker Barrel Old Country Store, Inc.
Cranston Print Works Company
Cranston Print Works Company - Cranston Textile Operations
Cranston Print Works Company - Trucking Company
Crawford and Company
Crawford and Company - Broadspire
Crawford and Company - U.S. Property and Casualty
Creative Memories
Credit Acceptance Corporation
Cree, Inc.
Crowe Horwath LLP
Crowley Maritime Corporation
Crowley Maritime Corporation - Atlantic/Gulf Region
Crowley Maritime Corporation - Crowley Liner Services, Inc., Latin America
Crowley Maritime Corporation - Crowley Liner Services, Inc., Puerto Rico & Caribbean
Crowley Maritime Corporation - Crowley Logistics, Inc.
Crowley Maritime Corporation - Pacific/Alaska Region
Crowley Maritime Corporation - Technical Services
Crown Castle International Corporation
CSX Corporation
Cubic Corporation
Cubic Corporation - Cubic Applications, Inc.
Cubic Corporation - Cubic Applications, Inc., Cubic Worldwide Technical Services Division
Cubic Corporation - Cubic Defense Applications, Inc.
Cubic Corporation - Cubic Defense Applications, Inc., Simulation Systems Division
Cubic Corporation - Cubic Transportation Systems, Inc.
CUNA Mutual Group
Curtiss-Wright Corporation
Curtiss-Wright Corporation - Curtiss-Wright Controls, Inc.
Curtiss-Wright Corporation - Curtiss-Wright Controls, Inc., Embedded Computing Systems, Dayton
Curtiss-Wright Corporation - Curtiss-Wright Controls, Inc., Embedded Computing Systems, Modular
Solutions
Curtiss-Wright Corporation - Curtiss-Wright Controls, Inc., Engineered Systems
Curtiss-Wright Corporation - Curtiss-Wright Controls, Inc., Integrated Sensing
Curtiss-Wright Corporation - Curtiss-Wright Flow Control Corporation
Curtiss-Wright Corporation - Curtiss-Wright Flow Control
Corporation, Oil & Gas Systems
CVS/Caremark
Dairy Management, Inc.
Dairy Management, Inc. - U.S. Dairy Export Council
Dallas Central Appraisal District
Dallas County Community College District
Dallas Fort Worth International Airport
Danaher Motion
Danfoss US
Danfoss US - Compressors Scroll Technologies
Danfoss US - Flomatic
Darden Restaurants, Inc.
Darden Restaurants, Inc. - Bahama Breeze
Darden Restaurants, Inc. - Capital Grill
Darden Restaurants, Inc. - LongHorn
Darden Restaurants, Inc. - Olive Garden
Darden Restaurants, Inc. - Red Lobster
Darden Restaurants, Inc. - Seasons 52

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 106

Darden Restaurants, Inc. - Specialty Group
Dassault Falcon Jet Corporation
Data Recognition
DataFlow/Alaska, Inc.
DCP Midstream, LLC
Dean Foods Company
Del Monte Foods Company
Del Monte Foods Company - Consumer Products
Del Monte Foods Company - Pet Products
Delta Dental of Michigan, Ohio, and Indiana
Deluxe Corp
Denny’s Corporation
Denver Health & Hospital Authority
DePaul University
Devon Energy
DeVry, Inc.
Diebold, Incorporated
Diebold, Incorporated - Latin American Division
DigitalGlobe
Digitas
Discover Financial Services Inc
DISH Network Corp.
Disney Consumer Products
Dockwise USA
Dockwise USA - ODL
Dockwise USA - OKI
Doherty Employment Group
Dole Food Company, Inc.
Dollar General Corporation
Dollar Thrifty Automotive Group
Dominion Resources, Inc.
Dominion Resources, Inc. - Dominion Energy
Dominion Resources, Inc. - Dominion Generation
Dominion Resources, Inc. - Dominion Virginia Power
Domino’s Pizza, Inc.
Dorsey & Whitney LLP
DPL Inc.
Dresser-Rand Company
Dresser-Rand Company - Dresser-Rand New Equipment
Dresser-Rand Company - Dresser-Rand Product Services
Dresser-Rand Company - Field Operations
Dresser-Rand Company - NAO
DRS Technologies
DSW, Inc.
Duke Energy Corporation
Duke Energy Corporation - Commercial Power
Duke Energy Corporation - US Franchised Electric and Gas
Duke Realty Corporation
Duke University and School of Medicine
Dunkin’ Brands, Inc.
Dunkin’ Brands, Inc. - Baskin Robbins Worldwide
Dunkin’ Brands, Inc. - Dunkin’ Donuts Worldwide
Duquesne Light Holdings, Inc.
DynCorp International Inc.
E.ON U.S.
Early Warning Services
Eddie Bauer Holdings, Inc.
EDFUND
Education Management Corporation
Edward Jones
Edwards Lifesciences, LLC
El Paso Corporation
El Paso Corporation - Exploration and Production
El Paso Corporation - Pipeline Group
Elizabeth Arden, Inc.
Elster AMCO Water, Inc.
Elster American Meter Company
Elster Electricity LLC
EMCOR Group, Inc.
Employers Mutual Casualty Company
Energen Corporation
Energen Corporation - Alabama Gas Corporation
Energy Future Holdings Corporation
Energy Future Holdings Corporation - Luminant
Energy Future Holdings Corporation - Luminant Energy
Energy Future Holdings Corporation - Oncor
Energy Future Holdings Corporation - TXU Energy
ENSCO International, Inc.
ENSCO International, Inc. - Deepwater Business Unit
ENSCO International, Inc. - North & South America Business Unit
Entergy
Entergy - Non-Regulated
Entergy - Regulated
Enterprise Products Partners L.P.
Enzon Pharmaceuticals, Inc.
EOG Resources, Inc.
Equifax Inc.
Equity Office Management, L.L.C.
Erie Insurance Group
Ernst & Young, LLP
Essilor of America
Estee Lauder Companies, Inc.
Esurance, Inc.
Excellus BlueCross BlueShield
Excellus BlueCross BlueShield - CNY Region
Excellus BlueCross BlueShield - Utica Region
Excellus BlueCross BlueShield - WNY Region
Exel, a DPWN Company
Exempla Healthcare, Inc.
Express Scripts, Inc.
Exterran
Faegre & Benson, LLP
Fairview Health Services
Fairview Health Services - Fairview Health Systems
Farm Credit Bank of Texas
Farmers Insurance Group
Farmland Foods, Inc.
FBL Financial Group, Inc.
Federal Farm Credit Banks Funding Corp
Federal Home Loan Bank of Atlanta
Federal Home Loan Bank of Cincinnati
Federal Home Loan Bank of Dallas
Federal Reserve Bank of Atlanta
Federal Reserve Bank of Boston
Federal Reserve Bank of Chicago
Federal Reserve Bank of Dallas
Federal Reserve Bank of Philadelphia
Federal Reserve Bank of Richmond
Federal Reserve Bank of San Francisco
Federal Reserve Bank of San Francisco - Los Angeles Branch
Federal Reserve Bank of San Francisco - Salt Lake City Branch
Federal Reserve Bank of San Francisco - Seattle Branch
Federal Reserve Bank of St. Louis
Federal Reserve Information Technology
Federal Reserve Information Technology - Dallas
Federal-Mogul Corporation
Federal-Mogul Corporation - Blacksburg
Federal-Mogul Corporation - Global Aftermarket
Federal-Mogul Corporation - Powertrain Energy
Federal-Mogul Corporation - Powertrain Sealing & Bearings
FedEx Express
FedEx Global Supply Chain Services
FedEx Ground
FedEx Office
FedEx Services
FEI Company
Fender Musical Instruments
Fenwal, Inc.
Ferguson Enterprises, Inc.
Fermi National Accelerator Laboratory
Ferrellgas
Fifth Third Bank
Fifth Third Bank - Cincinnati
Fifth Third Bank - Commercial Loans
Fifth Third Bank - Consumer Banking
Fifth Third Bank - Investment Advisors
Fifth Third Bank - Mortgage
Fifth Third Bank - Processing Solutions
Fifth Third Bank - Retail Banking
FINRA
First American Corporation
First Citizens Bank of South Carolina
First Merchants Corporation
First Merchants Corporation - First Merchants Bank
First Merchants Corporation - Lafayette Bank and Trust
First Midwest Bancorp, Inc.
First Solar
FirstEnergy Corporation
FirstEnergy Corporation - Jersey Central Power & Light (JCP&L)
FirstEnergy Corporation - Metropolitan Edison (MET-ED)
FirstEnergy Corporation - Ohio Edison
FirstEnergy Corporation - Pennsylvania Electric Co. (PENELEC)
FirstEnergy Corporation - The Illuminating Co.
FirstEnergy Corporation - Toledo Edison
Fiserv, Inc.
Fiskars Brands, Inc.
Fiskars Brands, Inc. - Outdoor Recreation
Fluor Corporation
Fluor Corporation - Energy & Chemicals
Fluor Corporation - Fluor Government Group
Fluor Corporation - Global Services
Fluor Corporation - Industrial & Infrastructure
Fluor Corporation - Power
Follett Corporation
Follett Corporation - BWI
Follett Corporation - Follett Digital Resources
Follett Corporation - Follett Educational Services
Follett Corporation - Follett Educational Services, FEDG
Follett Corporation - Follett Higher Education Group
Follett Corporation - Follett Interactive Constructs Inc.
Follett Corporation - Follett International
Follett Corporation - Follett Library Resources
Follett Corporation - Follett Software Company
Follett Corporation - Follett Tetra Data Corporation
Follett Corporation - Fourteen40, Inc.
Follett Corporation - FTSIG
Foot Locker, Inc.
Forest City Enterprises
Forest Laboratories, Inc.
Forest Laboratories, Inc. - Forest Pharmaceuticals, Inc.
Fort Dearborn Company
Fortune Brands, Inc.
Fortune Brands, Inc. - Beam Global Spirits & Wine
Fox Networks Group
Fox Networks Group - Fox Broadcasting
Fox Networks Group - Fox Sports Net
Fox Networks Group - Fox Sports Net Regional Sports Network
Fox Networks Group - National Geographic Channel
Fox Networks Group - SPEED

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 107

FPL Group - Florida Power & Light
FPL Group - FPL FiberNet
FPL Group - NextEra Energy Resources
Freddie Mac
Freedom Communications, Inc.
Fremont Group
Fresenius Medical Care NA
Froedtert & Community Health
F-Secure, Inc. North America
G&K Services, Inc.
Gardner Denver
Gardner Denver - Compressor Division
Gardner Denver - Engineered Products Division
Gardner Denver - Fluid Transfer Division
Gardner Denver - Thomas Products Division
GATX Corporation
Gazette Communications
GCI Communication Corp
GEICO
Geisinger Health System
Geisinger Health System - Geisinger Health Plan
Geisinger Health System - Geisinger Wyoming Valley Medical Center
GENCO
GENCO - GTL
GenCorp, Inc.
GenCorp, Inc. - Aerojet General Corporation
General Dynamics Information Technology
General Dynamics Information Technology - Army Solutions
General Dynamics Information Technology - Civil & Homeland Security
General Dynamics Information Technology - Global Information Service
General Dynamics Information Technology - Intelligence Solutions
General Dynamics Information Technology - Navy & Air Force Systems
General Nutrition, Inc.
General Nutrition, Inc. -
Greenville
General Parts International, Inc.
General Parts International, Inc. - WORLDPAC
Generali USA Life Reassurance Company
Georgia Institute of Technology
GeoVera Holdings, Inc.
Gerdau Ameristeel
Givaudan US
GKN America Corporation
GKN America Corporation - GKN Aerospace North America, Inc.
GKN America Corporation - GKN Aerospace, Chemtronics, Inc.
GKN America Corporation - GKN Aerospace, Propulsion Systems & Special Products
GKN America Corporation - GKN Aerospace, Transparency Systems, Inc.
GKN America Corporation - GKN Driveline North America, Inc.
GKN America Corporation - GKN Sinter Metals, Inc.
GKN America Corporation - Hoeganaes Corporation
Global Payments, Inc.
GMAC, LLC
Gold Fields Exploration, Inc.
Golden Horizons LLC
Golden Horizons LLC - Golden Living Center Division 1
Golden Horizons LLC - Golden Living Center Division 3
Golden Horizons LLC - Golden Living Center Division 4
Golden Horizons LLC - Golden Living Center Division 9
Golden Innovations
Golden Innovations - AEGIS
Golden Innovations - Asera Care LLC
Goodrich Corporation
Goodrich Corporation - Actuation and Landing System
Goodrich Corporation - Electronic Systems
Goodrich Corporation - Nacelles and Interior Systems
Government Employees Hospital Association, Inc.
Graco Inc.
Graco Inc. - Applied Fluid Technologies
Graco Inc. - Contractor Equipment
Graco Inc. - Industrial Products
Graco Inc. - Lubrication Equipment
Grady Health System
Grange Mutual Casualty Company
Great American Financial Resources, Inc. - Great American Property and Casualty Insurance Company
Greater Harris County 9-1-1 Emergency Network
Great-West Life & Annuity Insurance Company
Greenheck Fan Corporation
Greyhound Lines, Inc.
Group Health Cooperative
Grubb & Ellis Company
GTECH Corporation
GTSI Corporation
Guess?, Inc.
H. J. Heinz Company
H. J. Heinz Company - Heinz North America
H. J. Heinz Company - North American Consumer Products
H. J. Heinz Company - US Foodservice
H. Lee Moffitt Cancer Center & Research Institute
Hanesbrands, Inc.
Hannaford Bros. Co.
Harley-Davidson, Inc.
Harman International Industries Inc.
Harris Associates L.P.
Harris County Auditor’s Office
Harris County Hospital District
Harris Teeter, Inc.
Harsco Corporation
Harsco Corporation - Air-X-Changers
Harsco Corporation - Harsco Track Technologies
Harsco Corporation - IKG Industries
Harsco Corporation - Minerals
Harsco Corporation - MultiServ
Harsco Corporation - Patent Construction Systems
Harsco Corporation - Patterson-Kelley
Hartford HealthCare Corporation
Harvard Pilgrim Health Care
Harvard University
Harvard Vanguard Medical Associates
Hastings Mutual Insurance Company
Hatfield Quality Meats
Hawaiian Electric Company
HCA
HD Supply, Inc.
Health Care Service Corporation
Health Care Service Corporation - BlueCross BlueShield of Oklahoma
Health Net, Inc.
Health Net, Inc. - Health Net Federal Services
Health Net, Inc. - Health Net of California
Health Net, Inc. - Managed Health Network
Health Partners
Healthcare Management Administrators, Inc.
HealthPartners
Healthways, Inc.
Heartland Regional Medical Center
H-E-B Grocery Company
Heidrick & Struggles International, Inc.
Heidrick & Struggles International, Inc. - North America
Heidrick & Struggles International, Inc. - North America and Latin America
Helmerich & Payne, Inc.
Hendrick Medical Center
Henkel of America
Henkel of America - Personal Care, Dial Corporation
Henkel of America - Personal Care, Schwarzkopf & Henkel
Henry Ford Health System
Henry Ford Health System - Henry Ford Hospital
Henry Ford Health System - Macomb Hospital, Warren Campus
Henry Ford Health System - Wyandotte Hospital
Herbalife Ltd.
Herman Miller, Inc.
Hess Corporation
Hexion Specialty Chemicals
Hexion Specialty Chemicals - C&ID
Hexion Specialty Chemicals - EPRD
Hexion Specialty Chemicals - FPD
Highmark
Highmark - Gateway Health Plan
Highmark - Insurance Group
Highmark - Medicare Services
Highmark - UCCI
HighMount Exploration & Production LLC
Hilti, Inc.
Hines Interests, LLP
HNI Corporation
HNI Corporation - Allsteel
HNI Corporation - Gunlocke
HNI Corporation - HBF
HNI Corporation - Hearth & Home Technologies
HNI Corporation - HNI International
HNI Corporation - HON Company
HNI Corporation - MacThrift
HNI Corporation - Maxon
HNI Corporation - Omni
HNI Corporation - Paoli
HNTB Companies
HNTB Companies - Architecture
HNTB Companies - Central
HNTB Companies - Federal Services
HNTB Companies - Great Lakes
HNTB Companies - Northeast
HNTB Companies - Southeast
HNTB Companies - West
Holy Spirit Hospital
Honeywell International, Inc.
Honeywell International, Inc. - Aerospace
Honeywell International, Inc. - Automation & Control Solutions
Honeywell International, Inc. - Specialty Materials
Honeywell International, Inc. - Transportation & Power Systems
Horizon Blue Cross Blue Shield of New Jersey
Hospital Sisters Health System
Houghton Mifflin Harcourt
Houghton Mifflin Harcourt - Heineman
Houghton Mifflin Harcourt - International
Houghton Mifflin Harcourt - K12
Houghton Mifflin Harcourt - Riverside Publishing

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 108

Houghton Mifflin Harcourt - Trade and Reference Division
HSBC-North America
Humana, Inc.
Hunt Consolidated
Hunt Consolidated - Hunt Investments
Hunt Consolidated - Hunt Oil Company
Hunt Consolidated - Hunt Realty
Hunter Douglas Inc.
Hunter Industries
Huntington Bancshares Incorporated
Hunton & Williams, LLP
Husky Injection Molding Systems Ltd. - US
Hyatt Corporation
IAC/InteractiveCorp
IAC/InteractiveCorp - Citysearch
IAC/InteractiveCorp - Match.com
IAC/InteractiveCorp - Shoebuy.com
Idaho Power Company
Idaho Power Company - Power Supply
IKEA USA
Illinois Municipal Retirement Fund
IMC, Inc.
IMS Health, Inc.
Independent Health Association, Inc.
Indianapolis Public Schools
ING North America Insurance Corporation - US Financial Services
Ingersoll-Rand Company Limited
Ingersoll-Rand Company Limited - Climate Control Technologies
Ingersoll-Rand Company Limited - Industrial Technologies
Ingersoll-Rand Company Limited - Security Technologies
Ingersoll-Rand Company Limited - Trane - Commerical Systems
Ingersoll-Rand Company Limited - Trane - Residential Systems
Ingram Industries, Inc.
Ingram Micro, Inc.
Ingram Micro, Inc. - Latin America
Ingram Micro, Inc. - North America
Inova Health System
Institute of Nuclear Power Operations
Integra Telecom, Inc.
Integrys Energy Group, Inc.
Intelsat Corporation
Intelsat Corporation - Intelsat General Corporation
InterContinental Hotels Group Americas
Intermountain Health Care, Inc.
Intermountain Health Care, Inc. - Dixie Regional Medical Center
Intermountain Health Care, Inc. - Home Care Services
Intermountain Health Care, Inc. - Intermountain Medical Center
Intermountain Health Care, Inc. - Logan Regional Hospital
Intermountain Health Care, Inc. - McKay-Dee Hospital
Intermountain Health Care, Inc. - Medical Group
Intermountain Health Care, Inc. - Park City Medical Center
Intermountain Health Care, Inc. - Primary Children’s Hospital
Intermountain Health Care, Inc. - SelectHealth
Intermountain Health Care, Inc. - Utah Valley Regional Medical Center
International Electric Supply Corporation
International Game Technology
International Paper Company
Invensys Controls
Invesco PLC
Invesco PLC - Invesco PowerShares Capital Management LLC
Investment Company Institute
iPCS, Inc.
Iron Mountain Incorporated
Iron Mountain Incorporated - North America
ISO
Isuzu North America Corporation
ITC Holdings Corp
Itochu International, Inc. North America
ITT Systems Division
J.R. Simplot Company
J.R. Simplot Company - J.R. Simplot Agribusiness Group
J.R. Simplot Company - J.R. Simplot Food Group
J.R. Simplot Company - J.R. Simplot Land & Livestock
Jackson Health System
Jackson Health System - Jackson Memorial Hospital
Jackson Health System - Jackson South Community Hospital
Jacobs Engineering Group, Inc.
Jacobs Engineering Group, Inc. - Asia
Jacobs Engineering Group, Inc. - Eastern Region
Jacobs Engineering Group, Inc. - Global Construction Services
Jacobs Engineering Group, Inc. - Global Field Services
Jacobs Engineering Group, Inc. - Jacobs Northern Region
Jacobs Engineering Group, Inc. - Jacobs Southern Region
Jacobs Engineering Group, Inc. - NAI East
Jacobs Engineering Group, Inc. - Northern Europe
Jacobs Engineering Group, Inc.
- UK Ireland
Jacobs Engineering Group, Inc. - Western Region
Janus Capital Group
Jefferson County Public Schools
Jefferson Wells International
Jeppesen Sanderson, Inc.
JetBlue Airways
JM Family Enterprises, Inc
JM Family Enterprises, Inc - World Omni Financial Corp
Jockey International, Inc.
John Hancock Financial Services, Inc.
John Wiley & Sons, Inc.
Johns Hopkins HealthCare, LLC
Johnson Controls
Johnson Controls - Power Solutions
Johnson Financial Group
Johnson Outdoors, Inc.
Johnson Outdoors, Inc. - Diving
Johnson Outdoors, Inc. - Marine Electronics
Johnson Outdoors, Inc. - Watercraft
Johnson Outdorrs, Inc. - Gear LLC
JohnsonDiversey, Inc.
Jones Lang LaSalle
Jostens, Inc.
Journal Broadcast Group, Inc.
Judicial Council of California
Kaiser Foundation Health Plan, Inc.
Kaiser Permanente - Colorado Region
Kaiser Permanente - Georgia Region
Kaiser Permanente - Hawaii Region, Hospitals
Kaiser Permanente - Mid-Atlantic Region
Kaiser Permanente - Mid-Atlantic Region, Non Hospital Facilities
Kaiser Permanente - Northern California, Non Hospital Facilities
Kaiser Permanente - Northwest Region
Kaiser Permanente - Northwest Region, Non Hospital Facilities
Kaiser Permanente - Ohio Region
Kaiser Permanente - Southern California Region
Kao Brands Company
Kao Specialties Americas LLC
KBR, Inc.
KBR, Inc. - BE&K Building Group
KBR, Inc. - BE&K Construction
KBR, Inc. - BE&K Federal Services
KBR, Inc. - Downstream
KBR, Inc. - Government & Infrastructure
KBR, Inc. - Government & Infrastructure, Design & Construction
KBR, Inc. - Government & Infrastructure, Operations Management & Logistics
KBR, Inc. - Management & Engineering
KBR, Inc. - Petrochemicals
KBR, Inc. - Refining
KBR, Inc. - Services
KBR, Inc. - Services, US Construction Operations
KBR, Inc. - Services, US Industrial Services
KBR, Inc. - Technology
KBR, Inc. - Upstream
KBR, Inc. - Upstream, Gas Monetization
KBR, Inc. - Upstream, Oil & Gas
KBR, Inc. - Ventures
Kellogg Company
Kellogg Company - International
Kellogg Company - Kashi
Kellogg Company - Keebler Division
Kellogg Company - Morning Foods
Kellogg Company - North America
Kellogg Company - Snacks
Kelsey-Seybold Clinic
Kemper Auto and Home Group
Kentucky Lottery Corporation
Kerry, Inc. US
KeyCorp
Keystone Automotive Industries
Keystone Foods, LLC
Kforce Inc.
KIK Custom Products
Kimberly-Clark Corporation
Kindred Healthcare, Inc.
Kindred Healthcare, Inc. - Health Services Division
Kindred Healthcare, Inc. - Hospital Division
Kindred Healthcare, Inc. - Peoplefirst Rehabilitation Division
Kiwanis International, Inc.
Knowledge Learning Corporation
Kohler Company
Kohler Company - Ann Sacks
Kohler Company - Baker
Kohler Company - Cabinetry
Kohler Company - Engines
Kohler Company - Global Faucets
Kohler Company - Global Power Group
Kohler Company - Hospitality & Real Estate Group
Kohler Company - Interiors Group
Kohler Company - Kitchen & Bath
Kohler Company - Kohler Rental Power
Kohler Company - Mark David
Kohler Company - McGuire Furniture Company
Kohler Company - Plumbing Americas
Kohler Company - Power Systems Business
Kohler Company - Robern
Kohl’s Corporation
Komatsu America Corp.
KONE, Inc.
L.L. Bean, Inc.

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 109

Laboratory Corporation of America
Lance, Inc.
Land O’Lakes, Inc.
LANXESS Corporation US
Leatherman Tool Group, Inc.
Legacy Health System
Legal & General America, Inc.
Lehigh Valley Hospital and Health Network
Leprino Foods Company
Level 3 Communications
LexisNexis Group
LG Electronics USA, Inc.
Liberty Mutual Group
Liberty Mutual Group - Agency Markets
Liberty Mutual Group - Commercial Markets
Liberty Mutual Group - Liberty International
Liberty Mutual Group - National Markets
Liberty Mutual Group - Personal Markets
LifeBridge Health
LifeMasters Supported SelfCare, Inc.
Lifetouch, Inc.
Limited Brands, Inc.
Limited Brands, Inc. - Bath And Body Works
Limited Brands, Inc. - Victoria Secret Direct
Limited Brands, Inc. - Victoria’s Secret Stores
LINAK U.S. Inc.
Link-Belt Construction Equipment Company
Livingston International Inc.
Lloyd’s Register Americas, Inc.
Lloyd’s Register Americas, Inc. - Lloyd’s Register Capstone
Lloyd’s Register Americas, Inc. - Lloyd’s Register Quality Services, Inc.
Lloyd’s Register Americas, Inc. - North America
Loews Corporation
Loews Corporation - Loews Hotels
Lorillard Inc.
Los Angeles Community College District
Los Angeles Unified School District
Louisiana Legislative Auditor
Louisiana Lottery Corporation
Louisville Regional Airport Authority
Lower Colorado River Authority
Loyola University Medical Center
Lubrizol Corporation
Lubrizol Corporation - Lubrizol Additives
Lubrizol Corporation - Lubrizol Advanced Materials
Luxottica Retail
MAAX - Hydro Swirl
MAAX - KSD
Macy’s, Inc.
Macy’s, Inc. - Bloomingdale’s
Macy’s, Inc. - Macy’s Central
Macy’s, Inc. - Macy’s East
Macy’s, Inc. - Macy’s Florida
Macy’s, Inc. - Macy’s Home Store
Macy’s, Inc. - Macy’s Systems and Technology
Macy’s, Inc. - Macy’s West
Maersk, Inc.
Magellan Health Services
Magellan Midstream Holdings, LP
Magellan Midstream Holdings, LP - Pipeline/Terminal Division
Magellan Midstream Holdings, LP - Transportation
Main Line Health, Inc.
Main Line Health, Inc. - Bryn Mawr Hospital
Main Line Health, Inc. - Bryn Mawr Rehabilitation Hospital
Main Line Health, Inc. - Jefferson Home Care
Main Line Health, Inc. - Main Line Health Laboratories, Inc.
Main Line Health, Inc. - Paoli Hospital
Main Line Health, Inc. - Riddle Memorial Hospital
Main Line Health, Inc. - The Lankenau Hospital
Main Street America Group
Malcolm Pirnie, Inc.
Mannatech, Inc.
Maricopa Integrated Health Systems
Marriott International
Mars North America - Mars Food US
Mars North America - Mars Petcare US
Mars North America - Mars Snackfood US
Marshall & Ilsley Corporation
Marshfield Clinic
Martek Biosciences Corporation
Martin’s Point Health Care, Inc.
Mary Kay, Inc.
Maryland Procurement Office
MasterCard Incorporated
Mattel, Inc.
Mattel, Inc. - American Girl
Mattel, Inc. - Fisher Price
Maurices Incorporated
Mayo Foundation - Mayo Clinic, Jacksonville
Mayo Foundation - Mayo Clinic, Rochester
Mayo Foundation - Mayo Clinic, Scottsdale
McDonald’s Corporation
MCG Health
McKesson Corporation
McKesson Corporation - McKesson Distribution Solutions
McKesson Corporation - McKesson Technology Solutions
MDU Resources Group, Inc.
MDU Resources Group, Inc. - Construction Services Group
MDU Resources Group, Inc. - Knife River Corporation
MDU Resources Group, Inc. - Montana Dakota Utilities
MDU Resources Group, Inc. - WBI Holdings, Inc.
MeadWestvaco Corporation
MeadWestvaco Corporation - Calmar
MeadWestvaco Corporation - Community Development & Land Management
MeadWestvaco Corporation - Consumer Solutions Group
MeadWestvaco Corporation - Packaging Resources Group
MeadWestvaco Corporation - Specialty Chemicals
Medical College of Wisconsin
Medical Mutual of Ohio
MedPlus, Inc.
Medrad, Inc.
MedStar Health
Meijer, Inc.
Memorial Health System
Memorial Healthcare System
Memorial Hermann
Memorial Hermann - The Medical Center
Memorial Hermann - The Woodlands
Memorial Sloan-Kettering Cancer Center
Mercury Insurance Group
Metal Technologies, Inc.
MetalTek International
Metavante Technologies, Inc
Methodist Health System
Methodist Hospital
MetLife
Metropolitan Transit Authority
MFS Investment Management
Michael Baker Corporation
Michaels Stores, Inc.
Michelin North America, Inc.
Michelin North America, Inc. - DPLS
Michelin North America, Inc. - PL
Michelin North America, Inc. - TC
Millbrook Partners
Miller Coors LLC
Milliken & Company
Mills-Peninsula Health Services
Mirant Corporation
Mirant Corporation - CA Region
Mirant Corporation - NY and New England
Mitsui & Co. (USA), Inc.
Modern Woodmen of America
Molex
Molex - Automation/Electrical Products
Molex - Commercial Products Division
Molex - Integrated Products Division
Molex - Transportation Products
Molson Coors Brewing Company
Moneris Solutions Inc
MoneyGram International, Inc.
Morrison & Foerster, LLP
Mortgage Guaranty Insurance Corporation
Motion Picture Industry Pension & Health Plans (MPIPHP)
Motorists Insurance Group
Mount Holyoke College
MSCI Inc.
MTS Systems Corporation
MTS Systems Corporation - Sensors
MTS Systems Corporation - Test Division
Munich Reinsurance America, Inc.
Mutual of Enumclaw Insurance Company
Mutual of Omaha
Mutual of Omaha - Mutual of Omaha Bank
MWH Global, Inc.
MWI Veterinary Supply, Co
Nalco Holding Company
Nash-Finch Company
National Association of Home Builders
National Church Residences
National Church Residences - NCR Health Care Division
National Church Residences - NCR Housing Division
National Futures Association
National Oilwell Varco, Inc.
National Rural Telecommunications Cooperative
National Rural Utilities Cooperative Finance Corporation (NRUCFC)
National Starch
National-Louis University
Nationwide Insurance
Nature’s Sunshine Products
Nautilus, Inc.
Navarre Corporation
Navarre Corporation - Encore
Navarre Corporation - FUNimation
Navigant Consulting, Inc.
Navistar International Corporation
Navy Exchange Service Command (NEXCOM)
Navy Federal Credit Union
NCCI Holdings, Inc.
NCH Corporation
Nelnet, Inc.
Nestlé USA, Inc.
Nestlé USA, Inc. - Baking Division
Nestlé USA, Inc. - Beverage Division
Nestlé USA, Inc. - Buitoni
Nestlé USA, Inc. - Confections & Snacks Division
Nestlé USA, Inc. - Nestlé Prepared Foods Company
Nestlé USA, Inc. - Nestlé Professionals
New York ISO
New York Life Insurance Company

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 110

Newfield Exploration Company
Newfield Exploration Company - Mid-Continent
Newfield Exploration Company - Rocky Mountains
Newly Weds Foods
Newmont Mining Corporation
NewPage Group Inc
NewYork Presbyterian Healthcare System
Nexen Petroleum USA, Inc.
Nike, Inc.
Noble Corporation
Nordstrom, Inc. - Nordstrom fsb
Nordstrom, Inc. - Nordstrom fsb, Scottsdale
North American Hoganas Inc.
North Carolina Baptist Hospital
North Memorial Health Care
Northeast Georgia Health System, Inc.
Northern Arizona University
Northern Trust Corporation
NorthShore University HealthSystem
Northwest Community Healthcare
Northwestern Mutual
Northwestern University
Novant Health, Inc.
Novartis US - CIBA Vision Corporation
Novartis US - Novartis Animal Health US, Inc.
Novartis US - Novartis Consumer Health (OTC) - NA
Novo Nordisk Inc.
Nustar Energy L.P.
Nutricia North America
NYU Langone Medical Center
Oakland County Government
Oakwood Healthcare, Inc.
Océ Business Services
Ocean Spray Cranberries, Inc.
Office Depot
OfficeMax Incorporated
OGE Energy Corp
Oglethorpe Power Corporation
Ohio Police and Fire Pension Fund
OhioHealth
Oil States Industries, Inc.- Arlington
Old Dominion Electric Cooperative
Old Dominion University Research Foundation
Old National Bancorp
Omya Industries
Omya Industries - Omya Alabama
Omya Industries - Omya Arizona
Omya Industries - Omya California
Omya Industries - Omya PCC
OneBeacon Insurance
ONEOK, Inc.
ONEOK, Inc. - Kansas Gas Services Division
ONEOK, Inc. - Oklahoma Natural Gas Division
ONEOK, Inc. - ONEOK Energy Services Company
ONEOK, Inc. - ONEOK Partners
ONEOK, Inc. - Texas Gas Services Division
OnePoint Patient Care
Opus Corporation
Orange County Government
Orange County’s Credit Union
Orbital Sciences
Orica USA Inc.
Orrick, Herrington & Sutcliffe, LLP
OSI Industries, LLC
OSI Industries, LLC - Chicago Stockyards Campus
OSI Industries, LLC - Otto & Sons, West Jordan
Otter Tail Corporation
Owens & Minor, Inc.
Owens Corning
Owens Illinois, Inc.
Owens Illinois, Inc. - Glass Container
PACCAR
PACCAR - Dynacraft
PACCAR - ITD
PACCAR - Kenworth
PACCAR - PACCAR Engine Company
PACCAR - PACCAR Financial
PACCAR - PACCAR International
PACCAR - PACCAR Leasing
PACCAR - Parts
PACCAR - Peterbilt
PACCAR - Peterbilt Division
PACCAR - Technical Center
PACCAR - Winch
Pacific Life Insurance Company
Pacific Northwest National Laboratory
PacifiCorp
Packaging Corporation of America
Packaging Corporation of America - Containerboard
Packaging Corporation of America - Corrugated
Pall Corporation
Palmetto Health
Palos Community Hospital
Panduit Corporation
Panduit Corporation - Network Systems Division
Papa John’s International, Inc.
Parkland Health & Hospital System
Parkview Health
Parsons Brinckerhoff
Parsons Corporation
Parsons Corporation - Commercial Technology Group
Parsons Corporation - Infrastructure & Technology Group
Parsons Corporation - Transportation Group
Parsons Corporation - Water & Infrastructure Group
Partner Reinsurance Company of the U.S.
Patterson Companies
Patterson Companies - Patterson Dental
Patterson Companies - Patterson Medical
Patterson Companies - Webster Veterninary
Paychex, Inc.
Peabody Energy Corporation
Peabody Energy Corporation - Peabody Employment Services LLC
Peabody Energy Corporation - Peabody Powder River Services LLC
Peabody Energy Corporation - Peabody Rocky Mountain Management Services LLC
Pearson Education
Pepco Holdings, Inc.
Performance Food Group
Performance Food Group - AFFLINK
Performance Food Group - AFI Foodservice, Inc.
Performance Food Group - Batesville
Performance Food Group - Caro Foods, Inc.
Performance Food Group - Carroll County Foods
Performance Food Group - Empire Seafood, Inc.
Performance Food Group - Florida
Performance Food Group - Hale
Performance Food Group - Lester Broadline
Performance Food Group - Little Rock
Performance Food Group - Middendorf Meats
Performance Food Group - Milton’s
Performance Food Group - NorthCenter Foodservice
Performance Food Group - Powell
Performance Food Group - Progressive Group Alliance
Performance Food Group - Springfield Foodservice
Performance Food Group - Temple
Performance Food Group - Thoms Proestler Company
Performance Food Group - Victoria
Performance Food Group - Virginia Foodservice
Perot Systems Corporation
PETCO Animal Supplies, Inc.
Pharmaceutical Product Development, Inc.
Pharmavite, LLC
PharMerica, Inc.
PHH Arval
Phillips-Van Heusen Corporation
Phillips-Van Heusen Corporation - Calvin Klein
Phillips-Van Heusen Corporation - Dress Shirt
Phillips-Van Heusen Corporation - GH Bass
Phillips-Van Heusen Corporation - Izod Retail
Phillips-Van Heusen Corporation - PVH Sportswear
Phillips-Van Heusen Corporation - Superba/Insignia
Phillips-Van Heusen Corporation - Van Heusen Retail
Physiotherapy Associates
Pier 1 Imports, Inc.
Pioneer Hi-Bred International
Pioneer Natural Resources USA, Inc.
Piper Jaffray Companies
Pitney Bowes, Inc.
Plains Exploration & Production Company
Plexus Corporation
Plum Creek Timber Company, Inc.
Polaris Industries, Inc.
PolyOne Corporation
Port Authority of Allegheny County
Port Authority of New York & New Jersey
Port of Portland
Port of Seattle
Powerwave Technologies, Inc.
PPL Corporation
Praxair, Inc.
Premera Blue Cross
Pressure Chemical Co.
Pride International
Prime Therapeutics LLC
Principal Financial Group
Priority Health
ProBuild Holdings, Inc.
Protection One Alarm Monitoring, Inc.
Protection One Alarm Monitoring, Inc. - CMS
Providence Health & Services
Providence Health & Services - Physicians Division
Providence Health & Services - Providence Alaska Region
Providence Health & Services - Providence California Region
Providence Health & Services - Providence Oregon Region
Providence Health & Services - Providence Washington/Montana Region
Providence Health System in Oregon
Prudential Financial, Inc.
PSC
PSC - Environmental Services Division
PSC - Industrial Services Division
Public Company Accounting Oversight Board
Public Service Enterprise Group, Inc.
Public Service Enterprise Group, Inc. - PSEG Power, LLC

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 111

Public Service Enterprise Group, Inc. - Public Service Electric and Gas Company
Publix Super Markets, Inc.
Publix Super Markets, Inc. - Atlanta Region
Publix Super Markets, Inc. - Jacksonville Region
Publix Super Markets, Inc. - Lakeland Region
Publix Super Markets, Inc. - Miami Region
Puget Sound Energy
Pulte Homes, Inc.
Pulte Homes, Inc. - California Group
Pulte Homes, Inc. - Great Lakes Area
Pulte Homes, Inc. - Illinois
Pulte Homes, Inc. - Mid-Atlantic
Pulte Homes, Inc. - Southeast/Florida Area
Pulte Homes, Inc. - Southwest Area
Pulte Homes, Inc. - Texas Area
QBE Regional Insurance
QinetiQ North America
Qualcomm, Inc.
Questar Corporation
Questar Corporation - Questar Gas
Quintiles
Quorum Health Resources
QVC, Inc.
Ralcorp Holdings, Inc.
Ralcorp Holdings, Inc. - Bakery Chef
Ralcorp Holdings, Inc. - Bremner
Ralcorp Holdings, Inc. - Carriage House
Ralcorp Holdings, Inc. - Nutcracker Brands
Ralcorp Holdings, Inc. - Post Cereals LLC
Ralcorp Holdings, Inc. - Ralston Foods
Raley’s
Random House, Inc.
Random House, Inc. - Children’s Publishing Group
Random House, Inc. - Crown Publishing Group
Random House, Inc. - Diversified Publishing Group
Random House, Inc. - Doubleday/Broadway Group
Random House, Inc. - Information Publishing Group
Random House, Inc. - Knopf Publishing Group
Random House, Inc. - Monacelli Press
Random House, Inc. - Random House Publishing Group
Random House, Inc. - Triumph Publishing
RBC Bank
RBC Wealth Management
RBC Wealth Management - International
Reckitt Benckiser, Inc.
Recreational Equipment, Inc.
Redcats USA
Regency Centers
Regions Financial Corporation
Reichhold, Inc
Reinsurance Group of America Inc.
Reliant Energy
Republic Underwriters Insurance Company
Rexam Beverage Can North America
Reynolds American, Inc.
Reynolds American, Inc. - R. J. Reynolds Tobacco Co.
Reynolds American, Inc. - RJR Global Products, Inc.
RH Donnelley Corporation
Rich Products Corporation
Rich Products Corporation - Arlington
Rich Products Corporation - Burlington
Rich Products Corporation - Food Service Division
Rich Products Corporation - Fresno
Rich Products Corporation - Gallatin
Rich Products Corporation - Grandview
Rich Products Corporation - Hilliard
Rich Products Corporation - Jon Donaire
Rich Products Corporation - Morristown
Rich Products Corporation - Murfreesboro
Rich Products Corporation - Niles
Rich Products Corporation - St. Simon’s Island
Rich Products Corporation - Wheeling
Rio Tinto plc US
Rio Tinto plc US - ColoWyo
Rio Tinto plc US - Kennecott Minerals
Rio Tinto plc US - Kennecott Utah Copper
Rio Tinto plc US - Resolution Copper
Rite Aid Corporation
Riviana Foods, Inc.
RLI Insurance Company
Robins, Kaplan, Miller & Ciresi, LLP
Roche Diagnostics US
Rockwell Automation, Inc.
Rockwell Collins, Inc.
Rollins, Inc.
Roper St. Francis Healthcare
Rosetta Stone, Inc.
Roundy’s Supermarkets, Inc.
RR Donnelley & Sons
RREEF
RSC Holdings Inc.
RSM McGladrey
Ryder Systems, Inc.
Ryder Systems, Inc. - Fleet Management Solutions
Ryder Systems, Inc. - Supply Chain Solutions
S&C Electric Company
Sabre Holdings Corporation
Sabre Holdings Corporation - Passenger Solutions
Sabre Holdings Corporation - Sabre Airline Solutions
Sabre Holdings Corporation - Sabre Travel Network
Sabre Holdings Corporation - Sabre Travel Studios
Sabre Holdings Corporation - Travelocity
Safety-Kleen Systems, Inc.
Safety-Kleen Systems, Inc. - East Group
Safety-Kleen Systems, Inc. - West Group
Safran USA
Sage North America
Sage North America - Sage Payment Solutions, Inc.
Sage North America - Sage Software Healthcare, Inc.
SAIF Corporation
Saint Agnes Medical Center
Saint Luke’s Health System
Saint Raphael Healthcare System
Samson Investment Company
San Antonio Federal Credit Union
San Antonio Water System
sanofi pasteur
Sanofi-Aventis US
Sara Lee Corp.
Savannah River Nuclear Solutions, LLC
SavaSeniorCare, LLC
SBA Network Services, Inc.
SCANA Corporation
SCANA Corporation - Carolina Gas Transmission Corporation (CGTC)
SCANA Corporation - PSNC Energy (Public Service Company of North Carolina, Inc.)
SCANA Corporation - Public Service Co of NC, Communications, ServiceCare and SEVI
SCANA Corporation - SCE&G (South Carolina Electric and Gas Company)
SCANA Corporation - SEMI (SCANA Energy Marketing, Inc.)
Schlumberger Limited
Schneider Electric North America
Schneider Electric North America - Citect
Schneider Electric North America - Hyde Park Electronics
Schneider Electric North America - Juno Lighting
Schneider Electric North America - Schneider Electric/Square D Company - APC
Schneider Electric North America - Schneider Electric/Square D Company - NOAD
Schneider National, Inc.
Scholle Corporation
Scholle Corporation - Scholle Chemical
Scholle Corporation - Scholle Packaging
Scholle Corporation - Vacumet Corp
Schott Solar, Inc.
Scott & White
Scottrade, Inc.
Scripps Networks Interactive, Inc.
SCS Engineers
SCS Engineers - Bedford
SCS Engineers - Bellevue
SCS Engineers - Cincinnati
SCS Engineers - Kansas City
SCS Engineers - Long Beach
SCS Engineers - Phoenix
SCS Engineers - Reston
SCS Engineers - SCS Energy Long Beach
SCS Engineers - SCS Field Services
SCS Engineers - SCS Field Services Tampa
SCS Engineers - Valley Cottage
Sea Star Line, LLC
Securian Financial Group
Securitas Security Services, USA
Security Finance Corporation of Spartanburg
Selective Insurance Company of America
Sensata Technologies, Inc.
Sentara Healthcare
Sharp HealthCare
Shearman & Sterling LLP
Shook, Hardy & Bacon, LLP
Sidley Austin, LLP
Siemens AG US
Sinclair Broadcast Group, Inc.
SLM Corporation
SMDC Health System
SMSC Gaming Enterprises
Society Insurance
Society of Manufacturing Engineers
Sodexo USA
Softchoice Corp.
Solo Cup Company
Solutia Inc.
Solutia Inc. - CPFilms
Solutia Inc. - Saflex
Solutia Inc. - Technical Specialties
Southeastern Freight Lines
Southern Company
Southern Company - Mississippi Power Company
Southern Company - SouthernLINC
Southern States Cooperative
Southern Union Company
Southern Union Company - Missouri Gas Energy
Southern Union Company - Panhandle Energy
Southern Union Company - Southern Union Gas Services
Southwest Airlines
Sovereign Bank
Spectrum Health System
Spectrum Health System - Hospitals
SPX Corporation
SRA International
SRA International - SRA Civil Sector
SRA International - SRA NSS Sector
SSM Health Care St. Louis

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 112

SSM Health Care St. Louis - SSM Integrated Health Technologies
St. Elizabeth Health System
St. Joseph Health System
St. Jude Children’s Research Hospital
St. Luke’s Episcopal Health System
St. Vincent Health
Stamford Hospital
StanCorp Financial Group
Stanford University
Stanford University Medical Center
Stanford University Medical Center - Lucile Packard Children’s Hospital
Stantec Inc.
Staples, Inc.
Staples, Inc. - North American Delivery
Starbucks Coffee Company
StarTek
Starwood Vacation Ownership
State Farm Insurance
State of Indiana
State of Indiana - Adjutant General’s Office
State of Indiana - Alcohol and Tobacco Commission
State of Indiana - Arts Commission
State of Indiana - Attorney General
State of Indiana - Auditor of State
State of Indiana - Board of Animal Health
State of Indiana - Bureau of Motor Vehicles
State of Indiana - Civil Rights Commission
State of Indiana - Commission of Public Records
State of Indiana - Criminal Justice Inst
State of Indiana - Department of Administration
State of Indiana - Department of Agriculture
State of Indiana - Department of Child Services
State of Indiana - Department of Corrections
State of Indiana - Department of Environmental Management
State of Indiana - Department of Homeland Security
State of Indiana - Department of Insurance
State of Indiana - Department of Labor
State of Indiana - Department of Local Government Finance
State of Indiana - Department of Natural Resources
State of Indiana - Department of Revenue
State of Indiana - Department of Transportation
State of Indiana - Department of Veterans’ Affairs
State of Indiana - Department of Workforce Development
State of Indiana - Dept of Financial Institutions
State of Indiana - Education Employee Relations Board
State of Indiana - Family and Social Services Administration
State of Indiana - Gaming Commission
State of Indiana - Higher Education Commission
State of Indiana - Historical Bureau
State of Indiana - IN Finance Authority
State of Indiana - IN Housing & Community Development Authority
State of Indiana - IN State Department of Health
State of Indiana - IN Utility Regulatory Commission
State of Indiana - Indiana Economic Development Corp.
State of Indiana - Indiana State Police
State of Indiana - Office of Faith Based & Community Initiatives
State of Indiana - Office of Inspector General
State of Indiana - Office of Management and Budget
State of Indiana - Professional Licensing Agency
State of Indiana - Protection Advocacy Svcs Commission
State of Indiana - State Board of Accounts
State of Indiana - State Personnel Department
State of Indiana - State Racing Commission
State of Indiana - Tobacco Prevention and Cessation Board
State of Indiana - Utility Consumer Counselor
State of Indiana - War Memorials Commission
State of Indiana - Workers’ Compensation Board
State of North Carolina
State Personnel Administration
State Teachers Retirement System of Ohio
Steelcase, Inc.
STG, Inc.
Storck USA L.P.
Straumann USA
Stryker Corporation
Stryker Corporation - Medical
Stryker Corporation - Orthopaedics
Suburban Propane Partners, L.P.
Subway Franchisee Advertising Fund Trust
Summa Health System
Sun Life Financial (US)
Sunoco, Inc.
Sunrise Hospital and Medical Center
Sunrise Medical Inc.
SunTrust Banks, Inc.
Superior Essex, Inc.
Superior Essex, Inc. - Essex Group, Inc.
Superior Essex, Inc. - Superior Essex Communications LP
Sutter Health
Sutter Health - Sutter Medical Center Sacramento
Swedish Health Services
Swedish Health Services - Hospitals
Swedish Match North America
Sykes Enterprises, Incorporated
Sykes Enterprises, Incorporated - US Operations
Symcor
Symetra Financial
Symetra Financial - Group Insurance
Symetra Financial - Life & Annuities
Syniverse Technologies
Sypris Solutions, Inc.
Sypris Solutions, Inc. - Sypris Electronics
Sypris Solutions, Inc. - Sypris Technologies
Sypris Solutions, Inc. - Sypris Test & Measurement
T. Rowe Price Group, Inc.
Taubman Centers, Inc.
Tax Analysts
TD Ameritrade Holding Corp.
TDS Telecom
Technology Credit Union
TECO Energy, Inc.
Teknion LLC
Teleca US
Telerx Marketing, Inc.
TeleTech Holdings, Inc.
Tellabs
Temple-Inland
Temple-Inland - Building Products
Temple-Inland - Corrugated Packaging
Tenaris, Inc. USA
Tenet Healthcare Corporation
Tesoro Corporation
Texas Children’s Hospital
Texas Industries, Inc.
Texas Industries, Inc. - CAC
Texas Industries, Inc. - Cement
Texas Industries, Inc. - Consumer Products
Texas Industries, Inc.-Aggregate and Expanded Shale and Clay
Texas Industries, Inc.-Aggregates
Texas Mutual Insurance Company
Textainer
Textron, Inc.
Textron, Inc. - Bell Helicopter
Textron, Inc. - Cessna Aircraft
Textron, Inc. - E-Z-Go
Textron, Inc. - Fluid & Power
Textron, Inc. - Greenlee
Textron, Inc. - Jacobsen
Textron, Inc. - Kautex
Textron, Inc. - Textron Financial Corporation
Textron, Inc. - Textron Systems
The Allstate Corporation
The AmeriHealth Mercy Family of Companies
The AmeriHealth Mercy Family of Companies - Passport Health Plan
The AmeriHealth Mercy Family of Companies - Select Health of South Carolina
The Bureau of National Affairs, Inc.
The Capital Group Companies
The Carson Companies
The Casey Group
The Children’s Hospital of Philadelphia
The Children’s Mercy Hospital
The Chubb Corporation
The Coca-Cola Company
The Coca-Cola Company - North America Group
The Dannon Company, Inc.
The E. W. Scripps Company
The E. W. Scripps Company - Newspaper, Knoxville News Sentinel
The E. W. Scripps Company - Newspaper, The Commercial Appeal
The E. W. Scripps Company - Newspaper, Treasure Coast Newspapers
The E. W. Scripps Company - Newspaper, Ventura County Star
The E. W. Scripps Company - United Media
The Employers Association
The Florida Aquarium, Inc.
The Ford Foundation
The Frost National Bank
The Great Atlantic & Pacific Tea Company
The Guardian Life Insurance Company of America
The Guardian Life Insurance Company of America - Berkshire Life Insurance Company
The Guardian Life Insurance Company of America - Equity Products
The Guardian Life Insurance Company of America - Group Pensions
The Guardian Life Insurance Company of America - Group Products
The Hershey Company
The Irvine Company
The Johns Hopkins Hospital
The Johns Hopkins University
The Johns Hopkins University Applied Physics Laboratory
The Joint Commission
The Kroger Company
The Methodist Hospital System
The Midland Company
The MITRE Corporation

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 113

The New York Times Company
The Nielsen Company
The NORDAM Group
The Ohio State University
The Ohio State University Medical Center
The Options Clearing Corporation
The Pennsylvania State University - Penn State Hershey Medical Center
The Reader’s Digest Association, Inc.
The Reader’s Digest Association, Inc. - Books Are Fun
The Reader’s Digest Association, Inc. - Weekly Reader
The Regence Group
The Schwan Food Company
The ServiceMaster Company
The ServiceMaster Company - American Home Shield
The ServiceMaster Company - TruGreen
The Sherwin-Williams Company
The Sherwin-Williams Company - Automotive Division
The Sherwin-Williams Company - Chemical Coatings
The Sherwin-Williams Company - Consumer Group
The Sherwin-Williams Company - Diversified Brands Division
The Sherwin-Williams Company - Eastern Division
The Sherwin-Williams Company - Global Finishes
The Sherwin-Williams Company - Latin American Ctgs
The Sherwin-Williams Company - Midwestern Division
The Sherwin-Williams Company - Paint and Coatings
The Sherwin-Williams Company - Paint and Sundries
The Sherwin-Williams Company - Paint Stores Group
The Sherwin-Williams Company - Southeastern Division
The Sherwin-Williams Company - Southwestern Division
The Sports Authority
The Sundt Companies, Inc.
The Sundt Companies, Inc. - Mining and Industrial Division
The Sundt Companies, Inc. - Sundt Construction, Inc., Arizona District
The Sundt Companies, Inc. - Sundt Construction, Inc., Northern California
The Sundt Companies, Inc. - Sundt Construction, Inc., Southern California
The Supreme Court of Ohio
The TJX Companies, Inc.
The Toro Company
The Travelers Companies, Inc.
The Turner Corporation
The University of Chicago
The University of Chicago Medical Center
The University of Kansas Hospital
The University of Texas System
The University of Texas System - The University of Texas Medical Branch
The University of Texas System - University of Texas Health Science Center
The University of Texas System - University of Texas Southwestern Medical Center
The Valspar Corporation
The Valspar Corporation - Architectural & Residential
The Valspar Corporation - Automotive Coatings
The Valspar Corporation - Engineered Polymer Solution
The Valspar Corporation - Industrial Coatings
The Valspar Corporation - Packaging Coatings
The Valspar Corporation - Wood Coatings
The Vanguard Group, Inc.
The W.C. Bradley Co.
The W.C. Bradley Co. - Char-Broil
The W.C. Bradley Co. - Lamplight Farms Inc.
The W.C. Bradley Co. - Zebco LLC
The Walt Disney Company - Walt Disney Parks & Resorts, LLC
The Washington Post - The Washington Post Newspaper
The Weather Channel
The Weitz Company, LLC
The Weitz Company, LLC - Golf
The Weitz Company, LLC - Hy-Vee Weitz
The Weitz Company, LLC - Industrial
The Weitz Company, LLC - Rocky Mountain
The Weitz Company, LLC - Southwest
The Weitz Company, LLC - Watts Constructors
The Western Pennsylvania Hospital
The Yankee Candle Company, Inc.
Thomas Jefferson University Hospital
Thrivent Financial for Lutherans
TIAA-CREF
TideWell Hospice & Palliative Care
Time Warner Cable
Time Warner Cable - Carolinas Region
Time Warner Cable - Midwest Region
Time Warner Cable - New York City Region
Time Warner Cable - Northeast Region
Time Warner Cable - West Region
TM GE Automation Systems, LLC
TM GE Automation Systems, LLC - General Industries
TM GE Automation Systems, LLC - Material Handling
TM GE Automation Systems, LLC - Metals
TM GE Automation Systems, LLC - North American BU
TNT Express
Toray Composites (America), Inc.
Toray Industries
Toys R Us, Inc.
Travis County
Tribune Company
Tribune Company - Chicago Tribune
Tribune Company - Los Angeles Times
Trinity Health
TriWest Healthcare Alliance
TSYS Core
Tween Brands, Inc.
Tyco Electronics
Tyco International
Tyco International - ADT North America
Tyco International - ADT Worldwide
Tyco International - Electrical and Metal Products
Tyco International - Flow Control
Tyco International - Safety Products & Electrical and Metal Products
Tyco International - SimplexGrinnell
U.S. Cellular Corporation
U.S. Foodservice
U.S. Foodservice - Monarch
Underwriters Laboratories
Unilever U.S.
Unilever U.S. - FoodSolutions
Union Tank Car Company
United Parcel Service
United States Steel Corporation
UnitedHealth Group
Universal Health Services, Inc.
University of Alabama at Birmingham
University of Central Florida
University of Central Missouri
University of Colorado Hospital
University of Houston
University of Illinois at Chicago
University of Louisville
University of Maryland Medical Center
University of Michigan
University of Minnesota - Crookston
University of Mississippi Medical Center
University of Notre Dame
University of Pennsylvania
University of Virginia Health System
University Physicians Healthcare
University Physicians Healthcare - UPH Hospital at Kino Campus
UNUM Group
UPM-Kymmene, Inc.
UPM-Kymmene, Inc. - Blandin Paper Company
UPM-Kymmene, Inc. - Raflatec, Inc.
Uponor, Inc.
US Oncology, Inc.
USANA Health Sciences
USEC, Inc - Gaseous Diffusion Plant
USEC, Inc - Government Services
USG Corporation
USG Corporation - L&W Supply
USG Corporation - United States Gypsum Company
Utah Transit Authority
Vail Mountain, Inc.
Vail Mountain, Inc. - Breckenridge
Vail Mountain, Inc. - Keystone Resort
Vail Mountain, Inc. - Vail Resorts Development Company
Valero Energy Corporation
ValueOptions
Vectren Corporation
Ventura Foods, LLC
Veolia Water North America
Veolia Water North America - Central LLC
Veolia Water North America - Indianapolis LLC
Veolia Water North America - Northeast LLC
Veolia Water North America - South LLC
Veolia Water North America - West LLC
Vermeer Corporation
Verso Paper Corp.
Verso Paper Corp. - Androscoggin Mill
Verso Paper Corp. - Bucksport Mill
Verso Paper Corp. - Quinnesec
Verso Paper Corp. - Sartell Mill
Viad Corporation
Viad Corporation - Experiential Marketing
Viad Corporation - Experiential Marketing, Becker Group
Viad Corporation - GES
Viad Corporation - Glacier Park, Inc.
Videojet Technologies, Inc.
Vinson & Elkins, LLP
Virginia Credit Union, Inc.
Virginia Farm Bureau Mutual Insurance Co.
Virginia State Bar
Virginia United Methodist Homes, Inc.
Vistar Corporation
Vistar Corporation - Vistar Phoenix
Visteon Corporation

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 114

VITAS Healthcare Corporation
Volvo Group North America
Vonage Holdings Corporation
Vulcan Materials Company - Florida Rock Division
Vulcan Materials Company - Mideast Division
Vulcan Materials Company - Midsouth Division
Vulcan Materials Company - Midwest Division
Vulcan Materials Company - Southeast Division
Vulcan Materials Company - Southern Gulf Coast Division
Vulcan Materials Company - Southwest Division
Vulcan Materials Company - Western Division
VWR International
W.L. Gore & Associates, Inc.
W.W. Grainger, Inc.
Wackenhut Services, Inc. - Savannah River Site
Waddell & Reed
Waggener Edstrom Worldwide
Wake County Government
Washington Hospital Center
Washington Suburban Sanitary Commission
Washington University
Waste Management, Inc.
Watson Pharmaceuticals, Inc.
Watson Pharmaceuticals, Inc.- Brand Mfg/R&D/Sales
Watson Pharmaceuticals, Inc.- Generic Mfg/R&D/Sales
Watson Pharmaceuticals, Inc.- Pharmaceutical Distribution
Webster Financial Corporation
Webster Financial Corporation - Center Capital Corp
Wegmans Food Markets, Inc.
Weil, Gotshal & Manges, LLP
Weill Cornell Medical College
WellCare Health Plans
WellPoint, Inc.
Wells’ Dairy, Inc.
Wells Fargo & Company
Wells Fargo & Company - Wachovia
WellSpan Health
Weltman, Weinberg & Reis Co., LPA
Wendy’s/Arby’s Group, Inc.
Wendy’s/Arby’s Group, Inc. - Arby’s
Wendy’s/Arby’s Group, Inc. - The New Bakery Company of Ohio, Inc.
Wendy’s/Arby’s Group, Inc. - Wendy’s International, Inc.
Western & Southern Financial Group
Western Digital
Westinghouse Electric Company
Westinghouse Electric Company - Fuel
Westinghouse Electric Company - Power Plants
Westinghouse Electric Company - Services
Westlake Chemical Corporation
Weston Solutions, Inc.
Weston Solutions, Inc. - Global Division
Weston Solutions, Inc. - Mid-Atlantic Division
Weston Solutions, Inc. - Midwest Division
Weston Solutions, Inc. - Mountain Division
Weston Solutions, Inc. - National Accounts
Weston Solutions, Inc. - Northeast Division
Weston Solutions, Inc. - Pacific Division
Weston Solutions, Inc. - Redevelopment
Weston Solutions, Inc. - South Division
WGL Holdings, Inc.
WGL Holdings, Inc. - Washington Gas
Wheaton College
Wheaton Franciscan Healthcare
Wheaton Franciscan Healthcare - Covenant Medical Center
Wheaton Franciscan Healthcare - Marianjoy Rehab Hospital
Whip Mix Corporation
Whirlpool Corporation
Whole Foods Market, Inc.
William Blair & Company, LLC
William Marsh Rice University
Williams Companies, Inc.
Williams-Sonoma, Inc.
Wilmer Cutler Pickering Hale and Dorr LLP
Winn-Dixie Stores, Inc.
Winston Industries, Inc.
Wisconsin Court System
Wisconsin Physicians Service
Wm. Wrigley Jr. Company
Wm. Wrigley Jr. Company - Americas (US, Canada, Mexico)
Wm. Wrigley Jr. Company - North America
Wm. Wrigley Jr. Company - US
Wolters Kluwer NA
Wolters Kluwer NA - Corporate Legal Services
Wolters Kluwer NA - Financial Services
Wolters Kluwer NA - Law and Business Media
Wolters Kluwer NA - Tax and Accounting
Wolters Kluwer NA - WK CFS
Wolters Kluwer NA - WK Health Clinical Solutions
Wolters Kluwer NA - WK Health Group
Wolters Kluwer NA - WK Health Pharma Solutions
Wolters Kluwer NA - WK Health Professional Education
Wolters Kluwer NA - WK Medical Research
Wolters Kluwer NA - WK TAL
Worthington Industries
WPP - Millward Brown
WPP - Millward Brown North America
Wyndham Worldwide
Wyndham Worldwide - RCI Global Vacation Network
Wyndham Worldwide - Wyndham Hotels
Wyndham Worldwide - Wyndham Vacation
Xcel Energy Inc.
XL America
XL America - Exton OBU’s
XL America - Insurance
XL America - Marine and Offshore Energy
XL America - Reinsurance
XTO Energy, Inc.
Yale-New Haven Health System
Yellow Pages Group USA Holdings
Yeshiva University
Zale Corporation
Zebra Technologies Corporation
Zimmer Holdings, Inc.
Zimmer Holdings, Inc. - Zimmer Dental
Zimmer Holdings, Inc. - Zimmer Orthopaedic Surgical Products, Dover
Zimmer Holdings, Inc. - Zimmer Trabecular Metal Technolgoy
Zimmer Holdings, Inc. - Zimmer Orthobiologics
Zimmer Holdings, Inc. - Zimmer Spine
Zions Bancorporation
Zions Bancorporation - Amegy Bank
Zions Bancorporation - California Bank and Trust
Zions Bancorporation - National Bank of Arizona
Zions Bancorporation - Nevada State Bank
Zions Bancorporation - Vectra Bank Colorado
Zions Bancorporation - Zions First National Bank
Zurich North America
Towers Perrin 2009 U.S. CDB General Industry Executive Database

3M
7-Eleven
A&P
A.O. Smith
A.T. Cross
AAA of Science
Abbott Laboratories
ABC
Accenture
ACH Food
Advance Publications
Advanced Micro Devices
Advanstar Communications
Aegon USA
AEI Services
Aerojet
Aeropostale
AFLAC
Agilent Technologies
AGL Resources
Agrium U.S.
AIG
Air Products and Chemicals
Alcatel-Lucent
Alcoa
Allegheny Energy
Allergan
Allete
Alliance Data Systems
Alliant Energy
Allianz
Allstate
Amazon.com
Ameren
American Airlines
American Chemical Society
American Crystal Sugar
American Electric Power
American Express
American Family Insurance
American United Life
American Water Works
AMERIGROUP
Ameriprise Financial
Ameritrade
Ameron
AMETEK
Amgen
Amway
Anadarko Petroleum
APL
Apollo Group
Applied Materials
ARAMARK
Areva NP
Armstrong World Industries
Arrow Electronics
ArvinMeritor
Arysta LifeScience North America
Ascend Media
Associated Banc-Corp
AstraZeneca
AT&T
ATC Management
Atmos Energy
Atos Origin
Aurora Healthcare
Auto Club Group
Automatic Data Processing
Avery Dennison
Avis Budget Group
Avista
Avon Products
AXA Equitable
B&W Y-12
BAE Systems
Ball
Bank of America
Barrick Gold of North America
Battelle Memorial Institute
Baxter International
Bayer
Bayer CropScience
BB&T
Beckman Coulter

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 115

Belo
Benjamin Moore
Best Buy
BG US Services
Big Lots
Biogen Idec
Bio-Rad Laboratories
Blockbuster
Blue Cross Blue Shield of Florida
Blue Shield of California
Blyth
Bob Evans Farms
Boehringer Ingelheim
Boeing
BOK Financial
Booz Allen Hamilton
Boston Scientific
Bovis Lend Lease
BP
Brady
Bremer Financial
Bright Business Media
Bristol-Myers Squibb
Brown-Forman
Bush Brothers
CA
Cablevision Systems
CACI International
Cadbury North America
Calgon Carbon
California Independent System Operator
Callaway Golf
Calpine
Cameron International
Capital One Financial
Capitol Broadcasting - WRAL
Cardinal Health
Cargill
Carlson Companies
Carmeuse Lime & Stone
Carpenter Technology
Catalent Pharma Solutions
Caterpillar
Catholic Healthcare West
CDI
Cedar Rapids TV - KCRG
Celestica
Celgene
CenterPoint Energy
Century Aluminum
Cephalon
CH2M Hill
Chevron
Chicago Mercantile Exchange
Chiquita Brands
Choice Hotels International
Chrysler
CHS
CIGNA
CIT Group
CITGO Petroleum
City National Bank
Cleco
CNA
Cobank
Coca-Cola Enterprises
Colgate-Palmolive
Colorado Springs Utilities
Columbia Sportswear
Comcast Cable Communications
Comerica
Commerce Insurance
CommScope
Compass Bancshares
CompuCom Systems
ConAgra Foods
Connell
ConocoPhillips
Consolidated Edison
Constellation Energy
Consumers Energy
Consumers Union
Continental Airlines
Continental Automotive Systems
Continental Energy Systems
ConvaTec
Convergys
Covance
Covidien
Cox Enterprises
CPS Energy
Crown Castle
CSR
CSX
Cubic
Curtiss-Wright
CVS Caremark
Daiichi Sankyo
Daimler Trucks North America
Dana
Dannon
DCP Midstream
Dean Foods
Deere & Company
Delta Airlines
Deluxe
Denny’s
Dentsply
Devon Energy
Diageo North America
DIRECTV
Dominion Resources
Donaldson
Dow Chemical
Dow Jones
DPL
Dr Pepper Snapple
Duke Energy
DuPont
Dynegy
E*Trade
E.ON U.S.
E.W. Scripps
Eastman Chemical
Eastman Kodak
Eaton
eBay
Ecolab
Edison International
Education Management
Eisai
El Paso Corporation
Electric Power Research Institute
Eli Lilly
Embarq
Embraer
EMC
EMCOR Group
EMI Music
Emulex
Enbridge Energy
Endo Pharmaceuticals
Energen
Energy Future Holdings
Energy Northwest
Entergy
EPCO
Equifax
Equity Office Properties
ERCOT
Erie Insurance
Ernst & Young
ESRI
Evening Post Publishing - KOAA
Evergreen Packaging
Exelon
Exterran
ExxonMobil
F & W Media
Fairchild Controls
Fannie Mae
FANUC Robotics America
Farm Progress Companies
Federal Home Loan Bank of Pittsburgh
Federal Home Loan Bank of San Francisco
Federal Reserve Bank of Cleveland
Federal Reserve Bank of Dallas
Federal Reserve Bank of New York
Federal Reserve Bank of Philadelphia
Federal Reserve Bank of San Francisco
Federal Reserve Bank of St. Louis
Federal-Mogul
Ferrellgas
Fidelity Investments
Fifth Third Bancorp
Fireman’s Fund Insurance
First American
First Data
First Horizon National
First Solar
FirstEnergy
Fiserv
Fluor
FMA Communications
Ford
Forest Laboratories
Fortune Brands
Forum Communications - WDAY
FPL Group
Franklin Resources
Freddie Mac
Freedom Communications
Freeport-McMoRan Copper & Gold
Frontier Airlines
G&K Services
GAF Materials
Gannett
Gap
Garland Power & Light
Garmin
GATX
Gavilon
GDF SUEZ Energy North America
Genentech
General Atomics
General Dynamics
General Electric
General Mills
General Motors
GenTek
Genworth Financial
Genzyme
GEO Group
Getty Images
Gilead Sciences
GlaxoSmithKline
Goodrich
Goodyear Tire & Rubber
Google
Gorton’s
Great-West Life Annuity
Greif
GS1 US
GTECH
Guardian Life
Guideposts
GXS
H.B. Fuller
Hanesbrands
Hannaford
Harland Clarke
Harley-Davidson
Harman International Industries
Harris Enterprises
Harry Winston
Hartford Financial Services
Hawaiian Electric
Hayes Lemmerz
HBO
HCA Healthcare
Health Care Services
Health Net
Healthways
Hearst
Hearst-Argyle Television
Henkel of America
Henry Ford Health Systems
Herman Miller
Hershey
Hertz
Hess
Hexion Specialty Chemicals
Hitachi Data Systems
HNI
HNTB
Hoffmann-La Roche
Honeywell
Horizon Lines
Hormel Foods
Hospira
Houghton Mifflin
Hovnanian Enterprises
HSBC North America
Hubbard Broadcasting
Humana
Hunt Consolidated
Huntington Bancshares
Hyatt Hotels
IBM
IDACORP
Idearc Media
IDEXX Laboratories
IKON Office Solutions
IMS Health
ING
Ingersoll-Rand
Integrys Energy Group
Intel
Intercontinental Hotels
International Data
International Flavors & Fragrances
International Game Technology
International Paper
Invensys Controls
Invensys Process Systems
Irvine Company
Irwin Financial
ISO New England
J. Crew
J.C. Penney Company
J.M. Smucker
J.R. Simplot
Jack in the Box
Jacobs Engineering
Jarden
JetBlue
JM Family
John Hancock
Johns-Manville
Johnson & Johnson

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 116

Johnson Controls
Kaiser Foundation Health Plan
Kaman Industrial Technologies
Kansas City Southern
KB Home
KBR
KCTS Television
Kellogg
Kelly Services
Kerry Ingredients & Flavours
KeyCorp
Kimberly-Clark
Kimco Realty
Kindred Healthcare
Kinross Gold
Kiplinger
KLA-Tencor
Knight
Koch Industries
Kohler
Kohl’s
KPMG
L.L. Bean
L-3 Communications
Lafarge North America
Land O’Lakes
Leggett and Platt
Lenovo
Level 3 Communications
Lexmark International
Liberty Mutual
Life Technologies
Life Touch
Limited
Lincoln Financial
Lockheed Martin
Loews
LOMA
Lorillard Tobacco
Lower Colorado River Authority
M&T Bank
Magellan Midstream Partners
Marathon Oil
Marriott International
Marshall & Ilsley
Martin Marietta Materials
Mary Kay
Masco
Massachusetts Mutual
Mattel
Matthews International
McClatchy
McDermott
McDonald’s
McKesson
MDU Resources
MeadWestvaco
Medco Health Solutions
Media General
MediaTec Publishing
MedImmune
Medtronic
Meister Media Worldwide
Merck & Co
Meredith
Metavante Technologies
MetLife
MetroPCS Communications
MGE Energy
Microsoft
Midwest Independent Transmission System Operator
Millennium Pharmaceuticals
Millipore
Mine Safety Appliances
Mirant
Molson Coors Brewing
MoneyGram International
Morgan Murphy Stations - WISC
Mosaic
Motorola
MSC Industrial Direct
Munich Reinsurance America
National Renewable Energy Laboratory
Nationwide
Navistar International
Navy Federal Credit Union
NBC Universal
NCCI Holdings
NCR
Neoris USA
Nestle USA
New York Life
New York Power Authority
New York Times
New York University
Newmont Mining
NewPage
Nicor
NIKE
Nokia
Noranda Aluminum
Norfolk Southern
Northeast Utilities
Northern Trust
NorthWestern Energy
Northwestern Mutual
Novartis
Novartis Consumer Health
Novell
Novo Nordisk Pharmaceuticals
NRG Energy
NSTAR
NuStar Energy
NV Energy
NW Natural
NXP Semi-Conductor
Nycomed US
Occidental Petroleum
Office Depot
OGE Energy
Oglethorpe Power
Omaha Public Power
Omnova Solutions
OneBeacon Insurance
Orange Business Services
Oshkosh Truck
Otter Tail
Owens Corning
Owens-Illinois
Pacific Gas & Electric
Pacific Life
Panasonic of North America
Papa John’s
Parametric Technology
Parker Hannifin
Parsons
Pearson Education
People’s Bank
Pepco Holdings
PepsiCo
Perot Systems
PetSmart
Pfizer
Philips Healthcare
Phillips-Van Heusen
Phoenix Companies
PhRMA
Pinnacle West Capital
Pioneer Hi-Bred International
Pitney Bowes
Pittsburgh Corning
PJM Interconnection
PlainsCapital
Plexus
PMI Group
PNC Financial Services
PNM Resources
Polaris Industries
Polymer Group
PolyOne
Portland General Electric
Potash
PPG Industries
PPL
Praxair
Principal Financial
Progress Energy
Progressive
Providence Health & Services
Prudential Financial
Public Service Enterprise Group
Puget Energy
Pulte Homes
Purdue Pharma
QUALCOMM
Quest Diagnostics
Quintiles
Qwest Communications
R.H. Donnelley
R.R. Donnelley
Ralcorp Holdings
Rayonier
Raytheon
RBC Dain Rauscher
Reader’s Digest
Reed Business Information
Reed Exhibitions
Regal-Beloit
Regency Energy Partners LP
Regions Financial
Reliant Energy
Research in Motion
RF Micro Devices
RGA Reinsurance Group of America
Rio Tinto
Robb Report
Roche Diagnostics
Rockwell Automation
Rockwell Collins
Rolls-Royce North America
S.C. Johnson
Safety-Kleen Systems
SAIC
Salt River Project
Sanmina-SCI
Sanofi Pasteur
Sanofi-Aventis
Sara Lee
Sarkes Tarzian - KTVN
Sarkes Tarzian - WRCB
SAS Institute
Savannah River Nuclear Solutions
SCA Americas
SCANA
Schering-Plough
Schlumberger
Schneider Electric
School Specialty
Schreiber Foods
Schurz - KYTV
Schurz - WDBJ
Schwan’s
Scripps Networks Interactive
Seagate Technology
Sealed Air
Securian Financial Group
Securitas Security Services USA
Security Benefit Group
Sempra Energy
Sensata Technologies
Shell Oil
Sherwin-Williams
Shire Pharmaceuticals
Siemens
Sinclair Broadcast Group
Sirius XM Radio
SLM
Smurfit-Stone Container
Sodexo USA
Sonoco Products
Sony Corporation of America
South Financial Group
Southern Company Services
Southern Union Company
Southwest Airlines
Southwest Power Pool
Sovereign Bancorp
Spectra Energy
Sprint Nextel
SPX
Stanford University
Stantec
Staples
Starbucks
Starwood Hotels & Resorts
State Farm Insurance
State Street
Steelcase
Sterling Bancshares
STP Nuclear Operating
String Letter Publishing
Summit Business Media
Sun Life Financial
Sun Microsystems
Sundt Construction
Sunoco
SunTrust Banks
Target
Taubman Centers
Taunton Press
Taylor-Wharton International
TD Banknorth
TECO Energy
TeleTech Holdings
Tellabs
Temple-Inland
Tenet Healthcare
Teradata
Terex
Terra Industries
Tesoro
Textron
Thomas & Betts
Thomas Publishing
Thrivent Financial for Lutherans
TIAA-CREF
Time
Time Warner
Time Warner Cable
Timex
T-Mobile USA
Toro
TransCanada
TransUnion
Travelers
Tribune
TUI Travel
Tupperware
Twin Cities Public Television - TPT

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 117

Tyco Electronics
U.S. Bancorp
U.S. Foodservice
UC4 Software
UIL Holdings
Unilever United States
Union Bank of California
Union Pacific
UniSource Energy
Unisys
United Airlines
United Rentals
United States Cellular
United States Enrichment
United States Steel
United Technologies
United Water
UnitedHealth
Unitil
Univar
Universal Studios Orlando
University of Texas - M.D. Anderson Cancer Center
Unum Group
US Airways
USAA
USG
Valero Energy
Verizon
Vertex Pharmaceuticals
VF
Viacom
Viad
Virgin Mobile USA
Visa USA
Visiting Nurse Service
Visteon
Volvo Group North America
Vulcan
Vulcan Materials
VWR International
W.R. Grace
W.W. Grainger
Wachovia
Walt Disney
Warnaco
Waste Management
Watson Pharmaceuticals
Webster Bank
Wellcare Health Plans
Wellpoint
Wells Fargo
Wendy’s/Arby’s Group
Westar Energy
Western Digital
Western Union
Westinghouse Electric
Weyerhaeuser
Whirlpool
Whole Foods Market
Williams Companies
Williams-Sonoma
Winn-Dixie Stores
Wisconsin Energy
Wm. Wrigley Jr.
Wolters Kluwer US
WPP
Wray Edwin - KTBS
Wyeth Pharmaceuticals
Wyndham Worldwide
Xcel Energy
Xerox
Yahoo!
Young Broadcasting - KFLY
Young Broadcasting - KRON
Yum! Brands
Zale
Zurich North America

MANAGEMENT PROXY CIRCULAR ï Appendices	Page 118

Potash Corporation of Saskatchewan Inc.	Proxy

For use at the Annual and Special Meeting
of Shareholders to be held on May 6, 2010.

THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT OF THE CORPORATION.
The undersigned holder of common shares (“Shares”) of Potash Corporation of Saskatchewan Inc. (the “Corporation”) hereby appoints Dallas J. Howe, Board Chair, or failing him, William J. Doyle, President and Chief Executive Officer, or failing him, Wayne R. Brownlee, Executive Vice President, Treasurer and Chief Financial Officer, or failing him, Joseph A. Podwika, Secretary, or instead of any of the foregoing, as proxy for the undersigned to attend, vote and act for and on behalf of the undersigned at the annual and special meeting of shareholders of the Corporation to be held:

Thursday, the 6th day of May, 2010 (the “Meeting”)
10:30 a.m. (local time)
Grand Salon, TCU Place
35 — 22nd Street East
Saskatoon, Saskatchewan, Canada

and at any adjournments thereof, and hereby revokes any proxy previously given by the undersigned.

1.	A shareholder has the right to appoint a person who need not be a shareholder, to represent him or her and to attend and act on his or her behalf at the Meeting, other than the nominees designated above, and may exercise such right by crossing out the names of the designated persons above and inserting the name of his or her nominee in the space provided above for that purpose.

2.	The Shares represented by this proxy will be voted in accordance with any choice specified in this proxy. If no specification is made, the persons named above will vote such Shares FOR the election of the directors named in this proxy, FOR the appointment of Deloitte & Touche LLP as auditors of the Corporation, FOR the resolution (attached as Appendix B to the accompanying Management Proxy Circular) approving the adoption of a new performance option plan, the full text of which is attached as Appendix C to the accompanying Management Proxy Circular and FOR the advisory resolution (attached as Appendix D to the accompanying Management Proxy Circular) accepting the Corporation’s approach to executive compensation disclosed in the accompanying Management Proxy Circular. This proxy confers authority to vote in the proxyholder’s discretion with respect to amendments or variations to matters identified in the accompanying Notice of Meeting and with respect to other matters that may properly come before the Meeting.

3.	If this proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed by the Corporation.

4.	Reference is made to the accompanying Management Proxy Circular of the Corporation for further information regarding the completion and use of this proxy and other information pertaining to the Meeting.

Without limiting the general powers hereby conferred, the Shares represented by this proxy are to be:

1.	Voted FOR, or WITHHELD FROM VOTING, the nominees for directors listed below.
		For	Withhold		For	Withhold

	(01) C. M. Burley	☐	☐	(07) K. G. Martell	☐	☐

	(02) W. J. Doyle	☐	☐	(08) J. J. McCaig	☐	☐

	(03) J. W. Estey	☐	☐	(09) M. Mogford	☐	☐

	(04) C. S. Hoffman	☐	☐	(10) P. J. Schoenhals	☐	☐

	(05) D. J. Howe	☐	☐	(11) E. R. Stromberg	☐	☐

	(06) A. D. Laberge	☐	☐	(12) E. Viyella de Paliza	☐	☐

		For	Withhold
2.	Voted FOR, or WITHHELD FROM VOTING, the appointment of Deloitte & Touche LLP as auditors of the Corporation.	☐	☐

		For	Against
3.	Voted FOR or AGAINST the resolution (attached as Appendix B to the accompanying Management Proxy Circular) approving the adoption of a new performance option plan, the full text of which is attached as Appendix C to the accompanying Management Proxy Circular.	☐	☐

		For	Against
4.	Voted FOR or AGAINST the advisory resolution (attached as Appendix D to the accompanying Management Proxy Circular) accepting the Corporation’s approach to executive compensation disclosed in the accompanying Management Proxy Circular.	☐	☐

Dated the   day of    2010.

Name of Shareholder	Signature of Shareholder

Control No.: